[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

EXHIBIT 99.2

CREDIT AGREEMENT

among

DOLE FOOD COMPANY, INC.

as BORROWER,

VARIOUS LENDERS,

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as ADMINISTRATIVE AGENT

Dated as of April 12, 2006,

as amended on March 18, 2009,

as amended on October 26, 2009

BANC OF AMERICA SECURITIES LLC,

as SYNDICATION AGENT,

DEUTSCHE BANK SECURITIES INC.,

as LEAD ARRANGER,

HARRIS N.A., THE BANK OF NOVA SCOTIA

and WELLS FARGO FOOTHILL, LLC,

as CO-DOCUMENTATION AGENTS

and

DEUTSCHE BANK SECURITIES INC.

and

BANC OF AMERICA SECURITIES LLC,

as JOINT BOOK RUNNING MANAGERS

(continued)

-ii-

(continued)

		Page
9.09.	Good Repair	110
9.10.	End of Fiscal Years; Fiscal Quarters	110
9.11.	Additional Security; Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances	110
9.12.	Use of Proceeds	114
9.13.	Ownership of Subsidiaries	114
9.14.	Permitted Acquisitions	114
9.15.	Maintenance of Company Separateness	116
9.16.	Performance of Obligations	116
9.17.	Conduct of Business	116
9.18.	Margin Stock	117
9.19.	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases	117

SECTION 10.	NEGATIVE COVENANTS
10.01.	Changes in Business; etc.	118
10.02.	Consolidation; Merger; Sale or Purchase of Assets; etc.	120
10.03.	Liens	124
10.04.	Indebtedness	128
10.05.	Advances; Investments; Loans	132
10.06.	Restricted Payments; etc.	136
10.07.	Transactions with Affiliates	138
10.08.	Fixed Charge Coverage Ratio	139
10.09.	Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc.	139
10.10.	Limitation on Issuance of Equity Interests	140
10.11.	Limitation on Certain Restrictions on Subsidiaries	141
10.12.	Limitation on the Creation of Subsidiaries and Joint Ventures	141
10.13.	Special Restrictions Relating to Principal Property	142
10.14.	No Additional Deposit Accounts; etc.	143

SECTION 11.	EVENTS OF DEFAULT
11.01.	Payments	143
11.02.	Representations, etc.	143
11.03.	Covenants	143
11.04.	Default Under Other Agreements	144
11.05.	Bankruptcy, etc.	144
11.06.	ERISA	144
11.07.	Security Documents	145
11.08.	Guaranties	145
11.09.	Judgments	146
11.10.	Ownership	146

-iii-

(continued)

-iv-

(continued)

SCHEDULE

SCHEDULE I	Commitments
SCHEDULE II	Lender Addresses
SCHEDULE III	Accounts
SCHEDULE IV	Existing Indebtedness
SCHEDULE V	Real Property
SCHEDULE VI	Plans
SCHEDULE VII	Capitalization
SCHEDULE VIII	Subsidiaries
SCHEDULE IX	Existing Investments
SCHEDULE X	Tax Matters
SCHEDULE XI	Insurance
SCHEDULE XII	Post-Closing Matters
SCHEDULE XIII	Non-Guarantor Subsidiaries, Excluded Foreign Subsidiaries
SCHEDULE XIV	Non-Wholly-Owned Subsidiaries
SCHEDULE XV	Qualified Jurisdictions
SCHEDULE XVI	Transactions with Affiliates
SCHEDULE XVII	Principal Properties
SCHEDULE XVIII	Existing Liens
SCHEDULE XIX	Existing Letters of Credit

EXHIBIT

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B-1	Form of Revolving Note
EXHIBIT B-2	Form of Swingline Note
EXHIBIT C	Form of Letter of Credit Request
EXHIBIT D	Form of Section 5.04(b)(ii) Certificate
EXHIBIT E	Form of Opinion of Paul, Hastings, Janofsky & Walker LLP, special counsel to the Credit Parties
EXHIBIT F	Form of Officers’ Certificate
EXHIBIT G	Form of Subsidiaries Guaranty
EXHIBIT H	Form of Intercompany Subordination Agreement
EXHIBIT H1	Form of Intercompany Subordination Agreeent Acknowledgement [Missing from signed document]
EXHIBIT I	Form of Pledge Agreement
EXHIBIT J	Form of Security Agreement
EXHIBIT K	Form of Intercreditor Agreement
EXHIBIT L	Form of Solvency Certificate
EXHIBIT M	Form of Borrowing Base Certificate
EXHIBIT N	Form of Intercompany Note
EXHIBIT O	[Reserved]
EXHIBIT P	Form of Compliance Certificate
EXHIBIT Q	Form of Assignment and Assumption Agreement
EXHIBIT R	Form of Incremental Commitment Agreement

-v-

(continued)

EXHIBIT S	Form of Landlord Personal Property Collateral Access Agreements

-vi-

CREDIT AGREEMENT, dated as of April 12, 2006, as amended on March 18, 2009 and as further amended on October 26, 2009, among DOLE FOOD COMPANY, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time, DEUTSCHE BANK AG New York Branch (“DBNY”), as Administrative Agent, BANC OF AMERICA SECURITIES LLC, as Syndication Agent, HARRIS N.A., THE BANK OF NOVA SCOTIA and WELLS FARGO FOOTHILL, LLC, as Co-Documentation Agents, DEUTSCHE BANK SECURITIES LLC and BANC OF AMERICA SECURITIES LLC, as Joint Book Running Managers and DEUTSCHE BANK SECURITIES INC., as Lead Arranger. All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

WITNESSETH:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Definitions and Accounting Terms.

1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Obligations” shall have the meaning provided in the Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning provided in the Intercreditor Agreement.

“ABL Secured Parties” shall have the meaning provided in the Intercreditor Agreement.

“Account” shall mean an “account” (as such term is defined in Article 9 of the UCC), and any and all supporting obligations in respect thereof.

“Account Debtor” shall mean each Person who is obligated on an Account, chattel paper, or a General Intangible.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Wholly-Owned Domestic Subsidiary of the Borrower (or shall be merged with and into the Borrower or another Wholly-Owned Domestic Subsidiary of the Borrower that is a Subsidiary Guarantor, with the Borrower or such Subsidiary Guarantor being the surviving or continuing Person).

“Act” shall have the meaning provided in Section 13.18.

“Additional Collateral” shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Sections 9.11 and/or 10.12.

“Additional Mortgage” shall have the meaning provided in Section 9.11(a).

“Additional Mortgaged Property” shall have the meaning provided in Section 9.11(a).

“Additional Security Documents” shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 9.11 and/or 10.12, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

“Adjusted Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense and non-cash share-based compensation expense) and net non-cash losses and net-non recurring losses directly attributable to the consummation of the IPO Transactions, in each case, which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains and net non-recurring gains directly attributable to the consummation of the IPO Transactions which were included in arriving at Consolidated Net Income for such period.

“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets at such time (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

“Adjusted Excess Cash Flow” shall mean, for any period, the remainder of (i) Excess Cash Flow for such period minus (ii) the aggregate amount of principal repayments of Term Loans to the extent (and only to the extent) that such repayments were made as a voluntary prepayment pursuant to the Term Credit Agreement.

“Adjustment Date” shall mean the first day of each Fiscal Quarter of the Borrower.

“Administrative Agent” shall mean Deutsche Bank AG New York Branch, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

“Agent” shall mean the Administrative Agent, the Syndication Agent and each Co-Documentation Agent and shall include any successor to any such Person appointed pursuant to Section 12.09.

“Agent Advance” shall have the meaning provided in Section 2.01(f).

“Agent Advance Period” shall have the meaning provided in Section 2.01(f).

“Aggregate Exposure” at any time shall mean the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of each Euro Denominated Loan and each Sterling Denominated Loan then outstanding), (ii) the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of all amounts expressed in Euros or Sterling) at such time and (iii) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans).

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed refinanced and/or replaced from time to time.

“Amendment 1” shall mean Amendment 1 to this Agreement, dated as of March 18, 2009.

“Applicable Commitment Commission Percentage” shall mean (i) for each day on which the Aggregate Exposure is less than or equal to 50% of the Total Commitment, 0.375% and (ii) for each day on which the Aggregate Exposure exceeds 50% of the Total Commitment, 0.250%.

“Applicable Margin” shall mean, in the case of Loans maintained as (A) Base Rate Loans 2.00% and (B) Euro Rate Loans, 3.00%; provided that the Applicable Margin shall be adjusted quarterly on a prospective basis on each Adjustment Date (commencing with the first Adjustment Date to occur during the second Fiscal Quarter to commence after the Initial Borrowing Date) in accordance with the table below based on the Average Historical Borrowing Availability for such Adjustment Date:

Average Historical Borrowing Availability	Euro Rate Revolving Loan and Euro Rate Margin	Base Rate Revolving Loan and Swingline Loan Base Rate Margin
Less than 33% of the Total Commitment	3.50%	2.50%
Greater than or equal to 33% of the Total Commitment but less than 66% of the Total Commitment	3.25%	2.25%
Greater than or equal to 66% of the Total Commitment	3.00%	2.00%

The Applicable Margin as so determined shall apply, except as set forth in the succeeding sentence, from the relevant Adjustment Date to the next Adjustment Date. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margin shall be (x) the highest set forth in the table above at all times during which there shall exist any Specified Default or any Event of Default and (y) for any period prior to the effective date of Amendment 1, as set forth in this Agreement prior to giving effect to Amendment 1.

“Applicable Prepayment Percentage” shall mean, at any time, for purposes of Section 5.02(e) and the definition of “Retained Excess Cash Flow Amount,” 50%; provided that, so long as no Default or Event of Default is then in existence, (i) if at any time the Total Leverage Ratio is less than 3.50:1.00 as at the last day of the most recently ended Fiscal Year of the Borrower (as provided in an officer’s certificate setting forth (in reasonable detail) the calculation of the Total Leverage Ratio, which certificate shall be delivered by the Borrower contemporaneously with the financial statements delivered under Section 9.01(c) for such Fiscal Year of the Borrower then last ended), the Applicable Prepayment Percentage shall instead be 0%.

“Asset Sale” shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset or Property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person, but excluding the sale by the Borrower of its own capital stock) of the Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) other sales and dispositions that generate Net Sale Proceeds of less than $15,000,000 in the aggregate in any Fiscal Year of the Borrower or (iii) sales or liquidations of Cash Equivalents, it being understood and agreed that the grant of a Lien by the Borrower or any of its Subsidiaries in favor of another Person shall not in and of itself constitute an “Asset Sale” for purposes of this definition.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit Q (appropriately completed).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender or the respective Issuing Lender, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the treasurer or any financial officer of the Borrower, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrower.

“Available Currency” shall mean Dollars, Euros and Sterling.

“Average Historical Borrowing Availability” shall mean, at any Adjustment Date, the average daily Borrowing Availability for the three-month period immediately preceding such Adjustment Date (with the Borrowing Base for any such day used to determine “Borrowing Availability” calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such day pursuant to Section 9.01(o)).

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Base Rate” shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

“Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Bermuda Company” shall mean Solvest, Ltd., a company organized under the laws of Bermuda.

“Bermuda Partnership” shall mean Dole Foreign Holdings, Ltd., a limited liability company organized under the laws of Bermuda.

“Bermuda Partnership Partner #1” shall mean Dole Fresh Fruit Company, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 10.01(c).

“Bermuda Partnership Partner #2” shall mean Dole Ocean Cargo Express, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 10.01(c).

“Bermuda Partnership Partners” shall mean and include Bermuda Partnership Partner #1 and Bermuda Partnership Partner #2.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower Common Stock” shall mean the issued and outstanding common stock, par value $0.001 per share, of the Borrower.

“Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Revolving Loan Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Euro Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Euro Rate Loans.

“Borrowing Availability” shall mean, as of any date of determination, (i) the lesser of (x) the Total Commitment and (y) the Borrowing Base minus (ii) the Aggregate Exposure.

“Borrowing Availability Limitation” shall mean at any time that the Borrowing Availability at such time is less than (x) in all cases other than as provided in clause (y), the greater of (a) $70,000,000 and (b) 20% of the Total Commitment at such time and (y) in the case of Section 9.01(o), $50,000,000.

“Borrowing Base” shall mean, as of any date of determination, the result of:

(a) 85% of the amount of Eligible Accounts (determined in the case of Eligible Accounts denominated in Canadian Dollars by using the Dollar Equivalent thereof), plus

(b) the lowest of

(i) the sum total of the following:

(A)	72% of the lower of (x) cost (determined on a first in first out basis) in accordance with GAAP and (y) fair market value of Eligible Inventory consisting of the type produced, marketed and/or distributed by Dole Packaged Foods, LLC on the Effective Date,

(B)	57% of the lower of (x) cost (determined on a first in first out basis) in accordance with GAAP and (y) fair market value of Eligible Inventory consisting of the type produced, marketed and/or distributed by Dole Fresh Vegetables, Inc. on the Effective Date,

(C)	70% of the lower of (x) cost (determined on a first in first out basis) in accordance with GAAP and (y) fair market value of Eligible Inventory consisting of the type produced, marketed and/or distributed by Dole Fresh Fruit Company on the Effective Date, and

(D)	70% of the lower of (x) cost (determined on a first in first out basis) in accordance with GAAP and (y) fair market value of Eligible Inventory consisting of the type produced, marketed and/or distributed by Dole Fresh Flowers, Inc. on the Effective Date,

(ii) the sum of 85% of the Net Orderly Liquidation Value of Eligible Inventory included in each of the Borrower’s Business Segments (e.g., on the effective date of Amendment 1, calculated as the sum of (x) 85% of the Net Orderly Liquidation Value of Eligible Inventory of Dole Packaged Foods, LLC plus (y) 85% of the Net Orderly Liquidation Value of Eligible Inventory of Dole Fresh Vegetables, Inc. plus (z) 85% of the Net Orderly Liquidation Value of Eligible Inventory of Dole Fresh Fruit Company), minus

(c) the sum of (i) the PACA Reserve, (ii) Dilution Reserve, (iii) Rent Reserve, (iv) the Inbound Freight Reserve and (v) the aggregate amount of reserves, if any, established by the Administrative Agent under Section 2.01(d) with respect to the Borrowing Base.

“Borrowing Base Certificate” shall have the meaning provided in Section 9.01(o).

“Business Day” shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York (or, with respect to an Issuing Lender not located in the City of New York, the location of such Issuing Lender) a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, (ii) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Euro Denominated Loans or any Euro Denominated Letters of Credit, any day which is a Business Day described in clause (i) and which is also (A) a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or New York City and (B) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open and (iii) with respect to all notices and determinations in connection with, and payments of principal, Eurodollar Loans and Unpaid Drawings and interest on or with respect to, Eurodollar Loans and Sterling Denominated Loans or any Sterling Denominated Letters of Credit, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London.

“Business Segment” shall mean a reportable segment as discussed in Statement of Financial Accounting Standards No. 131 “Disclosure about Segments of an Enterprise and Related Information.”

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event for which financial statements pursuant to Sections 9.01(b) and (c) are then available.

“California Disposition” shall have the meaning provided in Section 10.02(xx).

“Canadian Dollars” shall mean the freely transferable lawful currency of Canada.

“Capital Expenditures” shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with U.S. GAAP during such period, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with U.S. GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

“Capital Lease,” as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” of any Person shall mean all obligations under such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash” shall mean money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” shall mean (i) Dollars, Euros, Sterling and, in the case of any of Foreign Subsidiaries of the Borrower, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, the United Kingdom, Sweden, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody’s and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the Borrower that are not organized in one or more Qualified Jurisdictions, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the Borrower’s Foreign Subsidiaries.

“Cash Management Control Agreement” shall mean a “control agreement” in form and substance acceptable to the Administrative Agent and containing terms regarding the treatment of all cash and other amounts on deposit in the Collection Account governed by such Cash Management Control Agreement consistent with the requirements of Section 5.03.

“Change of Control” shall mean

(i) any “person” (as defined in Section 13(d) of the Exchange Act) other than the Permitted Holders shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower;

(ii) the Borrower shall at any time cease to own directly or indirectly 100% of the Equity Interests of the Bermuda Company;

(iii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors, or

(iv) a “change of control” or similar event shall occur as provided in any Term Credit Document, Existing Senior Notes Document, any Qualified Preferred Stock (or certificate of designation governing the same) or, on and after the execution and delivery thereof, any Permitted Senior Notes Documents or any Permitted Refinancing Senior Notes Document.

“Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.

“Claims” shall have the meaning provided in the definition of “Environmental Claims”.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Original Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Document), including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 6.10 of the Original Credit Agreement or Section 11 or any Credit Document and all Additional Collateral, if any. It is understood and agreed that the term “Collateral” shall not include any Property which constitutes Excluded Collateral, for so long as same constitutes Excluded Collateral.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

“Collection Account” shall mean each account established at a Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

“Collection Banks” shall have the meaning provided in Section 5.03(b).

“Commingled Inventory” shall mean Inventory of the Borrower or any Wholly-Owned Subsidiary Guarantor that is commingled (whether pursuant to a consignment, a toll manufacturing agreement or otherwise) with Inventory of another Person (other than the Borrower or any Subsidiary Guarantor) at a location owned or leased by the Borrower or any Wholly-Owned Subsidiary Guarantor to the extent that such Inventory of the Borrower or a Wholly-Owned Subsidiary Guarantor is not readily identifiable.

“Commitment Commission” shall have the meaning provided in Section 4.01(a).

“Commodity Agreements” shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities (e.g., fuel) used in the business of the Borrower and its Subsidiaries.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Compliance Period” shall mean any period (x) commencing on the date on which the Borrowing Availability is less than the Minimum Availability Amount for eight consecutive Business Days and (y) ending on the first date thereafter on which the Borrowing Availability has been equal to or greater than the Minimum Availability Amount 30 consecutive days.

“Consolidated Capital Expenditures” shall mean, for any period, the aggregate amount of Capital Expenditures made by the Borrower and its Consolidated Subsidiaries during such period but excluding any expenditures representing the reinvestment of the Net Sale Proceeds of any Asset Sale or any proceeds of any Casualty Event.

“Consolidated Current Assets” shall mean, at any time, the current assets of the Borrower and its Consolidated Subsidiaries at such time determined on a consolidated basis (other than assets held for sale).

“Consolidated Current Liabilities” shall mean, at any time, the current liabilities of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding the current portion of, and accrued but unpaid interest on, any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein and excluding liabilities related to assets held for sale.

“Consolidated EBIT” shall mean, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes, in each case to the extent deducted in determining Consolidated Net Income for such period.

“Consolidated EBITDA” shall mean for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period, (ii) any other non-cash charges incurred in such period (including non-cash share-based compensation expense), to the extent that same were deducted in arriving at Consolidated EBIT for such period, (iii) the amount of all fees and expenses incurred in connection with the Transaction, Amendment 1, the refinancing of the Existing 2009 Senior Notes, the refinancing of the Existing 2010 Senior Notes or the IPO Transactions for such period to the extent same were deducted in arriving at Consolidated EBIT for such period, and (iv) any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were deducted in arriving at Consolidated EBIT for such period, and (y) subtracting therefrom, (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above in a prior period and (iii) any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period. Notwithstanding the foregoing, (x) Consolidated EBITDA of the Borrower for the fiscal quarters ended June 14, 2008, October 4, 2008 and January 3, 2009 shall be deemed to be $140,400,000, $51,300,000 and $81,900,000, respectively, and notwithstanding anything to the contrary in the definition of Pro Forma Basis, no adjustment shall be made to such amounts as a result of any transaction occurring prior to the effective date of Amendment 1 and (y) Consolidated EBITDA shall be calculated without regard to any nonrecurring gains or losses that are directly attributable to the IPO Transactions (including in connection with the IPO Merger and the Debt Repayment).

“Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of the following amounts (in each case, determined for the Borrower and its Subsidiaries on a consolidated basis for such period): (i) Consolidated Interest Expense payable in cash; (ii) scheduled payments of principal on Consolidated Total Debt (except to the extent made with the proceeds of Indebtedness other than any Loan); (iii) Consolidated Capital Expenditures; and (iv) the portion of taxes based on income actually paid in cash (net of any cash refunds received during such period and excluding any repatriation taxes) and provisions for cash income taxes.

“Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit, Interest Rate Protection Agreements and Other Hedging Agreements)

for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) (x) the amortization of any deferred financing costs for such period and (y) interest expense accrued on or prior to the date of the IPO Merger which is attributable to Indebtedness described in clause (i) of the definition of “Debt Repayment” plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries on a consolidated basis representing the interest factor for such period, (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Borrower and its Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period and (z) gains or losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions.

“Consolidated Net Debt” shall mean, at any time, the remainder of (I) the sum of (without duplication) (i) all Indebtedness of the Borrower and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the Borrower and its Consolidated Subsidiaries of the type described in clauses (ii) and (vii) of the definition of “Indebtedness” and (iii) all Contingent Obligations of the Borrower and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (II) the aggregate amount of Unrestricted Cash Equivalents of the Borrower and its Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the Borrower if same were prepared at such time; provided that (w) the amount available to be drawn under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of the Borrower or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations) shall not be included in any determination of “Consolidated Net Debt”, (x) for purposes of this definition, the amount of Indebtedness in respect of the Interest Rate Protection Agreements, Other Hedging Agreements and Commodities Agreements shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Consolidated Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, (y) obligations arising under Synthetic Leases shall be included in determining Consolidated Net Debt and (z) any Preferred Equity of the Borrower or any of its Consolidated Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Equity deemed to be a component of Consolidated Net Debt.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with U.S. GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Consolidated

Subsidiary and (ii) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

“Consolidated Senior Secured Net Debt” shall mean, at any time (x) the amount of Consolidated Net Debt at such time less (y) all amounts reflected therein attributable to Indebtedness which is totally unsecured.

“Consolidated Subsidiary” shall mean, with respect to any Person, at any date, any other Person the Equity Interests of which are owned by such Person and whose financial results are consolidated in the financial statements of such Person in accordance with U.S. GAAP (and consistent with the consolidation practices of the Borrower as in effect on the Initial Borrowing Date), if such statements were prepared as of such date; provided, however, that Westlake Wellbeing Company and its Subsidiaries shall not be deemed to be Consolidated Subsidiaries of the Borrower unless following completion of the IPO Transactions any such company becomes a Subsidiary of the Borrower.

“Consolidated Total Debt” shall mean, Consolidated Net Debt prior to any calculation made pursuant to clause (II) of the definition thereof.

“Contemplated Asset Sale” shall mean any sale of assets by the Borrower and/or one or more of its Subsidiaries (including Real Property and Equity Interests held by such Persons but excluding Equity Interests in the Bermuda Company and the Bermuda Partnership and any Person which owns, directly or indirectly, Equity Interests therein); provided, however, that (x) any such assets are not material to the operations of the Borrower and its Subsidiaries, (y) on a pro forma basis, after giving effect to such transaction, the Borrower would be in compliance with Section 9.13 of the Term Credit Agreement (as in effect on the effective date of Amendment 1) as of the most recently completed test date and (z) the Borrower shall have provided a certificate to the Administrative Agent stating that such sale is made as a, and complies with the requirements of the definition of, Contemplated Asset Sale.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term

Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

“Continuing Directors” shall mean the directors of the Borrower immediately after giving effect to the IPO Transactions and each other director if such director’s election to, or nomination for the election to, the Board of Directors of the Borrower is recommended or approved by a majority of then Continuing Directors.

“Core Concentration Account” shall have the meaning provided in Section 5.03(d).

“Credit Account” shall have the meaning provided in Section 5.03(f).

“Credit Documents” shall mean this Agreement, the Subsidiaries Guaranty, the Pledge Agreement, the Security Agreement, the Intercompany Subordination Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each other Security Document.

“Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit.

“Credit Party” shall mean the Borrower and each Subsidiary Guarantor.

“Customer” shall mean the account debtor with respect to any account and/or prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which such Credit Party is to sell any personal property or perform any services.

“DBNY” shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Debt Repayment” shall mean the repayment of (i) approximately $85,000,000 of Indebtedness of Holdings (guaranteed by Westlake Wellbeing Company) that becomes Indebtedness of the Borrower as a result of the IPO Merger and (ii) other Indebtedness of the Borrower and/or its Subsidiaries (but without any requirement to terminate revolving commitments, in the case of any repayment of revolving Indebtedness) including any Permitted Senior Notes and Permitted Refinancing Senior Notes.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Dilution” shall mean, as of any date of determination, a percentage, based upon the experience of the immediately prior 13 fiscal periods, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts of the Borrower and each Wholly-Owned Subsidiary Guarantor during such period, by (b) the billings of the Borrower and each Wholly-Owned Subsidiary Guarantor with respect to their Accounts during such period.

“Dilution Reserve” shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point (1%) for each percentage point by which Dilution is in excess of 5%.

“Distributed Assets” shall mean (i) approximately 1,600 acres of idle land located in Honduras with a Fair Market Value of approximately $12,000,000 and (ii) the Equity Interests of Westlake Wellbeing Company, in each case to be distributed by the Borrower as part of the IPO Transactions.

“Dividend” shall have the meaning provided in Section 10.06.

“Documents” shall mean, collectively, (i) the Credit Documents and (ii) the Term Credit Documents.

“Dole Settlement Company” shall mean the Borrower or a Qualified Obligor that is not subject to the guaranty limitation applicable to the Bermuda Partnership Partners contained in the U.S. Subsidiaries Guaranty (as defined in the Term Credit Agreement).

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Dollar Denominated Letter of Credit” shall mean each Letter of Credit denominated in Dollars.

“Dollar Equivalent” of an amount denominated in a currency other than Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date; provided that for purposes of (x) determining compliance with Sections 2.01(a), 2.01(b), 3.02, 5.02(a) and 7.01 and (y) calculating Fees pursuant to Section 4.01, the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the

Administrative Agent) on the first Business Day of each calendar month, (iii) at any time during a calendar month, if the Aggregate Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the lesser of (x) the Total Commitment and (y) the Borrowing Base at such time, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso and (iv) notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion using the spot exchange rates therefor as quoted in The Wall Street Journal (or, if the same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent).

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.05(b).

“Effective Date” shall have the meaning provided in Section 13.10.

“Eligible Accounts” shall mean those Accounts created by the Borrower and the Wholly-Owned Subsidiary Guarantors in the ordinary course of its business, that arise out of their sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in its Permitted Discretion to address the results of any audit performed by or on behalf of the Administrative Agent from time to time after the Effective Date. Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time on its Permitted Discretion. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

(a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or which are 60 days or more past due,

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of the total amount of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c) the amount of any credit balances greater than 90 days past their invoice date with respect to any Account,

(d) Accounts with selling terms of more than 60 days,

(e) Accounts with respect to which the Account Debtor is (i) an Affiliate of the Borrower or (ii) an employee or agent of the Borrower or any Affiliate of the Borrower,

(f) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(g) Accounts that are not payable in U.S. Dollars or Canadian Dollars;

(h) Accounts with respect to which the Account Debtor is a non-Governmental Authority unless: (i) the Account Debtor either (A) maintains its Chief Executive Office in the United States or Canada, or (B) is organized under the laws of the United States, Canada or any state, territory, province or subdivision thereof; or (ii) (A) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent, in its Permitted Discretion,

(i) Accounts with respect to which the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent, in its Permitted Discretion,

(j) Accounts with respect to which the Account Debtor is (i) the federal government of Canada or any department, agency or instrumentality of Canada or (ii) the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, however, of Accounts with respect to which the Borrower has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727),

(k) Accounts with respect to which the Account Debtor is a creditor of the Borrower or any Subsidiary of the Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent (including, without limitation, with respect to rebates) of such claim, right of setoff, or dispute,

(l) Accounts with respect to an Account Debtor whose total obligations owing to Borrower or any Subsidiary of the Borrower exceed 20% (such percentage as applied to a particular Account Debtor being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates or is otherwise unacceptable) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(m) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, has gone out of business, or as to which any Credit Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(n) Accounts with respect to which the Account Debtor is located in a state, province or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Borrower or Wholly-Owned Subsidiary Guarantor, as the case may be, has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the Borrower or Wholly-Owned Subsidiary Guarantor, as the case may be, may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Administrative Agent, in its Permitted Discretion, to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

(o) Accounts that are not subject to a valid and perfected First Priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document as provided in the Intercreditor Agreement,

(p) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

(q) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the Borrower of the subject contract for goods or services.

“Eligible Inventory” shall mean all of the Inventory owned by the Borrower or any Wholly-Owned Subsidiary Guarantor and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to Administrative Agent, except any Inventory to which any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion. In addition, Administrative Agent shall have the right, from time to time, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Inventory, in its Permitted Discretion. Eligible Inventory shall not include any Inventory of the Borrower or a Wholly-Owned Subsidiary Guarantor that:

(a) is not owned by the Borrower or a Wholly-Owned Subsidiary Guarantor free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the Borrower’s or Wholly-Owned Subsidiary Guarantor’s performance with respect to that Inventory), except the First Priority Lien in favor of the Collateral Agent on behalf of the ABL Secured Parties and a Second Priority Lien in favor of the Term Collateral Agent on behalf of the Term Secured Parties and Permitted Liens in favor of landlords, bailees and freight carriers and forwarders to the extent permitted in the provisions of this Agreement (subject to Reserves established by Administrative Agent in accordance with the provisions of this Agreement and other Permitted Liens);

(b) one of the following is not applicable to such Inventory: (i) is located on premises (including, without limitation, farms) owned, leased or rented by the Borrower or a Wholly-Owned Subsidiary Guarantor and in the case of leased or rented premises either (x) if requested by the Administrative Agent a reasonably satisfactory landlord waiver has been delivered to the Administrative Agent or (y) Reserves (including, without limitation, Reserves for grower payables), reasonably satisfactory to the Administrative Agent have been established with respect thereto or (ii) is stored with a bailee (including, without limitation, a processor or converter) at a leased location, and either (x) a reasonably satisfactory landlord waiver has been delivered to the Administrative Agent, or (y) Reserves (including Reserves for grower payables) reasonably satisfactory to the Administrative Agent have been established with respect thereto, or (iii) is stored with a bailee or warehouseman and (x) a reasonably satisfactory, acknowledged bailee letter has been received by the Administrative Agent and Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage or other security interest in favor of a creditor other than the Collateral Agent or the Term Collateral Agent unless a Landlord Personal Property Collateral Access Agreement has been delivered to the Administrative Agent, or (v) is located on premises owned, leased or rented by a Customer of the Borrower or a Wholly-Owned Guarantor Subsidiary, unless (A) the Administrative Agent has been notified thereof in advance, (B) such Inventory of the Borrower or such Subsidiary Guarantor is clearly segregated from all Inventory of such customer in a manner satisfactory to the Administrative Agent in its Permitted Discretion, (C) all UCC filings deemed necessary or desirable by the Administrative Agent have been made, including, without limitation, all UCC filings in respect of consigned inventory naming Customer as debtor and the Borrower or Subsidiary Guarantor as secured party and all assignments of such UCC filings by the Borrower or any Subsidiary Guarantor to Collateral Agent as assignee of the secured party and (D) a satisfactory collateral agreement, with respect to, among other things, access, acknowledgment of Collateral Agent’s first priority Lien, UCC consignment filings and said Customer’s agreement to notify Collateral Agent in advance if it changes its jurisdiction of organization, has been delivered to Collateral Agent by such Customer, or (vi) is in transit and clause (A), clause (B) or clause (C) of clause (d) below is applicable;

(c) is placed on consignment unless Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto;

(d) is in transit, except inventory that is in transit (A) between locations owned or leased by the Borrower or one or more of Subsidiary Guarantors, or (B) is in transit within the United States and Canada and is under the control of the Borrower, or (C) is in transit from a jurisdiction other than the United States and Canada to the United States or Canada and consists solely of inventory consisting of the type produced, marketed and/or distributed by Dole Packaged Foods, LLC on the Effective Date on a maritime vessel and, in the case of clauses (B) and (C) with respect to which Reserves reasonably satisfactory to the Administrative Agent and determined in the Administrative Agent’s Permitted Discretion have been established with respect thereto;

(e) is covered by a negotiable document of title, unless, at the Collateral Agent’s request, such document has been delivered to Collateral Agent or an agent thereof and take such other actions as the Administrative Agent requests in order to create a perfected First Priority security interest in favor of the Collateral Agent in such Inventory with all necessary endorsements, free and clear of all Liens except those in favor of Collateral Agent and the Term Collateral Agent and the amount of any shipping fees, costs and expenses shall be reflected in Inbound Freight Reserves;

(f) is excess, obsolete, unsalable, seconds, damaged or unfit for sale;

(g) consists of display items or packaging material (other than linerboard), or shipping materials, supplies, fuel or replacement parts for equipment of the Borrower and its Subsidiaries;

(h) consists of goods that have been returned by the buyer and are not in salable condition;

(i) is not of a type held for sale in the ordinary course of the Borrower’s or any Wholly-Owned Subsidiary Guarantor’s business;

(j) is not subject to a First Priority Lien in favor of the Collateral Agent on behalf of the ABL Secured Parties and a Second Priority Lien in favor of the Collateral Agent on behalf of the Term Secured Parties, in each case as provided in the Intercreditor Agreement; provided, that no Inventory subject to a Permitted Lien shall be Eligible Inventory to the extent, but only to the extent, a Permitted Lien primes the First Priority Lien granted to Collateral Agent, as determined by the Administrative Agent in its Permitted Discretion;

(k) breaches in any material respect any of the representations or warranties pertaining to Inventory set forth in the Credit Documents;

(l) does not conform to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

(m) is Commingled Inventory;

(n) is located outside of the United States of America or Canada; other than Inventory which is in transit as to which sub-clause (C) of clause (d) above is applicable;

(o) is subject to a license agreement or other arrangement with a third party which, in the Administrative Agent’s determination, restricts the ability of the Administrative Agent to exercise its rights under the Credit Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance reasonably satisfactory to the Administrative Agent permitting the Administrative Agent to exercise its rights with respect to such Inventory or the Administrative Agent has otherwise agreed to allow such Inventory to be eligible in the Administrative Agent’s Permitted Discretion; or

(p) is otherwise unacceptable to Administrative Agent in its Permitted Discretion.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower, its Subsidiaries and Affiliates.

“End Date” shall have the meaning provided in the definition of Applicable Margin.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Borrower or any of its Subsidiaries under any Environmental Law or any permit issued to the Borrower or any of its Subsidiaries under any such law (hereafter “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any federal, state or local policy having the force and effect of law, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, “Laws”)), relating to the indoor or outdoor environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Initial Borrowing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such Person.

“Euro Denominated Loan” shall mean all Loans denominated in Euros.

“Euro Denominated Obligations” shall mean the principal aggregate amount of all Euro Denominated Loans and the Stated Amount of all Euro Denominated Letters of Credit.

“Euro Denominated Letter of Credit” shall mean each Letter of Credit denominated in Euros.

“Euro LIBOR” shall mean, with respect to each Borrowing of Euro Denominated Loans, (i) the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of the Euro Denominated Loan to be made by the Administrative Agent as part of such Borrowing with maturities comparable to the Interest Period to be applicable to such Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Loans denominated in Euros, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Loans denominated in Euros, Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Loans denominated in Euros with maturities comparable to the Interest Period applicable thereto.

“Euro Rate” shall mean and include each of the Eurodollar Rate, Euro LIBOR and Sterling LIBOR.

“Euro Rate Loan” shall mean each Eurodollar Loan, each Euro Denominated Loan and each Sterling Denominated Loan.

“Eurodollar Loan” shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent (in its capacity as a Lender) (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Eurodollar Loan then being made by the various Lenders pursuant thereto)) with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter at 10:00 A.M. (New York City time) on the applicable Interest Determination Date, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“European Commission Decision” means the €45.6 million fine imposed by the European Commission on the Borrower and certain of its Subsidiaries as more particularly described in a press release issued by the European Commission on October 15, 2008.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or Indebtedness (other than with Loans, Swingline Loans, Original Revolving Loans, or Original Swingline Loans)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries during such period (other than (A) repayments, to the extent made with asset sale proceeds, equity proceeds, insurance proceeds or Indebtedness (other than with proceeds of Loans, Original Revolving Loans or Original Swingline Loans), (B) repayments of Original Loans, unless same were required as a result of a Scheduled Repayment (as defined in the Original Credit Agreement under Section 4.02(b) of the Original Credit Agreement, (C) repayments of the Loans or (D) a Scheduled Repayment of the Term Loans under Section

4.02(b) of the Term Credit Agreement, as the case may be) and (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

“Excess Cash Flow Payment Period” shall mean, with respect to any Excess Cash Payment Date, the immediately preceding Fiscal Year of the Borrower.

“Excess Cash Payment Date” shall mean the date occurring 3 Business Days after the 90th day following the last day of each Fiscal Year of the Borrower.

“Excluded Bermuda Insurance Companies” shall mean and include (i) Ashford Company Limited, a limited liability corporation organized under laws of Bermuda, and (ii) Mendocino Limited, a limited liability corporation organized under laws of Bermuda.

“Excluded Collateral” shall mean and include (i) each Principal Property of the Borrower and any of its Restricted Subsidiaries, (ii) all shares of capital stock or Indebtedness (as defined in the Existing 2013 Senior Notes Indenture as in effect on the Initial Borrowing Date) of any Restricted Subsidiary of the Borrower (which Indebtedness (as so defined) is then held by the Borrower or any Restricted Subsidiary), and (iii) Margin Stock owned or held by the Borrower or any of its Subsidiaries, except to the extent required to be pledged pursuant to Section 9.19; provided that the collateral described in preceding clauses (i) and (ii) shall cease to constitute “Excluded Collateral” upon the repayment in full of all Existing 2009 Senior Notes and all Existing 2013 Senior Notes.

“Excluded Deposit Accounts” shall mean (i) Deposit Accounts with an aggregate monthly balance of less than $500,000, provided that, with respect to this clause (i) only, the aggregate amount in all such Deposit Accounts excluded pursuant to this clause (i) does not exceed $5,000,000 at any time, (ii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the U.S. Dole Group’s salaried employees and (iii) such other accounts used solely for disbursement purposes, provided that the aggregate balance maintained in the accounts described in clauses (i), (ii) and (iii) above shall not exceed $25,000,000 for more than consecutive five Business Days.

“Excluded Domestic Subsidiary” shall mean County Line Mutual Water Company, a Wholly-Owned Domestic Subsidiary of the Borrower.

“Existing 2009 Senior Notes” shall mean the Borrower’s 8-5/8% Senior Notes due 2009, issued pursuant to the Existing 2009 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.1

[1]	For informational purposes only, the Existing 2009 Senior Notes were repaid and are no longer outstanding.

“Existing 2009 Senior Notes Documents” shall mean the Existing 2009 Senior Notes, the Existing 2009 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2009 Senior Notes or Existing 2009 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2009 Senior Notes Indenture” shall mean the Indenture, dated as of July 15, 1993, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2010 Senior Notes” shall mean the Borrower’s 7-1/4% Senior Notes due 2010, issued pursuant to the Existing 2010 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2010 Senior Notes Documents” shall mean the Existing 2010 Senior Notes, the Existing 2010 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2010 Senior Notes or Existing 2010 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2010 Senior Notes Indenture” shall mean the Indenture, dated as of May 29, 2003, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2011 Senior Notes” shall mean the Borrower’s 8-7/8% Senior Notes due 2011, issued pursuant to the Existing 2011 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2011 Senior Notes Documents” shall mean the Existing 2011 Senior Notes, the Existing 2011 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2011 Senior Notes or Existing 2011 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2011 Senior Notes Indenture” shall mean the Indenture, dated as of March 28, 2003, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2013 Senior Notes” shall mean the Borrower’s 7-7/8% Senior Notes due 2013, issued pursuant to the Existing 2013 Senior Notes Indenture, as in effect on the Initial

Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2013 Senior Notes Documents” shall mean the Existing 2013 Senior Notes, the Existing 2013 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2013 Senior Notes or Existing 2013 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2013 Senior Notes Indenture” shall mean the Indenture, dated as of July 15, 1993, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of March 28, 2003 and amended and restated as of April 18, 2005 as amended, among Holdings, Intermediate Holdco, the Borrower, Solvest Ltd., Deutsche Bank AG New York Branch, as agent, and the other lenders party thereto (as amended through and including the Initial Borrowing Date).

“Existing Indebtedness” shall mean and include Scheduled Existing Indebtedness and the Existing Senior Notes Documents.

“Existing Indebtedness Agreements” shall mean all agreements evidencing or relating to any material Existing Indebtedness of the Borrower or any of its Subsidiaries, together with any agreements referred to in Section 5.13(iii) of the Original Credit Agreement (which agreements continue to be in effect on the Effective Date), and any amendments thereto made in accordance with the terms thereof and hereof.

“Existing Letters of Credit” shall have the meaning provided in Section 3.01(c).

“Existing Senior Notes” shall mean and include the Existing 2009 Senior Notes, the Existing 2013 Senior Notes, the Existing 2011 Senior Notes and the Existing 2010 Senior Notes.

“Existing Senior Notes Documents” shall mean and include (i) the Existing 2009 Senior Notes Documents, (ii) the Existing 2013 Senior Notes Documents, (iii) the Existing 2011 Senior Notes Documents and (iv) the Existing 2010 Senior Notes Documents.

“Expenses” shall mean all present and future reasonable and invoiced expenses incurred by or on behalf of the Administrative Agent or any Issuing Lender in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent under this Agreement or as the Collateral Agent under any Security Document or as an Issuing Lender under this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all reasonable and invoiced costs and expenses incurred by the Administrative Agent (and the Collateral Agent) in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on the Administrative Agent (and the Collateral Agent) due to insufficient funds of deposited checks and the standard fee of the Administrative Agent (and the Collateral Agent) relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent (and the Collateral Agent), fees and taxes related to the filing of financing statements, costs of preparing and recording any other Credit Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

“Exposure” shall mean, for any Lender, an amount equal to its RL Percentage of the Aggregate Exposure.

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Borrower, or the Subsidiary of the Borrower selling such asset.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than any Permitted Liens (excluding Permitted Liens as described in clause (iii) of Section 10.03) applicable to such Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 10.03) have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document.

“Fiscal Month” shall mean each period of four calendar weeks commencing on the Sunday following the last day of the Borrower’s immediately preceding Fiscal Year or the first day after the last day of the preceding Fiscal Month and terminating four weeks after it commences except that the last Fiscal Month of each Fiscal Year shall be extended as needed to coincide with the last day of such Fiscal Year.

“Fiscal Quarter” shall mean, for any Fiscal Year, each of (i) the first twelve weeks of such Fiscal Year, (ii) the thirteenth week of such Fiscal Year through the twenty-fourth week of such Fiscal Year, (iii) the twenty-fifth week of such Fiscal Year through the forty-first week of such Fiscal Year and (iv) the forty-second week of such Fiscal Year through the last day of such Fiscal Year, as the case may be. For purposes of this Agreement, a reference to the 1st Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (i) above; a reference to the 2nd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (ii) above; a reference to the 3rd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iii) above; and a reference to the 4th Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iv) above.

“Fiscal Year” shall mean the fiscal year of the Borrower and its Subsidiaries ending on the Saturday nearest to December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year falls.

“Fixed Charge Coverage Ratio” shall mean the ratio as of the last day of any Fiscal Quarter of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters then ending to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period.

“Foreign Asset Transfer” shall mean, collectively, (i) the transfer by Bermuda Partnership Partner #1 or the Bermuda Partnership of shares of Transtrading Overseas Limited, (ii) the transfer by the Borrower of shares of Dole Pacific General Services Ltd. and (iii) the transfer by the Borrower of shares of Castle & Cooke Worldwide Limited, in each case to Dole Foreign Holdings II Ltd. (or such other Foreign Subsidiary as is acceptable to the Administrative Agent).

“Foreign Credit Party” shall have the meaning provided in the Term Credit Agreement.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Gaston Property” shall have the meaning provided in Section 10.02(xix).

“General Intangibles” shall mean “general intangibles” (as such term is defined in Article 9 of the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to the Lenders, the Issuing Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document.

“Hazardous Materials” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect.

“Holdings” shall mean DHM Holding Company, Inc.

“Incremental Commitment” shall mean, for any Lender, any commitment by such Lender to increase its Revolving Loan Commitment (in the case of an Existing Lender) or become party to this Agreement and provide a Revolving Loan Commitment, in each case, as set forth in the respective Incremental Commitment Agreement delivered pursuant to Section 2.14; it being understood, however, that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.14.

“Incremental Commitment Agreement” shall mean each Incremental Commitment Agreement in the form of Exhibit R (appropriately completed) executed and delivered in accordance with Section 2.14.

“Inbound Freight Reserve” shall mean reserves established by the Administrative Agent from time to time in its Permitted Discretion for all inbound freight costs.

“Incremental Commitment Date” shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 2.14(b).

“Incremental Commitment Request Requirements” shall mean, with respect to any request for an Incremental Commitment made pursuant to Section 2.14, the satisfaction of each of the following conditions on the date of such request: (x) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Commitments then requested had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date or request) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (y) the Credit Parties shall be in compliance with the covenant contained in Section 10.08 determined as if a Compliance Period is then in existence, calculating the Fixed Charge Coverage Ratio therein based on the four Fiscal Quarter period ended with the last Fiscal Quarter for which financial statements have been delivered pursuant to Section 9.01(b) on or prior to the date of the request for Incremental Commitments, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisition theretofore consummated after the first day of such four Fiscal Quarter period) had occurred, on the first day of such four Fiscal Quarter period.

“Incremental Commitment Requirements” shall mean with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Commitment Agreement: (s) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (t) the Borrower and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Security Documents as are necessary, or in the reasonable opinion of the Administrative Agent desirable, to insure that the additional obligations are secured by, and entitled to the benefits of, the Security Documents;

(u) calculations are made by the Borrower demonstrating compliance with the covenant contained in Section 10.08 (determined as if a Compliance Period is then in existence), calculating the Fixed Charge Coverage Ratio therein based on the four Fiscal Quarter period ended with the last Fiscal Quarter for which financial statements have been delivered pursuant to Section 9.01(b) on or prior to the date of the request for Incremental Commitments on or prior to such date of effectiveness, on a pro forma basis, as if the relevant Loans to be made pursuant to such Incremental Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisition theretofore consummated after the first day of such four Fiscal Quarter period) had occurred, on the first day of such four Fiscal Quarter period; (v) the delivery by the Borrower to Administrative Agent of an officer’s certificate executed by the chief financial officer of the Borrower and certifying as to compliance with preceding clauses (t) and (u) and containing the calculations (in reasonable detail) required by preceding clause (u); (w) the delivery by the Borrower to Administrative Agent of an acknowledgement in form and substance reasonable satisfactory to Administrative Agent and executed by each Subsidiary Guarantor, acknowledging that such Incremental Commitment and all Loans subsequently incurred pursuant to such Incremental Commitment shall constitute (and be included in the definition of) “Guaranteed Obligations”; (x) the delivery by the Borrower to Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to Administrative Agent on the Initial Borrowing Date pursuant to Section 6.03 of the Original Credit Agreement as may be reasonably requested by Administrative Agent, and such other matters incident to the transactions contemplated thereby as Administrative Agent may reasonably request, (y) the delivery by each Credit Party to Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable law) as Administrative Agent shall reasonably request, and (z) the completion by each Credit Party of such other actions as Administrative Agent may reasonably request in connection with such Incremental Loan Commitment.

“Incremental Lender” shall have the meaning specified in Section 2.14(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement and (viii) obligations arising under Synthetic Leases. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by the Borrower or any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower.

“Intercompany Distribution Transactions” shall have the meaning provided in Section 5.09(b) of the Original Credit Agreement.

“Intercompany Note” shall mean a promissory note evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit N (or such other form as shall be satisfactory to the Administrative Agent in its sole discretion), with blanks completed in conformity herewith.

“Intercompany Scheduled Existing Indebtedness” shall have the meaning provided in Section 8.20.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated as of April 12, 2006, made by Holdings and various of its Subsidiaries party thereto in favor of the Administrative Agent, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof. A copy of the Intercompany Subordination Agreement as in effect on the Effective Date is attached hereto as Exhibit H.

“Intercompany Subordination Agreement Acknowledgement” shall mean the acknowledgment in the form of Exhibit H-1, dated as of the Effective Date, executed and delivered by each Credit Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any Intercompany Debt.

“Intercreditor Agreement” shall mean an amended and restated intercreditor agreement substantially in the form of Exhibit B to Amendment 1, by and among each Credit Party, the Collateral Agent, the Term Collateral Agent and the collateral agent for any Permitted Refinancing Senior Notes that are secured by a Lien on any Collateral, as the same may be amended, modified, restated and/or supplemented from time to time; provided, that prior to the effectiveness of such amended and restated intercreditor agreement, “Intercreditor Agreement” shall have the meaning set forth in this Agreement prior to giving effect to this Amendment 1.

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Intermediate Holdco” shall mean Dole Holding Company, LLC.

“Inventory” shall mean “inventory” (as such term is defined in Article 9 of the UCC).

“Investment Property” shall mean “investment property” (as such term is defined in Article 9 of the UCC), and any and all supporting obligations in respect thereof.

“Investments” shall have the meaning provided in Section 10.05.

“IPO Merger” shall mean the merger of Holdings into the Borrower with the Borrower being the surviving corporation, immediately following which all assets and liabilities that were assets and liabilities of Holdings and its Subsidiaries (other than the Borrower and its Subsidiaries) that are not extinguished as a direct result of such merger become assets and liabilities of the Borrower and its Subsidiaries.

“IPO Transactions” shall mean the following transactions, all of which shall be required to be consummated on a single Business Day (other than (x) the issuance of Borrower Common Stock pursuant to the underwriters’ over-allotment option as described in the Registration Statement dated as of August 14, 2009 of the Borrower, as amended (the “Registration Statement”), (y) the transactions set forth in clause (iii) below which may be consummated following such date and (z) any Debt Repayment contemplated by clause (ii) of the definition of “Debt Repayment” which may be consummated within 60 days of the consummation of the initial public offering contemplated by clause (v) below): (i) the contribution of certain Equity Interests of Westlake Wellbeing Company by Holdings to the Borrower, (ii) the IPO Merger, (iii) the distribution of the Distributed Assets to the holders of Borrower Common Stock who were holders of such stock immediately following the IPO Merger, (iv) the amendment of the certificate of incorporation of the Borrower in the form attached as Exhibit 3.1(ii) to the Registration Statement, (v) the issuance and sale of Borrower Common Stock to the Underwriters (as defined in the underwriting agreement attached to the Registration Statement) in an initial public offering pursuant to a primary offering of such shares registered under the Securities Act and (vi) the application of the net cash proceeds from the issuance and sale of Borrower Common Stock received by the Borrower pursuant to the initial public offering (after payment of fees and expenses) to consummate the Debt Repayment;

provided that after giving effect to the IPO Transactions, (x) the Borrower’s shareholders’ equity would be greater than the Borrower’s shareholders’ equity immediately prior to the IPO Transactions and (y) the Borrower and its Subsidiaries shall not have any Indebtedness for borrowed money that was, prior to giving effect to the IPO Transactions, Indebtedness of Holdings and its Subsidiaries (other than the Borrower and its Subsidiaries). As the context requires, all references in this Agreement and the other Credit Documents to (i) “Intermediate Holdco” after the merger of Intermediate Holdco into Holdings (which occurred in May 2009), shall be references to Holdings and (ii) to “Holdings” after the IPO Merger, shall be references to the Borrower.

“Issuing Lender” shall mean (i) each of DBNY (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent which agrees to issue Letters of Credit hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Credit Documents) and (ii) with respect to the Existing Letters of Credit, the Lender designated as the Issuer thereof on Schedule XIX shall be the Issuing Lender thereof.

“Landlord Personal Property Collateral Access Agreement” shall mean a Landlord Waiver and Consent Agreement substantially in the form of Exhibit S, with such amendments, modifications or supplements as may be approved by Collateral Agent.

“L/C Supportable Obligations” shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to insurance obligations and workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

“Lead Arranger” shall mean Deutsche Bank Securities Inc., in its capacity as Lead Arranger, and any successor thereto.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Leasehold Property” shall mean each Real Property leased by the Borrower or any of its Subsidiaries and for which Landlord Personal Property Collateral Access Agreements shall be required pursuant to this Agreement.

“Lender” shall mean each financial institution listed on Schedule I, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13 or 13.04(b).

“Lender Default” shall mean (i) the wrongful refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 3.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.01(a), 2.01(b), 2.01(c) or 3.

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time which have not been terminated at such time and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 3.03(a).

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan and each Swingline Loan.

“Management Agreements” shall mean all material written agreements (including employment agreements but limited to those of executive management and division presidents) entered into by Holdings or any of its Subsidiaries with respect to the management of Holdings or any of its Subsidiaries after giving effect to the Transaction (including consulting agreements and other management advisory agreements, together with any agreements referred to in Section 5.13(ii) of the Original Credit Agreement that continue to be in effect on the Effective Date, and any amendments thereto made in accordance with the terms thereof and hereof.

“Mandatory Borrowing” shall have the meaning provided in Section 2.01(c).

“Mandatory Cost” shall mean, in the case of a Euro Denominated Loans or Sterling Denominated Loans, the cost imputed to each Lender of compliance with any reserve asset requirements of the European Central Bank.

“Margin Regulations” shall mean, collectively, Regulation T, Regulation U and Regulation X.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, properties, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or any Agent hereunder or under any other Credit Document.

“Material Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary of the Borrower the net book value of the assets of which equals or exceeds $5,000,000 at such time; provided that for purposes of (and only of) Section 9.01(j), the term “Material Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary of the Borrower the net book value of the assets of which equals or exceeds $10,000,000 at such time.

“Material Governmental Investigation” shall mean, at any time, any material governmental investigation in a country in which the aggregate net book value of the assets owned by the Borrower and its Subsidiaries in such country (determined as of the last day of the Fiscal Quarter then last ended) exceeds $25,000,000.

“Maturity Date” shall mean, with respect to the relevant Tranche of Loans, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

“Maximum Euro Denominated Obligations Amount” shall mean $75,000,000.

“Maximum Incremental Commitment Amount” shall mean $50,000,000.

“Maximum Permitted Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of the Borrower Common Stock (based on the average closing trading price of the Borrower Common Stock for the 20 trading days immediately prior to the date of such Permitted Acquisition on the stock exchange on which the Borrower Common Stock is listed or, if the Borrower Common Stock is not so listed, the good faith determination of the senior management of the Borrower) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, the Borrower Common Stock which may be required to be issued as earnout consideration upon the achievement of certain future performance goals of the respective Acquired Entity or Business), (ii) the aggregate amount of all cash paid (or to be paid) by The Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price or other earnout obligations of the Borrower and its Subsidiaries incurred in connection therewith (as determined in good faith by the Borrower), (iii) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 10.04 and (iv) the fair market value (determined in good faith by senior management of the Borrower) of all other consideration payable in connection with such Permitted Acquisition.

“Maximum Sterling Denominated Obligations Amount” shall mean $75,000,000.

“Maximum Swingline Amount” shall mean $50,000,000.

“Minimum Availability Amount” shall mean, at any time, the greater of (x) $35,000,000 and (y) 10% of the Total Commitment at such time.

“Minimum Borrowing Amount” shall mean (i) for Revolving Loans, $5,000,000, and (ii) for Swingline Loans, $1,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

“Mortgage Policy” shall mean a Lender’s title insurance policy (Form 1992).

“Mortgaged Property” shall mean any Real Property owned or leased by any Credit Party which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.

“Multiemployer Plan” shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Negotiable Collateral” shall mean letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Cash Proceeds” shall mean for any event requiring a prepayment of the Loans pursuant to Section 5.02, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Orderly Liquidation Value” shall mean (a) the “net orderly liquidation value” determined by an unaffiliated valuation company acceptable to Administrative Agent after performance of an inventory valuation to be done at Administrative Agent’s request and the Borrower’s expense, less the amount estimated by such valuation company for marshalling, reconditioning, carrying, and sales expenses designated to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory; or (b) if no such inventory valuation has been requested by Administrative Agent, the value customarily attributed to Inventory in the appraisal industry for Inventory of similar quality and quantity, and similarly dispersed (under similar and relevant circumstances under standard asset-based lending procedures), at the time of the valuation, less the amount customarily estimated in the appraisal industry at the time of any determination for marshalling, recondition, carrying, and sales expenses designed to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory.

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by the Borrower consolidated group or any Subsidiary of the Borrower with respect to the Fiscal Year in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Borrower and/or any of its Subsidiaries from such sale or other disposition.

“Non-Defaulting Lender” shall mean and include each Lender, other than a Defaulting Lender.

“Non-Dollar Currencies” shall mean and include Euros and Sterling.

“Non-Dollar Denominated Loans” shall mean and include Euro Denominated Loans and Sterling Denominated Loans.

“Non-Guarantor Subsidiaries” shall mean (i) on the Effective Date, each Subsidiary of the Borrower listed on Part A of Schedule XIII and (ii) after the Effective Date, any Subsidiary of the Borrower that is not at such time a Subsidiary Guarantor.

“Non-Qualified Jurisdiction” at any time shall mean each jurisdiction that is not at such time a Qualified Jurisdiction.

“Non-U.S. Dole Group” shall mean the Consolidated Subsidiaries of the Borrower which are not members of the U.S. Dole Group.

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each Revolving Note and the Swingline Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Original Credit Agreement” shall have the meaning provided in the Existing Credit Agreement.

“Original Loans” shall have the meaning provided in the Existing Credit Agreement.

“Original Revolving Loan” shall have the meaning provided in the Existing Credit Agreement.

“Original Swingline Loan” shall have the meaning provided in the Existing Credit Agreement.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Overnight Euro Rate” on any date shall mean the offered quotation to first-class banks in the Euro-Zone interbank market by the Issuing Lender for Euro overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of any Unpaid Drawings denominated in Euros as of 11:00 A.M. (Brussels time) on such date; provided, that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Unpaid Drawings denominated in Euros, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Unpaid Drawings denominated in Euros, the Overnight Euro Rate determined pursuant to this definition shall instead be the rate determined by the Issuing Lender as the all-in-cost of funds for the Issuing Lender to fund such Unpaid Drawing.

“PACA Reserves” shall mean Reserves established by the Administrative Agent in its Permitted Discretion in respect of Inventory subject to the provisions and regulations of the Perishable Agriculture Commodities Act of 1930 (7 U.S.C. 499a-499t).

“Participant” shall have the meaning provided in Section 3.04(a).

“Payment Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquired Debt” shall have the meaning set forth in Section 10.04(b)(vi).

“Permitted Acquisition” shall mean the acquisition by the Borrower or any of its Wholly-Owned Subsidiaries of assets constituting a business, division or product line of any Person, not already a Subsidiary of the Borrower or any of its Wholly-Owned Subsidiaries, or of 100% of the capital stock or other Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of the Borrower or such Wholly-Owned Subsidiary, provided that (A) the consideration paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans), the issuance of Borrower Common Stock, the issuance of Qualified Preferred Stock, the incurrence of Indebtedness otherwise permitted pursuant to Section 10.04 and the assumption/acquisition of any Permitted Acquired Debt relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 10.04, (B) in the case of the acquisition of 100% of the capital stock or other Equity Interests of any Acquired Entity or Business, such Acquired Entity or Business shall own no capital stock or other Equity Interests of any other Person unless either (x) the Acquired Entity or Business owns 100% of the capital stock or other Equity Interests of such other Person or (y) if the Acquired Entity or Business owns capital stock or Equity Interests in any other Person which is a Non-Wholly Owned Subsidiary of the Acquired Entity or Business, (1) the Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) such Non-Wholly Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly Owned Subsidiary of the Acquired Entity or Business prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof and (3) the Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own at least 80% of the total value of all the assets owned by such Acquired Entity or Business and its subsidiaries (for purposes of such determination, excluding the value of the Equity Interests of Non-Wholly Owned Subsidiaries held by such Acquired Entity or Business and its Wholly-Owned Subsidiaries), (C) the Acquired Entity or Business shall be a Permitted Business and (D) all applicable requirements of Sections 9.11, 9.14 and 10.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Business” shall mean any business which (i) is the same, similar, ancillary or reasonably related to the business in which the Borrower or any of its Subsidiaries is engaged on the Effective Date or (ii) is conducted by an Acquired Entity or Business acquired pursuant to a Permitted Acquisition and which does not qualify as a “Permitted Business” pursuant to preceding clause (i), so long as (x) such business represents an immaterial portion of the businesses acquired pursuant to such Permitted Acquisition and (y) such business is sold or otherwise disposed of as soon as reasonably practicable following the consummation of such Permitted Acquisition (but, in any event, within one year following such Permitted Acquisition).

“Permitted Discretion” shall mean the reasonable exercise of Administrative Agent’s good faith judgment in consideration of any factor which is reasonably likely to

(i) adversely affect the value of any Collateral, the enforceability or priority of the Liens thereon or the amount that Administrative Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, (ii) suggest that any collateral report or financial information delivered to Administrative Agent, Collateral Agent or Lenders by any Person on behalf of the Borrower or any Subsidiary Guarantor is incomplete, inaccurate or misleading in any material respect, or (iii) materially increase the likelihood that the Lenders would not receive payment in full in cash for all of the Obligations. In exercising such judgment, Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following: (i) the changes in collection history and dilution or collectibility with respect to the Accounts; (ii) changes in demand for, pricing of, or product mix of Inventory; (iii) changes in any concentration of risk with respect to the Borrower’s and Wholly-Owned Subsidiary Guarantor’s Accounts or Inventory; and (iv) any other factors that change the credit risk of lending to the Borrower or any Wholly-Owned Subsidiary Guarantor on the security of the Borrower’s or any Wholly-Owned Subsidiary Guarantor’s Accounts or Inventory. The burden of establishing lack of good faith hereunder shall be on the Borrower and its Wholly-Owned Subsidiary Guarantor.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Holders” shall mean David H. Murdock, a Qualified Trust and any majority-owned and controlled Affiliate of David H. Murdock or a Qualified Trust.

“Permitted Indebtedness” shall have the meaning provided in Section 10.04(b).

“Permitted Installment Note” shall mean a promissory note issued as consideration to the Borrower or any of its Subsidiaries in connection with a Contemplated Asset Sale, which note (i) shall be secured by the assets subject to the respective Contemplated Asset Sale and (ii) in the case of a Contemplated Asset Sale made by a Credit Party, shall be pledged to the Collateral Agent pursuant to the relevant Security Documents; provided that no such note may be issued in connection with a Contemplated Asset Sale if the aggregate principal amount of such note, when added to the aggregate outstanding principal amount of all other Permitted Installment Notes theretofore issued (without regard to any write-downs or write-offs thereof), would exceed $35,000,000.

“Permitted Liens” shall have the meaning provided in Section 10.03.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Borrower and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Scheduled Existing Indebtedness, Permitted Acquired Debt or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding (except to the extent of reasonable fees, premiums, commissions and expenses actually paid in connection with such extension, refinancing, renewal, replacement or refunding) or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, (c) such Indebtedness has the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded, and (d) all other terms of such extension, refinancing, renewal, replacement or refunding (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies, but excluding interest rates so long as on market terms at the time of issuance thereof) are not less favorable in any material respect to the respective borrower than those previously existing with respect to the Indebtedness being extended, refinanced, renewed, replaced or refunded, provided, however, that any Intercompany Scheduled Existing Indebtedness (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as provided above in this definition) may only be extended, refinanced, renewed, replaced or refunded as provided above in this definition if the Indebtedness so extended, refinanced, renewed, replaced or refunded has the same obligors(s) and obligee(s) as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Permitted Refinancing Senior Notes” shall mean any Indebtedness of the Borrower evidenced by senior notes issued or given in exchange for, or the proceeds of which are used to, refinance, renew, replace or refund any Existing Senior Notes, any Permitted Senior Notes or any Indebtedness issued to so refinance, renew, replace or refund any such Indebtedness, so long as (a) such Indebtedness has a final maturity no earlier than July 15, 2013 and no required amortization prior to such date, (b) such Indebtedness does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal (except to the extent of reasonable fees, premiums, commissions and expenses actually paid in connection with such refinancing, renewal, replacement or refunding) or (ii) add guarantors, obligors or security from that which applies to the Indebtedness being refinanced, renewed, replaced or refunded (except that up to $500,000,000 principal amount (or, if greater, the principal amount that would not cause the Senior Secured Leverage Ratio on such date to exceed 3.75 to 1.0 on a pro forma basis) of Permitted Refinancing Senior Notes issued or given in exchange for, or the proceeds of which are used to refinance, renew, replace or refund any of the Existing 2009 Senior Notes and the Existing 2010 Senior Notes may be guaranteed by the Subsidiary Guarantors and may be secured by a Lien on Collateral of the Borrower and the Subsidiary Guarantors on the basis applicable to Notes Obligations (as defined in the Intercreditor Agreement) so long as the Intercreditor Agreement attached as Exhibit B to Amendment 1 has been entered into and the collateral agent for such Permitted Refinancing Senior Notes is a party thereto on behalf of the holders of such Permitted Refinancing Senior Notes), (c) the guaranties of such senior notes shall be subject to the same (or, from the perspective of the Lenders, more favorable) subordination provisions as applied to the guaranties of the Existing 2011 Senior Notes, (d) if the Borrower elects to provide for the subordination of the obligations of the Borrower under such senior notes to the prior payment in full of “senior debt” (or, the Indebtedness being refinanced, renewed, replaced or refunded includes subordination provisions applicable to the Borrower), such senior notes shall be subject to the same subordination provisions as are applicable to the guaranties of such senior notes (subject only to appropriate conforming changes), (e) all other terms of such Indebtedness are on market terms at the time of the issuance as determined in good faith by the Borrower, and (f) the documentation governing such Indebtedness is in form and substance reasonably satisfactory to the Administrative Agent, as such Indebtedness is in effect on the date of incurrence thereof and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Refinancing Senior Notes Documents” shall mean any indenture entered into in connection with any issuance of Permitted Refinancing Senior Notes and each mortgage, security agreement or other agreement, document or instrument relating to any issuance of Permitted Refinancing Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Senior Notes” shall mean any Indebtedness of the Borrower evidenced by senior notes 100% of the Net Cash Proceeds of which are promptly applied to finance a Permitted Acquisition effected in accordance with the requirements of Section 9.14 and the fees and expenses incurred in connection therewith, so long as (a) such Indebtedness has a final maturity no earlier than the date occurring 180 days following the Revolving Loan Maturity Date and no required amortizations prior to such date, (b) such Indebtedness does not add guarantors, obligors or security from that which applies to the Existing 2011 Senior Notes, (c) the guaranties of such senior notes shall be subject to the same (or, from the perspective of the Lenders, more favorable) subordination provisions as applied to the guaranties of the Existing 2011 Senior Notes, (d) if the Borrower elects to provide for the subordination of the obligations of the Borrower under such senior notes to the prior payment in full of “senior debt”, such senior notes shall be subject to the same subordination provisions as are applicable to the guaranties of such senior notes (subject only to appropriate conforming changes), (e) all other terms of such Indebtedness (including, without limitation, with respect to amortization, redemption provisions, maturities, covenants, defaults and remedies (but excluding interest rates so long as on market terms at the time of issuance thereof)), are not, taken as a whole, less favorable in any material respect to the Borrower and its Subsidiaries than those previously existing with respect to the Existing 2011 Senior Notes, (f) on the date of issuance of any such Indebtedness, the Borrower and its Subsidiaries shall have complied with the requirements of Section 9.14 with respect to the Permitted Acquisition to be financed with the proceeds of such Indebtedness (including the delivery of the officers’ certificate required by Section 9.14(a)(ix) and (g) the documentation governing such Indebtedness is in form and substance reasonably satisfactory to the Administrative Agent, as such Indebtedness may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Senior Notes Documents” shall mean any Permitted Senior Note, any Permitted Senior Notes Indenture and all other documents executed and delivered with respect to an issuance of Permitted Senior Notes or a Permitted Senior Notes Indenture, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Senior Notes Indenture” shall mean any indenture entered into in connection with any issuance of Permitted Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledgee” shall have the meaning provided in the Pledge Agreement.

“Pledge Agreement” shall mean the Amended and Restated Pledge Agreement, dated as of the Effective Date, executed and delivered by each Credit Party in the form of Exhibit I (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Post-Closing Period” shall have the meaning provided in Section 9.14(a).

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Principal Property” shall mean “Principal Property”, as defined in the Existing 2011 Senior Notes Indenture (as in effect (and as each component definition used therein is in effect) on the Initial Borrowing Date, without giving effect to any termination thereof).

“Pro Forma Basis” shall mean, in connection with any calculation of the Total Leverage Ratio, Senior Secured Leverage Ratio or Fixed Charge Coverage Ratio, the calculation of Consolidated EBITDA as used therein after giving effect on a pro forma basis to any Permitted Acquisition or Significant Asset Sale then being consummated as well as any other Permitted Acquisition or Significant Asset Sale consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the required determination of the Total Leverage Ratio, Senior Secured Leverage Ratio and/or Fixed Charge Coverage Ratio, as the case may be, as if same had occurred on the first day of the respective Test Period or Calculation Period, as the case may be, taking into account, in the case of any

Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“Pro Forma Financial Statements” shall mean the following (which were delivered to the Administrative Agent on or prior to the Effective Date): (i) true and correct copies of the financial statements referred to in Section 8.10(b)(i) and (ii) an unaudited pro forma (calculated as if the Transaction had occurred on such date) consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2005 and the related pro forma (calculated as if the Transaction had occurred on the first day of the period covered thereby) statement of income for the twelve-month period ended as of such date, after giving effect to the Transaction and the incurrence of all Indebtedness contemplated therein.

“Projections” means detailed projected consolidated financial statements of the Borrower and its Consolidated Subsidiaries certified by the Chief Financial Officer of the Borrower for the five Fiscal Years ended after the Effective Date delivered to the Administrative Agent on or prior to the Effective Date.

“Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Qualified Jurisdictions” shall mean and include the United States, Bermuda and each other jurisdiction identified on Schedule XVII hereto, in each case including any states, provinces or other similar local units therein. Furthermore, from time to time after the Effective Date, the Borrower may request (by written notice to, and following consultation with, the Administrative Agent) that one or more additional jurisdictions be added to the list of Qualified Jurisdictions. In such event, such jurisdictions shall be added to (and thereafter form part of) the list of Qualified Jurisdictions so long as, in each case, the respective jurisdiction to be added is added as a Qualified Jurisdiction under the Term Credit Agreement.

“Qualified Non-U.S. Jurisdictions” shall mean and include each Qualified Jurisdiction other than the United States (and the States thereof).

“Qualified Obligors” shall mean and include the Borrower and each other Credit Party which is a Wholly-Owned Subsidiary of the Borrower, provided that any Qualified Obligor that is (or was) a Subsidiary of the Borrower shall cease to constitute a Qualified Obligor at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of the Borrower.

“Qualified Preferred Stock” shall mean any Preferred Equity of the Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Borrower or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to 3 months following the maturity date of the Existing 2013 Senior Notes.

“Qualified Trust” shall mean the David H. Murdock Living Trust, dated May 28, 1986, as amended, or another trust established by Mr. Murdock to hold and control (x) prior to the IPO Transactions, the capital stock of Holdings and, thereafter, (y) the Borrower Common Stock and, in each case, the remainder of his estate in the event of his death, so long as any such trust described above (i) is at all times controlled by David H. Murdock or by a majority of experienced business persons and is not controlled by members of Mr. Murdock’s family and (ii) holds all or substantially all of the assets of Mr. Murdock.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 9.03.

“Refinancing” shall mean the Intermediate Holdco Refinancing and the other refinancing transactions contemplated by Section 5.08 of the Original Credit Agreement.

“Refinancing Documents” shall mean the documents, instruments and agreements entered into in connection with the Refinancing.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Separate Tax Liability” shall have the meaning provided in Section 10.06(v).

“Rent Reserve” shall mean, a reserve established by the Administrative Agent in respect of rent payments made by the Borrower or any Wholly-Owned Subsidiary Guarantor for each location at which Inventory of the Borrower and/or its Subsidiaries is located that is not subject to a Landlord Personal Property Collateral Access Agreement (as reported to the Administrative Agent by the Borrower from time to time as requested by the Administrative Agent), as adjusted from time to time by the Administrative Agent in its Permitted Discretion.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required Appraisal” shall have the meaning provided in Section 9.11(i).

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the Total Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

“Reserves” shall mean (a) reserves reasonably established by Administrative Agent from time to time against Eligible Inventory pursuant to Section 2.01(d), (b) reserves established by Administrative Agent from time to time against Eligible Inventory, in the full amount necessary to cover all shipping and other charges for items shipped by boat, (c) reserves established by Administrative Agent pursuant to specific terms of Credit Documents other than this Agreement, and (d) such other reserves against Eligible Accounts or Eligible Inventory of the Borrower or any Subsidiary Guarantor, that Administrative Agent may, in its Permitted Discretion, establish from time to time, including, without limitation, (i) reserves established on account of any Liens which may be prior in right to the First Priority Lien of Collateral Agent for the benefit of the ABL Secured Parties, including, without limitation, any Liens which may be permitted under Section 10.03, (ii) Dilution Reserves (iii) PACA Reserves, (iv) Inbound Freight Reserves and (v) Rent Reserves.

“Restricted” shall mean, when referring to cash or Cash Equivalents of Holdings or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of Holdings or of any such Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) are not otherwise generally available for use by Holdings or such Subsidiary.

“Restricted Subsidiary” of any Person shall mean any Subsidiary (as defined in the Existing 2011 Senior Notes Indenture as in effect on the Initial Borrowing Date (without giving effect to any termination thereof)) of such Person other than any Subsidiary (as so defined) of such Person that is engaged primarily in the management, development and sale or financing of real property.

“Retained Excess Cash Flow Amount” shall initially be $0, which amount shall be (A) increased on each Excess Cash Payment Date so long as any repayment required pursuant to Section 5.02(f) has been made, by an amount equal to the Adjusted Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period multiplied by a percentage equal to 100% minus the Applicable Prepayment Percentage, and (B) reduced (i) on each Excess Cash Payment Date where Adjusted Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period is a negative number, by such amount, and (ii) at the time any cash is used to redeem, repurchase and/or otherwise make payments in respect of Existing Senior Notes, Permitted Senior Notes and/or Permitted Refinancing Senior Notes in reliance on the proviso appearing in Section 10.09(a)(i)(z), by the amount of the cash so used (it being understood that the Retained Excess Cash Flow Amount may be reduced to an amount below zero after giving effect to the reductions enumerated in clause (B) above).

“Returns” shall have the meaning provided in Section 8.20.

“Revolving Loan” shall have the meaning provided in Section 2.01(a).

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.14 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).

“Revolving Loan Maturity Date” shall mean April 12, 2011.

“Revolving Note” shall have the meaning provided in Section 2.05(a).

“RL Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the RL Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the RL Percentages of such Lender shall be determined immediately prior (and without giving effect) to such termination.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.

“Sale-Leaseback Transaction” shall mean the sale and leaseback of the corporate aircraft named “Global Express” on the Initial Borrowing Date in connection with the Transaction under, and as defined in, the Original Credit Agreement.

“Scheduled Existing Indebtedness” shall mean Third Party Scheduled Existing Indebtedness and Intercompany Scheduled Existing Indebtedness.

“SEC” shall have the meaning provided in Section 9.01.

“Second Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to the Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens permitted pursuant to clause (y) of Section 10.03(iii) and (y) Permitted Liens permitted to be prior to the Liens on the Collateral in accordance with the definition “First Priority” contained herein; provided that in no event shall any such Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any Permitted Liens as described in clause (x) above and senior in priority to the relevant Liens created pursuant to the Security Documents.

“Second-Tier Material Real Property” of any Person, shall mean any fee-owned (or equivalent) Real Property acquired by such Person after the Initial Borrowing Date with a value (determined using the initial purchase price paid by such Person for such Real Property) of greater than $2,500,000 but less than or equal to $10,000,000.

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the Amended and Restated Security Agreement, dated as of the Effective Date, executed and delivered by each Credit Party in the form of Exhibit J (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“Security Agreement Collateral” shall mean all “Collateral” as defined in the Security Agreement.

“Security Document” shall mean and include each of the Intercreditor Agreement, the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Senior Secured Net Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Senior Secured Leverage Ratio shall be determined on a Pro Forma Basis.

“Settlement Date” shall have the meaning provided in Section 2.04(b)(i).

“Shell Corporation” shall mean any Person created or established by the Borrower or any of its Wholly-Owned Subsidiaries, so long as (i) the aggregate amount of assets at any time held by any such Person does not exceed $10,000 and (ii) the aggregate amount of assets at any time held by all Shell Corporations at any time in existence does not exceed $100,000, it being understood that at such time as the assets of any Person which was a “Shell Corporation” exceed $10,000 or the assets of all Persons which were “Shell Corporations” exceeds $100,000, all such Persons shall cease to be Shell Corporations for purposes of this definition.

“Significant Asset Sale” shall mean each Asset Sale which generates Net Sale Proceeds of at least $10,000,000.

“Specified Default” shall mean any Default under either of Sections 11.01 or 11.05.

“Specified Existing Ship Leases” shall mean the leases with respect to the vessels named “Dole Chile” and “Dole Colombia”, as in effect on the Initial Borrowing Date.

“Start Date” shall have the meaning provided in the definition of Applicable Margin.

“Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), provided that except as such term is used in Section 3.03(c) of the Stated Amount of each Euro Denominated Letter of Credit and each Sterling Denominated Letter of Credit shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in Euros or Sterling, as the case may be, thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder).

“Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Sterling Denominated Letter of Credit” shall mean each Letter of Credit denominated in Sterling.

“Sterling Denominated Loan” shall mean each Loan denominated in Sterling.

“Sterling Denominated Obligations” shall mean the principal aggregate amount of all Sterling Denominated Loans and the Stated Amount of all Sterling Denominated Letters of Credit.

“Sterling LIBOR” shall mean shall mean, with respect to each Interest Period applicable to any Sterling Denominated Loan, the British Bankers Association Interest Settlement Rate that appears on page 3750 (or other appropriate page if the relevant Primary Alternate Currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for deposits in Sterling with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is the same day as the commencement of such Interest Period or, if such rate does not appear on the Dow Jones Telerate Screen (or any successor page), the offered quotations to prime banks in the London interbank market by the Administrative Agent for deposits in Sterling of amounts in same day funds comparable to the outstanding principal amount of such Sterling Denominated Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Sterling Denominated Loans, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Sterling Loans, Sterling LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund the respective Sterling Denominated Loan with maturities comparable to the Interest Period applicable thereto.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time; provided, however, that Westlake Wellbeing Company and its Subsidiaries shall not be deemed to be Subsidiaries of the Borrower unless following completion of the IPO Transactions the Borrower meets the requirements of the foregoing clause (i) or (ii) with respect to such company.

“Subsidiaries Guaranty” shall mean the Amended and Restated Subsidiaries Guaranty, dated as of the Effective Date, executed and delivered by each Subsidiary Guarantor in the form of Exhibit G (as further amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

“Subsidiary Guarantor” shall mean (i) each Wholly-Owned Domestic Subsidiary of the Borrower as of the Effective Date (other than the Excluded Domestic Subsidiary) and (ii) each other Wholly-Owned Domestic Subsidiary of the Borrower created, established or acquired after the Effective Date which executes and delivers a. Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary ceases to constitute a Domestic

Subsidiary or is released from all of its obligations under its Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Swingline Expiry Date” shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

“Swingline Lender” shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.

“Swingline Loan” shall have the meaning provided in Section 2.01(b).

“Swingline Note” shall have the meaning provided in Section 2.05(a).

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Tax Allocation Agreements” shall mean any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries, together with any agreements referred to in Section 6.05 of the Original Credit Agreement that continue to be in effect on the Effective Date, and any amendments thereto made in accordance with the terms thereof and hereof.

“Taxes” shall have the meaning provided in Section 5.04(a).

“Term Collateral Agent” shall mean the “Collateral Agent” as defined in the Term Credit Agreement or any collateral agent under any Permitted Refinancing Indebtedness of the Term Credit Agreement.

“Term Credit Agreement” shall mean the Credit Agreement, dated as of the date hereof, by and among Holdings, Intermediate Holdco, the Borrower, the Bermuda Company, various lending institutions party thereto, DBNY, as Administrative Agent and as Deposit Bank, Banc of America Securities LLC, as Syndication Agent, the Bank of Nova Scotia, as Documentation Agent and DBSI, as lead arranger and sole book running manager, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms herewith and therewith.

“Term Credit Documents” shall mean the Credit Documents under (and as defined in) the Term Credit Agreement.

“Term Loans” shall mean the Term Loans under (and as defined in) the Term Credit Agreement, and includes any Permitted Refinancing Indebtedness thereof.

“Term Pledge Agreement” shall mean the U.S. Pledge Agreement as defined in the Term Credit Agreement.

“Term Secured Parties” shall mean the Secured Creditors as defined in the Term Credit Agreement, or in any credit agreement or comparable document in respect of a Permitted Refinancing of the Term Loan.

“Term Security Documents” shall mean the Security Documents as defined in the Term Credit Agreement, or in any credit agreement or comparable document in respect of a Permitted Refinancing of the Term Loan.

“Test Period” shall mean each period of four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period.

“Third Party Location” shall have the meaning provided in the definition of Eligible Inventory.

“Third Party Scheduled Existing Indebtedness” shall have the meaning provided in Section 8.20.

“TL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Total Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Net Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Total Leverage Ratio shall be determined on a Pro Forma Basis.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment in effect at such time less (y) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two Tranches, i.e., Revolving Loans and Swingline Loans.

“Transaction” shall mean, collectively, (i) the amendment and restatement of the Original Credit Agreement in the form of the Term Credit Agreement as provided herein, (ii) the entering into of the Term Credit Documents and the initial borrowing thereunder, (iii) the occurrence of the Effective Date and the Credit Events occurring on such date, (iv) the consummation of the Refinancing, and (v) the payment of fees and expenses in connection with the foregoing.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Euro Rate Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” shall mean the amount, if any, by which the actuarial present value of accumulated benefits of any Plan subject to Title IV of ERISA as of the close of its most recent plan year, determined using actuarial assumptions at such time consistent with those prescribed by Financial Account Standards No. 87, exceeds the fair market value of the assets allocable to such liabilities.

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.05(a).

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of Holdings or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” of any Person shall mean (i) at any time prior to the repayment in full of both the Existing 2009 Senior Notes and the Existing 2013 Senior Notes, any Subsidiary of such Person that is not a Restricted Subsidiary and (ii) thereafter, any Subsidiary of such Person.

“Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, (taking the Dollar Equivalent of any such Loans denominated in Euros or Sterling) made by such Lender at such time and (ii) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time.

“U.S. Dole Group” shall mean the Borrower and the Subsidiary Guarantors.

“U.S. Dollars,” “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States of America.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations in accordance with U.S. GAAP for purposes of Sections 5.02, 9.14 and 10, including defined terms as used therein, and for all purposes of determining the Senior Secured Leverage Ratio, the Total Leverage Ratio and the Fixed Charge Coverage Ratio, are subject (to the extent provided therein) to Section 13.07(a).

“U.S. Mortgaged Property” shall mean each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

“Wellbeing Project” shall mean the start-up, construction and operation by Westlake Wellbeing Company of a well-being center/hotel/spa/conference center/studio on the Westlake Village Property.

“Westlake Village Property” shall mean that certain property identified to the Administrative Agent of twenty (20) acres (more or less) that is adjacent to the parcel on which the Borrower’s Corporate Headquarters is located in the City of Westlake Village, Ventura County, California.

“Westlake Wellbeing Company” shall mean Westlake Wellbeing Properties LLC, a Delaware limited liability company formed by Holdings to construct and operate the Wellbeing Project and/or promote nutritional and wellbeing education.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the Borrower with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

“Wholly-Owned Subsidiary Guarantor” shall mean each Subsidiary Guarantor which is a Wholly-Owned Subsidiary.

SECTION 2. Amount and Terms of Credit.

2.01. The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans (i) shall be denominated in the respective Available Currency elected by the Borrower, (ii) shall, at the option of Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans, Eurodollar Loans, Euro Denominated Loans or Sterling Denominated Loans, provided that except as otherwise specifically provided in Section 2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Exposure to exceed the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (v) in the case of any Borrowing of (A) Euro Denominated Loans shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof would cause the Euro Denominated Obligations to exceed the Maximum Euro Denominated Obligations Amount or (B) Sterling Denominated Loans shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof would cause the Sterling Denominated Obligations to exceed the Maximum Sterling Denominated Loan Amount.

(b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Commitment at such time, (v) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Exposure to exceed the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (vi) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.01(b), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to an Lender unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ RL Percentage of the outstanding Swingline Loans, and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

(c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum

Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Borrowing Base or Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

(d) Notwithstanding anything to the contrary in Section 2.01(a) or elsewhere in this Agreement, the Administrative Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as the Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including, without limitation, reserves with respect to (i) sums that the Borrower is or will be required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have not yet paid (including, without limitation, a Rent Reserve against Eligible Inventory included in the Borrowing Base) and (ii) amounts owing by the Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of the Administrative Agent is capable of ranking senior in priority to or pari passu with one or more of the Liens granted in the Security Documents (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, the Administrative Agent shall have the right to have the Borrower’s and each Wholly-Owned Subsidiary Guarantor’s Inventory reappraised by a qualified appraisal company selected by the Administrative Agent in accordance with Section 9.01(p) after the Initial Borrowing Date for the purpose of re-determining the Net Orderly Liquidation Value of the Eligible Inventory, and, as a result, re-determining the Borrowing Base.

(e) In the event the Borrower is unable to comply with (i) the Borrowing Base limitations set forth in Sections 2.01(a) or (ii) the conditions precedent to the making of Revolving Loans or the issuance of Letters of Credit set forth in Section 7, (x) the Lenders authorize the Administrative Agent, for the account of the Lenders, to make Revolving Loans to the Borrower, which, in each case, may only be made as Base Rate Loans (each, an “Agent Advance”) for a period commencing on the date the Administrative Agent first receives a Notice of Borrowing requesting an Agent Advance until the earlier of (i) the twentieth Business Day after such date, (ii) the date the Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto or (iii) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”). The Administrative Agent shall not make any Agent Advance to the extent that at such time the amount of such Agent Advance, either (I) when added to the aggregate outstanding amount of all other Agent Advances made to the Borrower at such time, would exceed 10% of the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) or (II) which are incurred as Revolving Loans, when added to the Aggregate Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Total Commitment at such time. It is understood and agreed that, subject to the requirements set forth above, Agent Advances may be made by the Administrative Agent in its sole discretion and that the Borrower shall have no right to require that any Agent Advances be made. Agent Advances will be subject to periodic settlement with the Lenders pursuant to Section 2.04.

2.02. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 15 Borrowings of Euro Rate Loans.

2.03. Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day’s prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York City time) on such day. Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing (stated in the relevant currency), (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Euro Rate Loans and, if Euro Rate Loans, the initial Interest Period to be applicable thereto, and (v) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, a Permitted Acquisition (or to pay any fees and expenses incurred in connection therewith), the amount of the Borrowing Availability after giving effect to such Borrowing. The Administrative Agent shall promptly give each Lender which is required to make Loans specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York City time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing, and (C) in the case of a Borrowing of Swingline Loans the proceeds of which are to be utilized to finance, in whole or in part, a Permitted Acquisition (or to pay any fees and expenses incurred in connection therewith), the amount of the Borrowing Availability after giving effect to such Borrowing.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(c).

(c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.04. Disbursement of Funds. (a) No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York City time) on the date specified pursuant to Section 2.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 10:00 A.M. (New York City time) on the date specified in Section 2.01(c)), each Lender with a Revolving Loan Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars (in the case of Dollar Denominated Loans), in Euros (in the case of Euro Denominated Loans) or in Sterling (in the case of Sterling Denominated Loans) and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

(b) Unless the Required Lenders have instructed the Administrative Agent to the contrary, the Administrative Agent on behalf of the Lenders may, but shall not be obligated to, make Revolving Loans to the Borrower that are maintained as Base Rate Loans under Section 2.01 without prior notice of the proposed Borrowing to the Lenders as follows:

(i) The amount of each Lender’s RL Percentage of Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent’s sole discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. (New York time) on the last Business Day of each week, or such other period specified by the Administrative Agent (each such date, a “Settlement Date”). The Lenders shall transfer to the Administrative Agent, or the Administrative Agent shall transfer to the Lenders such amounts as are necessary so that (after giving effect to all such transfers) the amount of Revolving Loans made by each Lender shall be equal to such Lender’s RL Percentage of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If a notice from the Administrative Agent of any such necessary transfer is received by a Lender on or prior to 12:00 Noon (New York time) on any Business Day, then such Lender shall make transfers described above in immediately available funds no later than 3:00 P.M. (New York time) on the day such notice was received; and if such notice is received by a Lender after 12:00 Noon (New York time) on any Business Day, such Lender shall make such transfers no later than 1:00 P.M. (New York time) on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to, or without representation or warranty by, the Administrative Agent. Each of the Administrative Agent and each Lender agrees and the Lenders agree to mark their respective books and records on each Settlement Date to show at all times the dollar amount of their respective RL Percentage of the outstanding Revolving Loans on such date.

(ii) To the extent that the settlement described in preceding clause (i) shall not yet have occurred with respect to any particular Settlement Date, upon any repayment of Revolving Loans by the Borrower prior to such settlement, the Administrative Agent may apply such amounts repaid directly to the amounts that would otherwise be made available by the Administrative Agent pursuant to this Section 2.04(b).

(iii) Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each Lender and the Administrative Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by the Borrower in accordance with the terms of this Agreement or actually settled by the Administrative Agent or the applicable Lender as described in this Section 2.04(b).

2.05. Notes. (a) The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “Revolving Note” and, collectively, the “Revolving Notes”), and (ii) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the “Swingline Note”).

(b) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Revolving Loan Commitment of such Lender on the date of issuance thereof (or, if issued after the termination of such Revolving Loan Commitment, in an amount equal to the Exposure of the respective Lender), provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the Revolving Note of any Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Euro Denominated Loans and Sterling Denominated Loans evidenced thereby) of the Revolving Loans made by such Lender at any time outstanding, the respective Lender may request (and in such case the Borrower shall promptly execute and deliver) a new Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Euro Denominated Loans and Sterling Denominated Loans evidenced thereby) of the Revolving Loans of such Lender outstanding on the date of the issuance of such new Revolving Note, (iv) with respect to each Revolving Loan evidenced thereby, be payable in the respective Available Currency in which such Revolving Loan was made, (v) mature on the Revolving Loan Maturity Date, (vi) bear interest as provided in the appropriate clauses of Section 2.08 in respect of the Revolving Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

(e) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06. Conversions. The Borrower shall have the option to convert, on any Business Day beginning three Business Days following the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 2.06) made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that, (i) except as otherwise provided in Section 2.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 2:00 P.M. (New York City time) at least (x) in the case of conversions of Base Rate Loans into Eurodollar Loans, three Business Days’ prior notice and (y) in the case of conversions of Eurodollar Loans into Base Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Euro Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

2.07. Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Revolving Loan Commitments, provided that all Mandatory Borrowings shall be incurred from the Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08. Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

(c) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Euro Denominated Loan made to it from the date of the Borrowing thereof until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such Interest Period plus any Mandatory Costs.

(d) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Sterling Denominated Loan made to it from the date of the Borrowing thereof until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus Sterling LIBOR for such Interest Period plus any Mandatory Costs.

(e) Overdue principal and, to the extent permitted by law, overdue interest in respect of (1) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Euro Denominated Loans, equal to 2% per annum in excess of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, (2) in the case of overdue principal of, and interest or other amounts owing with respect to, Sterling

Denominated Loans, equal to 2% per annum in excess of the Applicable Margin for Sterling Denominated Loans as in effect from time to time plus Sterling LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, and (3) for each other Loan, each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained at Base Rate Loans from time to time. Interest that accrues under this Section 2.08(c) shall be payable on demand.

(f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Swingline Loan and Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans of any Tranche or Swingline Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Euro Rate Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(g) Upon each Interest Determination Date, the Administrative Agent shall determine the Euro Rate for each Interest Period applicable to the respective Euro Rate Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09. Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Euro Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Euro Rate Loan, which Interest Period shall, at the option of the Borrower be a one, two, three, six or, to the extent approved by each Lender with Loans and/or Revolving Loan Commitments, any other period, provided that (in each case):

(i) all Euro Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Euro Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Euro Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period for a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

(vi) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Revolving Loan Maturity Date; and

With respect to any Non-Dollar Denominated Loans, at the end of any Interest Period applicable to a Borrowing thereof, the Borrower, may elect to split the respective Borrowing into two or more Borrowings of the same Type or combine two or more Borrowings of the same Type into a single Borrowing, in each case, by having an Authorized Officer of the Borrower give notice thereof together with its election of one or more Interest Periods, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 2.09, (y) has a principal amount which is not less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche, and (z) does not cause a violation of the requirements of Section 2.02. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the Borrower has failed to elect, or are not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, the Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Non-Dollar Denominated Loans, to select a one-month Interest Period for such Non-Dollar Denominated Loans, in any such case effective as of the expiration date of such current Interest Period.

2.10. Increased Costs, Illegality, etc.(a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Euro Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence);

(iii) at any time, that the making or continuance of any Euro Rate Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market; or

(iv) at any time that a Non-Dollar Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Non-Dollar Denominated Loans requested pursuant to Section 2.01;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, (A) in the event Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower and (B) in the event that any Non-Dollar Denominated Loan is so affected, the relevant Euro Rate shall be determined on the basis provided in the proviso to the definition of the relevant Euro Rate, (x) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the Borrower by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(a) upon the subsequent receipt of such notice), (y) in the case of clause (iii) above, the Borrower or shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Non-Dollar Denominated Loans denominated in the affected Non-Dollar Currency (exclusive of any such Non-Dollar Denominated Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or notice pursuant to Section 2.03(b)(i) given by the Borrower with respect to such Non-Dollar Denominated Loans which have not been incurred shall be deemed rescinded by the Borrower. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i), (ii), (iii) or (iv) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.

(b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Euro Rate Loan affected by the circumstances described in Section 2.10(a)(iii) shall) either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 2.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law) and (B) in the case of any Euro Rate Loan (other than a Eurodollar Loan), repay all outstanding Borrowings which include such affected Euro Rate Loans in full in accordance with the applicable requirements of Section 5.01; provided that, (i) if the circumstances described in Section 2.10(a)(iii) apply to any Non-Dollar Denominated Loan, the Borrower, may, in lieu of taking the actions described above, maintain such Non-Dollar Denominated Loan outstanding, in which case, (x) in the case of Euro Denominated Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Euro LIBOR or (y) in the case of Sterling Denominated Term Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Sterling LIBOR, as the case may be, unless the maintenance of such Non-Dollar Denominated Loan outstanding on such basis would not stop the conditions described in Section 2.10(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Revolving Loan Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth such Lender’s basis for asserting its rights under this Section 2.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice. A Lender’s good faith determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Non-Dollar Denominated Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Non-Dollar Denominated Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Non-Dollar Denominated Loans or in Section 2.10(a)(ii), such Lender shall promptly notify the Borrower in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the Borrower shall pay to such Lender such specified amounts as additional interest at the time that the Borrower is otherwise required to pay interest in respect of such Non-Dollar Denominated Loan or, if later, on written demand therefor by such Lender.

2.11. Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the

Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.10(b). Each Lender’s calculation of the amount of compensation owing pursuant to this Section 2.11(a) shall be made in good faith. A Lender’s basis for requesting compensation pursuant to this Section 2.11(a) and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.12. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of Borrower or the right of any Lender provided in Sections 2.10, 3.06 and 5.04.

2.13. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of the average costs being charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, in accordance with Section 13.04(b), if no Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent with identical Revolving Loan Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(a) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Revolving Loan Commitments and outstanding Loans (or, in the case of the replacement of only the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings) of, and in each case all participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, (y) each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

(b) all obligations of the Borrower then due and owing to the Replaced Lender (other than those (a) specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11 or (b) relating to any Loans and/or Revolving Loan Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

2.14. Incremental Commitments. (a) So long as the Incremental Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, in consultation and coordination with, Administrative Agent as to all of the matters set forth below in this Section 2.14, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Initial Borrowing Date and prior to the date which is three months prior to the Revolving Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental Commitments, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.14, such Lender shall not be obligated to fund any Revolving Loans or participate in Swingline Loans or Letters of Credit in excess of its Commitment as in effect prior to giving effect to such Incremental Commitment provided pursuant to this Section 2.14, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of any other Lender, (iii) each provision of Incremental Commitments on a given date pursuant to this Section 2.14 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a lender)) of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof, and (iv) the aggregate amount of all Incremental Commitments provided pursuant to this Section 2.14 shall not exceed the Maximum Incremental Commitment Amount.

(b) At the time of the provision of Incremental Commitments pursuant to this Section 2.14, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to Administrative Agent an Incremental Commitment Agreement, with the effectiveness of such Incremental Lender’s Incremental Commitment to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.14 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied. Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and at such time, (i) the Total Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Commitments, (ii) Appendix A shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental Lender, Revolving Loan Notes will be issued, at the expense of the Borrower, to such Incremental Lender in conformity with the requirements of Section 2.05.

(c) At the time of any provision of Incremental Commitments pursuant to this Section 2.14, the Borrower shall, in coordination with Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Incremental Lenders), in each case to the extent necessary so that all of the Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Commitment pursuant to this Section 2.14) and with the Borrower being obligated to pay to the respective Lenders any costs of the type referred to in Section 2.10 in connection with any such repayment and/or incurrence.

SECTION 3. Letters of Credit.

3.01. Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, a Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of trade Letters of Credit described in clause (y) below (each a “Trade Letter of Credit”)) prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be denominated in Dollars, Euros or Sterling and shall be issued on a sight basis only.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letter of Credit) prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit in support of such obligations as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

(ii) such Issuing Lender shall have received from the respective Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 3.03(b).

(c) Part A of Schedule XIX hereto contains a description of certain letters of credit issued and outstanding on the Initial Borrowing Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated, which shall be Dollars or an Alternative

Currency), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and issued, for purposes of Section 3.04(a), on the Initial Borrowing Date. Any Lender hereunder (and any of such Lender’s Affiliates and/or branches) which has issued an Existing Letter of Credit shall constitute an “Issuing Lender” for all purposes of this Agreement.

3.02. Maximum Letter of Credit Outstandings; Final Maturities. (a) Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $100,000,000, (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Commitment at such time or (z) cause the Aggregate Exposure to exceed the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), and (ii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the fifth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) five Business Days prior to the Revolving Loan Maturity Date; provided that a standby Letter of Credit issued to support obligations under any Specified Existing Ship Lease may terminate by its terms on or prior to the earlier to occur of (1) the date which occurs 24 months after the date of the issuance thereof and (2) the fifth Business Day preceding the Revolving Loan Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Revolving Loan Maturity Date.

(b) Notwithstanding the foregoing, (i) no Euro Denominated Letter of Credit shall be issued the Stated Amount of which when added to the Euro Denominated Obligations (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) would exceed the Maximum Euro Denominated Loan Amount and (ii) no Sterling Denominated Letter of Credit shall be issued the Stated Amount of which when added to the Sterling Denominated Obligations (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) would exceed the Maximum Sterling Denominated Loan Amount.

3.03. Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least three Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile) including without limitation by specifying the Available Currency such Letter of Credit is to be denominated. Each notice shall be in the form of Exhibit C, appropriately completed (each, a “Letter of Credit Request”).

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of trade Letters of Credit issued by such Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to a Lender, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender’s risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender’s or Lenders’ RL Percentage of the Letter of Credit Outstandings.

(c) The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a Dollar Denominated Letter of Credit, $250,000, (y) in the case of a Euro Denominated Letter of Credit, €150,000 and (z) in the case of a Sterling Denominated Letter of Credit, £150,000, or in each case such lesser amount as is reasonably acceptable to the respective Issuing Lender.

3.04. Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.04, a “Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s RL Percentage of such unreimbursed payment in the currency of the respective Unpaid Drawing and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York City time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars or such other currency, as applicable, such Participant’s RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate (or in the case of amounts owed in Euros, at the Overnight Euro Rate) for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s RL Percentage of any such payment.

(d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars (or in Euros or Sterling in the case of payments to be made in Euros or Sterling pursuant to Section 3.04(c)) and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

(f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

3.05. Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an “Unpaid Drawing”), by making payment in Dollars (in the case of all Dollar Denominated Letters of Credit), Euros (in the case of Euro Denominated Letters of Credit) or Sterling (in the case of Sterling Denominated Letters of Credit) not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following notice to the Borrower by the Administrative Agent or the respective Issuing Lender of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of Dollar Denominated Letters of Credit, Sterling Denominated Letters of Credit, the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans in each case maintained as Base Rate Loans, as in effect from time to time plus 2% and (y) in the case of Euro Denominated Letters of Credit, the Overnight Euro Rate in effect from time to time plus the Applicable Margin for Euro Denominated Loans as in effect from time to time plus any Mandatory Costs plus 2%, in each such case, with interest to be payable on demand, provided further, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing). The respective Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the Borrower’s obligations under this Agreement.

(b) The obligations of the Borrower under this Section 3.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary of the Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.06. Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

SECTION 4. Commitment Commission; Fees; Reductions of Commitment.

4.01. Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from and including the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date on which the Total Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Commission Percentage of the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Commitment is terminated.

(b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective RL Percentage) a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

(c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500, it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

(d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

(e) The Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent.

4.02. Voluntary Termination of Unutilized Revolving Loan Commitments.

(a) Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $5,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender.

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11 are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such repaid Lender.

4.03. Mandatory Reduction of Commitments. (a) The Total Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on April 30, 2006, unless the Initial Borrowing Date has occurred on or prior to such date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Commitment shall terminate in its entirety upon the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

(c) Each reduction to, or termination of, the Total Commitment pursuant to this Section 4.03 shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment of each Lender with a Revolving Loan Commitment.

SECTION 5. Prepayments; Payments; Taxes.

5.01. Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Euro Rate Loans, which notice (in each case) shall specify whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent) and (z) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case), provided that if any partial prepayment of Euro Rate Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Euro Rate Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower or Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender;

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the

Borrower may, upon three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 2.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (y) such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders and (B) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

5.02. Mandatory Repayments and Commitment Reductions. (a) (i) On any day on which the (other than during an Agent Advance Period) Aggregate Exposure exceeds the lesser of (x) the Total Commitment at such time and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the lesser of (A) the Total Commitment at such time, and (B) the Borrowing Base at such time (based on the Borrowing Base Certificate (as delivered)), the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

(ii) On any day on which the Dollar Equivalent of the aggregate outstanding principal amount of all Euro Denominated Obligations exceeds the Maximum Euro Denominated Loan Amount, the Borrower shall prepay on such day the principal of outstanding Euro Denominated Loans in an amount (taking the Dollar Equivalent of the amounts paid in the respective currency in which payments on such Euro Denominated Loans are owing) equal to such excess. If, after giving effect to the prepayment of all outstanding Euro Denominated Loans, the aggregate amount of the Letter of Credit Outstandings of Euro Letters of Credit exceeds the Maximum Euro Denominated Loan Amount, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

(iii) On any day on which the Dollar Equivalent of the aggregate outstanding principal amount of all Sterling Denominated Loans exceeds the Maximum Sterling Denominated Loan Amount, the Borrower shall prepay on such day the principal of outstanding

Sterling Denominated Loans in an amount (taking the Dollar Equivalent of the amounts paid in the respective currency in which payments on such Sterling Denominated Loans are owing) equal to such excess. If, after giving effect to the prepayment of all outstanding Sterling Denominated Loans, the aggregate amount of the Letter of Credit Outstandings of Sterling Letters of Credit exceeds the Maximum Sterling Denominated Loan Amount, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

(b) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date upon which the Borrower or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale (other than the California Disposition, to the extent the Net Sale Proceeds therefrom received by a Subsidiary of the Borrower (exclusive of any portion thereof which is distributed to a minority shareholder of such Subsidiary in accordance with the requirements of Section 10.06) are promptly on-loaned to an Affiliate of the Borrower in accordance with the requirements of Section 10.05 and 10.07), an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 5.02(f); provided that (I) Net Sale Proceeds from any Asset Sale (other than (w) Net Sale Proceeds from any Contemplated Asset Sale consummated in accordance with the requirements of Section 10.02(xviii), (x) any Net Sale Proceeds from the sale of any Principal Property pursuant to Section 10.02(xix) and (y) Net Sale Proceeds in excess of $100,000,000 in the aggregate in any fiscal year of the Borrower received from Asset Sales made in reliance on Section 10.02(v)) shall not give rise to a mandatory repayment and/or commitment reduction on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase capital assets used or to be used in a Permitted Business (other than inventory) within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth (in reasonable detail) the estimates of the proceeds to be so expended) and (II) Net Sale Proceeds from one (but not more than one) sale of a Principal Property consummated after the Effective Date in reliance on Section 10.02(xix) and notified in writing to the Administrative Agent shall not give rise to a mandatory repayment and/or commitment reduction on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase, construct and/or make investments in a new Principal Property (or assets and properties that upon completion of such purchase, construction and/or investments will become a Principal Property) within 360 days following the date of receipt of such Net Sale Proceeds from such sale of such Principal Property (which certificate shall set forth the estimates of the proceeds to be so expended); provided, however, that (I) if all or any portion of such Net Sale Proceeds are not so used within such 360-day period (or contractually committed within such period to be used), such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed within such period to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso). Notwithstanding anything to the contrary contained in this Section 5.02(b), (x) if any Permitted Senior Notes Document (after the execution and delivery thereof), any Permitted Refinancing Senior Notes Document (after the execution and delivery thereof) or the Existing Senior Notes Documents permit a lesser amount to be retained or reinvested, or have a shorter reinvestment period, than is provided above with respect to any Asset Sales, then such lesser permitted retained or reinvestment amount, and/or shorter reinvestment period, as the case may be, shall be applicable for purposes of this Section 5.02(b) so long as such Permitted Senior Notes, Permitted Refinancing Senior Notes or Existing Senior Notes, as the case may be, remain outstanding, and (y) in no event shall the Borrower or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of Permitted Senior Notes, Permitted Refinancing Senior Notes or Existing Senior Notes and, before any such obligation to use such proceeds to make such repayment shall arise, the Borrower or the respective Subsidiary shall reinvest the respective amounts as permitted above in this Section 5.02(b) or apply such proceeds as a mandatory prepayment in accordance with requirements of Section 5.02(f).

(c) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Initial Borrowing Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness which is not permitted to be incurred by this Agreement, an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment in accordance with the requirements of Section 5.02(f).

(d) In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Initial Borrowing Date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $5,000,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 5.02(f); provided that so long as no Specified Default and no Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 360 days following the date of receipt of such proceeds from such Recovery Event to replace or restore any properties or assets in respect of which such proceeds were paid (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (I) if all or any portion of such proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso).

(e) In addition to any other mandatory repayments pursuant to this Section 5.02, on each Excess Cash Payment Date, an amount equal to the remainder (if positive) of (x) the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period minus (y) the aggregate amount of principal repayments of Term Loans (and Original Loans to the extent (and only to the extent) that such repayments were made with internally generated funds as a voluntary prepayment pursuant to Section 4.01 of the Term Credit Agreement (or the Original Credit Agreement, as applicable) during the relevant Excess Cash Flow Payment Period, shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 5.02(f).

(f) Each amount required to be applied pursuant to Sections 5.02(b), (c), (d), and (e) in accordance with this Section 5.02(f) shall be applied first, to repay outstanding Term Loans under the Term Credit Agreement to the extent required thereunder, second, to cash collateralize the Pre-Funded L/Cs, third to repay Swingline Loans, and fourth to repay Revolving Loans in each case without any reduction in the Revolving Loan Commitment.

(g) With respect to each repayment of Loans required by this Section 5.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, provided that: (i) repayments of Euro Rate Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Euro Rate Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Euro Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(h) In addition to any other mandatory repayments pursuant to this Section 5.02, (i) all then outstanding Loans of a respective Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans, and (ii) unless the Required Lenders otherwise agree in writing, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

(i) In addition to any other mandatory repayments pursuant to this Section 5.02, each Swingline Loan will be repaid (for the avoidance of doubt, such repayment may be made with proceeds from Revolving Loans) no later than the seventh day following the incurrence thereof; provided that, if the seventh day is not a Business Day, the next Business Day.

5.03. Method and Place of Payment; Payments and Computations; Maintenance of Accounts; Statement of Accounts. (a) Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made (x) in Dollars in immediately available funds at the Payment Office of the Administrative Agent in respect of any obligation of the Borrower under this Agreement except as otherwise provided in the immediately following clauses (y) and (z), (y) Euros in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of principal of or interest on Euro Denominated Loans and (z) Sterling in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of principal of or interest on Sterling Denominated Loans. Nothing in the succeeding clauses of this Section 5.03 shall affect or alter the Borrower’s obligations to the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders with respect to all payments otherwise required to be made by the Borrower in accordance with the terms of this Agreement and the other Credit Documents. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

(b) Each of the Borrower and its Domestic Subsidiaries shall, along with the Collateral Agent and certain financial institutions selected by the Borrower and acceptable to the Administrative Agent (the “Collection Banks”), enter into on or prior to the Effective Date (or such later date as provided in Section 13.19) and thereafter maintain separate Cash Management Control Agreements. The Borrower and each of its Domestic Subsidiaries shall instruct all Account Debtors of the Borrower and such Domestic Subsidiaries to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Collection Bank and deposited in the applicable Collection Account. All amounts received by the Borrower, any of its Domestic Subsidiaries and any Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a Collection Account or directly into the Core Concentration Account.

(c) The Borrower and its respective Domestic Subsidiaries shall, along with the Collateral Agent and each of those banks in which the Deposit Accounts (other than Excluded Deposit Accounts but including all Collection Accounts and the Core Concentration Account) are maintained, enter into on or prior to the Effective Date (or such later date as provided in Section 13.19) and thereafter maintain separate Cash Management Control Agreements.

(d) Upon the terms and subject to the conditions set forth in the Cash Management Control Agreements, all collected amounts held in all of the Collection Accounts, with respect to the Borrower and its Domestic Subsidiaries shall be wired by the close of business on each Business Day into an account (the “Core Concentration Account”). Except as, and to the extent, all of the Collection Accounts shall be “zero” balance accounts. So long as no Event of Default or Compliance Period then exists, the Borrower and its Domestic Subsidiaries shall be permitted to transfer cash from the Core Concentration Account to the Excluded Deposit Accounts to be used for working capital and general corporate purposes, all subject to the requirements of this Section 5.03(d) and pursuant to procedures and arrangements to be determined by the Administrative Agent. If an Event of Default or Compliance Period exists, all collected amounts held in the Core Concentration Account shall be applied as provided in Section 5.03(e).

(e) During the continuance of a Compliance Period, all collected amounts held in the Core Concentration Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and any applications otherwise described in following clauses (x) and (y), and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Sections 5.02(b), (c), (d), (e), (f) or (g) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent and/or the Collateral Agent under any of the Credit Documents and to repay or prepay outstanding Swingline Loans and Revolving Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Sections 2.01(e) and 2.04(b); (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents and to repay all outstanding Unpaid Drawings and all interest thereon; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Revolving Loans and all accrued and unpaid Fees actually due and payable to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Revolving Loans (whether or not then due and payable), and (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations then due and payable to the Administrative Agent, the Collateral Agent and the Lenders under any of the Credit Documents.

(f) Without limiting the provisions set forth in Section 13.15, the Administrative Agent shall maintain an account on its books in the name of the Borrower (collectively, the “Credit Account”) in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower for the Borrower’s account, including the Loans, the Letter of Credit Outstandings, and the Fees, Expenses and any other Obligations relating thereto. The Borrower will be credited, in accordance with this Section 5.03, with all amounts received by the Lenders from the Borrower or from others for its account, including, as set forth above, all amounts received by the Administrative Agent and applied to the Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent’s right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrower’s or any of its Subsidiaries’ contracts or obligations relating to the Accounts.

(g) After the end of each month, the Administrative Agent shall send the Borrower and each Lender a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders, the Issuing Lenders and the Borrower during that month. The monthly statements shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders.

5.04. Net Payments. (a) All payments made by the Borrower hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political sub-division or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the

Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

SECTION 6. [Reserved]. SECTION 7. Conditions Precedent to All Credit Events.

The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued, or Existing Letters of Credit deemed issued, on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

7.01. Limitation on Cash on Hand. The aggregate amount of Unrestricted Cash owned or held by the Borrower and its Domestic Subsidiaries (determined after giving pro forma effect to the making of each such Revolving Loan and/or Swingline Loan and the application of proceeds therefrom and from any other Unrestricted Cash on hand (to the extent such proceeds and/or other Unrestricted Cash are actually utilized by the Borrower and/or any other Subsidiary of the Borrower on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan for a permitted purpose under this Agreement other than an investment in Cash Equivalents)) shall not exceed $25,000,000 for more than five consecutive Business Days (for purposes of Unrestricted Cash denominated in a currency other than Dollars, taking the Dollar Equivalent of such Unrestricted Cash as determined on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan).

7.02. No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

7.03. Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 2.03(b)(i).

(b) Prior to the issuance of each Letter of Credit (other than the Existing Letters of Credit), the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 7 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

SECTION 8. Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement, to make (and/or continue) the Loans and issue and/or participate in the Letters of Credit as provided for herein, the Borrower makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance (or deemed issuance) of the Letters of Credit a (with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Effective Date and on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

8.01. Company Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect.

8.02. Company Power and Authority. Each Credit Party and each Subsidiary thereof has the Company power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party and each Subsidiary thereof has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03. No Violation. (a) Neither the execution, delivery or performance by any Credit Party or any Subsidiary thereof of the Documents to which it is a party, nor compliance by any Credit Party or any such Subsidiary with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject (including, without limitation, the Existing Senior Notes Documents, the other Existing Indebtedness Agreements, and, on and after the execution and delivery thereof, any Permitted Senior Notes Indenture and any Permitted Refinancing Senior Notes Document) or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the Borrower or any of its Subsidiaries.

(b) Without limiting the generality of the foregoing in Section 8.03(a):

(i) this Agreement, together with the Term Credit Agreement, constitute (individually and collectively) the “Credit Agreement” under, and as defined in, each Existing Senior Notes Indenture;

(ii) the incurrence by the Borrower of the Loans and other Indebtedness hereunder under on the Initial Borrowing Date and on the date of each subsequent Credit Event will not violate any of (I) Section 4.9 of the Existing 2011 Senior Notes Indenture or any other provision thereof, or (II) Section 1014 of the Existing 2013 Senior Notes Indenture or any other provision thereof and, without limiting the foregoing, on the Initial Borrowing Date, neither the incurrence of any Loans to be incurred on such date, nor the incurrence of Indebtedness in the full amount of the commitments available under the Term Credit Agreement and pursuant to the Total Credit-Linked Commitment (as if, in each case, such commitments were fully utilized on such date), would violate any of the sections specifically set forth above (or any other provision) of the Existing Senior Notes Indentures;

(iii) on the Initial Borrowing Date, (x) all Subsidiary Guarantors and (y) all Borrowers (as defined in, and pursuant to, the Term Credit Agreement), are “Restricted Subsidiaries” under, and as defined in, each Existing Senior Notes Indenture and have executed and delivered guaranties in accordance with the requirements of the respective Existing Senior Notes Indentures; and

(iv) for the purpose of the definition of “Permitted Indebtedness” under, and as defined in, each Existing Senior Notes Indenture, on the Initial Borrowing Date no repayment of term loans and/or permanent commitment reductions in the revolving credit portion of the Credit Agreement (as defined therein) has theretofore occurred (whether prior to, or on, the Initial Borrowing Date) which has resulted in any reduction to the maximum aggregate amount of Indebtedness permitted to be incurred pursuant to, or under, the Credit Agreement (as defined therein) in accordance with the applicable Existing Senior Notes Indenture.

8.04. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Senior Officer, threatened (i) with respect to any Credit Document, (ii) with respect to the Transaction or any other Document or (iii) that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

8.05. Use of Proceeds; Margin Regulations. (a) All proceeds of Revolving Loans and Swingline Loans shall be used for the Borrower’s and its Subsidiaries’ ongoing working capital requirements and general corporate purposes (including to effect Permitted Acquisitions (to the extent permitted by this Agreement) but excluding payments in connection with the Transaction).

(b) At the time of each Credit Event occurring on or after the Effective Date, the aggregate value of all Margin Stock (other than treasury stock) owned by the Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the Borrower or such Subsidiary for the respective shares of Margin Stock) does not exceed $10,000,000. In addition, at the time of each Credit Event occurring on or after the Effective Date, the value of the Margin Stock at any time owned by the Borrower and its Subsidiaries does not exceed 25% of the value of the assets of the Borrower and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

8.06. Governmental Approvals. Except as may have been obtained or made on or prior to the Effective Date (and which remain in full force and effect on the Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

8.07. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

8.08. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 8.08, such factual information shall not include the Projections or any projected financial information contained in any financial projections delivered pursuant to Section 9.01.

8.09. Financial Condition; Financial Statements. (a) On and as of the Effective Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness (including the Loans) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 8.09(a), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) (i) The audited consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries at December 28, 2002, January 3, 2004 and January 1, 2005 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Consolidated Subsidiaries for the fiscal years of the Borrower ended on such dates, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (ii) the Pro Forma Financial Statements present a good faith estimate of the consolidated pro forma financial condition of the Borrower and its Consolidated Subsidiaries and the pro forma results of operations of the Borrower and its Consolidated Subsidiaries for the respective periods covered thereby (after giving effect to the Transaction at the date thereof or for the period covered thereby). All of the financial statements referred to in clause (i) of the immediately preceding sentence have been prepared in accordance with U.S. GAAP consistently applied except to the extent provided in the notes to said financial statements.

(c) Since December 31, 2005 (but after giving effect to the Transaction as if same had occurred immediately prior thereto), nothing has occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Except as fully reflected in the financial statements described in Section 8.10(b) and as otherwise permitted by Section 10.04, (i) there were as of the Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole and (ii) the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 8.9(b) and are based on good faith estimates and assumptions made by the management of the Borrower, and on the Effective Date, the Borrower believe that the Projections are reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein. There is no fact known to the Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

8.10. Security Interests. On and after the Effective Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations covered thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that, subject to the provisions of the Intercreditor Agreement, (i) the Security Agreement Collateral may be subject to Permitted Liens, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (i) and (v) of Section 10.03 and clause (y) of Section 10.03(iii) and (iii) the security interest and mortgage lien created on any Mortgaged Property may be subject to the Permitted Encumbrances related thereto), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Effective Date or on or prior to the execution and delivery thereof as contemplated by Sections 9.11, 9.14 and 10.12.

8.11. Compliance with ERISA. (a) Schedule VI sets forth, as of the Effective Date, each Plan and each Multiemployer Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance in all respects with its terms and in all respects with all applicable laws, including, without limitation, ERISA and the Code and in compliance with the following, except to the extent that any such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or the sponsor has applied for such determination letter within the remedial amendment period); (1) no Reportable Event has occurred; (2) to the knowledge of any Senior Officer, no Multiemployer Plan is insolvent or in reorganization; (3) no Plan has an Unfunded Current Liability; (4) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of

Section 412 of the Code or Section 303 or 304 of ERISA; (5) all required contributions with respect to a Plan and a Multiemployer Plan have been made; (6) neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any outstanding material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing Sections with respect to any Plan or a Multiemployer Plan; (7) no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (8) no involuntary proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (9) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (10) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and ERISA Affiliates to any Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event would not exceed $10,000,000; (11) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code other than any non-compliance which would not result in a material liability to the Borrower or any Subsidiary of the Borrower; (12) no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists, is likely to arise on account of any Plan or any Multiemployer Plan; and (13) and neither the Borrower nor any Subsidiary of the Borrower maintains or contributes to (a) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees and/or other former employees (other than as required by Section 601 of ERISA) or (b) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect. All required contributions with respect to a Foreign Pension Plan have been made. Neither the Borrower nor any of its Subsidiaries has incurred any material outstanding obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower ‘s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or alternatively, the Foreign Pension Plan is funded in compliance with applicable law in all material respects and the Borrower and its Subsidiaries have established adequate reserves for the present value of such accrued benefit liabilities under such Foreign Pension Plan in the financial statements delivered pursuant to Section 9.01(a) and (b).

8.12. Capitalization. On the Effective Date and after giving effect to the Transaction, the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $.001 par value per share. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. Prior to the IPO Transactions, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

8.13. Subsidiaries. On and as of the Effective Date and after giving effect to the Transaction, Holdings has no Subsidiaries other than Westlake Wellbeing Company LLC, The California Wellbeing Institute, LLC and Intermediate Holdco and its Subsidiaries, and Intermediate Holdco has no Subsidiaries other than those Subsidiaries listed on Schedule VIII. Schedule VIII correctly sets forth, as of the Effective Date and after giving effect to the Transaction, (i) the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of Intermediate Holdco have been duly and validly issued, are fully paid and non-assessable and, in the case of Non-Wholly Owned Subsidiaries of the Borrower, have been issued free of preemptive rights. Except as set forth on Part B of Schedule VII attached hereto, no Subsidiary of Intermediate Holdco, as of the Effective Date, has outstanding (i) any securities convertible into or exchangeable for its capital stock or other Equity Interests (ii) any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or (iii) other Equity Interests or any stock appreciation or similar rights. Except for the existing investments described on Schedule IX, as of the Effective Date, neither Holdings nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any other Equity Interests in, any Person other than its Subsidiaries indicated on Schedule VIII.

8.14. Intellectual Property, etc. Each of the Borrower and each of its Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

8.15. Compliance with Statutes; Agreements, etc. Each of the Borrower and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.16. Environmental Matters. (a) Each of the Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or past or, to the knowledge of any Senior Officer, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the knowledge of a Senior Officer, any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

(b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use and maintenance of such Real Property by the Borrower’s or such Subsidiary’s business. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or by any person acting for or under contract to the Borrower or any of its Subsidiaries, or to the knowledge of the Borrower, by any other Person in respect of Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the knowledge of the Borrower, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries), except in compliance with all applicable Environmental Laws in all material respects.

(c) Notwithstanding anything to the contrary in this Section 8.16, the representations made in this Section 8.16 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Hazardous Materials, Releases and presence of underground storage tanks, in each case of the types described above, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.17. Properties. All Real Property (other than Real Property with an individual Fair Market Value less than $1,000,000 as of the Effective Date) and vessels owned by the Borrower or any of its Subsidiaries, and all material leaseholds leased by the Borrower or any of its Subsidiaries, in each case as of the Effective Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule V (and, to the extent that any such Real Property (or any portion thereof) constitutes “Principal Property” (as defined in any of the Existing Senior Note Indentures), Schedule XVII correctly identifies such Real Property (or the applicable portion thereof) as “Principal Property”). Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property and vessels reflected in Schedule XVII and in the financial statements (including the Pro Forma Financial Statements) referred to in Section 8.10(b) (except (x) such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein, (y) such properties otherwise sold or transferred as permitted by the terms of this Agreement and (z) such Real Properties owned by the Borrower or any of its Subsidiaries which may be subject to immaterial defects of title which do not impair the use of such Real Property or the business conducted by the Borrower or such Subsidiary thereon), free and clear of all Liens, other than Permitted Liens.

8.18. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, or could reasonably be expected to have, a Material Adverse Effect.

8.19. Tax Returns and Payments. the Borrower and each of its Subsidiaries has timely filed (including applicable extensions), or has had filed on its behalf, with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the Borrower and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and each of its Subsidiaries as a whole for the periods covered thereby. The Borrower and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with U.S. GAAP. Except as set forth on Schedule X hereto, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Senior Officer, threatened by any authority regarding any taxes relating to the Borrower and each of its Subsidiaries. Except as set forth on Schedule X hereto, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

8.20. Scheduled Existing Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans and Term Loans on such date (exclusive of (i) Indebtedness pursuant to this Agreement and the other Credit Documents, (ii) Indebtedness pursuant to the Term Credit Agreement and the other Term Credit Documents, (iii) Indebtedness pursuant to the Existing Senior Notes Documents, (iv) intercompany Indebtedness pursuant to the Intercompany Distribution Transactions, (v) Indebtedness of the Borrower and/or any of its Subsidiaries of the types described in clauses (viii), (xiii) and (xviii) of Section 10.04, (vi) Synthetic Lease obligations arising under the lease entered into in connection with the Sale-Leaseback Transaction, and (vii) immaterial Contingent Obligations of Subsidiaries of the Borrower that represent guaranties of obligations other than Indebtedness), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt. Part A of Schedule IV lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than the Borrower or any of its Subsidiaries (after giving effect to the consummation of the Transaction) (with all such Indebtedness being herein called “Third Party Scheduled Existing Indebtedness”) and Part B of Schedule VI lists all Indebtedness as described in the immediately preceding sentence which is owed to the Borrower and its Subsidiaries as of February 25, 2006 (with all of such Indebtedness being herein called “Intercompany Scheduled Existing Indebtedness”).

8.21. Insurance. Set forth on Schedule XI hereto is a true, correct and complete summary of all insurance maintained by the Borrower and its Subsidiaries on and as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

8.22. Transaction. At the time of consummation thereof, each element of the Transaction shall have been consummated in all material respects in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate each element of the Transaction in accordance with the terms of the relevant Documents therefor and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Transaction, the occurrence of any Credit Event, or the performance by the Borrower or any of its Subsidiaries of their respective obligations under the Documents and in accordance with all applicable laws.

8.23. [Reserved]. 8.24. Subordination. The subordination provisions contained in the Existing Senior Notes Documents and, on and after the execution and delivery thereof, the Permitted Senior Notes Documents and the Permitted Refinancing Senior Notes Documents are enforceable against (i) the Subsidiary Guarantors party thereto, (ii) in the case of any Permitted Senior Notes Document or Permitted Refinancing Senior Notes Document providing for subordination of the Borrower’s obligations thereunder, the Borrower and (iii) the holders of the Existing Senior Notes, the Permitted Senior Notes or the Permitted Refinancing Senior Notes, as the case may be. All Guaranteed Obligations (as defined in the Subsidiaries Guaranty) of the Subsidiary Guarantors and, in the case of any Permitted Senior Notes Document or Permitted Refinancing Senior Notes Document providing for subordination of the Borrower’s obligations thereunder, all Obligations of the Borrower under the Credit Documents to which it is a party, are within the definitions of “Guarantor Senior Debt” and “Designated Guarantor Senior Debt” or “Senior Debt” and “Designated Senior Debt”, as applicable, included in such subordination provisions.

8.25. Aggregate Borrowing Base Calculation. The calculation by the Borrower of the Borrowing Base and the valuation thereunder is complete and accurate in all respects.

SECTION 9. Affirmative Covenants.

The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have been terminated, and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

9.01. Information Covenants. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (who shall furnish to each Lender):

(a) Monthly Reports. Within 30 days after the end of each Fiscal Month of the Borrower (other than the last Fiscal Month of each Fiscal Quarter of the Borrower), the balance sheet of the Borrower and its Consolidated Subsidiaries (and, if available the Borrower agrees to use its commercially reasonable efforts to make same available, of the U.S. Dole Group) as at the end of such Fiscal Month and the related consolidated statement of income for such Fiscal Month and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Month.

(b) Quarterly Financial Statements. Within 3 Business Days following the 45th day after the close of the first three quarterly accounting periods in each Fiscal Year of the Borrower (i) (x) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year and the budgeted figures for such quarterly period as set forth in the respective financial projections theretofore delivered pursuant to Section 9.01(d), (y) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, and (z) the consolidated balance sheets of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such quarterly accounting period and the related consolidated statements of income of each such group for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, all of the foregoing of which shall be in reasonable detail and, in the case of the financial statements described in subclause (x) above, be certified by the senior financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period; provided, however, that for any quarterly accounting period for which the Borrower has filed a Form 10-Q Report with the SEC, the furnishing of (I) the Borrower’s Form 10-Q Report filed with the SEC for such quarterly accounting period and (II) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period, shall satisfy the requirements of subclause (i) and (ii) of this Section 9.01(b).

(c) Annual Financial Statements. Within 3 Business Days following the 90th day after the close of each Fiscal Year of the Borrower, (i) (x) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and stockholders’ equity and of cash flows for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and comparable budgeted figures for such Fiscal Year as set forth in the respective financial projections delivered pursuant to Section 9.01(d), (y) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statements of income of each Business Segment for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and (z) the consolidated balance sheet of each of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such Fiscal Year and the related consolidated statements of income of each such group for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year, (ii) in the case of the financial statements referred to in subclause (i)(x) above (except for such comparable budgeted figures), together with a certification by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, in each case to the effect that (I) such statements fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with U.S. GAAP applied on a basis consistent with prior years and (II) in the course of its regular audit of the business of the Borrower and its Consolidated Subsidiaries, which audit was conducted in accordance with U.S. GAAP (and made without qualification or expression of uncertainty, in each case as to going concern; provided, that in the case of the report provided in connection with the Borrower’s fiscal year ended January 3, 2009, the opinion provided with such financial statements may contain a going concern qualification or expression of uncertainty so long as the Borrower delivers an unqualified opinion of Deloitte & Touche LLP with respect to such fiscal year no later than May 15, 2009), no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof, and (iii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year; provided, however, that for any Fiscal Year for which the Borrower has filed a Form 10-K Report with the SEC, the furnishing of (I) the Borrower’s Form 10-K Report filed with the SEC for such Fiscal Year and (II) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statement of income of such Business Segment for such Fiscal Year, shall satisfy the requirements of subclause (i) and (iii) of this Section 9.01(c).

(d) Financial Projections, etc. Not more than 90 days after the commencement of each Fiscal Year of the Borrower, financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets, taking into account any Significant Asset Sales intended to be consummated during such Fiscal Year) prepared by the Borrower (i) for the four Fiscal Quarters of such Fiscal Year prepared in detail and (ii) for each of the immediately succeeding two Fiscal Years prepared in summary form, in each case, on a consolidated basis, for the Borrower and its Consolidated Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based.

(e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a), (b) and (c), (with respect to clause (c) for each Fiscal Year ended on or after the Initial Borrowing Date), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall (i) if delivered in connection with the financial statements required by Section 9.01(b) or (c), (x) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 5.02, 10.02, 10.04, 10.05, 10.06 and 10.08 (whether or not a Compliance Period is then in effect) and (y) the calculation of the Senior Secured Leverage Ratio as at the end of such Fiscal Quarter or Fiscal Year of the Borrower, as the case may be, (ii) if delivered with the financial statements required by Section 9.01(c), set forth in reasonable detail (x) the amount of (and the calculations required to establish the amount of) Excess Cash Flow and Adjusted Excess Cash Flow for the respective Excess Cash Flow Payment Period and (y) the amount required to be paid pursuant to Section 4.02(f) on the relevant Excess Cash Payment Date, and (iii) certify that there have been no changes to Annexes A through G of the Security Agreement, Annexes A through G of the Pledge Agreement and the annexes or schedules to any other Security Document, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after a Senior Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action of the Borrower or such Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to the Term Credit Agreement, any Existing Senior Notes Document or, on and after the execution and delivery thereof any Permitted Senior Notes Document or any Permitted Refinancing Senior Notes Document, (iii) any Material Governmental Investigation pending or threatened against the Borrower or any of its Subsidiaries and (iv) any other event, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Management Letters. Promptly upon receipt thereof, a copy of any “management letter” submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the financial statements of the Borrower or any of its Subsidiaries and management’s responses thereto.

(h) Environmental Matters. Within five Business Days after a Senior Officer obtains knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, has had, or could reasonably be expected to have, (a) a Material Adverse Effect or (b) a remedial cost to the Borrower or any of its Subsidiaries in excess of $15,000,000), written notice of:

(i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

(ii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s response or proposed response thereto. In addition, the Borrower agrees to provide the Lenders (by delivery to the Administrative Agent) with copies of such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or any Lender.

(i) Reports. Within 3 Business Days following transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send generally to the holders of Indebtedness or (following the public issuance of Equity Interests of the Borrower or any of its Subsidiaries) their Equity Interests in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement).

(j) New Subsidiaries; etc. Within 3 Business Days after the 45th day following the close of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower and within 3 Business Days after the 45th day following the close of each Fiscal Year of the Borrower, (x) a list showing each Subsidiary of the Borrower established, created or acquired during the respective Fiscal Quarter or Fiscal Year, and each Subsidiary which has had any Equity Interests transferred during the respective Fiscal Quarter or Fiscal Year (in each case describing in reasonable detail the respective transfer of Equity Interests), in each case naming the direct owner of all Equity Interests in such Subsidiary and describing such Equity Interests in reasonable detail, and certifying that each such Subsidiary, and each Credit Party which owns any Equity Interests therein, has taken all actions, if any, required pursuant to Sections 9.11 and 10.13 and the relevant Security Documents and certifying the Borrower’s compliance with the provisions of Section 9.17, and (y) a list of each Domestic Subsidiary of the Borrower, if any, which has not been transferred to the Borrower or one or more Domestic Subsidiary of the Borrower pursuant to the requirements of Section 9.17(a) (by virtue of the first proviso to the second sentence of said Section 9.17(a)), and specifically stating the reasons therefor.

(k) Annual Meetings with Lenders. At the request of the Administrative Agent, the Borrower shall, within 120 days after the close of each Fiscal Year of the Borrower, hold a meeting (which may be by conference call or teleconference), at a time and place selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current Fiscal Year of the Borrower and its Subsidiaries.

(l) Notice of Mandatory Repayments. On or prior to the date of any prepayment of the loans pursuant to Sections 5.02(b) through (f), inclusive, the Borrower or the Borrower shall provide written notice of the amount of the respective repayment and the calculations therefor (in reasonable detail).

(m) Compliance with Section 13.19. On or prior to the 90th day after the Initial Borrowing Date, an appropriate officer in the legal department of the Borrower or the Borrower shall provide a written certification of compliance with all post-closing requirements set forth in Section 13.19 (including those actions required pursuant to Schedule XII), specifically listing any items where such compliance has not yet occurred (and, with respect to any such items where compliance has not yet occurred, stating the time frame in which it is expected that such actions shall be taken and the reasons such actions have not been completed). Without excusing any failure to comply with Section 13.19, if the certification provided above does not establish complete compliance with all requirements of Section 13.19 (and Schedule XII), the Borrower shall cause an appropriate officer in its legal department to furnish monthly updates thereafter, in each case showing in reasonable detail all compliances (and any non- compliances) with the requirements of Section 13.19. Such certifications shall no longer be required after the date upon which the Borrower certifies that all actions required be taken pursuant to Section 13.19 (and Schedule XII) have been completed.

(n) Hedging Agreements. At the time of the delivery of the financial statements provided for in Section 9.01(c), a schedule of all Interest Rate Protection Agreements and Other Hedging Agreements entered into by the Borrower or any of its Subsidiaries with any Lender and/or any of its affiliates.

(o) Borrowing Base Certificate. (w) On the Initial Borrowing Date, (x) not later than 5:00 P.M. (New York time) on the forty-fifth day following the end of the first Fiscal Month of the Borrower following the Closing Date, (y) not later than 5:00 P.M. (New York time) on the fifteenth Business Day following the end of each Fiscal Month of the Borrower thereafter and (z) during the continuance of a Borrowing Availability Limitation, not later than 5:00 p.m. (New York time) on the fifth Business Day after the end of each fiscal week of the Borrower (or at such other times as the Administrative Agent may request), a borrowing base certificate setting forth the Borrowing Base (with supporting calculations) substantially in the form of Exhibit M (each, a “Borrowing Base Certificate”), which shall be prepared (A) as of the end of the first Fiscal Month of 2006 in the case of the Initial Borrowing Base Certificate and (B) as of the last Business Day of fiscal month or week, as the case may be, of the Borrower in the case of each subsequent Borrowing Base Certificate (it being understood, however, that any Eligible Accounts reflected in any Borrowing Base Certificate may be as of the last Business Day of fiscal month or week, as the case may be, of the Borrower) provided, that, upon the occurrence and continuation of a Default or an Event of Default or if otherwise required by Administrative Agent in its Permitted Discretion, such Borrowing Base Certificates and any additional schedules and other information shall be delivered as often as reasonably requested by Administrative Agent. Each such Borrowing Base Certificate shall include such supporting information as may be requested from time to time by the Administrative Agent.

(p) Field Examinations; Appraisals. Once during each Fiscal Year of the Borrower and, at any time a Default, or Event of Default or Borrowing Availability Limitation exists, at such other times as the Administrative Agent may request, (x) an appraisal of the Inventory of the Borrower and its Subsidiaries and (y) a collateral examination of the Inventory and receivables of the Borrower and its Subsidiaries, in each case, in scope, and from a third-party appraiser and a third-party consultant, respectively, satisfactory to the Collateral Agent and completed at the cost and expense of the Borrower.

(q) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

9.02. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with U.S. GAAP and which conform to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or, if any Specified Default or, any Event of Default then exists, any Lender, to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request.

9.03. Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon request by the Administrative Agent or any Lender, full information as to the insurance carried. Such insurance shall in any event include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

(b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep the respective property of the Borrower and its Subsidiaries insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the Borrower or any of its Subsidiaries) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers’ compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

(c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 9.03, or if the Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days’ notice to the Borrower, to procure such insurance, and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

9.04. Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 10.03(i); provided that none of the Borrower and its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

9.05. Existence; Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 9.05 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 10.02, (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) the dissolution of the Excluded Domestic Subsidiary or any Excluded Foreign Subsidiary.

9.06. Compliance with Statutes; etc. (a) The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as, individually or in the aggregate, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Within 5 Business Days after the Borrower is required by applicable law, statute, rule or regulation, the Borrower shall file (or cause to be filed) with the SEC all reports, financial information and certifications required by applicable law, statute, rule or regulation.

9.07. Compliance with Environmental Laws. (a) (i) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property and vessels now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property and vessels free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property or vessels owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except as required in the ordinary course of business of the Borrower and its Subsidiaries as conducted on the Original Effective Date and as allowed by (and in compliance with) applicable law or regulation and except for any failures to comply with the requirements specified in clause (i) or (ii) above, which, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property or vessel owned, leased or operated by the Borrower or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property or vessel except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

(b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor (which may not simply be a desire for periodic review), at any time and from time to time, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, addressing the matters which gave rise to such request and estimating the potential costs of any removal, remedial or other corrective action in connection with any such matter. If the Borrower fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby do grant, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grant the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the right of tenants, to undertake such an assessment, all at the Borrower’s expense.

9.08. ERISA. As soon as possible and, in any event, within twenty (20) Business Days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent written notice of the chief financial officer, vice president of human resources or other Authorized Officer of the Borrower setting forth, to the extent known, and in reasonable detail, such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a notice (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has been made more than sixty (60) days late; that a Plan or Multiemployer Plan has been or may be involuntarily terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has a material Unfunded Current Liability; that involuntary proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that an involuntary proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Effective Date pursuant to any such plan or plans by an amount that would be material to the Borrower or any Subsidiary of the Borrower. To the extent that the financial statements set forth with particularity a liability for which notice would otherwise be required to be given hereunder, a separate notice thereof shall not be required hereunder. At the request of the Administrative Agent, the Borrower and the Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver upon written request to the Administrative Agent a complete copy of the annual report (on

Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall, upon request of the Administrative Agent, be delivered to the Administrative Agent no later than twenty (20) Business Days after the date of such request. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

9.09. Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment required to be used in its business are kept in reasonably good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

9.10. End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on the Saturday closest to December 31 of each calendar year and (ii) each of its, and each of its Subsidiaries’, fiscal quarters to end on the last day of each period described in the definition of “Fiscal Quarter”; provided that Foreign Subsidiaries of the Borrower (other than the Bermuda Company and the Bermuda Partnership) shall not be required to maintain the fiscal year and fiscal quarter ends described above if it is not practicable for such Foreign Subsidiary to maintain same as a result of foreign statutes, rules or law applicable to such Foreign Subsidiary.

9.11. Additional Security; Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances. (a) The Borrower will, and will cause its Subsidiaries which are Subsidiary Guarantors to, grant to the Collateral Agent security interests and mortgages (each, an

“Additional Mortgage”) in: (i) each vessel acquired by such Person after the Initial Borrowing Date and having a value (for such purpose, using the initial purchase price paid by such Person for such vessel) in excess of $5,000,000, (ii) such fee-owned (or the equivalent) Real Property acquired by such Person after the Initial Borrowing Date and having a value (for such purpose, using the initial purchase price paid by such Person for such Real Property) in excess of $10,000,000 which is not covered by the original Mortgages, and (iii) such Leasehold Properties to which a respective landlord has granted its consent to the delivery of a Mortgage over such Leasehold Properties (each such Real Property referred to in preceding clause (ii) and this clause (iii), an “Additional Mortgaged Property”); provided, however, that if the aggregate value of all Second-Tier Material Real Properties (for such purpose, using the initial purchase price paid by such Person for the respective Second-Tier Material Real Property)

acquired by such Persons after the Initial Borrowing Date which are not then covered by Mortgages, equals or exceeds $20,000,000, the Borrower and each Subsidiary Guarantor shall grant to the Collateral Agent security interests and mortgages in all such Second-Tier Material Real Properties owned by any such Person which are not then covered by Mortgages (and not just those required to reduce the aggregate value of all Second-Tier Material Real Properties (determined as provided above) at such time below $20,000,000). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of a relevant existing Mortgage or in such other form as is reasonably satisfactory to the Administrative Agent. All such Additional Mortgages shall constitute valid and enforceable Second Priority Liens, superior to and prior to the rights of all third Persons and subject to no other Liens (except as are permitted by Section 10.03), in favor of the Collateral Agent (or such other trustee or subagent as may be required or desired under local law). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve, maintain and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

(b) The Borrower will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 9.11. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.11 has been complied with.

(c) Subject to the provisions of following clauses (g) and (h), if at any time any Domestic Subsidiary of the Borrower is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Subsidiary Guarantor on the Initial Borrowing Date, and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 6 of the Original Credit Agreement if such Subsidiary had been a Subsidiary Guarantor on the Initial Borrowing Date.

(d) In addition to the requirements contained in the Pledge Agreements, the Borrower agrees to pledge and deliver, or cause to be pledged and delivered, all of the Equity Interests owned by any Credit Party of each new Unrestricted Subsidiary of the Borrower established or created (and each Subsidiary of the Borrower which becomes an Unrestricted Subsidiary) after the Initial Borrowing Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreements, provided that, subject to the provisions of Section 9.12, in the case of any Foreign Unrestricted Subsidiary that is a corporation (or treated as such for U.S. tax purposes) which is owned by a Credit Party, not more than 65% of the total outstanding voting Equity Interests of such Person shall be required to be pledged in support of such Credit Party’s obligations (x) as the Borrower under the Credit Agreement or (y) under its Subsidiaries Guaranty in respect of the Obligations of the Borrower.

(e) Following any request by the Administrative Agent or the Required Lenders, the Borrower or any other Credit Party, shall, to the maximum extent permitted by applicable law (but subject to the proviso to preceding clause (d), to the extent applicable), (x) grant security interests in such of their Property (other than Excluded Collateral) as may be requested by the Administrative Agent or the Required Lenders, as the case may be, in which perfected security interests do not already exist pursuant to the Security Documents theretofore executed and delivered and, in connection therewith, the Borrower shall, or shall cause its relevant Subsidiaries which are Credit Parties to, execute and deliver counterparts of (and thereby become parties to) the applicable Security Documents and/or Additional Security Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or (y) with respect to pledges of Equity Interests of, or promissory notes issued by, Persons described in Section 13.17, take such action (including, without limitation, the execution of Additional Security Documents, the making of filings, etc.) under the local law of the Person whose Equity Interests or promissory notes are pledged as may be requested in order to create, preserve, protect or perfect security interests in such Equity Interests and/or promissory notes.

(f) The security interests required to be granted pursuant to Sections 9.11(c), (d) and (e) shall be granted pursuant to the respective Security Documents already executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise reasonably satisfactory in form and substance to the Collateral Agent) and shall constitute valid and enforceable first priority perfected security interests prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens). The Borrower shall (or shall cause its Subsidiaries), (i) at their own expense, to (x) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection, maintenance, preservation and protection of the Liens on its assets intended to be created pursuant to the relevant Security Documents and (y) take all other actions reasonably requested by the Collateral Agent (including, without limitation, the furnishing of legal opinions) in connection with the granting of the security interests required pursuant to Sections 9.11(c), (d) and (e) and (ii) pay in full all taxes, fees and other charges payable in connection with the granting of the security interests required pursuant to Sections 9.11(c), (d) and (e).

(g) The Borrower agrees that each action required above by Section 9.11(a) or (b) shall be completed as soon as possible, but in no event later than 90 days (or, in the case of actions relating to assets located outside the United States, such greater number of days (not to exceed 120 days) as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after such action is requested to be taken by the Administrative Agent or the Required Lenders. The Borrower further agrees that (x) each action required above by Section 9.11(c), (d) and (f) with respect to a newly formed, created or acquired Domestic Subsidiary, shall be completed contemporaneously with the formation, creation or acquisition of such Domestic Subsidiary, (provided that (x) the Credit Documents required to be executed and delivered pursuant to Section 9.11(c) by such newly formed, created or acquired Domestic

Subsidiary shall not be required to be so executed and delivered until 45 days after the formation, creation or acquisition of such Subsidiary, (y) in the case of a Shell Corporation formed, created or established by the Borrower or any of its Subsidiaries, such actions shall not be required to be taken (so long as same remains a Shell Corporation) until 60 days after the formation, creation or establishment of such Shell Corporation and (z) all actions required to be taken pursuant to the last sentence of Section 9.11(c) and Section 9.11(e) shall be taken as promptly as practicable, and in any event within 45 days, after the Borrower receives the respective request from the Administrative Agent or the Required Lenders.

(h) Notwithstanding anything to the contrary contained in clauses (c) through (g) above, to the extent the taking of any action as described above by a new Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 10.04(b)(vi), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 9.11, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 10 Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. To the extent the terms of any Permitted Acquired Debt prohibits the taking of actions otherwise required by this Section 9.11, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall, or shall cause the respective Subsidiaries of the Borrower to, (x) prepay any such Permitted Acquired Debt which is permitted to be prepaid and/or (y) use reasonable efforts to obtain such consents or approvals as are needed so that the taking of the actions otherwise specified in this Section 9.11 would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to a Permitted Acquisition (in accordance with the limitations contained in the definition thereof), then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent the Borrower in good faith determines that the respective Subsidiary is not able, under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver a Subsidiaries Guaranty or one or more Security Documents, the respective such Subsidiary shall not be required to become a Subsidiary Guarantor or execute and deliver such Security Documents as otherwise required above.

(i) In the event that the Administrative Agent or the Required Lenders at any time after the Initial Borrowing Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, role, regulation, guideline or order (any such appraisal, a “Required Appraisal”) are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, the Borrower shall cause such Required Appraisal to be delivered, at the expense of the Borrower, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

(j) Notwithstanding anything to the contrary contained above in this Section 9.11 or elsewhere in this Agreement or the other Credit Documents, no Credit Party shall be required to grant a security interest in, or Lien on, any Excluded Collateral (so long as the respective Property constitutes Excluded Collateral), and the value of any Excluded Collateral shall not be taken into account in making determinations pursuant to the foregoing clauses of this Section 9.11.

9.12. Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for the purposes specified in Section 8.05. The Borrower will not, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans or any Letter of Credit to finance the acquisition of any Person that has not been approved and recommended by the board of directors (or functional equivalent thereof) or the requisite shareholders of such Person.

9.13. Ownership of Subsidiaries. (a) Notwithstanding anything to the contrary contained in this Agreement, (x) the Borrower shall at all times own directly or indirectly 100% of the capital stock of the Bermuda Company and (y) subject to the proviso to the first sentence of Section 9.17(a), the Borrower shall at all times own directly or indirectly (through one or more Wholly-Owned Domestic Subsidiaries (as opposed to through Foreign Subsidiaries)) all of the capital stock or other Equity Interests (to the extent owned by the Borrower or any of its Subsidiaries) of each Domestic Subsidiary of the Borrower.

(b) The Borrower shall at all times own, directly or indirectly, 100% of the capital stock or other Equity Interests of its Subsidiaries (except to the extent (v) with respect to Foreign Subsidiaries, directors’ qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors) are issued from time to time (so long as the respective Subsidiary continues to constitute a Wholly-Owned Subsidiary of the Borrower), (w) 100% of the capital stock or other Equity Interests of any such Subsidiary are sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 10.02, (x) less than 100% of the capital stock or other Equity Interests are acquired in the respective Subsidiary pursuant to a Permitted Acquisition which meets the criteria specified in the definition of Permitted Acquisition contained herein, (y) such capital stock or other Equity Interests are acquired pursuant to an Investment permitted by Sections 10.05(xv) and (xix) or (z) set forth on Schedule IX).

9.14. Permitted Acquisitions. (a) Subject to the provisions of this Section 9.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default, Event of Default or Compliance Period shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent (on behalf of the Lenders) at least 10 Business Days’ prior written notice of the proposed Permitted Acquisition; (iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (iv) the Borrower provides to the Administrative Agent (on behalf of the Lenders) as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (v) after giving effect to such Permitted Acquisition and the payment of all post-closing purchase price adjustments required (in the good faith determination of the Borrower) in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) and all capital expenditures (and the financing thereof) reasonably anticipated by the Borrower to be made in the business acquired pursuant to such Permitted Acquisition within the 180-day period (such period for any Permitted Acquisition, a “Post-Closing Period”) following such Permitted Acquisition (and in the businesses acquired pursuant to all other Permitted Acquisitions with Post-Closing Periods ended during the Post-Closing Period of such Permitted Acquisition), there shall exist no Compliance Period; (vi) such proposed Permitted Acquisition shall be effected in accordance with the relevant requirements of Section 9.17; (vii) the Borrower determines in good faith that the Borrower and its Subsidiaries taken as a whole are not likely to assume or become liable for material increased contingent liabilities as a result of such proposed Permitted Acquisition (excluding, however, Indebtedness permitted to be incurred pursuant to Section 10.04 in connection therewith); (viii) substantially all of the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a Qualified Jurisdiction, provided, however, the respective proposed Permitted Acquisition shall not be required to meet the requirements set forth above in this clause (viii) if the Maximum Permitted Consideration payable in connection with such Permitted Acquisition, when aggregated with the Maximum Permitted Consideration payable in connection with all other Permitted Acquisitions consummated after the Initial Borrowing Date in which all or substantially all of the Acquired Entity or Business so acquired were not in Qualified Jurisdictions, does not exceed $300,000,000; and (ix) the Borrower shall have delivered to the Administrative Agent on the date of the consummation of such proposed Permitted Acquisition, an officer’s certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive, and clauses (v) through (viii), inclusive, and containing the calculations required by the preceding clauses (iii) and (viii).

(b) At the time of each Permitted Acquisition involving the creation or acquisition of an Unrestricted Subsidiary, or the acquisition of capital stock or other Equity Interests of any Person (other than a Restricted Subsidiary of the Borrower), all capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors as, and to the extent required by, Section 9.11 and the relevant Security Documents.

(c) The Borrower shall cause each Subsidiary that is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 9.11 and 10.13, to the satisfaction of the Administrative Agent.

(d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by it (or by one or more of its respective Authorized Officers) pursuant to Section 9.14 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 8 and 11.

9.15. Maintenance of Company Separateness. The Borrower will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of Company records. Neither the Borrower nor any other Credit Party shall make any payment to a creditor of any Non-Guarantor Subsidiary in respect of any liability of any Non-Guarantor Subsidiary, and no bank account of any Non-Guarantor Subsidiary shall be commingled with any bank account of the Borrower or any other Credit Party. Any financial statements distributed to any creditors of any Non-Guarantor Subsidiary shall clearly establish or indicate the corporate separateness of such Non-Guarantor Subsidiary from the Borrower and its other Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of the Borrower, any Subsidiary Guarantor or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

9.16. Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as, individually or in the aggregate, have not caused, and could not reasonably be expected to cause, a Default or Event of Default hereunder or a Material Adverse Effect.

9.17. Conduct of Business. (a) The Borrower shall take all actions so that, at all times from and after the Initial Borrowing Date, all the assets of the Borrower and its Subsidiaries located within the United States, all Equity Interests in all Domestic Subsidiaries or other U.S. Persons and all or substantially all of the business of the Borrower and its Subsidiaries conducted in the United States, are, in each case, owned or conducted, as the case may be, by the Borrower and one or more Qualified Obligors which are not direct or indirect Subsidiaries of any Subsidiary of the Borrower which is a Foreign Subsidiary, provided that if a Foreign Subsidiary (not itself created or established in contemplation of a Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Foreign Subsidiary has (either directly or through one or more Domestic Subsidiaries) assets or operations in the United States, the Borrower shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of U.S. assets and operations (including all Equity Interests in any Domestic Subsidiaries or other U.S. Persons held by it) of the respective Foreign Subsidiary to one or more Qualified Obligors, provided further, that the respective transfer shall not be required to be made if the Borrower in good faith determines that such transfer would give rise to adverse tax consequences to the Borrower and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, the Borrower and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist and, until such time, shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the United States, are made within one or more Qualified Obligors).

(b) For the avoidance of doubt, it is understood and agreed that the foregoing provisions of this Section 9.17 shall not prohibit the acquisition of, or Investments in, Non-Wholly-Owned Subsidiaries as contemplated by Section 9.13(b), provided that the Equity Interest owned by the Borrower or any of its Subsidiaries in such Non-Wholly-Owned Subsidiaries, to the extent organized under the laws of any Qualified Jurisdiction, shall be subject to the requirements of preceding clause (a).

9.18. Margin Stock. The Borrower shall take all actions so that at all times the aggregate value of all Margin Stock (other than treasury stock) owned by the Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the Borrower or such Subsidiary for the respective shares of Margin Stock) shall not exceed $10,000,000. So long as the aggregate value of Margin Stock (other than treasury stock) owned by the Borrower and its Subsidiaries (determined as provided in the preceding sentence) does not exceed $10,000,000, all Margin Stock at any time owned by the Borrower and its Subsidiaries shall not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this Section 9.18, if at any time the aggregate value of all Margin Stock (other than treasury stock) owned by the Borrower and its Subsidiaries (determined as provided in the first sentence of this Section 9.18) exceeds $10,000,000, then (x) all Margin Stock owned by the Credit Parties (except to the extent constituting Excluded Collateral) shall be pledged, and delivered for pledge, pursuant to the relevant Security Documents and (y) the Borrower shall execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with the Margin Regulations. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required to be made, and subsequent Credit Events shall only be permitted, in compliance with the applicable provisions of the Margin Regulations.

9.19. Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use its reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property (including, without limitation, farms), mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where ABL Priority Collateral with a book value in excess of $5,000,000 is stored or located, which agreement or letter shall (unless otherwise agreed to in writing by Administrative Agent) contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent. With respect to such locations or warehouse space leased or owned as of the Initial Borrowing Date and thereafter, if the Collateral Agent has not received a landlord or mortgagee agreement or bailee letter as of the Initial Borrowing Date (or, if later, as of the date such location is acquired or leased), any Eligible Inventory at that location shall, in Administrative Agent’s reasonable discretion, be subject to such Reserves as may be established by Administrative Agent in its Permitted Discretion. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located except to the extent that the same are being contested in good faith.

SECTION 10. Negative Covenants.The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit, Bank Guaranties or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

10.01. Changes in Business; etc. (a) The Borrower and its Subsidiaries will not engage in any business other than a Permitted Business.

(b) The Bermuda Partnership will not engage in any business and will not own any significant assets or any cash or Cash Equivalents (other than its ownership of Equity Interests of Foreign Subsidiaries) or have any material liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party), provided that the Bermuda Partnership may (I) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arms’ length basis and hold and retain cash earned in connection with the provision of such services, (II) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or its Affiliates, so long as same are promptly (and in any event within one Business Day of receipt thereof) loaned, distributed and/or contributed, subject to Section 10.01(c), to its Subsidiaries and/or Affiliates in accordance with the requirements of Section 10.05 of this Agreement, and (III) engage in those activities that (i) are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement (other than pursuant to preceding Section 10.01(a)) and the other Credit Documents.

(c) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement (including, without limitation, Sections 10.02 and 10.05):

(i) the Bermuda Partnership Partners shall not collectively own or hold (x) Property (exclusive of Property leased or operated but not owned) with a Fair Market Value in excess of $30,000,000 at any time or (y) cash or Cash Equivalents in an aggregate in excess of $10,000,000; provided that (v) all assets owned by the Bermuda Partnership Partners on the Effective Date (which assets shall have a net book value on the Effective Date not to exceed $25,000,000) shall be excluded for purposes of such determination, (w) any cash and Cash Equivalents loaned and/or contributed to such Persons by Affiliates of such Persons shall be excluded for purposes of such determination, so long as same are promptly (and in any event within one Business Day) loaned and/or distributed to other Affiliates of such Persons (other than another Bermuda Partnership Partner) in accordance with the requirements of this Agreement, (x) any inventory owned by the Bermuda Partnership Partners shall be excluded for purposes of such determination, (y) any Equity Interests in the Bermuda Partnership which are held by the Bermuda Partnership Partners shall be excluded for purposes of such determination and (z) any intercompany receivable owed to a Bermuda Partnership Partner by Dole Settlement Company shall be excluded for purposes of such determination, so long as (I) both Dole Settlement Company (as obligor) and the respective Bermuda Partnership Partner (as obligee) are parties to the Intercompany Subordination Agreement and (II) such intercompany receivable is at all times subject to the subordination provisions contained in the Intercompany Subordination Agreement;

(ii) no Bermuda Partnership Partner shall merge, consolidate with or be liquidated or dissolved into any other Person, provided, however, that any Bermuda Partnership Partner may merge or consolidate with or into any other Wholly-Owned Domestic Subsidiary of the Borrower formed for the sole purpose of reincorporating such Bermuda Partnership Partner in a different jurisdiction, so long as the surviving entity of such merger or consolidation remains a “Bermuda Partnership Partner” for all purposes of this Agreement and the other Credit Documents (subject to and bound by all terms and covenants herein and therein applicable to a “Bermuda Partnership Partner”);

(iii) no Bermuda Partnership Partner shall engage in any business other than a business which is the same or reasonably related to the business in which such Bermuda Partnership Partner is engaged on the Initial Borrowing Date;

(iv) no later than one Business Day following the date upon which any Bermuda Partnership Partner receives or generates an Account (as defined in the U.S. Security Agreement), such Account shall be sold on a non-recourse basis to Dole Settlement Company (at a discount of 2%) in exchange for a note payable (which shall at all times be subject to the subordination provisions contained in the Intercompany Subordination Agreement) and/or the assumption of a payable or payables owing by such Bermuda Partnership Partner to its relevant Subsidiary which sells fruit, inventory or other Property, or provides shipping services, to such Bermuda Partnership Partner (which assumed liabilities shall also be subject to the subordination provisions contained in the Intercompany Subordination Agreement); and

(v) upon the occurrence and during the continuance of any Specified Default or any Event of Default under Section 11.01 or 11.05, unless otherwise directed by the Administrative Agent or the Required Lenders, (x) neither the Borrower nor any of its Subsidiaries shall sell fruit, inventory or other Property to, or contract to perform shipping services for, any Bermuda Partnership Partner, (y) the Borrower and its Subsidiaries shall sell to Dole Settlement Company fruit, inventory and other Property formerly sold to, and shall contract with Dole Settlement Company to sell shipping services formerly contracted with, any Bermuda Partnership Partner and (z) no Bermuda Partnership Partner shall be permitted to receive any Dividends or the proceeds of any intercompany loans or advances from any of its Affiliates.

(d) Notwithstanding the foregoing, the Excluded Domestic Subsidiary will not engage in any business and will not own any assets or have any liabilities; provided that the Excluded Domestic Subsidiary may engage in those activities that are incidental to (x) the maintenance or termination of its corporate existence in compliance with applicable law, and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

(e) Notwithstanding the foregoing, no Excluded Bermuda Insurance Company will engage in any business (other than the insurance related business conducted by it on the Effective Date (including, without limitation, its business as a captive insurer for the Borrower and its Affiliates with respect to property, casualty and liability insurance (including workers compensation insurance))) and will not own any Equity Interests or any other significant assets (other than assets used in the conduct of its business as described above) or have any liabilities (other than those liabilities under the Documents to which it is a party and those liabilities incurred in the ordinary course of its business as described above); provided that an Excluded Bermuda Insurance Company may engage in those activities that are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

(f) Notwithstanding anything to the contrary contained above in this Section or elsewhere in this Agreement, at no time shall the Borrower or any Subsidiary of the Borrower be an obligor or an obligee with respect to any Intercompany Debt, unless each obligor (including each Person which is a guarantor thereof) and each obligee with respect thereto are party to the Intercompany Subordination Agreement; provided however, that the provisions hereof shall not apply to those Non-Wholly Owned Subsidiaries listed on Schedule XIV.

(g) Notwithstanding the foregoing, no Excluded Foreign Subsidiary will engage in any business or own any assets (other than (x) Equity Interests of another Excluded Foreign Subsidiary and (y) immaterial assets with a Fair Market Value not exceeding $25,000) or have any liabilities; provided that any Excluded Foreign Subsidiary may engage in those activities that are incidental to (x) the maintenance or termination of its corporate existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

10.02. Consolidation; Merger; Sale or Purchase of Assets; etc. The Borrower will not, nor will permit any of its respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

(i) the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (including intellectual property) in the ordinary course of business (so long as any such lease or license does not create a Capitalized Lease Obligation);

(ii) Capital Expenditures by the Borrower and its Subsidiaries;

(iii) any Investments permitted pursuant to Section 10.05;

(iv) the Borrower and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding capital stock of, or other Equity Interests in, Subsidiaries and joint ventures) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

(v) the Borrower and its Subsidiaries may sell assets (other than (I) the capital stock or other Equity Interests of any Wholly-Owned Subsidiary unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (v) and (II) assets subject to a Contemplated Asset Sale (which shall be governed by Section 10.02(xviii)), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments (to be paid in cash within 180 days following the closing of the respective sale or disposition), at least 75% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or disposition (provided that sales of assets for aggregate consideration of $20,000,000 (taking the Fair Market Value of any non-cash consideration) in any Fiscal Year of the Borrower shall not be subject to the minimum cash requirement set forth above in this subclause (x)), (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(b) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $150,000,000 in any Fiscal Year of the Borrower;

(vi) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(vii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent’s security interest in the asset or property subject thereto;

(viii) subject to Sections 10.01(b) and (c), transfers of assets (w) pursuant to the Foreign Asset Transfer, (x) among the Qualified Obligors, (y) by any Subsidiary of the Borrower to any Qualified Obligor, and (z) by any Foreign Subsidiary of the Borrower to any Wholly-Owned Foreign Subsidiary of the Borrower, in the case of any such transfer, so long as (I) no Specified Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents in the assets so transferred shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (III) if the respective transferor is party to a Subsidiaries Guaranty, the nature and scope of the obligations of such transferor under its Subsidiaries Guaranty are substantially identical to the nature and scope of the obligations of the respective transferee under its Subsidiaries Guaranty;

(ix) subject to Sections 10.01(b) and (c), (x) any Domestic Subsidiary of the Borrower may be merged, consolidated or liquidated with or into the Borrower (so long as the Borrower is the surviving corporation of such merger, consolidation or liquidation) or any Subsidiary Guarantor (so long as a Subsidiary Guarantor is the surviving corporation of such merger, consolidation or liquidation), and (y) any Foreign Subsidiary of the Borrower may be merged, consolidated or liquidated with or into any Wholly-Owned Foreign Subsidiary of the Borrower, so long as such Wholly-Owned Foreign Subsidiary is the surviving corporation of such merger, consolidation or liquidation; provided that any such merger, consolidation or liquidation shall only be permitted pursuant to this Section 10.02 (ix), so long as (I) no Specified Default and no Event of Default then exists or would exist immediately after giving effect thereto, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation or liquidation) and (III) if the Person to be merged, consolidated or liquidated into another Person as contemplated above is party to a Subsidiaries Guaranty, the nature and scope of the obligations of such Person under its Subsidiaries Guaranty are substantially identical to the nature and scope of the obligations of such other Person under its Subsidiaries Guaranty;

(x) subject to Sections 10.01(b) and (c), the Borrower and its Subsidiaries may transfer inventory in a non-cash or cash transfer to Wholly-Owned Subsidiaries of the Borrower that are not Qualified Obligors, in each case so long as (I) any such transfer is made in the ordinary course of its business and consistent with past practice of the Borrower and its Subsidiaries as in effect on the Effective Date, (II) if the respective transfer is being made to any Credit Party, all actions needed to maintain the perfection, priority and enforceability of the security interests, if any, of the Collateral Agent in the assets so transferred are taken at the time of the respective transfer, (III) the Borrower reasonably determines that the transfer is not reasonably likely to be adverse to the interests of the Lenders in any material respect and (IV) no Specified Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer;

(xi) subject to Sections 10.01(b) and (c), so long as no Specified Default and no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Qualified Obligors shall be permitted to transfer additional assets (other than inventory, cash, Cash Equivalents and Equity Interests in any Credit Party) to other Subsidiaries of the Borrower, so long as cash in an amount at least equal to the Fair Market Value of the assets so transferred is received by the respective transferor;

(xii) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are useful in a Permitted Business;

(xiii) the U.S. Dole Group shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 9.14;

(xiv) one or more Subsidiaries identified to the Agents may sell all of the Equity Interests of a certain Subsidiary of the Borrower owned by such Subsidiaries and identified to the Agents, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments, at least 20% of the total consideration received by such Subsidiaries (in the aggregate) is paid in cash at the time of the closing of such sale or disposition, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(b) and (z) the aggregate amount of the consideration (taking the Fair Market Value of any non-cash consideration) received from all assets sold pursuant to Section (xiv), together with the sale or sales made pursuant to Section 10.02(xx), shall not exceed $50,000,000;

(xv) the Sale-Lease Back Transaction;

(xvi) each of the Borrower and its Subsidiaries may sell or liquidate Cash Equivalents, in each case for cash at fair market value (as reasonably determined by the Borrower or the respective Subsidiary);

(xvii) the Borrower and its Subsidiaries may sell inventory to their respective customers in the ordinary course of business;

(xviii) each of the Borrower and its Subsidiaries may effect Contemplated Asset Sales, so long as (i) no Event of Default then exists or would exist immediately after giving effect thereto, (ii) each such sale is an arms’-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (iii) the consideration therefor consists solely of cash and/or Permitted Installment Notes (to the extent same may be issued in accordance with the definition thereof), (iv) at least 50% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, and (v) the Net Sale Proceeds therefrom are applied as, and to the extent, required by Section 5.02(b);

(xix) the Borrower and its Domestic Subsidiaries may sell and leaseback (i) Real Property located in Gaston County, North Carolina (the “Gaston Property”), to the extent same is not a Principal Property and (ii) Principal Properties, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is made pursuant to an arm’s-length transaction, (x) 100% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom equal at least 90% of the Fair Market Value of the Property subject to such sale-leaseback transaction and (z) the Net Sale Proceeds therefrom are applied as a mandatory repayment and/or commitment reduction and/or reinvested, in any case, in accordance with the requirements of Section 5.02(b); and

(xx) certain Domestic Subsidiaries of the Borrower identified to the Agents may sell the Equity Interests of certain other Domestic Subsidiaries identified to the Agents which own Real Property located in California, and certain Domestic Subsidiaries identified to the Agents which own Real Property located in California may sell Real Property and other assets, in each case, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments, at least 75% of the total consideration received by such Subsidiaries (in the aggregate) is paid in cash at the time of the closing of such sale, (y) unless on-loaned to an Affiliate of a Borrower in accordance with the requirements of Sections 10.05 and 10.07 promptly following the consummation of such sale, any Net Sale Proceeds therefrom received by a Subsidiary of a Borrower (exclusive of any portion thereof which is distributed to a minority shareholder of such Subsidiary in accordance with the requirements of Section 10.06) are applied and/or reinvested as (and to the extent) required by Section 5.02(b) and (z) the aggregate amount of the consideration (taking the Fair Market Value of any non-cash consideration) received from such sale or sales pursuant to Section (xx), together with the sale or sales made pursuant to Section 10.02(xiv) shall not exceed $50,000,000 (the “California Disposition”).

Notwithstanding anything to the contrary contained above in this Section 9.02, in no event shall the Borrower or any of its Subsidiaries enter into any sale-leaseback transactions, except (x) in accordance with Sections 10.02(xv) and (xix) above and (y) for the sale-leaseback of (A) the Vessels: Tropical Mist, Tropical Star and Tropical Sky, (B) the real property, fixtures and related assets located at 639 South Sanborn Road, Salinas, California and (C) the approximately 2,895 acres farmed, on the effective date of Amendment 1, by the Borrower and its Subsidiaries in the following parcels on the island of Oahu in the State of Hawaii: TMKs 6-4-1-1, 6-4-1-6, 6-4-3-1, 6-4-3-3, 6-4-4-1, 6-4-4-8, 6-5-1-2, 6-5-2-11 and 6-7-9-3. The foregoing provisions of this Section 10.02 are subject to continued compliance by the Borrower and its Subsidiaries with the requirements of Sections 9.18, 10.01 and 10.13. To the extent the Required Lenders waive the provisions of this Section 10.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 10.02, such Collateral (unless transferred to the Borrower or a Subsidiary thereof) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

10.03. Liens. The Borrower will not, nor will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.03 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP;

(ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(iii) (x) Liens created by or pursuant to this Agreement and the Security Documents, (y) Liens created by or pursuant to the Term Credit Agreement and the Term Security Documents, in favor of the Term Collateral Agent for the benefit of the Term Secured Creditors, as in effect on the date hereof and as amended, supplemented or modified from time to time in accordance with the terms of the Intercreditor Agreement securing Indebtedness incurred pursuant to clause (xxiii) of Section 10.04 and (z) Liens (but only on the Collateral of the Credit Parties) securing Permitted Refinancing Senior Notes issued or given in exchange for, or the proceeds of which are used to, refinance, renew, replace or refund any of the Existing 2009 Senior Notes or Existing 2010 Senior Notes, so long as such Permitted Refinancing Senior Notes constitute Notes Obligations (as defined in the Intercreditor Agreement) and are otherwise permitted to be secured by the definition of “Permitted Refinancing Senior Notes”;

(iv) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule XVIII, but only to the respective date, if any, set forth in such Schedule XVIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

(v) Liens (x) arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 11.09, (y) arising in connection with the deposit or payment of cash or other Property with or to any court or other governmental authority in connection with any pending claim or litigation and (z) arising in connection with the deposit of cash or other Property in connection with the issuance of stay and appeal bonds, provided that the Fair Market Value of all Property (including cash) subject to Liens pursuant to this clause (v) (whether pledged, paid, deposited or otherwise) shall not exceed at any time the sum of (1) $75,000,000 (net of any insurance proceeds actually received (and not returned) by the Borrower and its Subsidiaries in connection therewith) plus (2) in the case of Properties of Subsidiaries of the Borrower located outside the United States and subject to a Lien pursuant to this clause (v), an additional $50,000,000 (net of any insurance proceeds actually received (and not returned) by the Borrower and its Subsidiaries in connection therewith), if (and only if), in the case of this sub-clause (2), the Borrower shall have caused to be delivered to the Administrative Agent an opinion of counsel in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent to the effect that such counsel expects a favorable judicial outcome with respect to the judgment, decree, attachment, claim or litigation that gave rise to the Lien on the respective Property, provided further, however, that (I) in no event shall the Fair Market Value of all Property (including cash) of the Borrower and its Subsidiaries located in the United States and subject to Liens pursuant to this clause (v) (whether pledged, paid, deposited or otherwise) exceed $25,000,000 at any time and (II) in the case of any non-consensual attachment on the Property of any Subsidiary of the Borrower located outside the United States, the Fair Market Value of such Property shall not be included for purposes of calculating compliance with the immediately preceding proviso;

(vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, (y) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes not described in Section 10.03(i)), surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of (I) obligations for the payment of borrowed money and (II) stay and appeal bonds and other obligations described in Section 10.03(v) above) or (z) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate Fair Market Value of all Property pledged or deposited at any time pursuant to preceding sub-clauses (y) and (z) shall not exceed $25,000,000 in the aggregate (it being understood that letters of credit and bank guaranties issued in support of customs bonds, licensing arrangements and similar obligations do not constitute Property pledged or deposited to support such obligations);

(vii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(viii) (x) Permitted Encumbrances and (y) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(ix) Liens of a lessor arising under any operating lease entered into by the Borrower and its Subsidiaries in the ordinary course of business and relating solely to such lease and the assets leased thereunder;

(x) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations permitted pursuant to Section 10.04(b)(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

(xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 30 days after the respective purchase) of assets acquired after the Initial Borrowing Date by the Borrower and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the Indebtedness secured by any such Lien does not exceed 100% of the Fair Market Value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 10.04(b)(iv);

(xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(b)(vi), (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries and (iii) such Liens do not apply to ABL Priority Collateral;

(xiii) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

(xiv) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xv) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of the accounts described below, in each case granted in the ordinary course of business in favor of the bank or banks with which the accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(xvi) Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 10.04(b)(vii) to the extent such Liens comply with clause (b)(ii) of the definition of Permitted Refinancing Indebtedness;

(xvii) Liens on the assets of a Foreign Subsidiary (other than the Bermuda Partnership) securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 10.04(b)(viii);

(xviii) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to clause (x) of Section 10.04(b)(xviii)(x); and

(xix) other Liens of the Borrower or any Subsidiary of the Borrower that (w) were not incurred in connection with borrowed money, (x) do not materially impair the use of such Property in the operation of the business of the Borrower or such Subsidiary, (y) do not encumber any Accounts or Inventory or other ABL Priority Collateral and (z) do not secure obligations in excess of $100,000,000 in the aggregate for all such Liens.

In connection with the granting of Liens of the type described in clauses (iv), (ix), (x), (xi), (xii), (xvi), (xvii) and (xix) of this Section 10.03 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized, at the request of the Borrower, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

10.04. Indebtedness. (a) The Borrower will not, nor will permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist (collectively, “incur”) any Indebtedness; provided, however, that the Borrower and each Domestic Subsidiary of the Borrower which is a Credit Party may incur Indebtedness (which may be guaranteed by any Credit Party) so long as: (i) the Total Leverage Ratio at such time does not exceed 5.50:1.00; (ii) the Senior Secured Leverage Ratio at such time does not exceed 3.00:1.00 (in each case, both immediately prior to the incurrence of such Indebtedness and immediately after giving effect thereto); and (iii) no Default or Event of Default then exists or would result therefrom.

(b) The foregoing limitations in Section 10.04(a) will not apply to the following (each, a “Permitted Indebtedness”):

(i) Indebtedness incurred pursuant to this Agreement, and the other Credit Documents;

(ii) Scheduled Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule IV, without giving effect to any subsequent extension, renewal or refinancing thereof, except that Scheduled Existing Indebtedness may be refinanced through one or more issuances of Permitted Refinancing Indebtedness in accordance with Section 10.04(b)(vii) below;

(iii) Indebtedness of the Borrower under Interest Rate Protection Agreements entered into to protect them against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement;

(iv) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 10.03(xi), provided that the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at any time shall not exceed $25,000,000;

(v) intercompany Indebtedness of the Borrower and its Subsidiaries to the extent permitted by Sections 10.05(vi) and (xvii);

(vi) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) (such Indebtedness, “Permitted Acquired Debt”), provided that (x) such Indebtedness (A) is not secured by Liens on ABL Priority Collateral and (B) was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (C) the aggregate principal amount of all Indebtedness outstanding pursuant to this Section 10.05(vi) at any time (exclusive of any such Indebtedness held by a Qualified Obligor which is not guaranteed by the Borrower or any of its other Subsidiaries and is not secured by a Lien on any Property of the Borrower or any of its Subsidiaries), when added to the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to Section 10.04(b)(vii) at any time (except to the extent incurred to refinance Scheduled Existing Indebtedness or Permitted Acquired Debt held by a Qualified Obligor which is not guaranteed by the Borrower or any of its other Subsidiaries and is not secured by a Lien on any Property of the Borrower or any of its Subsidiaries and successive refinancings of the foregoing), shall not exceed $50,000,000;

(vii) Permitted Refinancing Indebtedness, so long as (x) no Specified Default, Event of Default or Compliance Period is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto and (y) the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to this Section 10.05(vii) at any time (except to the extent incurred to refinance Scheduled Existing Indebtedness or Permitted Acquired Debt held by a Qualified Obligor which is not guaranteed by the Borrower or any of its other Subsidiaries and is not secured by a Lien on any Property of the Borrower or any of its Subsidiaries and successive refinancings of the foregoing), when added to the aggregate principal amount of Permitted Acquired Debt outstanding pursuant to Section 10.04(b)(vi) at any time (exclusive of any such Indebtedness held by a Qualified Obligor which is not guaranteed by the Borrower or any of its other Subsidiaries and is not secured by a Lien on any Property of the Borrower or any of its Subsidiaries), shall not exceed $50,000,000;

(viii) Indebtedness of Foreign Subsidiaries of the Borrower (other than the Bermuda Partnership) under lines of credit to any such Foreign Subsidiary from Persons other than the Borrower or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital and other general corporate purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries shall not exceed $50,000,000;

(ix) [Reserved];

(x) additional unsecured Indebtedness of the Borrower consisting of unsecured guarantees by the Borrower of (x) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Wholly-Owned Subsidiaries of the Borrower, (y) leases pursuant to which one or more Wholly-Owned Subsidiaries of the Borrower are the respective lessees and (z) Indebtedness of Wholly-Owned Subsidiaries of the Borrower of the type permitted pursuant to Section 10.04(b)(xiv);

(xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of the incurrence thereof;

(xii) Indebtedness in respect of (x) Other Hedging Agreements to the extent permitted by clause (x) of Section 10.05(xii) and (y) Commodity Agreements to the extent permitted by clause (y) of Section 10.05(xii);

(xiii) (x) Indebtedness of the Borrower or any of its Subsidiaries evidenced by completion guarantees and performance and surety bonds (but excluding appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation) incurred in the ordinary course of business for purposes of insuring the performance of the Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding, (y) Indebtedness of the Borrower or any of its Subsidiaries evidenced by appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation for purposes of insuring the performance of the Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding and (z) Indebtedness of the Borrower or any of its Subsidiaries evidenced by appeal bonds and/or guaranties issued in respect of obligations arising in connection with the European Commission Decision pending appeal by the Borrower or such Subsidiaries of such decision in an aggregate amount not to exceed €45,000,000 at any time outstanding;

(xiv) Indebtedness of the Borrower or any Subsidiary of the Borrower arising from agreements of the Borrower or a Subsidiary of the Borrower providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Borrower permitted under this Agreement (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), provided that the maximum assumable liability (as measured by the reserves reasonably established on such Person’s financial statements) in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such dispositions;

(xv) unsecured Indebtedness of the Borrower evidenced by a guaranty of the Indebtedness or other obligations of any other Person (including Indebtedness of Foreign Subsidiaries permitted pursuant to Section 10.04((viii) above), so long as the aggregate amount of the Contingent Obligations of the Borrower pursuant to this Section 10.05(xv) does not exceed $25,000,000 at any time;

(xvi) (I) unsecured Indebtedness of the Borrower incurred under the Existing 2011 Senior Notes and the Existing 2011 Senior Notes Indenture and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the Borrower provided under the Existing 2011 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $200,000,000 (less the amount of any repayments of principal thereof after the Effective Date), (II) unsecured Indebtedness of the Borrower incurred under the Existing 2009 Senior Notes and the Existing 2009 Senior Notes Indenture and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the Borrower provided under the Existing 2009 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $350,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date), (III) unsecured Indebtedness of the Borrower incurred under the Existing 2013 Senior Notes and the Existing 2013 Senior Notes Indenture and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the Borrower provided under the Existing 2013 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $155,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date), (IV) unsecured Indebtedness of the Borrower incurred under Permitted Senior Notes and the other Permitted Senior Notes Documents and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under subordinated guarantees of the obligations of the Borrower provided under the Permitted Senior Notes Documents to which they are a party, so long as such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Senior Notes, (V) unsecured Indebtedness of the Borrower incurred under the Existing 2010 Senior Notes and the Existing 2010 Senior Notes Indenture and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under subordinated guarantees of the obligations of the Borrower provided under the Existing 2010 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $400,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date), and (VI) Indebtedness of the Borrower incurred under the Permitted Refinancing Senior Notes and the other Permitted Refinancing Senior Notes Documents and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the Borrower provided under the Permitted Refinancing Senior Notes Documents to which it is a party, so long as such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Refinancing Senior Notes;

(xvii) Indebtedness of Foreign Subsidiaries of the Borrower under bank guaranties and letters of credit issued by financial institutions (on behalf of such Foreign Subsidiaries) in an aggregate amount not to exceed $50,000,000 at any time;

(xviii) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed $50,000,000 at any time outstanding and (y) unsecured Indebtedness of the Borrower evidenced by a guaranty of Indebtedness permitted pursuant to preceding subclause (x) of this Section 10.04(b)(xviii);

(xix) Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with vehicle inventory loans in an aggregate principal amount not to exceed $5,000,000 at one time outstanding;

(xx) Indebtedness of the Borrower which may be deemed to exist under its non-qualified excess savings plan for employees;

(xxi) [Reserved];

(xxii) additional unsecured Indebtedness of the Borrower and its Subsidiaries (other than the Bermuda Partnership Partners and the Bermuda Partnership) not otherwise permitted hereunder not exceeding $100,000,000 in aggregate principal amount at any time outstanding, provided that no such additional Indebtedness shall be incurred at any time a Default or Event of Default then exists or would result therefrom; and

(xxiii) the Borrower, the Bermuda Company and the Subsidiary Guarantors (as defined in the Term Credit Agreement) may incur and remain liable with respect to the Indebtedness under the Term Credit Agreement and the other Term Credit Documents.

10.05. Advances; Investments; Loans. The Borrower will not, nor will permit any of its Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except:

(i) (w) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents; provided, however, that at any time a Loan is outstanding, the aggregate amount of Unrestricted Cash held by any the Borrower and its Domestic Subsidiaries shall not exceed $25,000,000 for any period of five consecutive Business Days;

(ii) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

(iii) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

(iv) Interest Rate Protection Agreements entered into in compliance with Section 10.04(iii) shall be permitted;

(v) (x) Investments constituting Intercompany Scheduled Existing Indebtedness in existence on the Initial Borrowing Date (and any refinancings thereof permitted pursuant to Section 10.04(b)(vii) and consistent with the definition of Permitted Refinancing Indebtedness) and (y) such other Investments in existence on the Initial Borrowing Date and listed on Schedule IX (without giving effect to any additions thereto or replacements thereof); provided that any additional Investments made with respect to the Investments described in preceding subclause (y) of this Section 10.05(v) shall be permitted only if independently justified under the other provisions of this Section 10.05;

(vi) (w) Qualified Obligors may make intercompany loans to each other, (x) Qualified Obligors may make intercompany loans to any Foreign Subsidiary of the Borrower, (y) any Wholly-Owned Foreign Subsidiary of the Borrower may make intercompany loans to any Qualified Obligor and (z) Foreign Subsidiaries may make intercompany loans to each other, provided that (I) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an Intercompany Note is prohibited by, or that such Intercompany Note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this Section 10.05(vi) (other than any such loan made to a Non-Wholly Owned Subsidiary) shall be evidenced by an Intercompany Note, (II) at no time shall the aggregate outstanding principal amount of all such intercompany loans made pursuant to subclause (x) of this Section 10.05(vi) above, when added to the aggregate amount of capital contributions made pursuant to (and in reliance on) Section 10.05(viii)(y) (for this purpose, taking the Fair Market Value of any Property (other than cash) so contributed at the time of such contribution), exceed $350,000,000 (determined without regard to write-downs or write-offs thereof), (III) no intercompany loans may be made pursuant to subclause (x) of this Section 10.05(vi) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto), (IV) subject to the exception specified in the proviso to Section 10.01(f), each intercompany loan made pursuant to this Section 10.05(vi) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement and (V) any intercompany loans made pursuant to this Section 10.05(vi) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Qualified Obligor or a Foreign Subsidiary of the Borrower as contemplated above;

(vii) (x) loans by the Borrower and its Subsidiaries to officers, employees and directors of the Borrower and its Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted and (y) advances of reimbursable expenses by the Borrower and its respective Subsidiaries to officers, employees and directors of the Borrower and its Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business;

(viii) (w) any Wholly-Owned Foreign Subsidiary of the Borrower may make capital contributions to any Qualified Obligor, (x) any Qualified Obligor may make capital contributions to any of its direct Wholly-Owned Subsidiaries that is a Qualified Obligor, (y) any Non-Guarantor Subsidiary may make capital contributions to any of its direct Wholly-Owned Subsidiaries that is a Non-Guarantor Subsidiary, and (z) any Qualified Obligor may make capital contributions to any of their respective direct Foreign Subsidiaries; provided that (I) at no time shall the aggregate amount of the capital contributions made pursuant to subclause (z) of this Section 10.05(viii) (for this purpose, (1) taking the Fair Market Value of any Property (other than cash) so contributed at the time of such contribution and (2) excluding capital contributions made to a Foreign Subsidiary which are promptly contributed, in turn, to a Foreign Subsidiary in reliance on subclause (z) above), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to subclause (x) of Section 10.05(vi) above (determined without regard to write-downs or write-offs thereof), exceed $350,000,000, and (II) no contributions may be made pursuant to subclause (y) or (z) of this Section 10.05(viii) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

(ix) the U.S. Dole Group may make Permitted Acquisitions in accordance with the relevant requirements of Section 9.14 and the component definitions therein;

(x) the Borrower and its Subsidiaries may own the capital stock of, or other Equity Interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

(xi) the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 10.02(v), (xiv) and (xviii);

(xii) the Borrower and its Subsidiaries may enter into (x) Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the operations of the Borrower or any of its Subsidiaries and (y) Commodity Agreements in the ordinary course of business providing protection against fluctuations in prices of commodities used in the operations of the Borrower and its Subsidiaries, in each case, so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements or Commodity Agreements, as the case may be, are bona fide hedging activities and are not for speculative purposes;

(xiii) The Borrower may acquire and hold obligations of one or more officers, directors or other employees of the Borrower or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of the Borrower, so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(xiv) loans or advances by any Subsidiary of the Borrower in connection with grower loan programs; provided that (I) at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this Section 10.05(xv) exceed $75,000,000 (determined without regard to write-downs or write-offs thereof), (II) no loans or advances may be made pursuant to this Section 10.05(xiv) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto), and (III) in the event a loan or advance made by a Credit Party pursuant to this Section 10.05(xv) is evidenced by a promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the relevant Foreign Security Document (except to the extent local law or the relevant grower loan documents prohibit such pledge or such note is required to be pledged to secure Indebtedness incurred pursuant to clause (x) of clause (x) of Section 10.04(b)(xviii);

(xv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may acquire Equity Interests in Persons (who, after giving effect to such acquisition, become Non-Wholly Owned Subsidiaries of the Borrower or such Subsidiary); provided that the aggregate amount of the Investments made pursuant to this Section 10.05(xv) after the Effective Date shall not exceed $50,000,000 (without regard to any write-downs or write-offs thereof);

(xvi) any Non-Wholly Owned Subsidiary of the Borrower may make loans to its shareholders generally so long as (x) the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such loans receives at least its proportionate share of such loans (based upon its relative holding of the Equity Interests in the Subsidiary making such loans), (y) unless the entering into of the Intercompany Subordination Agreement requires the consent of the minority shareholder of such Non-Wholly Owned Subsidiary (and such consent is not obtained), such Non-Wholly-Owned Subsidiary (as obligee of such loan) and the Borrower or such other Subsidiary (as obligor of such loan) shall be subject to the provisions of the Intercompany Subordination Agreement and (z) the aggregate outstanding principal amount of all loans pursuant to this clause (xvi) which are not subject to the subordination provisions of the Intercompany Subordination Agreement shall not exceed $50,000,000 at any time;

(xvii) Investments constituting guaranties permitted by Section 10.04;

(xviii) the Bermuda Partnership Partners may make additional Investments in the Bermuda Partnership not otherwise permitted by this Section, so long as (w) the Bermuda Partnership promptly (and in any event within one Business Day of receipt thereof) uses 100% of the cash proceeds of such Investment to make a prepayment on the intercompany loan owing by it to the Bermuda Company and incurred pursuant to the Intercompany Distribution Transactions, and (x) any Investment in the form of an intercompany loan or advance pursuant to this clause (xviii) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement; and

(xix) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its respective Subsidiaries may make Investments not otherwise permitted by Sections (i) through (xviii); provided that (x) the aggregate amount of Investments made pursuant to this Section (xix) after the Initial Borrowing Date shall not exceed $100,000,000 (determined without regard to any write-downs or write-offs thereof).

10.06. Restricted Payments; etc. The Borrower will not, nor will permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in non-redeemable common stock or comparable common equity interests of the Borrower or any such Subsidiary, as the case may be) or return any equity capital to, its stockholders, partners, members or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners, members or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other Equity Interests), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other Equity Interests of any direct or indirect parent of such Subsidiary now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing “Dividends”) or make any payments in respect of any outstanding Intercompany Debt, except that:

(i) (x) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary); provided that any Dividend made pursuant to preceding clause (x) to any Wholly-Owned Subsidiary that is not a Credit Party may only be made if (A) (I) no Specified Default and no Event of Default then exists or would result therefrom and (II) such Wholly-Owned Subsidiary promptly distributes and/or transfer any Property received pursuant to such Dividend (directly or indirectly through other Wholly-Owned Subsidiaries) to a Credit Party or (B) the Subsidiary making such Dividend is not a Credit Party; provided however, that, subject to Section 10.01(d)(v), any such Dividend may be made to the Bermuda Partnership notwithstanding the existence of an Event of Default (other than an Event of Default under Section 11.01 or 11.05) so long as (a) the Bermuda Partnership complies with clause (II) of the preceding proviso and (b) the Bermuda Partnership Partners are (after giving effect to the receipt of any Dividend from Bermuda Partnership) in compliance with the requirements of Section 10.01(c);

(ii) the Borrower may redeem or purchase shares of the Borrower Common Stock or options to purchase the Borrower Common Stock, held by former officers or employees of The Borrower or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers or employees, provided that (x) the only consideration paid by the Borrower in respect of such redemptions and/or purchases shall be cash, (y) the aggregate amount paid by the Borrower in cash in respect of all such redemptions and/or purchases shall not exceed $2,000,000 in any Fiscal Year of the Borrower, and (z) at the time of any redemption or purchase pursuant to this Section 10.06(ii), no Specified Default or Event of Default shall then exist or result therefrom;

(iii) [Reserved];

(iv) [Reserved];

(v) [Reserved];

(vi) the Borrower and its Subsidiaries may make payments with respect to Intercompany Debt, so long as the respective payment is permitted to be made in accordance with the terms of the Intercompany Subordination Agreement;

(vii) [Reserved];

(viii) the Borrower may pay regularly scheduled Dividends on Qualified Preferred Stock issued by it pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

(ix) [Reserved];

(x) [Reserved];

(xi) so long as no Default and no Event of Default then exists or would result therefrom, any Existing Senior Notes, any Permitted Senior Notes and any Permitted Refinancing Senior Notes may be refinanced with any Permitted Refinancing Senior Notes in accordance with the requirements of this Agreement;

(xii) so long as no Specified Default and no Event of Default then exists or would result therefrom, any Scheduled Existing Indebtedness, any Permitted Acquired Debt and any Permitted Refinancing Indebtedness incurred to refinance same may be refinanced with Permitted Refinancing Indebtedness in accordance with the requirements of this Agreement; and, so long as no Event of Default has occurred and is continuing or would result therefrom, the Existing Senior Notes and any Permitted Refinancing Senior Notes may be exchanged for Equity Interests of the Borrower permitted by Section 10.10(a);

(xiii) in addition to the actions permitted above, the Borrower and its Subsidiaries may make Investments (and, without duplication, may repurchase or redeem (so long as any repurchased Indebtedness is promptly cancelled) any Indebtedness otherwise described in Section 10.09(a)(i)), so long as (I) no Default or Event of Default then exists or would result therefrom, (II) the aggregate amount of cash expended pursuant to this Section 10.06 (xiii) to effect such Investments after the Effective Date does not exceed the sum of (x) $50,000,000 and (y) the aggregate amount of Retained Excess Cash Flow Amount at the time such Investment is made and (III) to the extent any such Investment (or any part thereof) is made in reliance on preceding clause (II)(y), calculations are made by the Borrower of compliance with Section 10.04(a) (regardless of whether any Indebtedness is then being incurred pursuant to said Section 10.04(a)) for the Calculation Period most recently ended prior to the date of the respective repurchase or redemption (determined on a Pro Forma Basis after giving effect to such Investment and the incurrence of any Indebtedness to finance same), as set forth in a certificate by an Authorized Officer of the Borrower furnished to the Administrative Agent on the date of such Investment, and such calculations shall show that, after giving effect to the respective Investment (and any contemporaneous Investments) and any Indebtedness being incurred in connection therewith, the Borrower would be permitted to incur at least $1 of additional Indebtedness pursuant to Section 10.04(a) at such time; provided that, to the extent that such Investments constitute redemptions and/or repurchases of Existing Senior Notes, Permitted Senior Notes and/or Permitted Refinancing Senior Notes from time to time (whether redeemed in accordance with the terms of the indenture therefor and/or repurchased on the open market), all such Existing Senior Notes, Permitted Senior Notes or Permitted Refinancing Senior Notes, as the case may be, so repurchased or redeemed are promptly cancelled by the Borrower; and

(xiv) in addition to the actions permitted above, the Borrower and its Subsidiaries may make Investments (and, without duplication, may repurchase or redeem) in any Existing 2009 Senior Notes or Existing 2010 Senior Notes so long as (I) no Default or Event of Default then exists or would result therefrom, (II) the aggregate amount of cash expended pursuant to this Section 10.06(xiv) to effect such Investments after the Effective Date does not exceed $50,000,000, (III) after giving effect to such Investments, redemptions and repurchases, the Borrower (A) would be in compliance with Section 9.13 of the Term Credit Agreement (as in effect on the effective date of Amendment 1) as of the most recently completed test date and (B) has not less than $70,000,000 of Borrowing Availability and (IV) all such Existing 2009 Senior Notes or Existing 2010 Senior Notes so repurchased or redeemed are promptly cancelled by the Borrower.

10.07. Transactions with Affiliates. The Borrower will not, nor will permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the Borrower or any of its Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be reasonably expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among the Borrower and its Subsidiaries to the extent expressly permitted by Sections 10.02, 10.04, 10.05 and 10.06; (iii) the payment of consulting or other fees to the Borrower by any of its Subsidiaries in the ordinary course of business; (iv) customary fees to non-officer directors of the Borrower and its respective Subsidiaries; (v) the Borrower and its Subsidiaries may enter into the employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) Dividends may be paid by the Borrower to the extent permitted by Section 10.06; (vii) the payment of customary fees (excluding management fees) to the Agents and their Affiliates for services rendered (including, without limitation, any underwriting discounts and commissions); (viii) transactions between the Borrower and/or any of its Subsidiaries and their respective Affiliates listed on Schedule XVI hereto; and (ix) the California Disposition and any loan of all or a portion of the Net Sale Proceeds therefrom to an Affiliate of the Borrower, so long as (and only so long as) such transactions would not (in the absence of this clause (ix) and, for such purpose, assuming same were in the “ordinary course of business”) give rise to a violation of this Section 10.07. In no event shall any management, consulting or similar fee be paid or payable by the Borrower or any of its Subsidiaries to any Affiliate (other than any other Credit Party), except as specifically provided in this Section 10.07.

10.08. Fixed Charge Coverage Ratio. During any Compliance Period, the Borrower shall not permit (i) the Fixed Charge Coverage Ratio to be less than 1.00:1.00 for the four Fiscal Quarters most recently ended for which financial statements are available immediately prior to the beginning of such Compliance Period and (ii) the Fixed Charge Coverage Ratio for each four-Fiscal Quarter period ending during such Compliance Period to be less than 1.00:1.00. Within five Business Days of (x) the first day of a Compliance Period and (y) the last Business Day of any Fiscal Quarter during which a Compliance Period is occurring, the Borrower shall provide to Administrative Agent a Compliance Certificate calculating the Fixed Charge Coverage Ratio based on the most recent quarterly financial statements delivered pursuant to Section 9.01(b).

10.09. Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. (a) The Borrower will not, nor will it permit any of its Subsidiaries to:

(i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any Existing Indebtedness or, after the incurrence or issuance thereof, any Permitted Refinancing Indebtedness, any Qualified Preferred Stock, any Permitted Acquired Debt, any Permitted Refinancing Senior Note, except to the extent expressly permitted under Sections 10.06(xi), (xii), (xiii) and or (xiv), in the case of Permitted Acquired Debt, required by Section 9.11(h);

(ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Senior Notes Document or, on and after the execution and delivery thereof, any Permitted Senior Notes Document and any Permitted Refinancing Senior Notes Document, in any such case other than any technical or clarifying amendments, modifications or changes to any such Documents that are not in any way adverse to the interests of the Lenders and do not relate to the subordination provisions contained therein; or

(iii) amend, modify or change any Permitted Acquired Debt, any Permitted Refinancing Indebtedness, any Tax Allocation Agreement, any Management Agreement, any Qualified Preferred Stock, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock or other Equity Interests, or enter into any new Tax Allocation Agreement, Management Agreement or agreement with respect to its capital stock or other Equity Interests, other than (A) any change to Permitted Acquired Debt or Permitted Refinancing Indebtedness as a result of the refinancing thereof as permitted by Section 10.09(a), (B) any amendments or modifications to Permitted Refinancing Debt or Qualified Preferred Stock consistent with the definitions thereof provided herein and (C) any amendments, modifications or changes pursuant to this Section 10.09(a) and any such new agreements pursuant to this Section 10.09(a), (x) which do not adversely affect the interests of the Lenders in any material respect, (y), in the case of any Management Agreement, which does not involve the payment by the Borrower or any of its Subsidiaries of any amount which could give rise to a violation of this Agreement and (z) any amendment to such Person’s respective certificates of incorporation or other organizational documents to authorize the issuance of capital stock or other Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement.

(b) Neither the Borrower nor any of its Subsidiaries shall designate any Indebtedness (other than the Obligations) as “Designated Guarantor Senior Debt” or “Designated Senior Debt” for purposes of the Existing Senior Notes Documents or, on and after the execution and delivery thereof, the Permitted Senior Notes Documents and the Permitted Refinancing Senior Notes Documents.

10.10. Limitation on Issuance of Equity Interests. (a) The Borrower will not issue (i) any Preferred Equity (or any options, warrants or rights to purchase Preferred Equity) (other than Qualified Preferred Stock issued pursuant to clause (c) below) or (ii) any redeemable common stock or equivalent common Equity Interests.

(b) The Borrower shall not permit any of its Subsidiaries to, issue any capital stock or other Equity Interests (including by way of sales of treasury stock), except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and additional issuances which do not decrease the aggregate percentage ownership of the Borrower and its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiaries, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Initial Borrowing Date pursuant to Section 10.13 may issue capital stock or other Equity Interests in accordance with the requirements of Section 10.13 and (v) issuances of Equity Interests (including Preferred Equity) by any Wholly-Owned Subsidiary of the Borrower to one or more other Wholly-Owned Subsidiaries of the Borrower. All capital stock or other Equity Interests issued in accordance with this Section 10.10(b) shall, to the extent required by the relevant Security Document, be delivered to the Collateral Agent for pledge pursuant to such Security Document.

(c) the Borrower may from time to time (i) issue Qualified Preferred Stock, so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and (y) with respect to each issuance of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value thereof of the assets received therefor) shall be at least equal to 100% of the liquidation preference thereof at the time of issuance and (ii) issue additional shares of Qualified Preferred Stock to pay in kind regularly scheduled Dividends on Qualified Preferred Stock theretofore issued in compliance with this Section 10.10(c).

10.11. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, nor will permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interests or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (y) make loans or advances to the Borrower or any Subsidiary of the Borrower or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or any other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) restrictions applicable to any Non-Wholly Owned Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 10.05 or a Permitted Acquisition effected in accordance with Section 9.14; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition; (vii) any restriction or encumbrance with respect to assets subject to Liens permitted by Sections 10.03(iv), (x), (xi), (xii) and

(xvi); (viii) the Existing 2011 Senior Notes Documents; (ix) the Existing 2010 Senior Notes Documents; (x) the Existing 2009 Senior Notes Documents; (xi) the Existing 2013 Senior Notes Documents; (xii) the Term Credit Documents; (xiii) on and after the execution and delivery thereof, the Permitted Senior Notes Documents; and (xiv) on and after the execution and delivery thereof, the Permitted Senior Refinancing Notes Documents.

10.12. Limitation on the Creation of Subsidiaries and Joint Ventures. (a) Except as otherwise specifically provided in immediately succeeding clause (b), the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (A) at least 1 Business Day’s (or such longer period as is acceptable to the Administrative Agent in any given case) of such establishment, creation or acquisition, as the case may be, written notice thereof is given to the Administrative Agent (provided that no such notice shall be required to be given in the case of a Shell Corporation), (B) subject to Sections 9.11(d) and 9.12, the Equity Interests of each such new Wholly-Owned Subsidiary (if same is an Unrestricted Subsidiary) are pledged pursuant to, and to the extent required by, the applicable Pledge Agreements and, if such Equity Interests constitute certificated Equity Interests, the certificates representing such Equity Interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (C) to the extent such new Wholly-Owned Subsidiary is required, in accordance with the applicable provisions of Section 9.11, to become a Subsidiary Guarantor, (i) such new Wholly-Owned Subsidiary executes and delivers counterparts of the Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Subsidiary Guarantor on the Initial Borrowing Date, and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 6 of the Original Credit Agreement if such new Wholly-Owned Subsidiary had been a Credit Party on the Initial Borrowing Date, and (D) such new Wholly-Owned Subsidiary, to the extent requested by any Agent or the Required Lenders, takes all other actions required pursuant to Section 9.11 (including, without limitation, to, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the applicable Security Documents); provided that (x) the Credit Documents required to be executed and delivered pursuant to clause (C) by such newly formed, created or acquired Subsidiary shall not be required to be so executed and delivered until 45 days after the formation, creation or acquisition of such Subsidiary, and (y) in the case of a Shell Corporation created or established by the Borrower or any of its Wholly-Owned Subsidiaries, the actions described in clauses (B) and (C) and applicable to such Shell Corporation shall not be required to be taken (so long as same remains a Shell Corporation) until 60 days after the creation or establishment of such Shell Corporation.

(b) In addition to Subsidiaries of the Borrower created pursuant to preceding clause (a), the Borrower and its Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly Owned Subsidiaries after the Initial Borrowing Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 10.05, provided that (x) all Equity Interests of each such Non-Wholly Owned Subsidiary which is an Unrestricted Subsidiary shall be pledged by any Credit Party which owns same to the extent required by the Pledge Agreements, and (y) any actions required to be taken pursuant to Section 9.11 in connection with the establishment of, or Investments in, the respective Subsidiaries are taken in accordance with the requirements of said Section 9.11.

10.13. Special Restrictions Relating to Principal Property. The Borrower will not, nor will permit any Subsidiary Guarantor to, (i) own or acquire any Principal Property (other than the Principal Properties designated on Schedule XVII hereto) or (ii) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any Indebtedness secured by a Lien on any Principal Property; provided however that, notwithstanding the foregoing, (x) the Borrower and its Subsidiaries may acquire (by way of third-party purchase) up to (but not more than) two Principal Properties after the Initial Borrowing Date and, thereafter, own such Principal Properties and (y) the Borrower and its Subsidiaries may own additional Principal Properties which are not Principal Properties on the Initial Borrowing Date (or, if acquired after the Initial Borrowing Date, on such date of acquisition) if (x) the respective Principal Property becomes a Principal Property after the Initial Borrowing Date (or such date of acquisition) as a result of the making of capital expenditures or other investments in such Property by the Borrower or the respective Subsidiary or (y) the respective Principal Property is constructed by the Borrower or the respective Subsidiary.

10.14. No Additional Deposit Accounts; etc. The Borrower will not, and will not permit any Subsidiary Guarantor, directly or indirectly, open, maintain or otherwise have any checking, savings, deposit, securities or other accounts at any bank or other financial institution where cash or Cash Equivalents are or may be deposited or maintained with any Person, other than (i) the Core Concentration Account, (ii) the Collection Accounts set forth on Part A of Schedule III, and (iii) the Excluded Deposit Accounts; provided that the Borrower or any Subsidiary Guarantor may open new Collection Accounts, not set forth in such Schedule III, so long as prior to opening any such account (i) the Administrative Agent has consented in writing to such opening (which consent shall not be unreasonably withheld or delayed), (ii) the Borrower has delivered an updated Schedule III to the Administrative Agent listing such new account if such account is a Collection Account and (iii) in the case of any new Collection Account), the financial institution with which such account is opened, together with the Borrower or the Subsidiary Guarantor which has opened such account and the Collateral Agent have executed and delivered to the Administrative Agent a Cash Management Control Agreement.

SECTION 11. Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or Note, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on any Loan or Note or any Fees or (iii) default, and such default shall continue for 10 or more Business Days after notice to the Borrower by the Administrative Agent or any Lender, in the payment when due of any other amounts owing hereunder or under any other Credit Document; or

11.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document (other than a Foreign Security Document) or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03. Covenants. The Borrower or any of its Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 9.01(e)(i), 9.10, 9.11, 9.14, 9.17, 9.18, 9.19 or 10, or (b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(o) and such default shall continue unremedied for at least one Business Day or (c) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Sections 11.01, 11.02 or clause (a) or clause (b) of this Section 11.03) and such default shall continue unremedied for a period of at least 30 days; or

11.04. Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 11.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $25,000,000; or

11.05. Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

11.06. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation

Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days which will result in a Material Adverse Effect, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan pursuant to Section 4042(b) of ERISA, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be involuntarily terminated or to be the subject of termination proceedings under ERISA, any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan subject to Title IV of ERISA or Multiemployer Plan or a Foreign Pension Plan has not been made within 60 days of when due, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan subject to Title IV of ERISA or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan or Multiemployer Plan; (b) there shall result from any such event or events described above in this Section 10.06 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability resulting from any event described in clause (a) above; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

11.07. Security Documents. (a) Any Security Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall, subject to the Intercreditor Agreement, cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.03), and subject to no other Liens (except as permitted by Section 10.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; provided that the failure to have a perfected and enforceable Lien on Collateral in favor of the Collateral Agent shall not give rise to an Event of Default under this Section 11.07, unless the aggregate fair market value of all Collateral over which the Collateral Agent fails to have a perfected and enforceable Lien (exclusive of Collateral that is the subject of an Excluded Event) equals or exceeds $10,000,000; or

11.08. Guaranties. Any Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Subsidiary Guarantor, or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s obligations under the relevant Subsidiaries Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Subsidiaries Guaranty; or

11.09. Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $25,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; provided, however, that for the avoidance of doubt, the European Commission Decision shall be deemed to have been stayed for so long as such decision is not final and non-appealable and the Borrower and its applicable Subsidiaries are diligently pursuing an appeal of such decision and have complied with all requirements of the European Commission with respect to the posting of bonds, bank guarantees or other security for the European Commission Decision (after giving effect to any waiver by the European Commission of any such requirements); provided, further, that the rendering of any other such judgment(s) or decree(s) by courts outside of the United States and Bermuda shall not be an Event of Default under this Section 11.09 unless (i) the Borrower and its Subsidiaries which are subject to the judgment(s) or decree(s), as of the date of the issuance of such judgment(s) or decree(s) (or any later date while such judgment(s) or decree(s) are still in effect) have at least $25,000,000 in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where the Borrower and/or its Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $25,000,000 in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)); or

11.10. Ownership. A Change of Control shall have occurred; or

11.11. Denial of Liability. The Borrower shall deny its obligations under this Agreement, any Note or any other Credit Document;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower or the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission and any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), subject to the Intercreditor Agreement, any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (vi) apply any cash collateral held by the Administrative Agent as provided in Section 5.02 to the repayment of the Obligations.

SECTION 12. The Administrative Agent.

12.01. Appointment. The Lenders hereby irrevocably designate and appoint DBNY as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term “Administrative Agent” also shall include DBNY in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

12.02. Nature of Duties. (a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, the Lead Arranger shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04. Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

12.06. Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.07. The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08. Holders. (a) The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

(b) Without limiting the provisions of preceding clause (a), the parties hereto acknowledge and agree that any Agent hereunder may also act in individual or agency capacities in connection with other financings, including, without limitation, pursuant to the Term Credit Documents. The parties hereto agree to each of the Agents acting in such other individual and agency capacities, and shall not raise any claim in connection therewith (except to the extent resulting from the gross negligence or willful misconduct of the respective such Person as an Agent hereunder).

12.09. Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.05 then exists, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

12.10. Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments (and all Letters of Credit) and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 10.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12), (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10 or (v) constituting Equity Interests or assets of any Subsidiary of the Borrower upon the liquidation or dissolution of such Subsidiary in a transaction permitted by the Credit Documents.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.11. Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

SECTION 13. Miscellaneous.

13.01. Payment of Expenses, etc. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent’s other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants (including, without limitation, any inventory consultants) for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, advisors, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

13.02. Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

13.04. Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitments hereunder except as provided in Sections 2.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitments and related outstanding Obligations (or, if the Revolving Loan Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments and related outstanding Obligations (or, if the Revolving Loan Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and the Issuing Lender and, so long as no Default or Event of Default then exists and the Syndication Date has theretofore occurred, the Borrower, shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate

Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender’s Revolving Loan Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10, 3.06 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or assignee for such Lender as a party thereto.

(d) Any Lender which assigns all of its Revolving Loan Commitments and/or Loans hereunder in accordance with Section 13.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.

13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.06. Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of the Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07. Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that (i) except as otherwise specifically provided herein, all computations determining the Excess Cash Flow, the Senior Leverage Ratio, the Total Leverage Ratio and compliance with Sections 3, 9.14 and 9, including in each case definitions used therein, shall, in each case, utilize United States accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical consolidated audited financial statements of the Borrower delivered to the Lenders pursuant to Section 7.10(b) of the Original Credit Agreement for Fiscal Year 2005, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 9 and/or 10, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the

Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

(b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to (x) the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable and (y) Sterling LIBOR, which shall be based on a year of 365 days) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

(b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

13.10. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the Borrower, the Administrative Agent, the Lead Arranger and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

13.11. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12. Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i) or clause (ix)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of (x) the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents or (y) the Subsidiary Guarantors under the Subsidiaries Guaranties, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments on the Effective Date), (iv) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) increase the advance rates applicable to the Borrowing Base over those in effect on the Initial Borrowing Date (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for Eligible Accounts and Eligible Inventory, in each case by Administrative Agent in accordance with the terms hereof, will not be deemed such an increase in advance rates), (vii) increase the percentage of the Borrowing Base for which Agent Advances may be made pursuant to Section 2.01(e), (viii) increase the Total Commitment (other than as contemplated by Section 2.14) or (ix) or increase the Revolving Loan Commitment of any Lender; provided further, that no such change, waiver, discharge or termination shall (1) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 1 or alter its rights or obligations with respect to Letters of Credit, (2) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, or (4) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Revolving Loan Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment (if such Lender’s consent is required as a result of its Revolving Loan Commitment) the outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent and/or cash collateralize its applicable RL Percentage of the

Letter of Credit of Outstandings, in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Revolving Loan Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided, further, that the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11, 3.06 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15. Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Revolving Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Revolving Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or Revolving Loan transfer of all or part of any Revolving Loan Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16. Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

(b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17. Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and capital stock and other Equity Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United States and any State thereof to perfect the security interests in the capital stock and other Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said capital stock, other Equity Interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or capital stock or other Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other Equity Interests are pledged, under the Security Documents. The Borrower hereby agrees that, following any request by the Administrative Agent or the Required Lenders to do so, the Borrower will, and will cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or the Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.17, all such actions shall be taken in accordance with the provisions of this Section 13.17 and Section 9.12 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to capital stock of, other Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States and any State thereof) not required to be taken in accordance with the provisions of this Section 13.17, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of Section 9.12 and this Section 13.17.

13.18. Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower and the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and other information that will allow such Lender to identify the Borrower and the other Credit Parties in accordance with the Act.

13.19. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

(a) UCC Filings; Filings with respect to Intellectual Property; etc. (i) Holdings and its Subsidiaries were not required to have filed (or cause to have filed) on or prior to the Initial Borrowing Date Financing Statements (Form UCC-1) or any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the Security Agreement or the Pledge Agreement, as applicable. Not later than the fifth day (or such later date as may be agreed by the Administrative Agent) after the Initial Borrowing Date, Holdings and its Subsidiaries shall have filed (or cause to have filed) all of such Financing Statements (Form UCC-1) and any filings with the United States Patent and Trademark Office or the United States Copyright Office

necessary to perfect the security interest purported to be created by the Security Agreement or the Pledge Agreement, as the case may be.

(b) Real Estate. Holdings and its Subsidiaries shall be required to take the actions specified in Part A of Schedule XII as promptly as practicable, and in any event within the time periods set forth in Part A of said Schedule XII. The provisions of Part A of said Schedule XII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

(c) Cash Management Control Agreements. Within 45 days or such later date the Administrative Agent agrees to, following the Initial Borrowing Date, (i) the Borrower, the Collateral Agent and the applicable Collection Banks shall have entered into one or more Cash Management Control Agreements pursuant to Section 5.03 with respect to each Collection Account listed on Schedule III, (ii) the Borrower, the Collateral Agent and the applicable banks shall have entered into one or more Cash Management Control Agreements with respect to each other Deposit Account (other than the Excluded Deposit Accounts) and (iii) the Borrower, the Collateral Agent and the applicable bank shall have entered into a Cash Management Control Agreement with respect to the Core Concentration Account.

(d) Other Actions. Holdings and its Subsidiaries shall be required to take the actions specified in Parts B and C of Schedule XII as promptly as practicable, and in any event within the time periods set forth in Parts B and C of said Schedule XII. The provisions of Parts B and C of said Schedule XII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents), provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.19 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 13.19 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrower to each of the Lenders that the actions required pursuant to this Section 13.19 will be, or have been, taken within the relevant time periods referred to in this Section 13.19 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.19, and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

* * *

[SIGNATURE PAGES INTENTIONALLY OMITTED]

S-1

SCHEDULE I

COMMITMENTS

Lender	Revolving Loan Commitment
[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule I

Lender	Revolving Loan Commitment
[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE II

LENDER ADDRESSES

Lender	Address

[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule II

[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule II

[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule II

[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule III

Schedule of Deposit Accounts for

DHM Holding Company, Inc., Dole Holding Company, LLC and Dole Food Company, Inc.

as of April 13, 2006

Core Concentration Account

Account No.	Account Title	Bank Name	Bank Address
[*]	[*]	[*]	[*]

Part A: Collection Accounts

Account No.	Account Title	Bank Name	Bank Address
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Part B: Disbursement Accounts

Account No.	Account Title	Bank Name	Bank Address
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]

Part C: Designated Petty Cash Accounts

[*]

Part D: Restricted Cash and Cash Equivalents

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE IV       Scheduled Existing Indebtedness

PART A - THIRD PARTY EXISTING INDEBTEDNESS as of March 25, 2006

Lender	Borrower	Currency	Amount of Promissory Note	Maturity	Interest Rate	USD $ equivalent

Vehicle Loans

NAVISTAR Financial	Pacific Coast Truck Center	USD	1,137,000	various	8.25%
NAVISTAR Financial	Pacific Coast Truck Center	USD	863,000	various	5.8-7.0%
NAVISTAR Financial	Pacific Coast Truck Center	USD	2,264,000	various	6.85-7.45%

Indebtedness of Foreign Subsidiaries in connection with Grower Loans

[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

Capitalized Lease Obligations

[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]

Contingent Obligations

Guarantor	Guaranteed Party	Beneficiary	Amount of Guarantee	Maturity	Purpose
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

CORPORATE GUARANTIES OF SUBSIDIARY OBLIGATIONS

Guaranteed Party	Guaranteed Subsidiary	Purpose	Date Issued	Expiry Date	Facility (local Currency)		Outstanding as of March 25, 2006
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE IV – Outstanding Hedges

Oustanding FX Hedges

As of April 11, 2006

By Counterparty

Hedge Type	Expiration	Settlememt	Counterparty	Buy or Sell	Notional Amount	Strike or Hedge Rate	US Dollars	Paticipation Notional Amount	Strike or Hedge Rate	Participation US Dollars
Participating Forwards	24-Apr-06	26-Apr-06	Bank of America	Buy CLP	1,384,000,000	522.000	$2,651,341	692,000,000	522.000	$1,325,670
Participating Forwards	22-May-06	24-May-06	Bank of America	Buy CLP	1,061,500,000	522.000	$2,033,525	530,750,000	522.000	$1,016,762
Participating Forwards	19-Jun-06	21-Jun-06	Bank of America	Buy CLP	980,000,000	522.000	$1,877,395	490,000,000	522.000	$938,697
Participating Forwards	17-Jul-06	19-Jul-06	Bank of America	Buy CLP	1,089,000,000	522.000	$2,086,207	544,500,000	522.000	$1,043,103
Participating Forwards	14-Aug-06	17-Aug-06	Bank of America	Buy CLP	1,065,000,000	522.000	$2,040,230	532,500,000	522.000	$1,020,115
Participating Forwards	13-Sep-06	15-Sep-06	Bank of America	Buy CLP	879,500,000	522.000	$1,684,866	439,750,000	522.000	$842,433
Participating Forwards	6-Oct-06	11-Oct-06	Bank of America	Buy CLP	874,500,000	522.000	$1,675,287	437,250,000	522.000	$837,644
Participating Forwards	6-Nov-06	8-Nov-06	Bank of America	Buy CLP	957,000,000	522.000	$1,833,333	478,500,000	522.000	$916,667
Forwards		17-Jul-06	Bank of America	Buy THB	14,286,000	41.390	$345,156
Forwards		24-Jul-06	Bank of America	Buy THB	57,144,000	41.395	$1,380,457
Forwards		31-Jul-06	Bank of America	Buy THB	14,286,000	41.395	$345,114
Forwards		7-Aug-06	Bank of America	Buy THB	9,524,000	41.400	$230,048
Participating Forwards	15-Aug-06	17-Aug-06	Bank of America	Sell JPY	299,000,000	113.000	$2,646,018	148,500,000	113.000	$1,314,159
Participating Forwards	22-Aug-06	24-Aug-06	Bank of America	Sell JPY	299,000,000	113.000	$2,646,018	148,500,000	113.000	$1,314,159
Participating Forwards	29-Aug-06	31-Aug-06	Bank of America	Sell JPY	299,000,000	113.000	$2,646,018	148,500,000	113.000	$1,314,159
Participating Forwards	5-Sep-06	7-Sep-06	Bank of America	Sell JPY	299,000,000	113.000	$2,646,018	148,500,000	113.000	$1,314,159

			Total Bank of America Hedges				28,767,030			13,197,729

Participating Forwards	25-Apr-06	27-Apr-06	Bank of Ireland	Sell Euro	4,125,000	1.200	$4,950,000	2,103,750.0	1.200	$2,524,500
Participating Forwards	2-May-06	4-May-06	Bank of Ireland	Sell Euro	4,125,000	1.200	$4,950,000	2,145,000.0	1.200	$2,574,000
Participating Forwards	9-May-06	11-May-06	Bank of Ireland	Sell Euro	4,125,000	1.200	$4,950,000	2,145,000.0	1.200	$2,574,000
Participating Forwards	16-May-06	18-May-06	Bank of Ireland	Sell Euro	4,125,000	1.200	$4,950,000	2,186,250.0	1.200	$2,623,500

			Total Bank of Ireland Hedges				19,800,000			10,296,000

Forwards		21-Apr-06	BMO	Buy JPY	501,604,167	113.160	$4,432,699
Forwards		15-Aug-06	BMO	Buy THB	8,870,000	41.370	$214,407
Forwards		21-Aug-06	BMO	Buy THB	35,479,000	41.370	$857,602
Forwards		28-Aug-06	BMO	Buy THB	8,870,000	41.380	$214,355
Forwards		5-Sep-06	BMO	Buy THB	5,913,000	41.390	$142,861
Participating Forwards	20-Jun-06	22-Jun-06	BMO	Sell Euro	3,150,000	1.200	$3,780,000	1,575,000.00	1.200	$1,890,000
Participating Forwards	27-Jun-06	29-Jun-06	BMO	Sell Euro	3,150,000	1.200	$3,780,000	1,575,000.00	1.200	$1,890,000
Participating Forwards	5-Jul-06	7-Jul-06	BMO	Sell Euro	3,150,000	1.200	$3,780,000	1,575,000.00	1.200	$1,890,000
Participating Forwards	11-Jul-06	13-Jul-06	BMO	Sell Euro	3,150,000	1.200	$3,780,000	1,575,000.00	1.200	$1,890,000
Participating Forwards	18-Jul-06	20-Jul-06	BMO	Sell JPY	324,000,000	113.000	$2,867,257	162,000,000	113.000	$1,433,628
Participating Forwards	25-Jul-06	27-Jul-06	BMO	Sell JPY	324,000,000	113.000	$2,867,257	162,000,000	113.000	$1,433,628
Participating Forwards	1-Aug-06	3-Aug-06	BMO	Sell JPY	324,000,000	113.000	$2,867,257	162,000,000	113.000	$1,433,628
Participating Forwards	8-Aug-06	10-Aug-06	BMO	Sell JPY	324,000,000	113.000	$2,867,257	162,000,000	113.000	$1,433,628

			Total BMO Hedges				32,450,949			13,294,513

Participating Forwards	11-Apr-06	13-Apr-06	BNS	Sell Euro	3,825,000	1.200	$4,590,000	1,868,940.00	1.200	$2,242,728
Participating Forwards	18-Apr-06	20-Apr-06	BNS	Sell Euro	3,825,000	1.200	$4,590,000	1,880,543.00	1.200	$2,256,652

			Total BNS Hedges				9,180,000			4,499,380

Forwards		20-Apr-06	Citibank	Buy COP	7,964,658,360	2,280.830	$3,492,000
Forwards		18-May-06	Citibank	Buy COP	8,726,488,755	2,282.330	$3,823,500
Forwards		15-Jun-06	Citibank	Buy COP	5,174,586,190	2,282.570	$2,267,000
Forwards		13-Jul-06	Citibank	Buy COP	5,088,443,100	2,285.400	$2,226,500
Forwards		10-Aug-06	Citibank	Buy COP	4,963,588,075	2,288.950	$2,168,500
Forwards		7-Sep-06	Citibank	Buy COP	4,935,998,700	2,291.550	$2,154,000
Forwards		5-Oct-06	Citibank	Buy COP	4,814,966,280	2,294.480	$2,098,500
Forwards		2-Nov-06	Citibank	Buy COP	6,405,282,000	2,295.800	$2,790,000
Forwards		30-Nov-06	Citibank	Buy COP	5,342,307,375	2,299.250	$2,323,500
Forwards		28-Dec-06	Citibank	Buy COP	5,245,801,200	2,300.790	$2,280,000
Forwards		20-Apr-06	Citibank	Buy COP	7,927,887,600	2,270.300	$3,492,000
Forwards		18-May-06	Citibank	Buy COP	8,682,786,150	2,270.900	$3,823,500
Forwards		15-Jun-06	Citibank	Buy COP	5,148,810,400	2,271.200	$2,267,000
Forwards		13-Jul-06	Citibank	Buy COP	5,057,272,100	2,271.400	$2,226,500
Forwards		10-Aug-06	Citibank	Buy COP	4,927,265,700	2,272.200	$2,168,500
Forwards		7-Sep-06	Citibank	Buy COP	4,899,488,400	2,274.600	$2,154,000
Forwards		5-Oct-06	Citibank	Buy COP	4,777,025,400	2,276.400	$2,098,500
Forwards		2-Nov-06	Citibank	Buy COP	6,356,457,000	2,278.300	$2,790,000
Forwards		30-Nov-06	Citibank	Buy COP	5,295,024,150	2,278.900	$2,323,500
Forwards		28-Dec-06	Citibank	Buy COP	5,197,032,000	2,279.400	$2,280,000

			Total Citibank Hedges				51,247,000			—

Forwards		13-Apr-06	Deutsche	Sell JPY	38,000,000	113	$336,312.95
Forwards		20-Apr-06	Deutsche	Sell JPY	38,000,000	113	$336,342.72
Forwards		27-Apr-06	Deutsche	Sell JPY	48,000,000	113	$424,891.56
Forwards		2-May-06	Deutsche	Sell JPY	48,000,000	113	$424,929.18
Forwards		11-May-06	Deutsche	Sell JPY	48,000,000	113	$424,891.56
Forwards		18-May-06	Deutsche	Sell JPY	48,000,000	113	$425,305.69
Forwards		25-May-06	Deutsche	Sell JPY	47,000,000	113	$416,851.44
Forwards		1-Jun-06	Deutsche	Sell JPY	47,000,000	113	$417,258.52
Forwards		8-Jun-06	Deutsche	Sell JPY	47,000,000	113	$417,666.40
Forwards		15-Jun-06	Deutsche	Sell JPY	24,000,000	112	$213,504.14
Forwards		22-Jun-06	Deutsche	Sell JPY	18,000,000	112	$160,256.41
Forwards		29-Jun-06	Deutsche	Sell JPY	18,000,000	112	$160,413.51
Forwards		6-Jul-06	Deutsche	Sell JPY	18,000,000	112	$160,556.60
Forwards		13-Jul-06	Deutsche	Sell JPY	18,000,000	112	$160,699.94
Forwards		20-Jul-06	Deutsche	Sell JPY	36,000,000	112	$321,687.07
Forwards		27-Jul-06	Deutsche	Sell JPY	36,000,000	112	$321,974.78
Forwards		3-Aug-06	Deutsche	Sell JPY	36,000,000	112	$322,263.00
Forwards		10-Aug-06	Deutsche	Sell JPY	36,000,000	112	$322,522.85
Forwards		17-Aug-06	Deutsche	Sell JPY	33,000,000	113	$292,048.32
Forwards		24-Aug-06	Deutsche	Sell JPY	33,000,000	113	$292,242.30
Forwards		31-Aug-06	Deutsche	Sell JPY	33,000,000	113	$292,423.57
Forwards		7-Sep-06	Deutsche	Sell JPY	33,000,000	113	$292,682.93
Forwards		14-Sep-06	Deutsche	Sell JPY	14,000,000	113	$124,300.81
Forwards		21-Sep-06	Deutsche	Sell JPY	14,000,000	113	$123,893.81
Forwards		28-Sep-06	Deutsche	Sell JPY	14,000,000	113	$124,014.53
Forwards		5-Oct-06	Deutsche	Sell JPY	14,000,000	113	$124,135.49
Forwards		12-Oct-06	Deutsche	Sell JPY	35,000,000	113	$310,669.27
Forwards		19-Oct-06	Deutsche	Sell JPY	35,000,000	113	$310,972.90
Forwards		26-Oct-06	Deutsche	Sell JPY	35,000,000	112	$311,332.50
Forwards		2-Nov-06	Deutsche	Sell JPY	35,000,000	112	$311,720.70
Forwards		9-Nov-06	Deutsche	Sell JPY	33,000,000	112	$294,117.65
Forwards		16-Nov-06	Deutsche	Sell JPY	33,000,000	112	$294,327.51
Forwards		24-Nov-06	Deutsche	Sell JPY	33,000,000	112	$294,406.28
Forwards		30-Nov-06	Deutsche	Sell JPY	33,000,000	112	$294,616.55
Forwards		7-Dec-06	Deutsche	Sell JPY	13,000,000	112	$116,268.67
Forwards		14-Dec-06	Deutsche	Sell JPY	13,000,000	112	$116,289.47
Forwards		21-Dec-06	Deutsche	Sell JPY	13,000,000	112	$116,383.17
Forwards		28-Dec-06	Deutsche	Sell JPY	13,000,000	112	$116,487.46
Forwards		19-Jun-06	Deutsche	Buy THB	88,404,000	41	$2,137,944.38
Forwards		26-Jun-06	Deutsche	Buy THB	22,101,000	41	$534,421.47
Forwards		3-Jul-06	Deutsche	Buy THB	22,101,000	41	$534,356.87
Forwards		10-Jul-06	Deutsche	Buy THB	14,734,000	41	$356,194.85
Forwards		4-Dec-06	Deutsche	Buy THB	30,933,000	41	$746,632.87
Forwards		12-Dec-06	Deutsche	Buy THB	41,244,000	41	$995,330.32
Forwards		18-Dec-06	Deutsche	Buy THB	134,044,000	41	$3,234,262.28
Participating Forwards	5-Dec-06	7-Dec-06	Deutsche	Sell Euro	3,275,000	1.200	$3,930,000	1,735,750.00	1.200	$2,082,900
Participating Forwards	12-Dec-06	14-Dec-06	Deutsche	Sell Euro	3,275,000	1.200	$3,930,000	1,735,750.00	1.200	$2,082,900
Participating Forwards	19-Dec-06	21-Dec-06	Deutsche	Sell Euro	3,275,000	1.200	$3,930,000	1,703,000.00	1.200	$2,043,600
Participating Forwards	26-Dec-06	28-Dec-06	Deutsche	Sell Euro	3,275,000	1.200	$3,930,000	1,703,000.00	1.200	$2,043,600
Participating Forwards	2-Jan-07	4-Jan-07	Deutsche	Sell JPY	296,000,000	113.000	$2,619,469	148,000,000	113.000	$1,309,735
Participating Forwards	9-Jan-07	11-Jan-07	Deutsche	Sell JPY	296,000,000	113.000	$2,619,469	148,000,000	113.000	$1,309,735
Participating Forwards	16-Jan-07	19-Jan-07	Deutsche	Sell JPY	296,000,000	113.000	$2,619,469	148,000,000	113.000	$1,309,735
Participating Forwards	23-Jan-07	25-Jan-07	Deutsche	Sell JPY	296,000,000	113.000	$2,619,469	148,000,000	113.000	$1,309,735

			Total Deutsche Hedges				45,058,681			13,491,938

Participating Forwards	7-Nov-06	9-Nov-06	Fortis	Sell Euro	3,100,000	1.200	$3,720,000	1,550,000.00	1.200	$1,860,000
Participating Forwards	14-Nov-06	16-Nov-06	Fortis	Sell Euro	3,100,000	1.200	$3,720,000	1,550,000.00	1.200	$1,860,000
Participating Forwards	21-Nov-06	23-Nov-06	Fortis	Sell Euro	3,100,000	1.200	$3,720,000	1,550,000.00	1.200	$1,860,000
Participating Forwards	28-Nov-06	30-Nov-06	Fortis	Sell Euro	3,100,000	1.200	$3,720,000	1,550,000.00	1.200	$1,860,000

			Total Fortis Hedges				14,880,000			7,440,000

Forwards		24-Apr-06	HSBC	Buy THB	106,135,000	41.320	$2,568,611
Forwards		2-May-06	HSBC	Buy THB	26,534,000	41.330	$642,003
Forwards		8-May-06	HSBC	Buy THB	26,534,000	41.330	$642,003
Forwards		15-May-06	HSBC	Buy THB	17,689,000	41.330	$427,994
Forwards		6-Nov-06	HSBC	Buy THB	28,321,000	41.390	$684,247
Forwards		13-Nov-06	HSBC	Buy THB	28,321,000	41.400	$684,082
Forwards		20-Nov-06	HSBC	Buy THB	113,284,000	41.410	$2,735,668
Forwards		27-Nov-06	HSBC	Buy THB	18,881,000	41.420	$455,843
Participating Forwards	18-Jul-06	20-Jul-06	HSBC	Sell Euro	2,525,000	1.200	$3,030,000	1,262,500.00	1.200	$1,515,000
Participating Forwards	25-Jul-06	27-Jul-06	HSBC	Sell Euro	2,525,000	1.200	$3,030,000	1,262,500.00	1.200	$1,515,000
Participating Forwards	1-Aug-06	3-Aug-06	HSBC	Sell Euro	2,525,000	1.200	$3,030,000	1,262,500.00	1.200	$1,515,000
Participating Forwards	8-Aug-06	10-Aug-06	HSBC	Sell Euro	2,525,000	1.200	$3,030,000	1,262,500.00	1.200	$1,515,000

			Total HSBC Hedges				20,960,452			6,060,000

Forwards		16-Jun-06	Mizuho	Buy JPY	1,000,000,000	116.570	$8,578,537
Forwards		17-Apr-06	Mizuho	Buy THB	115,365,000	41.325	$2,791,652
Forwards		10-Oct-06	Mizuho	Buy THB	28,292,000	41.395	$683,464
Forwards		16-Oct-06	Mizuho	Buy THB	28,292,000	41.400	$683,382
Forwards		24-Oct-06	Mizuho	Buy THB	113,167,000	41.410	$2,732,842
Forwards		30-Oct-06	Mizuho	Buy THB	18,861,000	41.415	$455,415

			Total Mizuho Hedges				15,925,291			—

Participating Forwards	15- Aug-06	17-Aug-06	Sovereign	Sell Euro	2,250,000	1.200	$2,700,000	1,102,500.00	1.200	$1,323,000
Participating Forwards	22-Aug-06	24-Aug-06	Sovereign	Sell Euro	2,250,000	1.200	$2,700,000	1,102,500.00	1.200	$1,323,000
Participating Forwards	29-Aug-06	31-Aug-06	Sovereign	Sell Euro	2,250,000	1.200	$2,700,000	1,102,500.00	1.200	$1,323,000
Participating Forwards	5-Sep-06	7-Sep-06	Sovereign	Sell Euro	2,250,000	1.200	$2,700,000	1,102,500.00	1.200	$1,323,000
Participating Forwards	10-Oct-06	12-Oct-06	Sovereign	Sell Euro	2,675,000	1.200	$3,210,000	1,310,750.00	1.200	$1,572,900
Participating Forwards	17-Oct-06	19-Oct-06	Sovereign	Sell Euro	2,675,000	1.200	$3,210,000	1,310,750.00	1.200	$1,572,900
Participating Forwards	24-Oct-06	26-Oct-06	Sovereign	Sell Euro	2,675,000	1.200	$3,210,000	1,310,750.00	1.200	$1,572,900
Participating Forwards	31-Oct-06	2-Nov-06	Sovereign	Sell Euro	2,675,000	1.200	$3,210,000	1,310,750.00	1.200	$1,572,900
Participating Forwards	17-Oct-06	19-Oct-06	Sovereign	Sell JPY	318,000,000	113.000	$2,814,159	159,000,000	113.000	$1,407,080
Participating Forwards	24-Oct-06	26-Oct-06	Sovereign	Sell JPY	318,000,000	113.000	$2,814,159	159,000,000	113.000	$1,407,080
Participating Forwards	31-Oct-06	2-Nov-06	Sovereign	Sell JPY	318,000,000	113.000	$2,814,159	159,000,000	113.000	$1,407,080
Forwards		11-Sep-06	Sovereign	Buy THB	21,261,000	41.400	$513,551
Forwards		18-Sep-06	Sovereign	Buy THB	21,261,000	41.405	$513,489
Forwards		25-Sep-06	Sovereign	Buy THB	85,043,000	41.415	$2,053,435
Forwards		3-Oct-06	Sovereign	Buy THB	14,174,000	41.420	$342,202

			Total Sovereign Hedges				35,505,154			15,804,839

Participating Forwards	12-Sep-06	14-Sep-06	US Bank	Sell Euro	2,325,000	1.200	$2,790,000	1,162,500.00	1.200	$1,395,000
Participating Forwards	19-Sep-06	21-Sep-06	US Bank	Sell Euro	2,325,000	1.200	$2,790,000	1,162,500.00	1.200	$1,395,000
Participating Forwards	26-Sep-06	28-Sep-06	US Bank	Sell Euro	2,325,000	1.200	$2,790,000	1,162,500.00	1.200	$1,395,000
Participating Forwards	3-Oct-06	5-Oct-06	US Bank	Sell Euro	2,325,000	1.200	$2,790,000	1,162,500.00	1.200	$1,395,000

			Total US Bank Hedges		9,300,000		11,160,000	4,650,000		5,580,000

Forwards		22-May-06	Wachovia	Buy THB	130,071,000	41.362	$3,144,698
Forwards		30-May-06	Wachovia	Buy THB	32,518,000	41.365	$786,124
Forwards		5-Jun-06	Wachovia	Buy THB	32,518,000	41.367	$786,086
Forwards		12-Jun-06	Wachovia	Buy THB	21,678,000	41.376	$523,927
Participating Forwards	23-May-06	25-May-06	Wachovia	Sell Euro	3,950,000	1.200	$4,740,000	1,935,500.00	1.200	$2,322,600
Participating Forwards	30-May-06	1-Jun-06	Wachovia	Sell Euro	3,950,000	1.200	$4,740,000	1,935,500.00	1.200	$2,322,600
Participating Forwards	6-Jun-06	8-Jun-06	Wachovia	Sell Euro	3,950,000	1.200	$4,740,000	1,935,500.00	1.200	$2,322,600
Participating Forwards	13-Jun-06	15-Jun-06	Wachovia	Sell Euro	3,950,000	1.200	$4,740,000	1,935,500.00	1.200	$2,322,600

			Total Wachovia Hedges				24,200,834			9,290,400

			Total FX Hedges				$309,135,390			$98,954,799

Schedule IV - Part B

Intercompany Notes

Amount of
Lender	Borrower	Promissory Note	Execution Date	Maturity	Miscellaneous	Principal	Interest	Balance

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS) I/C Receivables FROM Qualified Non US Obligor (Q)

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)

[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS) I/C Receivables FROM Qualified Non US Obligor (Q)

Balance by Company and Sub-ledger

Entity Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)
[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/QUS w Q	Page 2 of 3

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS) I/C Receivables FROM Qualified Non US Obligor (Q)

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)

[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV – Part B – Intercompany Notes/QUS w Q	Page 3 of 3

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS) I/C Receivables from Non-Qualified Guarantors (NQ/G) and Non-Qualified Companies (NQ)

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)

[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

DOLE FOOD COMPANY, INC.

Qualified Non-US Obligor (Q) and Non-Qualified Guarantor (NQ/G) I/C Receivables and Notes from Non-Qualified (NQ)

Balance by Company and Sub-ledger

			/–Starting Date P3, 2005–/			/–Measurement Date P2, 2006–/			Increase/
Entity	Subledger	Description	I/C Receivables	I/C Notes	Total	I/C Receivables	I/C Notes	Total	(Decrease)

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/Q_NQG w NQ	Page 1 of 4

DOLE FOOD COMPANY, INC.

Qualified Non-US Obligor (Q) and Non-Qualified Guarantor (NQ/G) I/C Receivables and Notes from Non-Qualified (NQ)

Balance by Company and Sub-ledger

			/–Starting Date P3, 2005–/			/–Measurement Date P2, 2006–/			Increase/
Entity	Subledger	Description	I/C Receivables	I/C Notes	Total	I/C Receivables	I/C Notes	Total	(Decrease)
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/Q_NQG w NQ	Page 2 of 4

DOLE FOOD COMPANY, INC.

Qualified Non-US Obligor (Q) and Non-Qualified Guarantor (NQ/G) I/C Receivables and Notes from Non-Qualified (NQ)

Balance by Company and Sub-ledger

			/–Starting Date P3, 2005–/			/–Measurement Date P2, 2006–/			Increase/
Entity	Subledger	Description	I/C Receivables	I/C Notes	Total	I/C Receivables	I/C Notes	Total	(Decrease)
[*]	[*]	[*]	[*]		[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV – Part B – Intercompany Notes/Q_NQG w NQ	Page 3 of 4

DOLE FOOD COMPANY, INC.

Qualified Non-US Obligor (Q) and Non-Qualified Guarantor (NQ/G) I/C Receivables and Notes from Non-Qualified (NQ)

Balance by Company and Sub-ledger

			/–Starting Date P3, 2005–/			/–Measurement Date P2, 2006–/			Increase/
Entity	Subledger	Description	I/C Receivables	I/C Notes	Total	I/C Receivables	I/C Notes	Total	(Decrease)

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/Q_NQG w NQ	Page 4 of 4

DOLE FOOD COMPANY, INC.

Non-Qualified Guarantors (NQ/G) I/C Receivables with Non-Qualified Companies (NQ)

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/NQG w NQ	Page 1 of 1

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS), Qualified Non US Obligor (Q), Non-Qualified Guarantors (NQ/G), Non-Qualified Companies

(NQ) I/C Receivables with Non subsidiaries

Balance by Company and Sub-ledger

			Starting Date	Measurement Date	Increase/
Entity	Subledger	Description	P3 05	P2’06	(Decrease)
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/NSUBS	Page 1 of 1

SCHEDULE V

To

ABL Loan

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 1 – Dole Food Company, Inc.

Section 2 – [*]

Section 3 – [*]

Section 4 – [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE V

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 1 – Dole Food Company, Inc.

As attached to original Credit Agreement of March 28, 2003, except for sales and exchanges listed on attached “Schedule of Real Property Changes 3/28/03 to 4/10/06”.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2

SCHEDULE V

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 2 – [*]

As attached to original Credit Agreement of March 28, 2003, except for sales and exchanges listed on attached “Real Property Sales – [*]”.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

3

SCHEDULE V

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 3 – [*]

As attached to original Credit Agreement of March 28, 2003.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

4

SCHEDULE V

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 4 – [*]

As attached to original Credit Agreement of March 28, 2003.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

5

SCHEDULE V

PART A-2

Leased [*] Property (“Leased [*] Properties”)

LEASE NO.	TENANT / OWNER		ACRES	ACRES	TMK	USE
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

6

SCHEDULE V

PART A-3

Owned [*] Properties [*]

[*]

[*]

Section 1 – [*] Owned Property

Property	Tax ID #	City	County	Owner	Acres	Land / Buildings
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

7

Section 1 – [*] Owned Property (cont.)

Land /
Property	Tax ID #	City	County	Owner	Acres	Buildings
[*]	[*]	[*]		[*]	[*]	[*]

Also the following:

•	Owned properties listed in attached “Real Property Owned and Leased – Packaged Frozen” acquired in [*],

•	[*] in [*], acquired in [*] acquisition, and

•	[*] property at [*], acquired from [*].

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

8

SCHEDULE V

PART A-3

Owned [*] Properties [*]

[*]

[*]

Section 2 – [*] Owned Property

Property	Tax ID #	City	County	Owner	Acres	Land / Buildings
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

9

SCHEDULE V

PART A-3

Owned [*] Properties [*]

[*]

[*]

Section 3 – [*] Owned Property

Property	Tax ID #	City	County	Owner	Acres	Land / Buildings
[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

10

SCHEDULE V

PART A – 4

Leased [*] Properties [*]

[*]

[*]

As attached to original Credit Agreement of March 28, 2003, except as follows:

Add: properties listed on attached “Real Property Leased – [*]”.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

11

SCHEDULE VI     Pension Plans

List of Plans and Multiemployer Plan:

Plan Number	Plan Name
029	Consolidated Retirement Plan for Employees of Dole Food Company, Inc.

001	Western Conference of Teamsters Pension Plan*

*	Multiemployer Plan

SCHEDULE VII     Capitalization

Part A

None

Part B

None.

1

SCHEDULE VIII Subsidiaries

	COMPANY NAME	% Effective Ownership	COUNTRY OF INCORP
*
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]
262	AG 1970, INC.	100.0000	U.S.
263	AG 1971, INC.	100.0000	U.S.
264	AG 1972, INC.	100.0000	U.S.
265	ALYSSUM CORPORATION	100.0000	U.S.
266	APACHE GROVE LAND PROGRAM 1970 (PARTNERSHIP)	55.9774	U.S.
267	APACHE GROVE LAND PROGRAM 1971 (PARTNERSHIP)	50.2437	U.S.
268	APACHE GROVE LAND PROGRAM, 1972 LIMITED (PARTNERSHIP)	66.3795	U.S.
269	APACHE GROVE LAND, 1970 LIMITED (PARTNERSHIP)	55.9774	U.S.
270	APACHE GROVE LAND, 1971 LIMITED (PARTNERSHIP)	50.2437	U.S.
271	BANANERA ANTILLANA (COLOMBIA), INC.	100.0000	U.S.
272	BARCLAY HOLLANDER CORPORATION	100.0000	U.S.
273	BLUE ANTHURIUM, INC.	100.0000	U.S.
274	BUD ANTLE, INC.	100.0000	U.S.
275	CALAZO CORPORATION	100.0000	U.S.
276	CALICAHOMES, INC.	100.0000	U.S.
277	CALIFORNIA POLARIS, INC.	100.0000	U.S.
	C.B. NORTH, LLC	100.0000	U.S.
	C.B. SOUTH, LLC	100.0000	U.S.
278	CERULEAN, INC.	100.0000	U.S.
279	CLOVIS CITRUS ASSOCIATION	100.0000	U.S.
280	COOL ADVANTAGE, INC.	100.0000	U.S.
281	COOL CARE, INC.	100.0000	U.S.
282	COUNTY LINE MUTUAL WATER COMPANY	100.0000	U.S.
283	DELPHINIUM CORPORATION	100.0000	U.S.
284	DIVERSIFIED IMPORTS CO.	100.0000	U.S.
285	DNW SERVICES COMPANY	100.0000	U.S.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

286	DOLE ABPIK, INC.	100.0000	U.S.
287	DOLE ARIZONA DRIED FRUIT AND NUT COMPANY	100.0000	U.S.
288	DOLE ASSETS, INC.	100.0000	U.S.
	DOLE BERRY COMPANY, LLC	100.0000	U.S.
289	DOLE CARROT COMPANY	100.0000	U.S.
290	DOLE CITRUS	100.0000	U.S.
291	DOLE DF&N, INC.	100.0000	U.S.
292	DOLE DIVERSIFIED, INC.	100.0000	U.S.
293	DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP	100.0000	U.S.
294	DOLE EUROPE COMPANY	100.0000	U.S.
295	DOLE FARMING INC.	100.0000	U.S.
	DOLE FOOD COMPANY, INC.	100.0000	U.S.
296	DOLE FOODS FLIGHT OPERATIONS, INC.	100.0000	U.S.
297	DOLE FRESH FLOWERS, INC.	100.0000	U.S.
298	DOLE FRESH FRUIT COMPANY	100.0000	U.S.
299	DOLE FRESH VEGETABLES, INC.	100.0000	U.S.
	DOLE HOLDING COMPANY, INC.	100.00	U.S.
300	DOLE HOLDINGS, INC.	100.0000	U.S.
301	DOLE LAND COMPANY, INC.	100.0000	U.S.
302	DOLE LOGISTICS SERVICES, INC.	100.0000	U.S.
303	DOLE NORTHWEST, INC.	100.0000	U.S.
304	DOLE OCEAN CARGO EXPRESS, INC.	100.0000	U.S.
305	DOLE OCEAN LINER EXPRESS, INC.	100.0000	U.S.
306	DOLE ORLAND, INC.	100.0000	U.S.
307	DOLE PACKAGED FOODS CORPORATION	100.0000	U.S.
	DOLE PACKAGED FOODS, LLC.	100.0000	U.S.
308	DOLE SUNFRESH EXPRESS, INC.	100.0000	U.S.
310	E.T. WALL COMPANY	100.0000	U.S.
311	EARLIBEST ORANGE ASSOCIATION, INC.	100.0000	U.S.
312	FALLBROOK CITRUS COMPANY, INC.	100.0000	U.S.
313	FLOWERNET, INC.	100.0000	U.S.
314	THE IKON CORPORATION	51.0000	U.S.
315	LA PETITE D’AGEN, INC.	100.0000	U.S.
316	LINDERO HEADQUARTERS COMPANY, INC.	100.0000	U.S.
317	LINDERO PROPERTY, INC.	100.0000	U.S.
318	M K DEVELOPMENT, INC.	100.0000	U.S.
319	MALAGA COMPANY, INC.	100.0000	U.S.
320	MUSCAT, INC.	100.0000	U.S.
321	OAHU TRANSPORT COMPANY, LIMITED	100.0000	U.S.
322	OCEANVIEW PRODUCE COMPANY	100.0000	U.S.
323	PACIFIC COAST TRUCK COMPANY	100.0000	U.S.
324	PAN-ALASKA FISHERIES, INC.	100.0000	U.S.

325	PRAIRIE VISTA, INC.	100.0000	U.S.
	RANCHO MANANA, LLC	100.0000	U.S
	RANCHO MILAGRO, LLC	100.0000	U.S.
326	RENAISSANCE CAPITAL CORPORATION	100.0000	U.S.
327	ROYAL PACKING, CO.	100.0000	U.S.
328	SAW GRASS TRANSPORT, INC.	100.0000	U.S.
329	STANDARD FRUIT AND STEAMSHIP COMPANY	100.0000	U.S.
330	STANDARD FRUIT COMPANY	100.0000	U.S.
331	SUN COUNTRY PRODUCE, INC.	100.0000	U.S.
332	SUN GIANT, INC.	100.0000	U.S.
333	VELTMAN TERMINAL CO.	100.0000	U.S.
334	WAHIAWA WATER COMPANY, INC.	100.0000	U.S.
336	WEST FOODS, INC.	100.0000	U.S.
337	ZANTE CURRANT, INC.	100.0000	U.S.
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE IX    Existing Investments

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

3

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

4

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

5

Schedule X Tax Matters

Taxes (Examinations):

U.S.:

•	The IRS Audit of the Company’s Federal Income Tax Returns for the years 1995- 2001 commenced on December 3,2002. Notices of Proposed Adjustments issued on April 4, 2006.

•	The State of Arizona is presently auditing the Company’s tax returns for 1995- 2001.

•	The State of New Jersey is presently auditing the Company’s tax returns for 2001- 2003.

•

Pennsylvania income tax returns are subject to a “desk audit” after filing. In some cases these audits have resulted in additional taxes being assessed. The Company has protested these additional taxes in most cases, and has not paid the assessments.

Foreign:

•	[*]

1. [*]—2000,2004-2005

2. [*]—1997 and 1998

3. [*]—2000, 2004-2005

•	[*]

1. [*]—1990-1995

2. [*]—2001

3. [*] — 2001

•	[*]

1. [*]—1992 and 2000-2003

2. [*]—1995 and 2000-2003

3. [*]—2000-2001

4. [*]—1992-1995

•	[*]

1. [*]—2002-2005

•	[*]

1. [*]—2003

2. [*]—2004

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Taxes (Statute of Limitations)

Flower Companies [*]

Company	Year	Date of Execution of Waiver	Length of Time Extended	Expiration	Type of Tax
1. [*]	[*]	[*]	[*]	[*]	[*]

DOLE FOOD COMPANY, INC. & SUBSIDIARIES
ENTITY	TAXABLE YEAR-END	ORIGINAL TOLL	CURRENT EXTENDED DATE
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
[*]	[*]	[*]	[*]
	[*]	[*]	[*]

[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Dole Food Company, Inc., et. al.
Schedule of Insurance Coverages - Asset-based Coverages	Schedule XI - Insurance Summary
As of April 1, 2006

Line of Coverage	Insurer	Policy Period	Limit	Major Deductible/ SIR	Description of Major Coverage	Major Exclusions

Property
Worldwide Property Policy Foreign Fronting Policy	[*]	[*]	[*]	[*]	[*]	[*]

Excess Worldwide Property Policy - excluding Critical Earthquake	[*]	[*]	[*]	[*]	[*]	[*]

Excess Worldwide Property Policy - excluding Critical Earthquake	[*]	[*]	[*]	[*]	[*]	[*]
Marine

Marine Package Policy: Section A: Hull & Machinery Section B: Hull Interest and Freight Interest Section C: War Risks Section D: Detention	[*]	[*]	[*]	[*]	[*]	[*]
Cargo	[*]	[*]	[*]	[*]	[*]	[*]

Loss of Hire (All vessels)	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Line of Coverage	Insurer	Policy Period	Limit	Major Deductible/ SIR	Description of Major Coverage	Major Exclusions
Aviation

Corporate	[*]	[*]	[*]	[*]	[*]	[*]

Agriculture	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XI Insurance

Asset-based Coverages

Dole Food Company, Inc.
Schedule of Insurance Coverages—Other Liability Coverages	Schedule XI—Insurance Summary
As of April 1, 2006

Line of Coverage	Insurer	Policy Period	Limit	Major Deductible/SIR	Major Description of Coverage	Major Exclusions
Financial Coverages
Directors & Officers*	[*]	[*]	[*]	[*]	[*]	[*]
D&O—First excess
D&O—Second excess
EPLI
Crime
Fiduciary
Special Coverage
[*]

Marine
Protection & Indemnity
Marine Terminal Operators Liability
Casualty
Domestic General Liability
Domestic Automobile Liability
Canadian GL
Foreign GL/AL
Domestic Work Comp & Employers Liability
Self-insured Work Comp Excess
Foreign WC/EL
Excess Automobile Liability
Umbrella (first excess)
Excess Liability (second excess)
Excess Liability (third excess)
Excess Liability (fourth excess)
Punitive Wrap (first $75ml Umb/Excess)

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XI Insurance

Other Liability Coverages

SCHEDULE XII—Post-Closing Matters

Part A—Real Property Actions

Date	Action
Not later than 60 days after the Effective Date, or such later date as is acceptable to the Administrative Agent.	Each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors, to grant to the Collateral Agent security interests and mortgages (each, a “Required Mortgage”): (i) in each owned property shown on Schedule V which is not Principal Property and which is not encumbered as of the Effective Date; and (ii) in each leased property shown on Schedule V which is not a Principal Property, which is not encumbered as of the Effective Date and for which landlord consent to a Required Mortgage either has been received or is not required pursuant to the terms of the respective lease. In addition, each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors, to deliver to the Collateral Agent with respect to each Required Mortgage:

(i) a Mortgage Policy relating to each Mortgage of the Mortgaged Property referred to above, issued by a title insurer reasonably satisfactory to the Collateral Agent, in an insured amount satisfactory to the Collateral Agent and insuring the Collateral Agent that the Mortgage on each such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances, with each such Mortgage Policy (1) to be in form and substance reasonably satisfactory to the Collateral Agent, (2) to include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Loans, usury, first loss, last dollar, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request), (3) to not include the “standard” title exceptions, a survey exception or an exception for mechanics’ liens, and (4) to provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

(ii) to induce the title company to issue the Mortgage Policies referred to in subsection (ii) above, such affidavits, certificates, information and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be required by the Title Company, together with payment by the mortgagor or trustor of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

(iii) to the extent reasonably requested by the Collateral Agent, a survey of each Mortgaged Property (and all improvements thereon) (a) prepared by a surveyor or engineer licensed to perform surveys in the state, commonwealth or applicable jurisdiction where such Mortgaged Property is located, (b) dated not earlier than six months prior to the date of delivery thereof, (c) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent in its capacity as such and the title insurer; (d) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, and (e) in all events, sufficient for the title insurer to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and to issue the endorsements required pursuant to the provisions of preceding clause (ii);

(iv) flood certificates covering each Mortgaged Property in form and substance acceptable to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map;

(v) with respect to leased properties, fully executed landlord waivers and/or bailee agreements in form and substance reasonably satisfactory to the Collateral Agent; and

(vi) if requested by the Collateral Agent in its reasonable discretion, an opinion from local counsel in the jurisdiction where the land to be encumbered by the Required Mortgage is located, covering such matters as the Collateral Agent may reasonably request, including, but not limited to the enforceability of the Required Mortgage.

2

Part B—Signature Pages

Date	Action
Not more than 45 days after the Effective Date, or such later date as is acceptable to the Administrative Agent.	The following entities shall authorize, execute and deliver to the Administrative Agent their signatures to the Intercompany Subordination Agreement: [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

3

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

4

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

5

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

6

Part C—Other Actions

Date	Action
Not more than 45 days after the Effective Date, or such later date as is acceptable to the Administrative Agent.	Dole Holding Company, Inc. shall be permanently merged into Intermediate Holdco, with Intermediate Holdco being the surviving corporation, and Intermediate Holdco shall have provided evidence and documentation satisfactory to the Administrative Agent evidencing the same.

Not more than 90 days after the Effective Date, or such later date as is acceptable to the Administrative Agent.	The Borrower shall provide to the Administrative Agent revised information to be added to Schedule V (Real Properties) to complete such Schedule V.

7

SCHEDULE XIII    Non-Guarantor Subsidiaries; Excluded Foreign Subsidiaries

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XIV    Non-Wholly Owned Subsidiaries

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XV    Initial Qualified Jurisdictions

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVI

Dole

AUDIT COMMITTEE MEETING
2005 AFFILIATED TRANSACTIONS BOOKLET
April 4, 2006

DOLE FOOD COMPANY, INC.

2005 SUMMARY OF AFFILIATED TRANSACTIONS

The Affiliated Transactions Booklet summarizes transactions between Dole Food Company, Inc. (“Dole”), on the one hand, and Castle & Cooke, Inc. (“Castle”) and other affiliated entities of David H. Murdoek, on the other hand. Castle became a private company beneficially owned by Mr. Murdock on September 6, 2000. Dole became a private company beneficially owned by Mr. Murdock on March 28, 2003. An organizational chart showing the entities and their various relationships is presented at page 5.

Set forth herein is a summary describing various transactions and related dollar amounts with respect to both fiscal years 2005 and 2004. Each matter is cross-referenced to a tab number, which documents additional information regarding the specific transaction.

Dole’s relationships with Castle and Mr. Murdock’s other affiliated entities are subject to limitations on transactions with affiliates that are contained in Dole’s Credit Agreement and in the indentures governing Dole’s senior notes and debentures. A copy of those limitations is included behind Tab 11.

As described in more detail in this report, this report is based on continuous accounting and internal review procedures conducted by Dole. This booklet has been read by our independent auditors, Deloitte & Touche LLP and reflects their input.

1

DOLE FOOD COMPANY, INC.

2005 SUMMARY OF AFFILIATED TRANSACTIONS

SUMMARY A

Transactions between Dole Food Company, Inc. or its affiliates and DHM and his affiliates including Castle & Cooke.

TAB	DESCRIPTION	Total 2005(1)	Less Paid	Pay/(Rec) 12/31/05		Total 2004	Variance Fr 2004 to 2005
1	Transportation Products and Services:
	Flexi-van
	- Rental of Chassis and Generator Sets	[*]	[*]	[*]		[*]	[*]
	Pacific Coast Truck
	- Sale of Trucks, Semi-Tractors and Cement Mixer	[*]	[*]	[*]		[*]	[*]

		[*]	[*]	[*]		[*]	[*]
2	Warehouse Services:
	Madison Warehouse
	- Rental of warehouse space	[*]	[*]	[*]		[*]	[*]
3	Country Club and Restaurant:
	Sherwood Country Club
	- Target World Challenge	47,177	(47,177)	0		47,598	421
	- Other Functions	11,007	(11,007)	0		22,193	11,186

		58,184	(58,184)	0		69,791	11,607
4	Restaurant Products and Services:
	The Regency Club
	- Business Meals Hosted by Executives	14,239	(14,239)	0		16,306	2,067
	- Monthly dues	6,836	0	6,836		5,166	(1,670)

		21,075	(14,239)	6,836		21,472	397
5	Aircraft Usage and Operations:
	Global Express
	- Aircraft Co-ownership Agreement:	(1,013,251)	899,743	(113,508	) (a)	(819,403)	193,848
	- Hangar/Office Rent	195,274	(195,274)	0		176,533	(18,741)
	- Personal Use of the Aircraft	(6,067)	0	(6,067)		0	6,067
	- Aircraft Fuel	0	0	0		124,581	124,581

		(824,044)	704,469	(119,575)		(518,289)	305,755
6	Risk Management Transactions:
	- Shared Departmental Costs	[*]	[*]	[*]		[*]	[*]
	- Captive Coverage from Mendocino	[*]	[*]	[*]		[*]	[*]
	- Hurricane Francis	[*]	[*]	[*]		[*]	[*]
	- Insurance premium Reimbursements	[*]	[*]	[*]		[*]	[*]
	- Huntington Storm Loss Claim	[*]	[*]	[*]		[*]	[*]

		[*]	[*]	[*]		[*]	[*]

(1)	Amounts without brackets represent payments due by Dole to DHM and his affiliates including Castle & Cooke. Amounts with brackets are payments due by DHM and his affiliates including Castle & Cooke to Dole.
(a)	Amounts were fully settled as of 03/1/06

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

TAB DESCRIPTION		Total 2005(1)	Less paid		Pay/(Ree) 12/31/05		Total 2004	Variance Fr 2004) to 2005
7	Miscellaneous Transactions:
	- Casa de Esperanza	1,625,411	(1,625,411)		0		0	(1,625,411)
	- Madera Project	1,163,638	(1,153,638)		0		1,109,122	(44,516)
	- Land Services Fee	114,424	0		114,424		107,678	(6,746)
	- Oahu Land Property Tax	25,396	0		25,396		28,993	3,597
	- Transfer related to land Exchange	(32,539)	28,937		(3,602)		0	32,539
	- Purchase of Dole Products	(342,365)	293,553		(48,812	) (a)	(434,939)	(92,574)
	- Trademark Licensing Agreement	(68,184)	0		(68,184)		(61,151)	7,033
	- Plantation Water and Sewer Costs	(28,404)	22,586		(5,818	) (a)	(25,987)	2,417
	- Fire Pump Engine	(4,223)	0		(4,223	) (a)	(10,705)	(6,482)
	- Sand Sale	(2,970)	2,970		0		(57,870)	(54,900)
	- Tanada Reservoir	(941)	941		0		(2,904)	(1,963)
	- Hotel Charges on Lanai	0	0		0		215,474	215,474
	- Honolulu Harbor	0	0		0		148,845	148,845
	- Fuel used by Citation II	0	0		0		2,184	2,184
	- Magazine Subscription	0	0		0		1,098	1,098
	- GEI Tax Refund	0	0		0		(126,168)	(126,168)
	- Train Track Fieldwork	0	0		0		(10,000)	(10,000)

		2,439,243	(2,430,062)		9,181		883,670	(1,555,573)
8	Executive Transactions	See Tab 9					See Tab 9
9	Executive Offices’ Shared Costs	(82,174)	0		(82,174)		(58,551)	23,623
	Properties Exchange:	No Tab
	- Dole Land (FMV)	0	0		0		(17,250,000)	(17,250,000)
	- Castle Land (FMV)	0	0		0		17,100,000	17,100,000

		0	0		0		(150,000)	(150,000)

	Net Total	[* ]	[*	]	[*	]	[* ]	[* ]

	Total Due by Dole to Castle	[* ]	[*	]	[*	]	[* ]
	Total Due to Dole by Castle	[* ]	[*	]	[*	]	[* ]

	Net Total	[* ]	[*	]	[*	]	[* ]

(1)	Amounts without brackets represent payments due by Dole to DHM and his affiliates including Castle & Cooke.

Amounts with brackets are payments due by DHM and his affiliates including Castle & Cooke to Dole.

(a)	Amounts were fully settled as of 03/1/06

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

69

DOLE FOOD COMPANY, INC.

ORGANIZATIONAL RELATIONSHIPS TO AFFILIATED PARTIES

David H. Murdock
Castle & Cooke Holdings, Inc.
Castle & Cooke, Inc.
(Became a private company held by Mr. Murdock on 9/6/00)
DHM Holding Company, Inc.
[*]
[*]
Dole Holding Company, LLC
Westlake Wellbeing Properties, LLC
Dole Food Company, Inc.
(Became a Private Company held by Mr. Murdock on 3/28/03)
Global Express
([*] owned by Dole)
([*] owned by Castle)

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

5

DOLE FOOD COMPANY, INC.

2005 SUMMARY OF AFFILIATED TRANSACTIONS

TAH	DESCRIPTION
10	Transaction with Westlake Wellbeing Properties, LLC

11	Limitations on Transactions with Affiliates

12	Draft Audit Committee Resolutions

4

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

TRANSPORTATION PRODUCTS AND SERVICES

[*] Transaction

[*] is a wholly owned subsidiary of Mr. Murdock. Continuing transactions between Dole and [*] are described below as follows:

Rental of Chassis and Generator Sets

[*] is one of the United States’ largest lessors of chassis and generator sets. [*] and [*] each lease equipment pursuant to a Term Lease Agreement. The Term Lease was approved by the Board of Directors in the July 22, 2002 meeting (Exhibit A). The Term Lease Agreement was signed by both Dole and Castle in August 2002 and will continue for a period of [*] months.

[*] purchased the domestic chassis fleet of [*] in October 2002. As part of the purchase, [*] also assumed certain of [*] lessor obligations, including a lease under which Dole leased [*] chassis from TIP. In March of 2003, this lease agreement was amended to transfer the lease of these [*] chassis under the [*] Term Lease Agreement.

Dole also does business with equipment lessors other than [*] and Dole also buys equipment. Dole’s lease payments to [*] totaled [*] and [*] in 2005 and 2004, respectively. The lease payments for 2005 paid under the Term Lease Agreement are shown on Exhibit B. In 2005, per the lease obligations, Dole also paid to lessors the casualty value of equipment that was lost or damaged from Hurricane Katrina. Approximately [*] was paid to [*] for the loss of its equipment from the hurricane. The loss of leased and owned equipment from Hurricane Katrina is covered under Dole’s cargo insurance policy.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-1

[*]

[*] is a wholly owned subsidiary of Dole. [*] operates two truck dealerships in [*] and [*] are franchise dealers for three commercial truck manufacturers: [*] and [*]. In addition, [*] also represents many other small manufacturers of commercial truck parts. The great majority of the sales are to companies or government units.

In 2004, the Presidents of Dole and Castle, Mr. Richard Dahl and Mr. Edward Roohan disseminated [*] information to both Dole and [*] companies. As this information spread, [*] was able to quote trucks to Castle. Based on [*] prices, delivery time, brand and other factors, [*] was awarded some quotes and lost others. The quotes to Castle include concessions [*] received from the truck manufacturers [*] represents. These concessions are awarded based on the size of the customer, financial ability and quantity of the vehicles to be sold.

Castle’s purchases were [*] and [*] in 2005 and 2004 (see Exhibit C for details). Mr. Robert Carey, President of [*] provided the above information.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-2

Exhibit A

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

July 22, 2002

Lana’i, Hawaii

[*] Chassis Lease	Mr. Kern presented for Board consideration a proposed chassis lease transaction with [*], noting the arm’s-length

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1 –3

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

July 22, 2002

Lana’i, Hawaii

competitive bidding process and its competitively favorable terms Mr. Kern further noted that Mr. Murdock has indicated that [*] would not be permitted to enter into this proposed lease transaction unless [*] remains the low bidder after another round of competitive bidding.

After discussion and upon motion duly made and seconded, the following resolutions were approved by all members of the Board of Directors except Mr. Murdock, who abstained:

RESOLVED, that the President and Chief Operating Officer of the Company be, and hereby is, authorized and directed to determine if either [*] or [*] is prepared to submit a bid that, in the opinion of the President and Chief Operating Officer, the Vice President—Chief Financial Officer and the Vice President—General Counsel (the “Authorized Officers”) matches or improves upon the bid submitted by [*], and, if either entity does so, each of the Authorized Officers be, and hereby is, authorized and directed to negotiate and enter into a lease with whichever of such two entities submits the bid that, in the opinion of the Authorized Officers, as a group, is most advantageous to the Company.

RESOLVED, FURTHER, that if neither [*] nor [*] submits a bid that, in the opinion of the Authorized Officers, as a group, matches or improves upon the bid submitted by [*], then each of the Authorized Officers be, and hereby is, authorized and directed to negotiate and enter into a lease with [*] on terms and conditions that, in the opinion of the Authorized Officers, as a group, are no less advantageous to the Company than the current bid submitted by [*].

RESOLVED FURTHER, that any and all such actions taken and any and all agreements, documents, instruments or other documents previously executed in furtherance of these resolutions be, and are hereby ratified, adopted and approved.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1 –4

EXHIBIT B

Dole Food Company, Inc.

Leased Chassis and Gensets

FlexiVan
	Unit Price	Quantity	Total
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-5

Exhibit C

Dole Food Company, Inc.

Pacific Coast Truck Transactions

Sold to	Description	2005	2004
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-6

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

Madison Warehouse Corporation

In April 2002, [*] a division of Dole, entered into warehousing agreements with Madison Warehouse Corporation (“Madison”), a wholly-owned subsidiary owned by Mr. Murdock, for warehousing services in [*] and [*]. This transaction was approved by the Board of Directors at its March 21, 2002 meeting (see Exhibit A).

As part of its supply chain cost reduction program, [*] identified warehousing costs as an area where substantial savings could be achieved. [*] was looking for high quality regional or national warehouse operators that would be able to execute well at a reasonable cost structure. It was decided to competitively bid all but two areas of [*] nationwide warehousing services. Madison was awarded the business through a competitive bidding process, with four other bidders for the [*] location, and three other bidders for [*]. Madison submitted the lowest bids for both locations. The agreements were originally for three years commencing April 1, 2002 and ending April 1, 2005, with sixty days cancellation for negligence or insolvency. Madison and [*] agreed to extend the contracts, which was approved by the Board by unanimous written consent effective March 31, 2005 and again at its July 27, 2005 meeting (see Exhibit B). The parties have continued the existing business relationship while the terms of new [*] contracts are finalized. An annual business review is conducted each January to review the performance of both parties, and Dole must agree to any increase in rates.

[*] payments to Madison totaled [*] and [*] in 2005 and 2004, respectively. The increase in rates correlates to [*] increase in warehouse volume and is consistent with the discussion of rates contained in a summary provided to the Board with the March 31, 2005 written consent.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-1

Exhibit A

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

March 21, 2002

Dole Headquarters

Westlake Village, California

Madison Warehouse Lease	Mr. Nolan presented for the Board’s consideration a proposed arrangement between [*] and Madison Warehouse Corporation (“Madison”) to service the grocery trade in the [*] and [*] markets. Mr. Murdock wholly owns

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-2

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

March 21, 2002

Dole Headquarters

Westlake Village, California

Madison, and this proposed arrangement would be considered a related-party transaction.

In a cost reduction effort, warehousing services was identified as an area in which cost reduction could be achieved. Based on an extensive bidding and review process that involved ten candidates, [*] and [*], who were identified based on their capabilities in servicing the grocery trade, Madison, the lowest price bidder, was chosen due to its new facilities, quality service professional management systems and total cost.

The basic terms of the transaction with Madison will be a [*] warehouse services agreement with customary termination rights by the Company with total annual payments to Madison of approximately [*], resulting in an annual net savings to the Company of [*].

Mr. Murdock noted that because of his personal interest in the transaction he would abstain from voting on this matter.

Following further discussion and upon motion duly made and seconded by outside Directors, the following recitals and resolutions (with Mr. Murdock abstaining) were adopted:

WHEREAS, pursuant to the Company’s financial procedures for subsidiaries, there has been presented to this Board of Directors a proposal by [*] to enter into a warehouse services agreement with Madison Warehouse Corporation (“Madison”) to service the grocery trade in the [*] and [*] markets with annual payments of approximately [*].

WHEREAS, this Board of Directors has determined that such proposal, substantially as described to this Board of Directors, is in the best interest of the Company.

NOW, THEREFORE, BE IT RESOLVED, that [*] (or such other company or companies affiliated with [*] as may be determined) be, and hereby is, authorized to enter into a warehouse services agreement with Madison to service the grocery trade in [*] and [*] with

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-3

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

March 21, 2002

Dole Headquarters

Westlake Village, California

annual payments of approximately $1.6 million as described to this Board of Directors.

RESOLVED, FURTHER, that any and all actions taken and any and all contracts, agreements, instruments or other documents heretofore executed in furtherance of the foregoing resolutions be and hereby are ratified, adopted and approved.

Mr. Nolan left the meeting.

2-4

Exhibit B

UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING

OF THE BOARD OF DIRECTORS

OF

DOLE FOOD COMPANY, INC.,

a Delaware corporation

The undersigned, constituting all of the directors of Dole Food Company, Inc., a Delaware corporation (the “Company”), pursuant to Section 141 of the Delaware General Corporation Law, in lieu of holding a meeting of the Board of Directors, do hereby consent in writing to the adoption of the following resolutions, effective as of March 31, 2005:

WHEREAS, at its regular meeting of March 21, 2002, this Board authorized Dole Packaged Foods Company, a division of the Company, to enter into a [*] Warehouse Agreement effective April 1, 2002 (the “Agreement”) with Madison Warehouse Corporation (“Madison”), a company wholly owned by Mr. Murdock, with annual payments to Madison of approximately [*]; and

WHEREAS, payments to Madison under the Agreement have increased during its term for the reasons indicated in the attached Exhibit A; and

WHEREAS, the Agreement expires March 31, 2005, and there has been presented to this Board a proposal to amend the Agreement (the “Amendment”) to extend its term indefinitely until terminated upon [*] prior written notice by either party, and pursuant to the additional amendment terms indicated in Exhibit A; and

WHEREAS, this Board has determined that the proposed Amendment, having considered the background discussion set forth in Exhibit A, represents arms’ length terms and is fair and in the best interest of the Company.

NOW THEREFORE, BE IT RESOLVED, that the Amendment is hereby ratified, confirmed and approved.

RESOLVED FURTHER, that the President, the Executive Vice President, General Counsel and Corporate Secretary, the Vice President and Chief Financial Officer of the Company, or any of them, or their designees, are hereby authorized and directed to take such actions and to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents deemed necessary, proper or convenient to carry out the transaction set forth herein.

RESOLVED FURTHER, that any actions taken before the date of these resolutions that would have been authorized by these resolutions but for the fact

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-5

RESOLVED FURTHER, that any actions taken before the date of these resolutions that would have been authorized by these resolutions but for the fact that such actions were taken before the date of these resolutions, be, and they hereby are, authorized, ratified, confirmed, adopted and approved in all respects as the acts of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of the date first above written.

/s/ David H. Murdock David H. Murdock	Richard M. Ferry

/s/ C. Michael Carter C. Michael Carter	Scott A. Griswold

/s/ Andrew J. Conrad, Ph.D. Andrew J. Conrad, Ph.D.	Justin M. Murdock

/s/ Richard J. Dahl Richard J. Dahl	Edward C. Roohan

David A. DeLorenzo	Roberta Wieman

2 –6

EXHIBIT A

DOLE PACKAGED FOODS—MADISON WAREHOUSE

Proposed Amendment to Warehouse Agreement

The Warehouse Agreement dated April 1, 2002 (“Agreement”) between [*] and Madison Warehouse Corporation (“Madison”) expires March 31, 2005. The parties propose to amend the Agreement to extend its term indefinitely until terminated upon six (6) months prior written notice by either party. [*] and Madison meet annually to agree upon any adjustments to rates for the upcoming year. The aggregate base warehouse rate for 2005 is anticipated to be approximately [*], depending upon inventory levels and actual volume for the year. Accessorial costs and special project expenses (see below for examples of these costs) for 2005 are estimated at [*] and [*], respectively.

Background

At the March 21, 2002 meeting of the Board of Directors, the Board approved [*] signing the Agreement with Madison to service the grocery trade in the [*] and [*] markets. Mr. Murdock wholly owns Madison and the arrangement was a related-party transaction. The resolution adopted by the Board authorized annual payments to Madison of approximately [*].

[*] actual payments to Madison under the Agreement have been as follows (in thousands):

[*]

The original estimate of in annual costs only included base warehousing cost, not accessorial charges or special projects. Examples of accessorial costs include labor overtime, repair costs for damaged cases received by the warehouse, and similar miscellaneous expenses. Special projects (which are trade and promotional expenses) are additional services requested by [*] on behalf of specific customers, such as the construction of customized modular pallets or customizing the selling displays for club stores.

The following explains the escalation in each category of costs:

1. Base warehousing: [*] volumes at Madison have increased by approximately [*]% over a [*] period. By mutual agreement with Madison, the base rate has increased

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2–7

by approximately [*] over the same period. The rate increases were driven by changes in the [*] product mix to items with higher warehousing costs due to cooler requirements and a higher number of cases per pallet, and by general inflationary and market increases in the cost of warehouse services.

2. Accessorial: These amounts will fluctuate from year to year depending upon volume, unanticipated damages, and other miscellaneous services related to warehousing activities.

3. Special projects/packaging: Special projects are estimated at [*] to [*] per year, depending upon customer demand and trade promotions which [*] may grant to specific accounts.

[*] anticipates its volumes will continue to grow and payments to Madison will increase proportionately. [*] compares Madison’s rates against its other warehouse providers to ensure it is paying competitive charges for the [*] services provided. [*] staff conducted an analysis in late 2003 of warehouse building and labor costs by geographical area, which validated the belief that its existing warehouse costs (including those with Madison) were fair. In addition, Scott Campbell, [*] Director of Logistics, believes Madison’s rates remain competitive based upon his knowledge of the warehouse industry and costs in the [*] and [*] markets. Madison’s warehouses continue to be [*] two lowest cost facilities.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2–8

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

July 27, 2005

Dole Headquarters

Westlake Village, California

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2–9

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

July 27, 2005

Dole Headquarters

Westlake Village, California

[*]

Company Overview	Mr. Dahl provided a Company overview. Mr. Tesoriero presented financial summaries for Q2 and full year 2005.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2–10

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

COUNTRY CLUB AND RESTAURANT

SHERWOOD COUNTRY CLUB

The Sherwood Country Club (“Sherwood”) is a private facility that is owned, directly or indirectly, by Mr. Murdock. The facility includes a golf course, tennis courts and a clubhouse. Exhibit A provides a breakdown of the 2005 and 2004 payments to Sherwood. Ms. Janet Welsh, the controller of Sherwood, stated that Sherwood charged Dole the same prices that it regularly charged its other customers.

Target World Challenge Golf Tournament

During December 2005, Sherwood Country Club was the site of the annual Target World Challenge golf tournament. This event benefits The Tiger Woods Foundation, Target House, The First Tee and Ventura County charities. Dole utilized the tournament as a major event to entertain executives of its larger customers, and to gain national advertising exposure.

As the title sponsor, Target contributed $5,000,000 to the event. Countrywide contributed $1,500,000. Dole, Williams Company, and Buick were also major sponsors of the event. Dole and Buick each contributed $750,000 and Countrywide contributed $800,000 to the Tiger Woods Charity Event Corporation, a not-for-profit corporation that organized and staged the event. Mr. Greg McLaughlin, the Tournament Director for the Tiger Woods Charity Event Corporation, supplied Dole with the information above regarding the sponsors of the event.

3-1

In exchange for the fees paid by the sponsors, the Tiger Woods Charity Event Corporation granted each sponsor certain advertising privileges, including eight 30-second television commercials and on-site merchandising and promotion. As a sponsor, Dole also received 8 playing rights in the Pro-Am golf tournament and 40 invitations to the Draw party or Pro-Am Awards party. Dole primarily granted the playing rights as well as the invitations to the executives of its largest customers. Dole also received 500 gallery tickets per day for the tournament.

Other than the extended television exposure mentioned previously, Sherwood did not receive any monies from the sponsors or from the Tiger Woods Charity Event Corporation for use of the golf course, as confirmed by Ms. Welsh. Sherwood charged Dole and the other four sponsors for the catered meals served at their respective private parties. Expenses incurred by Dole amounted to $47,177 and $47,598 in 2005 and 2004, respectively.

Mr. Marty Ordman, Dole’s Vice President of Marketing Services, stated that Dole did not purchase any logo goods during the tournament at the Sherwood pro shop.

Other functions

Various other expenses for Dole business meals, pro shop purchases and greens fees amounted to $11,007 and $22,193 in 2005 and 2004, respectively.

3-2

EXHIBIT A

Dole Food Company, Inc.

Transactions with Sherwood Country Club

	2005	2004
Target World Challenge	$47,177	$47,598
Other Functions	11,007	22,193

	$58,185	$69,791

3-3

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

RESTAURANT PRODUCTS AND SERVICES

THE REGENCY CLUB

The Regency Club is a private club wholly owned by Mr. Murdock. Certain senior executives of Dole are members of the Regency Club as denoted below:

Richard Dahl	President

Scott Griswold	Executive Vice President

Roberta Wieman	Executive Vice President

Business Meals Hosted by Executives

During 2005, Dole’s executives periodically utilized the Regency Club for business meetings. The total cost of the business meals paid to the Regency Club in 2005 and 2004 were $14,239 and $16,306, respectively. Dole executives’ use of the club for personal use or non-Dole business is not charged to Dole. Nicole Imlach, the Accounting Supervisor of the Regency Club, stated that the Regency Club has a one-price policy. Therefore, Dole paid the same price as the other members of the club.

The following exhibits provide a breakdown of the charges associated with the aforementioned functions:

Exhibit A:	Listing of executive members and related monthly dues for 2005

Exhibit B:	Expenses incurred by Dole Executives at the Regency Club

4-1

EXHIBIT A

Related Party Transaction Report

2005

Membership Commencement Date	Officer	Monthly Dues	Annual Dues	Due by Dole	Due by Castle
1/81	Roberta Wieman (60% by Dole)	($210, 1/05-3/05 $240, 4/05-12/05)	$2,790	$1,674	$1,116

1/04	Scott Griswold (85% by Dole)	($210, 1/05-3/05 $240, 4/05-12/05)	2,790	2,372	419

8/04	Richard Dahl (100% by Dole)	($210, 1/05-3/05 $240, 4/05-12/05)	2,790	2,790	0

			$8,370	$6,836	$1,535

4-2

EXHIBIT B

DOLE FOOD COMPANY, INC.

THE REGENCY CLUB

EXPENSES INCURRED IN 2005 AND 2004

	2005	2004
Business Meals Hosted by Executives (1)

David Murdock	$3,143	$12,484
Roberta Wieman	709	77
Scott Griswold	723	571
Richard Dahl	9,664	1,972
Lawrence Kern	—	952
Edward Roohan	—	250

Total	$14,239	$16,306

(1)	Business meals are with Dole officers or outside business persons. Amounts reflect charges to cardholder/member’s account. Officers’ use of the club for personal use or non-Dole business is not charged to Dole.

4-3

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

AIRCRAFT USAGE AND OPERATIONS

Global Express

In October of 2001, Dole and Castle entered into an agreement with Bombardier Aerospace Corporation to acquire one Bombardier Global Express aircraft at an acquisition price of $42,529,380, of which Dole paid $28,919,930 and Castle paid $13,609,380. The Global Express was delivered to Dole/Castle on December 20, 2002. This transaction was approved by the Board of Directors at the October 4, 2001 meeting (see Exhibit A). The percentage of the co-ownership is 68% for Dole and 32% for Castle. The ownership percentage was based on a projection of flight hours expected to be used by the two companies, taking into account the flights hours used in the past several years.

On March 28, 2003, Dole and Castle executed a sale-leaseback agreement with General Electric Capital Corporation, as approved by the Board of Directors on March 26, 2003 (see Exhibit F). The selling price to General Electric was $42,529,310 (Dole-$28,919,930/Castle-$13,609,380). The percentage under the leaseback agreement remains the same, 68% for Dole and 32% for Castle. The quarterly lease payment is $928,988 (Dole-$631,712/Castle - $297,276). Dole and Castle each pay their quarterly lease payment directly to General Electric.

5-1

The expenses for the Global Express are divided into two categories, direct costs and indirect costs. The direct costs include fuel, meals and entertainment, travel, flight plans and communications and car rental. The indirect costs include employee’s salaries and benefits, rent for the hangar, dues and subscriptions, office supplies and printing, jet maintenance and supplies, telephone, personal property tax and other miscellaneous expenses. The direct costs are the responsibilities of the party who incurred the expenses. The indirect costs are allocated 68% to Dole and 32% to Castle. The total direct and indirect costs excluding lease payments for the Global Express was $2,930,803 (Dole-$1,917,552/Castle-$1,013,251) in 2005 (see Exhibit E for details). Of the $1,013,251 expenses incurred by Castle. Castle reimbursed $899,743 to Dole, leaving a balance payable to Dole of $113,508 at the end of fiscal year 2005.

Personal Use of the Aircraft

In 2005, Dole and Castle approved a rate of $4,526.37 per hour to be charged to Mr. Murdock for his personal use of the corporate jet. This rate is calculated at Dole and Castle’s incremental cost per flight hour based on 2004 actual expenses (see Exhibit B). The flight log of the corporate jet was maintained at the hangar (see Exhibit D). This 2004 rate was used as an estimated rate for 2005 flight hours until an actual rate is calculated after the 2005 year is closed.

In 2005, Mr. Murdock used 1.7 hours of the corporate jet for personal use. A review of actual jet expenses was performed by Dole’s and Castle’s accounting departments to determine if the estimated rate for 2005 was still appropriate. Based on actual expenses, Dole and Castle calculated the rate to be $5,247.86. This calculation has also been reviewed and approved by Craig Walker, Director of Aviation.

5-2

Shared Aircraft Expenses

Dole and Castle have an arrangement with Pacific Holding Company (“PHC”), a wholly owned subsidiary of Mr. Murdock, regarding sharing expenses incurred on the aircraft. Dole and Castle pay for the salaries of the Director of Aviation, two pilots and two technicians and an administrative assistant, while PHC pays for the salaries of thirteen full-time ground maintenance personnel. Salaries and related benefits for these individuals are allocated between Dole, Castle, and PHC based on the estimated percentages of time spent on each business (see Exhibit C).

PHC owns an office and hangar at the Van Nuys airport, which provides fueling, and hangar services for forty-three planes using the airport. Craig Walker, Director of Aviation, manages the hangar. Dole and Castle lease an office for the crew as well as hangar space for the Global Express from PHC at market rates. Rental charges for 2005 and 2004 were $195,274 and $176,533, respectively.

5-3

Exhibit A

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

October 4, 2001

Dole Headquarters

Westlake Village, California

Proposed Purchase of Bombardier Global Express Aircraft	Mr. Murdock presented for the Board’s consideration a capital expenditure request to purchase, in partnership with Castle & Cooke, Inc., a new corporate aircraft, with the Company owning a 68% interest and Castle & Cooke, Inc. owning a 32% interest. The purchase price of the Bombardier Global Express aircraft is

5-4

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

October 4, 2001

Dole Headquarters

Westlake Village, California

$44,695,000. The estimated net cash outlay for the Company is $20,393,000, which equals 68% of the purchase price, less the Company’s $10,000,000 expected proceeds from the sale/exchange of the Falcon 900 aircraft now owned by subsidiaries of the Company and Castle & Cooke, Inc.

After discussion and upon motion duly made and seconded, the following recitals and resolutions were unanimously approved:

WHEREAS, there has been presented to this Board of Directors a capital expenditure request of up to $44,695,000, of which it is estimated that $20,393,000 will represent net cash outlay by the Company, to purchase, in partnership with Castle & Cooke, Inc., a Bombardier Global Express aircraft.

WHEREAS, this Board of Directors has determined that it is in the best interest of the Company and its stockholders to purchase, in partnership with Castle & Cooke, Inc,, the Bombardier Global Express aircraft for an expected net cash outlay by the Company of $20,393,000, representing a 68% ownership interest in the aircraft by the Company.

NOW, THEREFORE, BE IT RESOLVED, that the Company be, and it hereby is, authorized to purchase, in partnership with Castle & Cooke, Inc., the Bombardier Global Express aircraft for a purchase price of $44,895,000, with an expected net cash outlay by the Company of $20,393,000, representing a 68% ownership interest in the aircraft by the Company.

RESOLVED, FURTHER, that the Company be, and it hereby is, authorized to enter into a Purchase Agreement and any documents required to be executed in connection therewith and to consummate the transactions contemplated thereby.

RESOLVED, FURTHER, that the Authorized Officers be, and each of them hereby is, authorized, in the name of and on behalf of the Company, from time to time to execute amendments, renewals, and extensions of such Purchase Agreement as such officer executing the same may deem necessary or desirable, in such form as may

5-5

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

October 4, 2001

Dole Headquarters

Westlake Village, California

be approved by the officer executing the same, such approval to be conclusively evidenced by the execution thereof.

RESOLVED FURTHER, that the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and Chief Financial Officer, and the Vice President, General Counsel and Corporate Secretary (“Authorized Officers”) be, and each of them hereby is, authorized, in the name and on behalf of the Company, to take such further actions and to make such filings as such Authorized Officer, in his sole discretion, may determine to be necessary or desirable to consummate the transaction contemplated by the purchase of the Bombardier Global Express aircraft, the taking of any action or the making of any such filing to be conclusive evidence of such determination.

RESOLVED, FURTHER, that all actions heretofore taken by the Authorized Officers of the Company in connection with the actions contemplated by the foregoing resolutions be, and they hereby are ratified, confirmed and approved in all respects.

5-6

EXHIBIT B

DOLE FOOD COMPANY, INC.

GLOBAL EXPRESS

CORPORATE AIRCRAFT INCREMENTAL COST CALCULATION *

DESCRIPTION			2005 EXPENSE	2004 EXPENSE	$ CHANGE	% CHANGE

Fuel	[1	]	$452,469	$388,606	$63,863	16%
Flight plans & communication	[2	]	100,643	294,966	(194,323)	-66%
Travel meals & hotel			84,289	90,220	(5,931)	-7%
Jet supplies cabin & parts	[3	]	45,980	25,858	20,122	78%
Telephone			8,453	19,461	(11,008)	-57%
Jet Cleaning	[4	]	34,261	21,413	12,848	60%
Maintenance & cleaning	[5	]	282,685	466,766	(184,081)	-39%
Airframe inspection	[6	]	22,500	22,500	0	0%

Total			1,031,280	1,329,790	(298,510)	-22%
Total flight hours			217.70	331.15	(113.45)	-34%

Cost per flight hour			4,737.16	4,015.67	721.49	18%
Engine maintenance fee per flight hour	[a	]	398.50	398.50	0.00	0%
Aircraft repaint fee per flight hour	[b	]	62.50	62.50	0.00	0%
Interior refurbishment per flight hour	[c	]	49.70	49.70	0.00	0%

Total per flight hour			5,247.86	4,526.37	721.49	16%
Personnal flight hours			1.70	0.00	1.70

Total reimbursement from personal use			8,921	0	8,921
Less: Preliminary Amount charged to personal use			0	0	0

Amount due (to)/from personal use			$8,921	$0	$8,921

Dole’s portion of reimbursement from DHM (68%)			$6,067	$0

*	Incremental cost is defined as the cost incurred to operate the aircraft and a charge for “wear and tear” of the aircraft. It does not include overhead expenses and salary costs (indirect costs).
[1]	Higher fuel costs.
[2]	Lower international travel.
[3]	Fewer nights for crew away from home base.
[4]	More frequent cleaning both exterior and interior due to more travel.
[5]	Maintenance due times extended due to fewer hours flown.
[6]	Portion of inspection not covered by warranty programs (inspection of this scope done once annually).
[a]	According to Craig Walker, Director of Aviation, under an MSP (Maintenance Service Program). This would costs $199.25 per engine (2 engines) per hour of flight.
[b]	This covers wear and tear on the exterior paint. Assumes repainting would be needed every 2,400 flight hours and the cost would be $150,000.
[c]	This covers wear and tear on the upholstery. Assumes current upholstery would need refurbishment every 2,000 flight hours and the cost would be $99,400.

5-7

EXHIBIT C

DOLE FOOD COMPANY, INC.

CORPORATE JET

2005 SALARY INFORMATION

	2005							2004	Change from 2004
	Salary & Benefits	Global Express			Other Planes
		%	Amount		%	Amount		Global
Dole Employees

Senior Pilot (3)	$207,116	100%	$207,118		0%	—		$199,394	(7,722)

Pilot (3)	176,688	100%	176,688		0%	—		171,154	(5,534)

Director of Aviation	294,406	75%	220,805		25%	73,801		206,549	(14,156)

Director of Maintenance	149,247	95%	141,783		5%	7,462		138,780	(3,025)

Technician	61,991	80%	49,592		20%	12,398		48,427	(3,165)

Secretary (transferred fr CCI 8/1/05	33,423	65%	21,725		35%	11,698		0	(21,725)

	922,871		817,711			105,159	(1)	762,384	(55,327)

Castle Employees

Secretary (transfer to Dole 8/1/05)	39,648	65%	25,771		35%	13,877		33,674	7,903

1 Line Crew Member	39,956	20%	7,991		80%	31,965		18,429	10,438

1 Line Crew Member	48,111	15%	7,217		85%	40,894		5,363	(1,854)

4 Line Crew Members	160,825	10%	16,083		90%	144,743		7,700	(8,383)

5 Line Crew Members	297,367	5%	14,869		95%	282,498		2,655	(12,214)

	585,907		71,931	(2)		513,977		67,821	(4,110)

TOTAL AIRCRAFT	$1,508,778		$889,642			$619,138		$830,205	(59,437)

Total cost due from Castle (1)	$105,159
Total cost due to Castle (2)	(71,931)

Net due from Castle	833,228

(3)	The senior pilot and pilot work only on the Global Express

5-8

CORPORATE JET

Flight Hours Summary

Exhibit D

	2005		2004		Average 2001 to 2005
	Hours	%	Hours	%	Hours	%

Dole flight hours	88.15	39%	253.90	76%	731.01	57%
Castle flight hours	199.45	55%	68.65	21%	452.59	35%
Hotel	1.90	1%			1.90	0%
Personal flight hours	1.70	1%			56.85	4%
Maintenance flight hours	6.50	3%	8.60	3%	45.15	4%

Total Flight Hours	217.70	100%	331.15	100%	1,287.50	100%

Domestic flight hours	194.30	89%	136.85	41%	881.55	68%
International flight hours	16.90	8%	185.70	56%	360.80	28%
Maintenance flight hours	6.50	3%	8.60	3%	45.15	4%

	217.70	100%	331.15	100%	1,287.50	100%

5-9

Exhibit E

Reconciliation of Jet Charges Excluding Lease Payments for the Jet

FY 2005

	Dole		Castle			Total	2004
	Amount	%	Amount	%

Direct	$358,011		$279,363			$637,374	$772,607
Indirect	1,570,622		739,102			2,309,724	2,331,191

	1,928,633		1,018,465			2,947,096	3,103,798

Other Adjustment	(11,081)		(5,214)			(16,295)	(4,268)

Total Jet Expense	$1,917,552		$1,013,251			$2,930,803	$3,099,530

Total paid by Castle as of 12/31/05			(898,743)

Amount due (to)/from Castle			113,508

Direct	358,011	56%	279,363	44	%(1)	637,374	772,607
Indirect	1,559,541	68%	733,888	32%		2,293,429	2,326,923

Net	$1,917,552	65%	$1,013,251	35%		$2,930,803	$3,099,530

(1)	Percentage higher than 32% was due to higher flight hours incurred by Castle.

5-10

Exhibit F

OFFICER’S CERTIFICATE

DOLE FOOD FLIGHT OPERATIONS, INC.

The undersigned, being the duly elected or appointed, qualified and acting Secretary of Dole Food Flight Operations, Inc. (“Company”), hereby certifies on behalf of the Company that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of resolutions of the Board of Directors of the Company, duly adopted by unanimous written consent of the Board, which resolutions have been in full and continuous force and effect since the date of adoption, and the same have not been amended, modified or rescinded since such date of adoption and are in full force and effect on the date hereof.

2. Each officer of the Company whose name appears below has been duly elected or appointed and is presently acting in the corporate office(s) of the Company indicated opposite his or her name, and the signatures of such officers appearing opposite their respective names are their genuine signatures.

Name	Office	Signature

Beth Potillo	Treasurer

IN WITNESS WHEREOF, the undersigned has duly executed these presents effective as of March 26, 2003.

Jeffrey Conner
Secretary

5-11

EXHIBIT A

To Officer’s Certificate

UNANIMOUS WRITTEN CONSENT OF DIRECTORS

OF

DOLE FOOD FLIGHT OPERATIONS, INC.

IN LIEU OF A MEETING

The undersigned, constituting all of the members of the Board of Directors of Dole Food Flight Operations, Inc. (the “Corporation”), pursuant to due authority desire to dispense with a meeting and vote of the directors, and desire to consent in writing to the corporate action(s) hereinbelow described;

NOW, THEREFORE, the undersigned, constituting all of the members of the Board of Directors of the Corporation, do hereby:

1. Consent in writing to the corporate actions described in the Resolutions attached hereto as Annex I, and hereby adopt said Resolutions as resolutions of the Board of Directors of the Corporation; and

2. Confirm and agree that this Unanimous Written Consent of Directors (a) may be executed by the various directors below in any number of counterparts, and by original and/or telefacsimile signatures, and (b) upon such execution by each and all directors, shall be effective as of the date set forth below.

Dated as of March 26, 2003.

Lawrence A. Kern

5-12

ANNEX I

To Unanimous Written Consent of Directors

Dole Food Flight Operations, Inc.

RESOLVED, that (i) each of the officers of Dole Food Flight Operations, Inc. (this “Corporation”), be and each hereby is authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver the Aircraft Lease Agreement (“Lease”) dated as of March     , 2003, with General Electric Capital Corporation (hereinafter called “Lessor”) as Lessor and this Corporation and Castle & Cooke Aviation, Inc. (“CCAI”) as Lessee and providing for the leasing to (or sale and leaseback by) this Corporation and CCAI of one Bombardier Global Express aircraft model BD-700-1A10 (“Aircraft”); and (ii) further providing for this Corporation to execute and deliver any Annexes and supplements necessary to effectuate such Lease in such form and substance as may be agreed upon between Lessor and such officers or any of them as agent(s) of the Corporation; and (iii) to indemnify said Lessor against certain occurrences as set forth in the Lease; and

FURTHER RESOLVED, that each officer of this Corporation is hereby authorized to do and perform all other acts and deeds that may be requisite or necessary to carry fully into effect the foregoing resolution; and

FURTHER RESOLVED, that said Lessor is authorized to rely upon the aforesaid resolutions until receipt by it of written notice of any change, which changes of whatever nature shall not be effective as to said Lessor to the extent that it has theretofore relied upon the aforesaid resolutions in the above form.

5-13

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

RISK MANAGEMENT TRANSACTIONS

The going private Merger transaction of Dole Food Company created an opportunity to enhance savings to the total cost of risk. By operating the Risk Management department on a consolidated basis, Dole and Castle are able to leverage their buying power to optimize their position in the insurance market and take advantage of the market relationships that both companies have developed over the years. In addition, the integration of the risk management services creates one risk management philosophy and goal: to create a seamless and effective risk management program for all of Mr. Murdock’s companies.

As of January 1, 2006, the combined insurance programs are: non-owned aviation, casualty (including domestic worker’s compensation, commercial general liability, commercial auto liability, umbrella/excess liability), crime (fidelity), and global property, which also has [*] (Dole’s captive) participating in coverage.

Shared Departmental Costs

The costs of the Risk Management personnel and certain expenses are shared on a [*] basis between Dole and Castle. The net amount paid by Dole to Castle for Risk Management shared services amounted to [*] and [*], in 2005 and 2004, respectively. The current department structure that is being shared is as follows:

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

6-1

Captive Coverage from [*]

[*], a wholly owned subsidiary of Dole, retains risk for commercial property losses sustained by Dole and Castle. [*] participation is in the primary layer, and it offers limits of [*] per occurrence and [*] in annual aggregate. Excess coverage limits are purchased through third party insurance carriers. The arrangement, entered into on April 1, 2005 and expiring March 31, 2006, provides for premiums to be paid to [*] by Castle quarterly beginning March 31, 2005 in exchange for [*] retained risk. At this time, it is anticipated that a similar arrangement between Dole and Castle will continue for the 2006/2007 policy term. In 2005, Castle paid [*] to [*], and in 2004, Castle paid [*] to [*]. The property renewal is currently under review.

Hurricane Francis

On September 4, 2004, a [*] facility located in [*], and a Castle facility located in [*], suffered losses due to Hurricane Francis. The losses were considered one occurrence for insurance purposes. The total loss due to the hurricane was [*] of which [*] portion was [*] and Castle’s portion was [*]. The policy deductible of [*] for this loss was allocated between the two companies based on their respective percentage of total loss. After application of the deductible, [*] paid Castle [*]. Castle’s claim payment was made in 2005 upon completion of the adjustment of the claim.

Insurance Premium Reimbursements

During 2005, Castle paid various insurance premium payments and fees on behalf of Dole amounting to [*]. In addition, Dole paid Castle’s share of crime coverage in the amount of [*]. Dole repaid a net amount due to Castle of [*] and [*] in 2005 and 2004, respectively.

Attached is a schedule summarizing the Risk Management transactions between Dole and Castle in 2005 (see Exhibit A).

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

6-2

Exhibit A

Dole Food Company, Inc.

2005 Risk Management Transactions

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

6-3

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

MISCELLANEOUS TRANSACTIONS

On December 28,1995, Dole spun-off its real estate and resort businesses to a new company - Castle & Cooke, Inc. (“Castle”). Following the distribution, Dole and Castle have engaged in certain related party transactions.

Casa de Esperanza

On July 18, 2005, Dole entered into a limited partnership agreement with Castle for the primary purpose of leasing land from Ventura County to complete the construction of a housing project named Casa de Esperanza and its related improvements. Castle is the General Partner and Dole is the limited partner. Dole and Castle each made an initial capital contribution of $1,625,411 for a 50% respective partnership interest. Dole’s contribution is in cash. Castle’s contribution is in form of the Ground Lease and construction costs for the housing project. The Ground Lease was signed between Castle and the County of Ventura, which provided for the lease of land by Ventura County to Castle for the construction of the housing project. If the construction cost exceeded the initial contribution, both partners agreed to make additional contributions in accordance with their respective percentage interest. In March of 2006, Castle submitted additional construction costs of $514,752 to Dole for reimbursement.

On September 21, 2005, the completed housing project was donated to the County of Ventura to house 45 mentally ill patients.

Dole and Castle are currently working on dissolving the partnership.

7-1

Madera Project

Dole subsidiaries are the managing members of two limited liability companies, and a general partner of a partnership, engaged in agriculture near Fresco, California. Dole owns approximately 60% of the equity of the two LLCs and of the partnership. A Castle subsidiary owns the remaining approximately 40% of the two LLCs, but has no interest in the partnership. The Castle subsidiary obtained its interest as a result of a 2005 tender offer to unaffiliated unit holders and a sequence of transactions, agreed to by the Dole Subsidiaries, culminating in back-end mergers. Certain of the land owned by the two LLCs is earmarked for the Village of Gateway development project. Due to the comprehensive development of the surrounding area, Castle is helping Dole and the LLCs to re-zone and obtain the necessary approvals for the Gateway Village project. Dole on behalf of the three agricultural entities, reimbursed Castle $1,153,638 and $1,109,122 for 2005 and 2004, respectively, for expenses paid on behalf of the LLCs.

Over the course of the Village of Gateway development project, Dole has advanced approximately $6,755,737, in the aggregate, on behalf of the three agricultural entities. Dole and Castle are discussing means by which Dole can be repaid some or all of the amounts advanced and/or Castle pay the development costs going forward until the relative amounts of Dole’s and Castle’s payments of development costs equals the approximately 60/40 division of equity interests.

Land Services Fees

Castle also provided management services to Dole for assisting in land management. The charges for land management were based on the actual time spent by employees plus related costs. Included in 2005 were monthly charges of $8,400 to Dole for one Castle employee to manage Dole land transactions in Hawaii. The total charges from Castle to Dole were $114,424 and $107,678 for 2005 and 2004, respectively.

7-2

Oahu Land Property Tax

Pursuant to the spin-off agreements, Dole leased 1,107 acres of farmland from Castle for $1 and reimbursed Castle for the real property taxes. Total reimbursement was $25,396 and $28,993 in 2005 and 2004, respectively.

Transaction Related to Land Exchange

In September of 2004, Dole and Castle entered into a section 1031 real estate agreement. There were two parcels of properties, which were not fully subdivided and therefore are jointly owned by Dole and Castle. Until subdivision is completed, Dole will continue to pay the property tax, security service and maintenance and repairs and bill Castle for their portion. The reimbursement from Castle was $86,980 in 2005. In 2005, Dole also reimbursed Castle $54,441 for security deposits and prepaid rent held in Dole’s book for the exchanged properties. The net of these transactions were $32,539.

Purchase of Dole Products

Castle purchased pineapple, coffee and items with Dole logos from Dole to sell at its retail store and to use in its Lanai hotels. The prices charged are consistent with prices charged to unaffiliated third parties. Total purchases were $342,365 and $434,939 in 2005 and 2004, respectively.

Trademark Licensing Agreement

Castle sells merchandise with Dole logos at the Dole Plantation (Castle owned). Under the Trademark Licensing Agreement between Dole and Castle, Castle pays Dole a royalty in an amount equal to three percent (3%) of Castle’s gross revenues on Dole licensed products at the Dole Plantation. The total royalty was $68,184 and $61,151 in 2005 and 2004, respectively.

7-3

Plantation Water and Sewer Costs

Dole and the Dole Plantation share the same water line. Castle reimburses Dole for the water and related sewer costs. Castle’s reimbursement to Dole was $28,404 and $25,987 in 2005 and 2004, respectively.

Fire Pump Engine

A fire pump engine services both Dole’s Pineapple packing plant and Dole Plantation. Dole charged Castle for its 50% share of the fire pump engine servicing, inspection and replacement. Total charge to Castle was $4,223 and $10,705 in 2005 and 2004, respectively. Included in 2004 charges were expenses for repair of pump engine.

Sand Sale

Castle purchases sand from Dole to be used for Castle golf courses on Lanai. The price per ton is consistent with prices that would be charged to unaffiliated third parties. The total amount was $2,970 and $57,870 in 2005 and 2004, respectively.

Tanada Reservior

The Tanada Reservior is used for pineapple irrigation. The Dole Plantation (Castle owns) train route passes by the reservoir and Castle requested the water be kept at a higher level so as to be more esthetically appealing. Castle also uses the reservoir for irrigating the landscape at the Dole Plantation. Castle shares the maintenance costs for the reservoir and a portion of the electricity charges that are billed to Dole. Castle’s reimbursement to Dole was $941 and $2,904 in 2005 and 2004, respectively.

7-4

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

EXECUTIVE TRANSACTIONS

During 2005, Ms. Roberta Wieman, Mr. Justin Murdock, and Mr. Scott Griswold were executives of Dole and Castle. They received compensation and fringe benefits from these two companies in accordance with the amount of time they spent on the respective companies. Mr. Griswold’s annual bonus was paid 100% by Dole.

8-1

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

EXECUTIVE OFFICES’ SHARED COSTS

Following Castle’s separation from Dole (December 28, 1995), Dole agreed to make available certain management services to Castle. Dole provided executive and administrative services to Castle. The charge to Castle was based on the actual time spent by Dole’s employees plus related costs incurred in the performance of such services. The total charges from Dole to Castle were $154,105 and $142,074 in 2005 and 2004, respectively (see Exhibit A).

Castle and its affiliated companies also provided a variety of benefits to Dole, the cost of which is estimated to be approximately $71,931 and $83,523 in 2005 and 2004, respectively (see Exhibit A). Mr. Murdock also incurred certain expenses relating to Dole business, such as the use of his private country club and residences for meetings or gatherings as well as the use of his personal phone and automobile, which were neither reimbursed nor charged to Dole. However, the amount was de minimis.

9-1

EXHIBIT A

SUMMARY OF SHARED COSTS WITH CASTLE

	2005 ESTIMATED AMOUNT		20004 ACTUAL AMOUNT
	Total Amount Paid by Dole Related to Castle	Total Amount Paid by Castle Related to Dole	Total Amount Paid by Dole Related to Castle	Total Amount Paid by Castle Related to Dole
Executive:
Jenessa Cooke	$26,180		$14,685
Paige Murphy	22,766		665
Aspasia Knox			16,725
Janet Estrada			6,982
Cheryl Walston			15,225

Aircraft Operation:
Dole Personnel	105,159		87,792
Castle Personnel		71,931		83,523

Total Personnel	$154,105	$71,931	$142,074	$83,523

Total due to Dole		$82,174		$58,551

9-2

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

TRANSACTIONS WITH WESTLAKE WELLBEING PROPERTIES, LLC

[*] (“Holdco”) is the parent company of Dole’s parent, [*]. Holdco owns of Westlake Wellbeing Properties, LLC (“Wellness Center”), while ARCUS Enterprises, Inc., a wholly owned subsidiary of Wellpoint Health Networks, owns the remaining of [*] of the Wellness Center (see Exhibit A for organizational chart). The Wellness Center is building a luxurious 270 room five star hotel and spa and will incorporate clinical and fitness components into a comprehensive healthcare center.

In 2005 and 2004, certain exempt Dole employees provided services to Dole which also benefited Holdco and the Wellness Center, with total hours estimated in the range of roughly [*], respectively, with primary focus on Dole’s: cash management (including contributions and dividends); credit standing and affiliate debt implications; and finance, human resource, IT, legal, risk management and tax matters as an affiliated group member of companies owned by Mr. Murdock. Being exempt employees, Dole incurred no incremental costs; and Management has determined that these employees performed all their regular duties (including these services) for Dole, and that any benefit to Holdco and the Wellness Center resulting from these services did not result in such employees being unable to carry out, or failing to carry out, their duties to Dole. It should be noted that Dole owns the Wellness Center project site and, as the landlord, needs to assure itself that the project agreements are in an acceptable form. Had Holdco employees been more involved in these matters, Dole would still have needed to inquire about and handle the cash management, finance, legal, personnel,

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

10-1

tax, image/public perception and credit agreement/indenture compliance issues for Dole to coordinate these items with a separate staff would have required as much time from Dole employees, although perhaps not all from the same persons.

10-2

Exhibit A

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

10-3

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

LIMITATIONS

Dole’s relationships with Castle are subject to limitations on transactions with affiliates that are contained in Dole’s Credit Agreement and in the indentures governing Dole’s senior notes and debentures.

Exhibit A:	Credit Agreement

Exhibit B:	Indentures governing Dole’s senior notes and debentures.

11-1

Exhibit A

Credit Agreement

9.07 Transactions with Affiliates No Credit Agreement Party will, nor will permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of Holdings or any of its Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to such Credit Agreement Party or such Subsidiary as would be reasonably expected to be obtainable by such Credit Agreement Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among the U.S. Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04, 9.05 and 9.06; (iii) the payment of consulting or other fees to the U.S. Borrower by any of its Subsidiaries in the ordinary course of business; (iv) customary fees to non-officer directors of the U.S. Borrower and its Subsidiaries; (v) the U.S. Borrower and its Subsidiaries may enter into the employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) Dividends may be paid by Holdings to the extent permitted by Section 9.06; (vii) the payment of customary fees (excluding management fees) to the Agents and their Affiliates for services rendered (including, without limitation, any underwriting discounts and commissions); and (viii) transactions between the U.S. Borrower and/or any of its Subsidiaries and their respective Affiliates listed on Schedule XVI hereto. In no event shall any management, consulting or similar fee be paid or payable by Holdings or any of its Subsidiaries to any Affiliate (other than the U.S. Borrower or any other Credit Party), except as specifically provided in this Section 9.07.

11-2

Exhibit B

Indenture

Section 4.11. Limitations on Transactions with Affiliates.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under the third paragraph below or (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments with a fair market value in excess of $7.5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a

11-3

common plan) that involves an aggregate fair market value of more than $20.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

The restrictions set forth in this Section 4.11 shall not apply to:

(1) reasonable fees and compensation paid to an indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

(3) any agreement, or any arrangement the terms of which have been disclosed prior to the Issue Date in the Final Memorandum, as in effect as of the Issue Date or any amendment or replacement agreement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement agreement thereto) so long as any such amendment or replacement agreement taken as a whole is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(4) payment and Investments permitted by this Indenture;

(5) the payment of fees and expenses incurred in connection with the consummation of the transactions being consummated on the Issue Date;

(6) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise (other than issuances, payments, awards or grants to David H. Murdock) pursuant to, or the funding of, employment arrangements, employee stock options and employee stock ownership plans approved by the applicable Board of Directors;

(7) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries consistent with the past practice;

(8) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business

11-4

(including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture.

(9) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction;

(10) purchases and sales of product and raw materials, insurance arrangements and payments, all of the foregoing in the ordinary course of business consistent with past practice or as may be necessary to accommodate legal, regulatory or other changes in the business of the Company and its Restricted Subsidiaries;

(11) employment agreements and similar arrangements with employees and independent contractors other than David H. Murdock;

(12) the issuance and sale of Qualified Capital Stock; and

(13) payments made pursuant to the following conditions: if the Company is to file consolidated federal income tax returns with Holdings or combined or unitary state income tax returns with Holdings, the Company may enter into a tax sharing agreement with Holdings and may pay to Holdings amounts when due and payable pursuant to such tax sharing agreement in respect of amounts of tax due with respect to such consolidated, combined or unitary returns and any additional taxes due from time to time as a result of any audit thereof, as the case may be, in each case in an amount not to exceed the amount of tax that the Company would have been obligated to pay to the appropriate taxing authority if the Company and its Subsidiaries had filed a hypothetical separate consolidated, combined or unitary return for the then current year and all prior years ending after the Issue Date.

Section 4.12. Limitation on Liens.

This Section 4.12 will apply to the Notes after the Existing Notes no longer remain outstanding or in the event that the requisite consents from the holders of Existing Notes have been received to have the obligations of the Company released with respect to the sections described in the Existing Notes Indenture comparable to Sections 4.23(a) and 4.23(b) hereof. In addition, this Section 4.12 shall apply to the Notes if the comparable provisions under Sections 4.23(a) and 4.23(b) hereof are no longer applicable as a result of defeasance under the terms of the Existing Notes Indenture.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after

11-5

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

DRAFT

PROPOSED RESOLUTIONS

WHEREAS, this Audit Committee has reviewed materials relating to the transactions between or involving Dole Food Company, Inc. (the “Company”) or its subsidiaries, on the one hand, and David H. Murdock, or his affiliates, on the other hand, as set forth in the binder containing materials relating to affiliated transactions and perquisites dated April 4, 2006 (the “Affiliated Transactions Booklet”);

WHEREAS, the Audit Committee has reviewed and considered that Mr. Murdock used the services of certain employees of the Company during fiscal 2005 and provided the Company with the services of certain of his employees and certain of his facilities during the same period;

NOW THEREFORE BE IT RESOLVED, that after reviewing such information and in reliance thereon and after such discussions and review as it deemed necessary, the Audit Committee approves and adopts the 2005 Summary of Affiliated Transactions contained in the Affiliated Transactions Booklet;

FURTHER RESOLVED, that the officers of the Company be, and each hereby is, authorized to make such disclosure with respect to the foregoing in the Company’s SEC filings as may be necessary or appropriate in conformity with applicable legal requirements.

12-1

SCHEDULE XVII Principal Properties

REAL PROPERTY	Property Owner	Location	Assessor ID
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVIII- EXISTING LIENS

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Calazo Corporation	AZ Secretary of State	DBNY	4/3/03	200312557823	All assets
AG 1970, Inc.	CA Secretary of State	DBNY	4/3/03	0309760064	All assets
AG 1971, Inc.	CA Secretary of State	DBNY	4/3/03	0309760004	All assets
AG 1972, Inc.	CA Secretary of State	DBNY	4/3/03	0309760001	All assets
Alyssum Corporation	CA Secretary of State	DBNY	4/03/03	0309760002	All assets
Barclay Hollander Corporation	CA Secretary of State	DBNY	4/3/03	0309460660	All assets
Bud Antle, Inc.	CA Secretary of State	DBNY	4/3/03	0309460685	All assets
Calicahomes, Inc.	CA Secretary of State	DBNY	4/3/03	0309760044	All assets
California Polaris, Inc.	CA Secretary of State	DBNY	4/3/03	0309460658	All assets
CB North, LLC	CA Secretary of State	DBNY	12/29/04	047010326730	All assets
CB South, LLC	CA Secretary of State	DBNY	12/29/04	047010327004	All assets
Dole Abpik, Inc.	CA Secretary of State	DBNY	4/3/03	0309760082	All assets
Dole Arizona Dried Fruit and Nut Company	CA Secretary of State	DBNY	4/03/03	0309760075	All assets
Dole Carrot Company	CA Secretary of State	DBNY	4/03/03	0309760101	All assets
Dole Citrus	CA Secretary of State	DBNY	4/03/03	0309760092	All assets
Dole Citrus	CA Secretary of State	Safeco Credit Co. Inc.	4/03/03	0317760492	Precautionary filing relating to a lease transaction
Dole DF&N, Inc.	CA Secretary of State	DBNY	4/03/03	0309460661	All assets
Dole Dried Fruit and Nut Company	CA Secretary of State	DBNY	4/03/03	0309460663	All assets
Dole Farming, Inc.	CA Secretary of State	DBNY	4/03/03	0309760570	All assets
Dole Fresh Vegetables, Inc.	CA Secretary of State	Ameritech Credit Corporation	9/15/00 Continuation 7/22/05	0026660751 Continuation 05-70351874	All controllers, modems, computers and other date transmission devices, etc. subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	Technology Credit Corporation	5/2/01	0112760717	Superstack 3 Switch 4900SX subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	7/16/01	0119960141	Crown lift truck

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	8/03/01	0122160496	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	10/29/01	0130260875	2001 full car vacuum tube system and related equipment subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	IBM Credit Corporation	7/31/02	0221460254	Precautionary filing relating to IBM software
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	8/30/02	0224660233	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	US Bancorp	9/03/02	0224860329	2 digital imaging systems
Dole Fresh Vegetables, Inc.	CA Secretary of State	US Bancorp	9/30/02	0227461026	1 digital imaging system
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	1/06/03	0300960470	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	3/27/03	0308760167	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Santa Barbara Bank & Trust Leasing	7/18/03	0320460568	1 jumbo trash compactor
Dole Fresh Vegetables, Inc.	CA Secretary of State	Wells Fargo Equipment Finance, Inc.	8/15/03	0323160449	Precautionary filing relating to lease forklift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	9/02/03	0324760716	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	12/01/03	0333960298	Cascade single double pallet handlers
Dole Fresh Vegetables, Inc.	CA Secretary of State	FCC Equipment Financing, Inc.	12/18/03	0335760646	1 Caterpillar
Dole Fresh Vegetables, Inc.	CA Secretary of State	IBM Credit LLC	2/09/04	0404860026	Precautionary filing relating to IBM software
Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	2/18/04	0405560915	2 field vacuum tube systems and related equipment subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	Toyota Motor Credit	4/12/04	0411460446	Toyota forklifts

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Corporation/Prolift Industrial Equipment Co. LLC
Dole Fresh Vegetables, Inc.	CA Secretary of State	De Lage Landen Financial Services Inc.	5/14/04	0414360036	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	Toyota Motor Credit Corporation/Prolift Industrial Equipment Co. LLC	12/08/04 Amendment 12/10/04	047007087023 Amendment 0470076337	Toyota forklifts
Dole Fresh Vegetables, Inc.	CA Secretary of State	IOS Capital	12/13/04	047008730160	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	IOS Capital	6/28/04	0418460191	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	DBNY	4/03/03	0309760205	All assets
Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	2/11/05	057015716911	1 field vacuum tube system and related equipment subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	3/14/05	057019139904	2 field vacuum tube systems and related equipment subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	IOS Capital	04/11/05	057022758086	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	De Lage Landen Financial Services Inc.	4/27/05	057024680113	Leased equipment

Dole Fresh Vegetables, Inc.	CA Secretary of State	De Lage Landen Financial Services Inc.	4/27/05	057024680234	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	Printpack, Inc.	9/2/05	057040107731	Consigned inventory
Dole Fresh Vegetables, Inc.	CA Secretary of State	IOS Capital	12/20/05	057052578897	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	Toyota Motor Credit Corporation/Prolift Industrial Equipment	1/07/06	067054500330	Toyota forklifts

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Co. LLC
Dole Orland, Inc.	CA Secretary of State	DBNY	4/03/03	0309760210	All assets
Dole Visage, Inc.	CA Secretary of State	DBNY	4/03/03	0309760246	All assets
E. T. Wall Company	CA Secretary of State	DBNY	4/03/03	0309760237	All assets
Earlibest Orange Association, Inc.	CA Secretary of State	DBNY	4/03/03	0309760189	All assets
Fallbrook Citrus Company, Inc.	CA Secretary of State	DBNY	4/03/03	0309760263	All assets
Lindero Headquarters Company, Inc.	CA Secretary of State	DBNY	4/03/03	0309760256	All assets
Lindero Property, Inc.	CA Secretary of State	DBNY	4/03/03	0309760553	All assets
Milagro Ranch, LLC	CA Secretary of State	DBNY	4/03/03	047010328257	All assets
Oceanview Produce Company	CA Secretary of State	DBNY	4/03/03	0309760619	All assets
Oceanview Produce Company	CA Secretary of State	AGCO Finance LLC	6/13/03	0316960442 Amendment 03353C0099	Certain leased equipment
Oceanview Produce Company	CA Secretary of State	Power Machinery Center	2/13/04	0405161033	Certain leased equipment
Oceanview Produce Company	CA Secretary of State	Power Machinery Center	3/17/04	0408460939	Certain leased equipment
Prairie Vista, Inc.	CA Secretary of State	DBNY	4/03/03	0309460686	All assets
Rancho Manana, LLC	CA Secretary of State	DBNY	12/29/04	04701329147	All assets
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	7/17/01	0120060236	Tractor
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	7/17/01	0120060291	Tractor
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	8/01/01	0121960321	Tractors
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	10/24/02	0229860552	Tractors

Royal Packing Co.	CA Secretary of State	Case Credit Corporation	10/24/02	0229860559	Tractors

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Royal Packing Co.	CA Secretary of State	Case Credit Corporation	1/08/03	0301360408	Tractors
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	2/18/03	0305260338	Tractors
Royal Packing Co.	CA Secretary of State	DBNY	4/03/03	0309760591	All assets
Royal Packing Co.	CA Secretary of State	CNH Capital America LLC	10/26/05	057046390802	Tractor
Veltman Terminal Co.	CA Secretary of State	DBNY	4/03/03	0309760609	All assets
DHM Holding Company, Inc.	DE Secretary of State	DBNY	4/03/03	30878820	All assets
Dole Holding Company, LLC	DE Secretary of State	DBNY	3/29/04	40881229	All assets
Dole Holding Company, LLC	DE Secretary of State	DBNY	3/29/04	40881237	All assets
Dole Holding Company, LLC	DE Secretary of State	DBNY	7/23/04	42071944	All assets
Dole Food Company, Inc.	DE Secretary of State	IBM Credit Corporation	11/27/01	22000028	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit Corporation	12/19/01	20164347	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit Corporation	12/19/01	20164354	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit Corporation	09/20/02	22424152	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	DBNY	4/03/03	30878853	All assets
Dole Food Company, Inc.	DE Secretary of State	IOS Capital	12/19/03	40034738	Leased equipment
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	01/06/04	40256174	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	09/09/04	42533059	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	09/23/04	42678862	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IOS Capital	9/20/04	42691584	Leased equipment
Dole Food Company, Inc.	DE Secretary of State	Forsythe Technology, Inc./McArthur	10/05/04 Amendment 12/01/04	42791855 Amendment 42791855	Leased computer equipment

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Associates, Inc.
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	05/23/05	51581801	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	08/11/05	52494798	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	10/13/05	53164341	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	10/14/05	53180339	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	11/21/05	53610087	Leased IBM equipment and software
Bananera Antillana (Columbia) Inc.	DE Secretary of State	DBNY	4/03/03	30875289	All assets
Clovis Citrus Association	DE Secretary of State	DBNY	3/04/03	030878747	All assets
Delphinium Corporation	DE Secretary of State	DBNY	3/04/03	30878838	All assets
Dole Europe Company	DE Secretary of State	DBNY	4/03/03	30878846	All assets
Dole Foods Flight Operations, Inc.	DE Secretary of State	DBNY	4/03/03	30878861	All assets
Dole Foods Flight Operations, Inc.	DE Secretary of State	General Electric Capital Corporation	4/01/03	30845423	Bombadier Global Express aircraft
Dole Fresh Flowers, Inc.	DE Secretary of State	Miami Office Systems	2/20/02	20635288	Copier systems
Dole Fresh Flowers, Inc.	DE Secretary of State	DBNY	4/03/03	30878887	All assets
Dole Fresh Flowers, Inc.	DE Secretary of State	Raymond Leasing Corporation	7/16/03	32020769	Watering systems
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit Company	01/03/05	50001520	Crown lift truck
Dole Fresh Flowers, Inc.	DE Secretary of State	General Electric Capital Corporation	01/03/05	50003013	Leased equipment
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit Company	01/03/05	50005331	Crown lift truck
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit	01/03/05	50005356	Crown lift truck

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Company
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit Company	01/03/05	50005380	Crown lift truck
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit Company	06/15/05	51836817	GNB Batteries
Dole Holding Company, LLC	DE Secretary of State	DBNY	07/23/04	40881229	All assets
Dole Holding Company, Inc.	DE Secretary of State	DBNY	03/29/04	40881237	All assets
Dole Holding Company, LLC	DE Secretary of State	DBNY	03/29/04	42071944	Shares of Dole Food Company, Inc.
Dole Northwest, Inc.	DE Secretary of State	DBNY	04/3/03	30878879	All assets
Dole Sunfresh Express, Inc.	DE Secretary of State	DBNY	04/3/03	30878903	All assets
Standard Fruit and Steamship Company	DE Secretary of State	DBNY	04/3/03	30878895	All assets
Standard Fruit Company	DE Secretary of State	DBNY	04/3/03	30878697	All assets
Sun Country Produce, Inc.	DE Secretary of State	DBNY	04/3/03	30878705	All assets
West Foods, Inc.	DE Secretary of State	DBNY	04/3/03	30878721	All assets
Cool Advantage, Inc.	FL Secured Transaction Registry	DBNY	04/3/03	200303648250	All assets
Cool Care, Inc.	FL Secured Transaction Registry	DBNY	04/3/03	200303648269	All assets
Flowernet, Inc.	FL Secured Transaction Registry	DBNY	04/3/03	200303648277 Amendment 20030491843X	All assets
Saw Grass Transport, Inc.	FL Secured Transaction Registry	DBNY	04/3/03	200303648285	All assets
DNW Services Company	WA Department of Licensing	DBNY	04/3/03	2003-098-9527-1	All assets
Pacific Coast Truck Company	WA Department of Licensing	DBNY	04/3/03	2003-098-9525-7	All assets
Pacific Coast Truck Company	WA Department of Licensing	General Motors Acceptance Corporation	3/22/96 Amendment 10/21/99	96-082-0312 Amendment 1999-294-0712	Motor vehicles and accessories

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

			Continuation 10/20/00 Amendment 10/29/04	Continuation 2000-294-0070 Amendment 2004-307-5834-6
Pacific Coast Truck Company	WA Department of Licensing	International Truck and Engine Corporation and/or Navistar Financial Corporation	02/05/02 Amendment 06/12/02 Amendment 06/22/05	2002-051-1455-1 Amendment 2002-163-1973-0 Amendment 2005-173-9753-6	Trucks and trailers
Pacific Coast Truck Company	WA Department of Licensing	International Truck and Engine Corporation and/or Navistar Financial Corporation	5/15/03 Amendment 1/12/04 Amendment 7/15/04 Amendment 6/22/05	2003-139-2342-7 Amendment 2004-012-1753-7 Amendment 2004-197-6006-3 Amendment 2005-173-9755-0	In lieu of continuation for File Number 32015 filed in the office of the Secretary of State of the State of Alaska; all inventory manufactured or distributed by IC Corporation
Pacific Coast Truck Company	WA Department of Licensing	International Truck and Engine Corporation and/or Navistar Financial Corporation	6/12/03 Amendment 1/12/04 Amendment 7/15/04 Amendment 6/22/05	2003-168-1042-7 Amendment 2004-012-1754-4 Amendment 2004-197-6007-0 Amendment 2005-173-9756-7	In lieu of continuation for File Numbers 126236, 126236 and 460020 filed in the office of the Secretary of State of the State of Alaska
Pacific Coast Truck Company	WA Department of Licensing	Toyota Motor Credit Corporation	08/28/03	2003-241-3397-6	Toyota forklift model
Pan-Alaska Fisheries, Inc.	WA Department of Licensing	DBNY	04/3/03	2003-098-9526-4	All assets
Diversified Imports Co.	NV Secretary of State	DBNY	04/3/03	2003009378-6	All assets
Dole Assets, Inc.	NV Secretary of State	DBNY	04/3/03	2003009379-8	All assets
Dole Fresh Fruit Company	NV Secretary of State	DBNY	04/3/03	2003009380-1	All assets
Dole Holdings, Inc.	NV Secretary of State	DBNY	04/3/03	2003009381-3	All assets
Dole Logistics Services, Inc.	NV Secretary of State	DBNY	04/3/03	2003009382-5	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Ocean Cargo Express, Inc.	NV Secretary of State	DBNY	04/3/03	2003009384-9	All assets
Dole Ocean Liner Express, Inc.	NV Secretary of State	DBNY	04/3/03	2003009383-7	All assets
Renaissance Capital Corporation.	NV Secretary of State	DBNY	04/3/03	2003009385-1	All assets
Sun Giant, Inc.	NV Secretary of State	DBNY	04/3/03	2003009386-3	All assets
Blue Anthurium, Inc.	HI Bureau of Conveyances	DBNY	04/04/03	2003-062776	All assets
Cerulean, Inc.	HI Bureau of Conveyances	DBNY	04/04/03	2003-062777	All assets
Dole Diversified, Inc.	HI Bureau of Conveyances	DBNY	04/04/03	2003-062765	All assets
Dole Land Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062766	All assets
Dole Packaged Foods Corporation	HI Bureau of Conveyances	DBNY	04/04/03	2003-062767	All assets
La Petitie D’Agen, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062775	All assets
MK Development, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062768	All assets
Malaga Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062769	All assets
Muscat, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062770	All assets
Oahu Transport Company, Limited	HI Bureau of Conveyances	DBNY	04/03/03	2003-062771	All assets
Wahiawa Water Company, Inc.	HI Bureau of Conveyances	DBNY	4/03/03	2003-061441	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing
Wahiawa Water Company, Inc.	HI Bureau of Conveyances	DBNY	4/03/03	2003-062772	All assets
Zante Currant, Inc.	HI Bureau of Conveyances	DBNY	4/03/03	2003-062774	All assets
Dole Fresh Fruit International Limited	DC Recorder of Deeds	Bank of America, N.A.	11/15/01	2001110459	Precautionary filing in connection with a lease
Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	04/07/03	2003040117	All assets
Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	12/22/03	2003183975	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica
Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	12/22/03	2003183980	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	12/22/03	2003183981	All right, title and interest in the Bahamian Flag vessel, Dole California
Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	12/22/03	2003183982	All right, title and interest in the Bahamian Flag vessel, Dole Honduras
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000587	All right, title and interest in the Bahamian Flag vessel, Dole Europa
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000591	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000557	All right, title and interest in the Bahamian Flag vessel, Dole California
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000561	All right, title and interest in the Bahamian Flag vessel, Tropical Sky
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000574	All right, title and interest in the Bahamian Flag vessel, Tropical Star
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000575	All right, title and interest in the Bahamian Flag vessel, Tropical Star
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000578	All right, title and interest in the Bahamian Flag vessel, Tropical Mist
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000579	All right, title and interest in the Bahamian Flag vessel, Dole Asia
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000585	All right, title and interest in the Bahamian Flag vessel, Dole

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

					Africa
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000589	All right, title and interest in the Bahamian Flag vessel, Dole America
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000593	All right, title and interest in the Bahamian Flag vessel, Dole Honduras
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000602	All right, title and interest in the Bahamian Flag vessel, Dole Ecuador
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/13/05	2005006216	All right, title and interest in the Bahamian Flag vessel, Tropical Morn

SCHEDULE XIX

EXISTING LETTERS OF CREDIT

ISSUER	DOLE ENTITY	BENEFICIARY/PURPOSE	LC NO.	ISSUANCE DATE	EXPIR Y DATE	AMOUNT	USD
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

[Date]

Deutsche Bank AG New York Branch, as

Administrative Agent (the “Administrative

Agent”) for the Lenders party to the Credit

Agreement referred to below

60 Wall Street

New York, New York 10005

Attention: [            ]

Ladies and Gentlemen:

The undersigned, Dole Food Company, Inc. (the “Borrower”), refers to the Credit Agreement, dated as of April 12, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among DHM Holding Company, Inc., Dole Holding Company, LLC, the Borrower, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section [2.03(a)][2.03(b)(i)] of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section [2.03(a)][2.03(b)(i)] of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is             ,             .1

(ii) The aggregate principal amount of the Proposed Borrowing is [$][€][£]2                 .

(iii) The Loans to be made pursuant to the Proposed Borrowing shall consist of [Revolving Loans] [Swingline Loans].

(iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Euro Rate Loans].

[1]

Shall be a Business Day at least one Business Day in the case of Base Rate Loans (or same day notice in the case of Swingline Loans) and at least three Business Days in the case of Euro Rate Loans, in each case, after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time) (or 1:00 P.M. (New York City time) in the case of Swingline Loans) on such day.

[2]	Revolving Loans may be made in Dollars, Euros and Sterling. Swingline Loans may only be made in Dollars.

Exhibit A-1

(v) The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months] [[, subject to availability to all Lenders, [nine] [twelve] months.3

[(vi) The aggregate principal amount of the Proposed Borrowing of Revolving Loans to be utilized to effect the Permitted Acquisition described in the officer’s certificate delivered to you on the date hereof (and to pay any related fees and expenses) equals $[            ]4 , and the Borrowing Availability, after giving effect to the incurrence of the Proposed Borrowing of Revolving Loans (and all post-closing adjustments and Capital Expenditures in connection with such Permitted Acquisition in accordance with the requirements of Section 9.14(a)), equals $[            ].]5

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; [and]

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

(C) the condition set forth in Section 7.01 of the Credit Agreement will be met on the date of the Proposed Borrowing and immediately after giving effect thereto.

Very truly yours, DOLE FOOD COMPANY, INC.

By:
Name:
Title:

[3]	Unless the Syndication Date has occurred, the Interest Period for Eurodollar Loans may only have an Interest Period of one week.
[4]	Provide Dollar Equivalent if Proposed Borrowing is in Euros or Sterling.
[5]	To be included for a Proposed Borrowing of Revolving Loans, the proceeds of which will be utilized to effect a Permitted Acquisition.

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Deutsche Bank AG New York Branch,

as Administrative Agent for the Lenders party

to the Credit Agreement

referred to below

60 Wall Street

New York, New York 10005

Attention: [            ]

Ladies and Gentlemen:

The undersigned, Dole Food Company, Inc., refers to the Credit Agreement, dated as of April 12, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among DHM Holding Company, Inc., Dole Holding Company, LLC, the Borrower, the lenders from time to time party thereto (the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby give you notice, irrevocably, pursuant to Section [2.06] [2.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of Revolving Loans referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [2.06] [2.09] of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of Revolving Loans originally made on             , 20         (the “Outstanding Borrowing”) in the principal amount of $             and currently maintained as a Borrowing of [Base Rate Loans] [[Eurodollar Loans] with an Interest Period ending on              ,        ].

(ii) The Business Day of the Proposed [Conversion] [Continuation] is             ,         .1

(iii) The Outstanding Borrowing shall be [continued as a Borrowing of [Eurodollar Loans] with an Interest Period of             ] converted into a Borrowing of [[Base Rate Loans] [Euro Rate Loans] with an Interest Period of             ].2

[1]	Shall be a Business Day at least three Business Days (or one Business Day in the case of a conversion into Base Rate Loans) after the date hereof; provided that such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time) on such day.

Exhibit A-2

[The undersigned hereby certifies that no Default or Event of Default has occurred and will be continuing on the date of the Proposed [Conversion] [Continuation] or will have occurred and be continuing on the date of the Proposed [Conversion] [Continuation]].3

Very truly yours, DOLE FOOD COMPANY, INC.

By:
Name:
Title:

(…continued)

[2]

In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.

[3]

In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from a Base Rate Loan to a Eurodollar Loan or in the case of a continuation of a Eurodollar Loan.

EXHIBIT B-1

FORM OF REVOLVING NOTE

$	New York, New York
,

FOR VALUE RECEIVED, Dole Food Company, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to [            ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 60 Wall Street, New York, NY 10005 on the Revolving Loan Maturity Date (as defined in the Agreement) the principal sum of                  DOLLARS ($                ) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, the Borrower, the lenders from time to time party thereto (including the Lender), and Deutsche Bank AG New York Branch, as Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part, and Revolving Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

EXHIBIT B-2

FORM OF SWINGLINE NOTE

$	New York, New York
,

FOR VALUE RECEIVED, DOLE FOOD COMPANY, INC., a Delaware corporation, (the “Borrower”), hereby promises to pay to DEUTSCHE BANK AG NEW YORK BRANCH or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 60 Wall Street, New York, NY 10005 on the Swingline Expiry Date (as defined in the Agreement) the principal sum of                  DOLLARS ($                ) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.

This Note is the Swingline Note referred to in the Credit Agreement, dated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, the Borrower, the lenders from time to time party thereto (including the Lender), and Deutsche Bank AG New York Branch, as Administrative Agent] (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF LETTER OF CREDIT REQUEST

Dated             1

Deutsche Bank AG New York Branch, as Administrative

Agent, under the Credit Agreement, dated as of April 12,

2006 (as amended, restated, modified and/or supplemented

from time to time, the “Credit Agreement”), among DHM

Holding Company, Inc., Dole Holding Company, LLC, Dole

Food Company, Inc., the lenders from time to time party

thereto, and Deutsche Bank AG New York Branch, as

Administrative Agent.

60 Wall Street

New York, New York 10005

Attention: [                    ]

[[                 2                ], as Letter of Credit Issuer

under the Credit Agreement

_______________________

_______________________

_______________________]

Attention: [                                ]

Ladies and Gentlemen:

Pursuant to Section 3.03 of the Credit Agreement, we hereby request that the Letter of Credit Issuer referred to above issue a [Trade] [Standby] Letter of Credit for the account of the undersigned on             3              (the “Date of Issuance”) in the aggregate Stated Amount of [$][€][£]            4             .

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

[1]	Date of Letter of Credit Request.
[2]

Insert name and address of Letter of Credit Issuer. For Letters of Credit issued by Deutsche Bank AG New York Branch insert: Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005. For Letters of Credit issued by another Issuing Lender, insert the correct notice information for that Issuing Lender.

[3]

Date of Issuance which shall be (x) a Business Day and (y) at least 5 Business Days after the date hereof (or such earlier date as is acceptable to the respective Letter of Credit Issuer in any given case).

[4]	Aggregate initial Stated Amount of the Letter of Credit which should not be less than $10,000 (or such lesser amount as is acceptable to the respective Letter of Credit Issuer).

Exhibit C

The beneficiary of the requested Letter of Credit will be             5             , and such Letter of Credit will be in support of             6             and will have a stated expiration date of             7             .

We hereby certify that:

(A)	the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(B)	no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

Copies of all documentation with respect to the supported transaction are attached hereto.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

[5]	Insert name and address of beneficiary.
[6]

Insert a description of L/C Supportable Indebtedness (in the case of Standby Letters of Credit) and insert description of permitted trade obligations of the Borrower or any of its Subsidiaries (in the case of Trade Letters of Credit).

[7]

Insert the last date upon which drafts may be presented which may not be later than (i) in the case of Standby Letters of Credit, the earlier of (x) one year after the Date of Issuance and (y) the 10th Business Day preceding the Revolving Loan Maturity Date; provided that a standby Letter of Credit issued to support obligations under any Specified Existing Ship Lease may terminate by its terms on or prior to the earlier to occur of (1) the date which occurs 24 months after the date of the issuance thereof and (2) the fifth Business Day preceding the Revolving Loan Maturity Date, and (ii) in the case of Trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 30 days prior to the Revolving Loan Maturity Date.

EXHIBIT D

FORM OF SECTION 5.04(b)(ii) CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 5.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 ,

EXHIBIT E

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street • New York, NY 10022
telephone 212 318 6000 • facsimile 212 319 4090 • www.paulhastings.com

Atlanta
Beijing
Brussels
Hong Kong
London Los Angeles
Milan	April 12, 2006
New York
Orange County
Palo Alto	To the Administrative Agent, the Collateral Agent
Paris	and each of the Lenders party to the
San Diego	Credit Agreement referred to below:
San Francisco
Shanghai	Ladies and Gentlemen:
Stamford
Tokyo
Washington, DC	We have acted as counsel to DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), and Dole Food Company, Inc., a Delaware corporation (“Dole”) (collectively, the “Dole Parties”), in connection with the Credit Agreement (the “Credit Agreement”), dated as of April 12, 2006, among Holdings, Intermediate Holdco, Dole, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), and the other Agents party thereto. We have also served as counsel to the U.S. Subsidiaries organized under the laws of the State of Delaware (collectively, the “Delaware Subsidiaries” and individually, a “Delaware Subsidiary”) and the U.S. Subsidiaries organized under the laws of the State of California (collectively, the “California Subsidiaries” and individually, a “California Subsidiary”) listed on Schedule 1 hereto and the other Domestic Subsidiaries listed on Schedule 2 hereto (together with the Delaware Subsidiaries and the California Subsidiaries, the “Other Subsidiaries” and individually, each an “Other Subsidiary”). The Dole Parties, the California Subsidiaries and the Delaware Subsidiaries are referred to herein individually as a “Credit Party” and collectively as the “Credit Parties.” This opinion is being delivered at the request of the Credit Parties and Domestic Subsidiaries, pursuant to Section 5.03(i) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i) the Credit Agreement;

(ii) the Notes being executed and delivered on the date hereof;

(iii) the Subsidiaries Guaranty;

To the Administrative Agent, the Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below

April 12, 2006

(iv)     the Security Agreement;

(v)      the Pledge Agreement;

(vi)     the Intercompany Subordination Agreement;

(vii)    the Intercreditor Agreement

(viii)  Deeds of Trust with respect to the properties identified on Schedule 3 hereto (the “Deeds of Trust”);

(ix)     an unfiled copy of 16 financing statements (the “Delaware Financing Statements”) naming the Dole Parties and the Delaware Subsidiaries as debtor and the Administrative Agent as secured party to be filed in the office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”);

(x)      an unfiled copy of 29 financing statements (the “California Financing Statements”) naming the California Subsidiaries as debtor and the Administrative Agent as secured party to be filed in the office of the Secretary of State of the State of California;

(xi)     the certificate of incorporation of Dole, certified as of March 24, 2006 by the Secretary of State of Delaware, and the bylaws of Dole as presently in effect as certified by the Vice President and Treasurer of Dole as of the date hereof;

(xii)    a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of Dole under the laws of the State of Delaware as of March 24, 2006;

(xiii)  the certificate of incorporation of Holdings, certified as of March 24, 2006 by the Secretary of State of Delaware, and the bylaws of Holdings as presently in effect as certified by the Vice President and Treasurer of Holdings as of the date hereof;

To the Administrative Agent, the Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below

April 12, 2006

(xiv)   a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of Holdings under the laws of the State of Delaware as of March 24, 2006;

(xv)    the certificate of formation of Intermediate Holdco, certified as of March 24, 2006 by the Secretary of State of Delaware, and the limited liability company agreement of Intermediate Holdco as certified by the Vice President and Treasurer of Dole as of the date hereof;

(xvi)   a certificate of the Secretary of State of the State of Delaware as to the formation and good standing of Intermediate Holdco as of March 24, 2006 under the laws of the State of Delaware;

(xvii) the certificates of incorporation or certificate of formation, as the case may be, of each Delaware Subsidiary, certified as of April 4, 2006 by the Secretary of State of Delaware, and the bylaws or the operating agreement, as the case may be, of each Delaware Subsidiary as presently in effect as certified by a Vice President of the Delaware Subsidiaries as of the date hereof;

(xviii)the certificates of incorporation or certificate of formation, as the case may be, of each California Subsidiary, certified by a corporate officer of Dole, and the bylaws or the operating agreement, as the case may be, of each California Subsidiary as presently in effect as certified by a Vice President of the California Subsidiaries as of the date hereof;

(xix)   resolutions adopted by Dole’s board of directors and certified by the Vice President and Treasurer of Dole relating to the execution and delivery of, and the performance by Dole of its obligations under, the Loan Documents, as defined below, to which it is a party;

To the Administrative Agent, the Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below

April 12, 2006

(xx)    resolutions adopted by the boards of directors of the subsidiaries of Dole incorporated or formed in the States of Delaware, New York or California, certified by a Vice President of such subsidiaries, relating to the execution and delivery of, and the performance by such subsidiaries of their respective obligations under the Loan Documents to which it is a party;

(xxi)   a resolutions adopted by the board of managers of Intermediate Holdco, certified by a Vice President authorizing the execution and delivery of, and the performance by Intermediate Holdco of its obligations under, the Loan Documents to which it is a party; and

(xxii) resolutions adopted by the board of directors of Holdings, certified by the Vice President and Treasurer of Holdings, authorizing the execution and delivery of, and the performance by Holdings of its obligations under, the Loan Documents to which it is a party.

Items (i) through (viii) above are referred to herein, individually, as a “Loan Document” and, collectively, as the “Loan Documents.” Items (xi), (xiii) and (xv) above are referred to herein collectively as the “Charter Documents.” Items (xii), (xiii) and (xvi) are referred to herein collectively as the “Good Standing Certificates.” We are also aware the certain mortgages are being filed or recorded in Hawaii and Florida, but we have not reviewed such documents (the “Other Mortgages”).

In addition to the foregoing, we have made such investigations of law as we have deemed relevant and necessary as a basis for the opinions expressed below.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of each Loan Document, and each other document referred to above, by all of the parties thereto (other than the due authorization, execution and delivery of the Loan Documents by the Dole Parties and the Domestic Subsidiaries organized or incorporated under the laws of California or Delaware); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate records, certificates and

To the Administrative Agent, the Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below

April 12, 2006

instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Loan Documents are the valid and binding obligations of each of the parties thereto (other than the Credit Parties and the Other Subsidiaries under New York law), enforceable against such parties (other than the Credit Parties and the Other Subsidiaries under New York law) in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Credit Parties and other persons on which we have relied for the purposes of this opinion (including, without limitation, the Good Standing Certificates) are true and correct and that there has not been any change in the good standing status of the Dole Parties from that reported in the Good Standing Certificates; (viii) that the Credit Parties other than the Dole Parties are validly existing entities in the jurisdictions of their respective organization, as certified by Dole pursuant to the Credit Agreement; (ix) without limiting opinion 11 below, that the Administrative Agent and Lenders have satisfied all regulatory and legal requirements applicable to their respective activities; (x) that the rights and remedies set forth in the Loan Documents will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of the Credit Parties or Other Subsidiaries; (xi) that each Deed of Trust has been or will be duly recorded in the Official Records of the location identified on Schedule 3, the Delaware Financing Statement has been or will be duly filed with the Delaware Filing Office and the California Financing Statement has been or will be duly filed with the California Filing Office; and (xii) that the description of the real property subject to each Deed of Trust is sufficiently accurate under applicable law to provide notice to third parties of the liens and security interests provided by the Deeds of Trusts. For purposes of this opinion letter, as it relates to the Deeds of Trust, the term “fixtures” has the meaning assigned to that term in Section 9102 of the Uniform Commercial Code as currently in effect in the state of California (the “California UCC”).

As to all questions of fact material to this opinion, we have relied (without independent investigation, except as expressly indicated herein) entirely upon certificates or comparable documents of officers and representatives of the Credit Parties and upon the representations and warranties of the Credit Parties contained in the Loan Documents, including the Credit Agreement. Copies of such certificates were delivered to you pursuant to the Credit Agreement or, to the extent not so delivered are attached to this opinion as Annex II.

Statements in this opinion which are qualified by the expression “to our knowledge,” “of which we have knowledge,” “known to us” or “we have no reason to believe” or other expressions of like import are limited to the current actual knowledge of the individual attorneys in this Firm who have devoted substantive attention to the representation of the

To the Administrative Agent, the Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below

April 12, 2006

Credit Parties and the Other Subsidiaries in connection with the preparation, negotiation, execution and delivery of the Loan Documents (but not the knowledge of any other attorney in this Firm or any constructive or imputed knowledge of any information, whether by reason of our representation of the Credit Parties and the Other Subsidiaries or otherwise). We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1. Each of Holdings and Dole is a validly existing corporation, and Intermediate Holdco is a validly existing limited liability company, in good standing under the laws of the State of Delaware; and each of Holdings and Dole has the corporate, and Intermediate Holdco has the limited liability company, power and authority to enter into and perform its obligations under the Loan Documents to which it is a party. Each of Dole Carrot Company, Inc., Bud Antle, Inc, Lindero Headquarters Company, Inc., and Dole Fresh Vegetables, Inc. is a corporation validly existing and in good standing under the laws of the State of California and Dole Fresh Flowers, Inc., is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of such Other Subsidiaries has the corporate power and authority to enter into and perform its obligations under the Other Mortgages to which it is a party.

2. Dole has the corporate power and authority to conduct its business as described in its report on Form 10-K for the year ended January 31, 2005.

3. The execution, delivery and performance of the Loan Documents or Other Mortgages to which each Dole Party, Delaware Subsidiary and California Subsidiary is a party have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of such Dole Party, Delaware Subsidiary or California Subsidiary, as the case may be, and each of the Loan Documents to which such Dole Party, Delaware Subsidiary or California Subsidiary is a party has been duly executed and delivered by each Dole Party, Delaware Subsidiary or California Subsidiary.

4. Each of the Loan Documents constitutes the valid and binding obligation of each Credit Party and each Other Subsidiary which is a party thereto, enforceable against such Credit Party and Other Subsidiary in accordance with its terms.

To the Administrative Agent, the Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below

April 12, 2006

5. The execution and delivery by each Credit Party and Other Subsidiary of the Loan Documents or Other Mortgages to which it is a party and the performance by it of its payment obligations thereunder do not (i) cause such Credit Party or Other Subsidiary to violate any Federal, California or New York State law, rule or regulation, or (ii) cause such Credit Party or Other Subsidiary to violate any order, judgment or decree of any Federal, California or New York state court or governmental instrumentality to which such Credit Party or Other Subsidiary is a named party and which is applicable to such Credit Party or Other Subsidiary and which is known to us, or (iii) constitute a breach or default under any of the Indentures and other debt agreements listed on Annex I, or (iv) with respect to the Dole Parties only, violate any provision of the Charter Documents of such Dole Party.

6. No consent, approval or authorization of, or filing with, any Federal, California or New York State governmental body or authority is required to authorize, or is otherwise required in connection with, the execution and delivery of the Loan Documents or Other Mortgages by the Credit Parties or Other Subsidiaries which are parties thereto, or in connection with the performance by the Credit Parties of their obligations thereunder other than such filings or recordings as may be necessary to perfect Hens and to maintain good standing, existence, continued qualification to do business, file tax returns and similar matters.

7. To our knowledge, there is no action, suit or proceeding at law or in equity, or by or before any Federal, California or New York state court, governmental or regulatory body or agency or any arbitration board or panel, pending or overtly threatened against any Credit Party or Other Subsidiary that questions the validity of the Loan Documents or Other Mortgages to which it is a party.

8. (a) The Security Agreement and the Pledge Agreement create in favor of the Administrative Agent, for the benefit of the Secured Creditors (as defined in the Deed of Trust), valid security interests under the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) in the rights of the Dole Parties and the Other Subsidiaries in the collateral described in the Security Documents in which security interests can be created under Article 9 of the New York UCC (the “Article 9 Collateral”).

(b) Each Deed of Trust is in sufficient form to create a lien on the real property described therein in favor of the trustee thereunder for the benefit of the Collateral Agent on behalf of the Secured Creditors (as defined in each Deed of Trust) as beneficiary. The Deeds of Trust (a) are in proper form for recording in the Official

To the Administrative Agent, the Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below

April 12, 2006

Records of the locations indicated for each such Deed of Trust on Schedule 3, and (b) comply as to form with all statutory requirements for recording in the Official Records of the locations indicated on Schedule 3. In order to provide constructive notice of the lien on the real property created by each Deed of Trust it its necessary to record such Deed of Trust in the Official Records of the locations indicated on Schedule 3. Except for the recording of a Notice of Intent to Preserve Security Interest pursuant to Cal. Civil Code Sections 880.310 et seq., it is not necessary to re-record any Deed of Trust or record, register or file any other or additional documents, instruments or statements in order to maintain the liens in the real property created thereby. Except for customary recording fees, no mortgage recording tax, intangible or documentary stamp tax, transfer tax or similar charges will be required to be paid in connection with the execution, delivery, ownership or recording of the Deeds of Trust. There will not be an adverse effect on the priority of any mortgage lien created by any Deed of Trust because of any extension of credit or other future advance contemplated by the Loan Documents and made after the date such Deeds of Trust were recorded.

(c) The Delaware Financing Statements are in appropriate form for filing in the Delaware Filing Office. Upon the filing of the Delaware Financing Statements in the Delaware Filing Office, the security interest of the Administrative Agent in the Dole Parties’ and the Delaware Subsidiaries’ rights in the Article 9 Collateral described in the Delaware Financing Statements will be perfected under the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”) to the extent that a security interest in the Article 9 Collateral can be perfected by the filing of a financing statement in the Delaware Filing Office under the Delaware UCC.

(d) The California Financing Statements are in appropriate form for filing in the California Filing Office. Upon the filing of the California Financing Statements in the California Filing Office, the security interest of the Administrative Agent in the California Subsidiaries’ rights in the Article 9 Collateral described in the California Financing Statements will be perfected under the California UCC to the extent that a security interest in the Article 9 Collateral can be perfected by the filing of a financing statement in the California Filing Office under the California UCC.

9. The making of the Loans and the application of the proceeds thereof as provided in die Credit Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

10. The subordination provisions contained in the Existing Senior Notes Documents are enforceable against the respective Credit Parties party thereto and the holders of the Existing Senior Notes.

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11. Assuming in each case that there are no other contacts with the State of California, neither the Administrative Agent nor any Secured Creditor: (a) is required to (i) qualify to transact business, (ii) file a designation for service of process, or (iii) file any reports, in the State of California; or (b) will incur any tax imposed by the State of California, county or municipality thereof (including without limitation, any tax imposed on interest or on revenue paid in respect of the Obligations), in both cases, solely as the result of the transaction to which this opinion letter refers, including, but not limited to, the exercise of remedies under any Deed of Trust.

The foregoing opinions are subject to the following exceptions, qualifications and limitations:

A. We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or other federal and state securities laws; (ii) except as set forth in opinion paragraph 9, Federal Reserve Board margin regulations; (iii) pension and employee benefit laws, e.g., ERISA; (iv) federal and state antitrust and unfair competition laws; (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other anti-trust laws and the Exon-Florio Act; (vi) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vii) federal and state environmental laws; (viii) federal and state land use and subdivision laws; (ix) except as stated in opinion 8(b) above, federal and state tax laws; (x) federal and state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (xi) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws; (xii) federal and state racketeering laws, e.g., RICO; (xiii) federal and state health care laws and federal and state safety laws, e.g. OSHA; (xiv) federal and state laws concerning aviation, vessels, railway or other transportation equipment or matters; (xv) federal and state laws concerning public utilities; (xvi) federal and state labor laws; (xvii) federal and state laws and policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states including judicial acts, and (C) criminal and civil forfeiture laws; (xviii) federal and state banking and insurance laws; (xix) export, import and customs laws; (xx) the Anti-Terrorism Order, as amended, and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order (including without limitation the Executive Order of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism); (xxi) the USA Patriot Act of 2001 and the policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any

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enabling legislation or order relating thereto; and (xxii) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

B. We express no opinion with respect to (i) the truth of the factual representations and warranties contained in the Loan Documents or (ii) any document or agreement other than the Loan Documents, the Delaware Financing Statements and the California Financing Statements regardless of whether such document or agreement is referred to in the Loan Documents.

C. We express no opinion with respect to the effect which the introduction of extrinsic evidence as to the meaning of any Loan Document may have on the enforceability thereof.

D. We express no opinion as to the effect on our opinions regarding the Loan Documents arising out of the status or activities of, or laws applicable to, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders or any other party, if any, to the Loan Documents (other than the Credit Parties), and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non-compliance by such parties with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of any of their businesses except to the extent stated in opinion 11 above.

E. With respect to our opinions set forth in opinion paragraph 1 above, with your permission, we are relying solely and without independent investigation on our review and examination of (i) with respect to valid existence and good standing of the Dole Parties, the Good Standing Certificates, and (ii) with respect to entity power and authority of the Dole Parties, the Charter Documents and applicable statutes governing the incorporation or formation of the Dole Parties any documents certified to us thereby. With respect to the Other Subsidiaries named in the second and third sentences of opinion paragraph 1, our opinion is based solely on a review of Certificates and Articles of Incorporation certified by Dole and Good Standing Certificates of a recent date which have been provided to you.

F. Our opinions set forth in opinion paragraphs 4 and 10 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations or

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court decisions which may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether enforceability is considered in a proceeding in equity or at law; and (iv) the effect of certain laws and judicial decisions which may render unenforceable in whole or in part certain rights and remedies provided in the Loan Documents (including any rights or remedies which conflict with, are rendered ineffective by or are not permitted under Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction, or are in conflict with any other laws governing foreclosure and disposition procedures or limitations on attorneys’ or trustee fees), but the inclusion of such rights and remedies in the Loan Documents does not affect the validity of the Loan Documents, or render the Loan Documents inadequate for the practical realization of the security interests and liens afforded thereby, upon a material default by Dole or Solvest in the payment of principal or interest as provided in the Credit Agreement or upon another material default by any Credit Party or Other Subsidiary in the performance of any other material covenant in the Loan Documents.

G. No opinion is expressed herein with respect to (i) the validity, binding effect or enforceability of (i) any provision contained in the Loan Documents allowing any party to exercise any remedial rights without notice to any Credit Party or Other Subsidiary, (ii) any waiver of demand by any Credit Party or Other Subsidiary, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) any provision contained in the Loan Documents which conflicts with, is rendered ineffective by or is not permitted under Article 9 of the Uniform Commercial Code as in effect in a relevant jurisdiction, (iv) any provisions contained in the Loan Documents (A) purporting to establish evidentiary standards or (B) purporting to preserve a debtor’s liability for any deficiency after the sale of or other exercise of remedies with respect to any collateral to the extent such liability is limited by applicable law as a result of such sale or other exercise of remedies not having been conducted in accordance with the laws of the jurisdictions applicable thereto, (v) any provision of the Loan Documents which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Loan Documents, (vi) any provision of the Loan Documents which purports to entitle the Administrative Agent, the Lenders or any other person or entity to specific performance of any provision thereof, (vii) any provision of the Loan Documents which requires a person or entity to cause

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another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, or (viii) any provision of the Loan Documents providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Loan Document.

H. No opinion is expressed herein with respect to the validity or enforceability of any provision of the Loan Documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Loan Documents (subject, however, to the extent limited by the Constitution of the United States and by Section 1-105(2) of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Loan Documents.

I. Our opinions in clause (i) of opinion paragraph 5 above and in opinion paragraph 6 above are limited solely to laws and regulations (other than the Excluded Laws) which in our experience are generally applicable to transactions in the nature of those contemplated by the Loan Documents between unregulated parties.

J. With respect to our opinions set forth in opinion paragraph 5 above with respect to the Indentures, we have not reviewed, and express no opinion on, (i) compliance with financial covenants or similar provisions requiring to the extent the determination of compliance with such covenants or provisions requires financial calculations or financial determinations to ascertain whether there is any breach of or default under such provisions, covenants or provisions, and in concluding such covenants or provisions are not violated we have relied on calculations provided to us in an officer’s certificate (ii) provisions relating to the occurrence of a “material adverse effect” or words of similar import. In addition, our opinions relating to the Indentures are subject to the effect on the Indentures of (i) the introduction of extrinsic evidence to interpret the terms thereof and (ii) any non-written modifications thereof.

K. Our opinions set forth in opinion paragraph 8 above are subject to the following additional qualifications:

1. We express no opinion with respect to (a) the right, title or interest of any Credit Party in or to any property, (b) except as stated in opinion paragraphs 8(a),

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8(b) or 8(c), the creation or perfection of any of such security interests or liens, (c) the priority of any security interests or liens, (d) the validity or perfection of the security interests in any property or assets governed by the laws of any jurisdiction other than the State of New York, Delaware or California or any law of any other state other than Article 9 and, to the extent applicable, Article 8 of the Uniform Commercial Code as in effect in the States of New York, Delaware or California (each such Uniform Commercial Code being referred to as a “Relevant UCC” and each such State being referred to as a “Relevant Jurisdiction”), (e) the effect on the opinions expressed in opinion paragraph 8 of any law other than the New York UCC or any other Relevant UCC, or (f) under Article 9 of the New York UCC or any other Relevant UCC, what law governs the perfection or the effect of perfection or non-perfection or the priority of the security interests of the Collateral Agent in any particular item or items of the Collateral. In connection with the qualification described in the preceding clause (d), we have expressly assumed, and our opinion is subject to, the choice of New York law contained in the U.S. Security Agreement and the U.S. Pledge Agreement being given legal effect under Section 5-1401 of the New York General Obligation Law.

2. We have assumed that neither the Administrative Agent nor any of the Lenders has waived, subordinated or agreed to any modification of the perfection of any of such security interests, other than as provided in to the Intercreditor Agreement.

3. We have assumed that (a) each of the Credit Parties has rights in the Collateral or the power to transfer rights in the Collateral (within the meaning of Section 9-203 of the New York UCC and each other Relevant UCC) in which it has granted security interests pursuant to the U.S. Security Agreement, and (b) value has been given (within the meaning of Section 9-203 of the New York UCC and each other Relevant UCC) for the grant of the security interests pursuant to the Subsidiaries Assumption Agreements.

4. We have assumed that the transaction contemplated by the Loan Documents is not a consumer transaction and none of the Collateral consists of or will consist of fixtures, consumer goods, farm products or equipment used in farm products, commercial tort claims, timber to be cut, or as extracted collateral, minerals or the like (including oil or gas) and to the extent any Collateral is of such nature, we do not express an opinion.

5. We express no opinion as to any part of the Collateral not subject to Article 9 or, to the extent applicable, Article 8 of the New York UCC or another Relevant UCC.

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6. We express no opinion as to any interest in or claim in or under policies of insurance, except as provided in Section 9-315 of the New York UCC or, if applicable, another Relevant UCC with respect to insurance proceeds payable by reason of loss or damage to Collateral.

7. In the case of property which becomes Collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

8. We call to your attention that, under the New York UCC and each other Relevant UCC, events occurring subsequent to the date hereof or the passage of time may affect any security interest subject to such UCC including, but not limited to, factors of the type identified in: Section 9-315 with respect to proceeds; Section 9-507 with respect to changes in name; Section 9-316 with respect to changes in the location of the collateral and changes in the location of the debtor, in each case, to the extent the same was relevant to the initial perfection of the applicable security interest; Section 9-508 with respect to new debtors becoming bound as a debtor by a security agreement entered into by another person or entity; Section 9-339 with respect to subordination agreements; Section 9-515 with respect to continuation statements; Sections 9-320, 9-321, 9-330, 9-331 and 9-332 with respect to subsequent purchasers or transferees of the collateral; and Sections 9-335 and 9-336 with respect to goods which are, or may become, accessions or commingled goods. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to a debtor or another person or voluntarily subordinating a security interest) may affect any security interest subject to the New York UCC or another Relevant UCC.

L. We call to your attention that under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Loan Agreement or the other Loan Documents could be affected by any failure of any Lender not organized in New York (i) to become authorized, under Article 13 of the New York Business Corporation Law, to do business in the New York or (ii) to become authorized, under Article 5 of the New York Banking Law, to transact business in New York as a foreign banking corporation. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

M. No opinion is expressed as to the validity, binding effect or enforceability of any provision of any Loan Document that (i) requires that waivers or amendments

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must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, (e) the right to trial by jury, or (f) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

N. We have assumed that at least $2,500,000 will be advanced to the Borrower, in one or more installments, pursuant to the Loan Documents. No opinion is given herein with respect to usury laws, or other laws regulating the maximum rate of interest which may be charged, taken or received, of any jurisdiction other than New York, and, assuming each Lender is and will remain a “bank” or other lender exempt from the usury laws of the State of California pursuant to Article XV, Section 1 of the California Constitution, California.

O. Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorney’s fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party that is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys’ fees in addition to other costs.

P. California statutes and case law provide that, in certain circumstances, a surety may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that impair the subrogation rights of the guarantor against the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, fails to proceed against the principal or pursue remedies against the principal that the surety cannot pursue, or otherwise takes any action without notifying the guarantor that materially prejudices the guarantor. There is also authority, however, to the effect that a guarantor may validly waive those rights, if the waivers are expressly set forth in the guaranty. We express no

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opinion with respect to the effect of (i) any modification to or amendment of the obligations of the Credit Parties or Other Subsidiaries after the execution and delivery of the Loan Documents that materially increases those obligations; (ii) any election of remedies by the Administrative Agent, Collateral Agent or any Lender following the occurrence of an Event of Default; or (iii) any other action by the Administrative Agent, Collateral Agent or any Lender that materially prejudices (to the extent that its obligations constitute a guarantee of the obligations of another Credit Party or Other Subsidiary) any Credit Party or Other Subsidiary, if, in any such instance, any such modification, election or action occurs without notice to any such guarantor and without granting to any such guarantor an opportunity to cure any default by the Credit Parties or Other Subsidiaries.

Q. Under California law certain remedies, waivers and other provisions of the Deeds of Trust may not be enforceable; nevertheless, upon a material default by the Borrower in the payment of principal or interest on the Loans or upon a material default by a Borrower or a Subsidiary Guarantor in the performance of any other material covenant of the Deeds of Trust or any other Loan Document to which they are a party, such unenforceability will not preclude (i) the acceleration of the obligation of the Borrower to repay such principal and interest, (ii) enforcement in accordance with applicable law of the assignment of rents set forth in the Deeds of Trust, and (iii) the foreclosure in accordance with applicable law of the security interest in the collateral created by the Deeds of Trust, and the Deeds of Trust contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the real property encumbered by the Deeds of Trust of the benefits of the lien created thereby.

R. We express no opinion as to the validity or enforceability under California law of any provision of the Deeds of Trust that: (i) requires a borrower or trustor to provide hazard insurance coverage against risks in an amount exceeding the replacement value of any improvements to real property, (ii) imposes requirements respecting impound accounts in conflict with applicable law, (iii) provides for the application of insurance or condemnation proceeds to reduce indebtedness in the absence of a showing of damage to any Lender, impairment of the value of the collateral, or impairment of the ability of the Borrower to pay (See, e.g., Schoolcraft v. Ross, 81 Cal. App. 3d 75 (1978); Milstein v. Security Pacific National Bank, 27 Cal. App. 3d 482 (1972)); (iv) purports to make any assignment of rents, issues and profits from the collateral enforceable without the lender taking steps to enforce in accordance with California Civil Code Section 2938 or which purports to allow any Lender to collect rents, issues and profits and not apply those collections to the indebtedness secured by the Deeds of Trust, (v) purports to prevent any party from becoming a mortgagee in possession notwithstanding any enforcement actions

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taken under or in connection with the Deeds of Trust, (vi) contain a waiver of any party’s statutory right to reinstate a secured obligation by paying the delinquent amounts of the fully accelerated debt at any time prior to the time provided by statute, (vii) is in conflict with any laws governing foreclosure and disposition procedures regarding any collateral or in conflict with any limitations on attorneys’ fees or trustee’s fees, (viii) indemnifies any party against its own gross negligence or willful misconduct, (ix) is in conflict with the real property antideficiency, fair value and one form of action provisions of California law, (x) provides for the acceleration of any indebtedness upon any transfer or further encumbrance of any of the collateral for any loan, or upon a change of ownership of any entity which directly or indirectly owns any interest in any such collateral, except to the extent that (A) such provisions are made enforceable pursuant to the federal preemption afforded by the Garn-St. Germain Depository Institutions Act of 1982, as set forth at 12 U.S.C. Section 1701j-3 and the regulations adopted pursuant thereto or (B) enforcement is reasonably necessary to protect against impairment of the lender’s security or an increase in the risk of default, (xi) select any jurisdiction’s laws to govern the Deed of Trusts, (xii) provides for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges and increased interest rates upon default, (xiii) provides that time is of the essence, (xiv) provide for confession of judgment, (xv) contains a waiver of (A) broadly or vaguely stated rights, (B) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly allows waiver, (C) unknown future defenses, and (D) rights to damages, (xvi) attempts to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings, (xvii) selects the forum for the resolution of any disputes or consents to the jurisdiction of any jurisdiction (both as to personal jurisdiction and subject matter jurisdiction), (xviii) under the laws of the State of California, any provision which purports to provide that the laws of any state other than the State of California will govern the Deeds of Trust, (xix) appoints one party as an attorney-in-fact for an adverse party or (xix) provides for interest on interest.

S. With respect to the qualifications set forth in Paragraph Q and Paragraph R above, you should be aware of the following provisions of California law:

1. Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or other right secured by a mortgage or a deed of trust on real property (including a ground lease interest in real properly) must comply with the requirements of that section, which requirements relate to and specify the procedures for the sale of encumbered property, the application of proceeds, the rendition in certain cases of a deficiency judgment and other related matters. We advise you that in such an

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action or proceeding, the debtor may require the creditor to exhaust all of its security before a personal judgment may be obtained against the debtor for a deficiency. We also advise you that failure to comply with the provisions of Section 726 (including an attempt to exercise a right to set off with respect to any funds that may be deposited with you from time to time and with respect to which you do not hold a perfected security interest) may result in the loss of your lien on the real property collateral and the loss of your right to a deficiency judgment. See, e.g., Walker v. Community Bank, 10 Cal. 3d 729, 518 P.2d 329,111 Cal. Rptr. 897 (1974); Security Pacific National Bank v. Wozab, 51 Cal. 3d 991, 800 P.2d 557, 275 Cal. Rptr. 201 (1990). For example, in Security Pacific National Bank v. Wozab, supra, the lender was held to have lost its lien on real property security by exercising a right of setoff with respect to funds of the borrower deposited with the lender and as to which the lender did not have a security interest. We further advise you that both the recovery of a judgment in an action on a note and a creditor’s securing a pre-judgment writ of attachment on assets in another jurisdiction have been held to release the mortgage lien on California realty. Ould v. Stoddard, 54 Cal. 613 (1880); Shin v. Superior Court, 26 Cal. App. 4th 542 (1994).

2. Section 580b of the California Code of Civil Procedure provides that no deficiency judgment shall be rendered upon a purchase-money obligation in favor of the vendor arising form the sale of real property where such purchase-money obligation is secured by a lien on the real property purchased from the vendor, or in favor of a lender where the proceeds of the loan are used to purchase a one-to-four family dwelling occupied entirely or in part as the principal residence of the borrower and where such loan is secured by a lien on such dwelling.

3. Section 580d of the California Code of Civil Procedure provides that no deficiency judgment shall be rendered upon a note secured by a deed of trust or mortgage on real property after sale of the real property under the power of sale contained in such deed of trust or mortgage.

4. Section 2924c of the California Civil Code provides that whenever the maturity of an obligation secured by a deed of trust or mortgage on real property (including a ground lease interest in real property) is accelerated by reason of a default in the payment of interest or in the payment of any installment of principal or other sums secured thereby, or by reason of failure of the trustor or mortgagor to pay taxes, assessments or insurance premiums, the trustor or mortgagor and certain other specified persons have the right, to be exercised at any time within the reinstatement period described in such section, to cure such default by paying the entire amount then due (including certain reasonable costs and expenses incurred in enforcing such obligations but excluding any principal amount that would not then be due had no default occurred)

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and thereby cure the default and reinstate such deed of trust or mortgage and the obligations secured thereby to the same effect as if no acceleration had occurred. If the power of sale in the deed of trust or mortgage is not to be exercised, such reinstatement right may be exercised at any time prior to entry of the decree of foreclosure.

5. Section 726.5 of the California Code of Civil Procedure authorizes, under certain circumstances, a real estate-secured commercial lender to waive its lien against a parcel of “environmentally impaired” security (as therein defined) and sue the borrower without foreclosing on the real property collateral for the loan.

6. Section 736 of the California Code of Civil Procedure permits a lender, under certain circumstances, to sue for breach of contract relating to any “environmental provisions” (as therein defined) concerning real property security without foreclosing on the real property security or in an action brought following foreclosure, whether judicial or non-judicial.

7. Enforceability as it relates to personal property is subject to the effect of the California UCC and the provisions of California law governing the creation, perfection (which is also subject to the relevant provisions of the Delaware UCC) and enforcement of security interests in personal property and Fixtures, including, but not limited to, the unenforceability, under certain circumstances, of provisions permitting a secured party to determine the terms and manner of the disposition of such collateral, where such terms and manner of disposition may not be commercially reasonable.

8. California Civil Code Section 2954.5 prescribes certain procedures that must be followed by a lender in connection with the imposition of default, delinquency or late payment charges.

T. Any provisions of the Deeds of Trust or any other documents related to the Loans which vary or purport to waive any of the rights or duties set forth in Sections 9207(b)(4)(c), 9210, 9607, 9608(a), 9609, 9610(b), 9611, 9613 through 9616, and 9620 through 9626 of the California UCC or any other Relevant UCC, except to the extent any such variances or waivers are expressly authorized by the California UCC or any other Relevant UCC, will be unenforceable. Further, if any standards provided in the Deeds of Trust by which fulfillment of the rights and duties provided under the foregoing provisions are measured are manifestly unreasonable, such standards will be unenforceable; provided, however, that no standards provided by the Deeds of Trust relating to the duty under Section 9609 to refrain from the breaching the peace will, in any event, be enforceable.

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April 12, 2006

U. Enforcement of waivers of rights of subrogation and reimbursement and other rights and defenses may be limited by applicable judicial decisions and the requirements of Civil Code Section 2856. Subsection (b) of Civil Code Section 2856 states that “Any language that expressly sets forth a waiver of suretyship rights or defenses described in subdivision (a) which includes Civil Code Section 2787 to 2855 inclusive and Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of them, shall be effective whether or not it contains references to statutory provisions or judicial decisions.” Section 2856 was enacted by the California legislature following the decision of the Court of Appeal in Cathay Bank v. Lee, 14 Cal. App. 4th 1533 (1993), in which the Court held that a waiver was not sufficiently explicit or specific where it did not specify the legal significance of the waiver or cite the Code of Civil Procedure section creating the right which was to be waived. However, Section 2 of Chapter 1204 of the Statutes of 1994, the statute that adopted Section 2856 into the Civil Code, states “Subdivisions (a) and (b) of Section 2856 of the Civil Code do not represent a change in, but are merely declarative of, existing law.” This statement of legislative intent casts some doubt upon the extent to which the holding of Cathay Bank has been superseded by Civil Code Section 2856.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than (i) the internal laws of the State of New York, (ii) the internal laws of the State of California, (iii) with respect to opinion paragraph 8 above, Article 9 of the Relevant UCCs, (iv) to the extent set forth in opinion paragraphs 1, 2, 3 and 5(iv) above with respect to the Dole Parties and the Delaware Subsidiaries, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (in each case based solely upon our review of a standard compilation thereof), and (v) the federal laws of the United States. Although we are not admitted to practice in any Relevant Jurisdiction other than the States of New York and California and have not obtained opinions of counsel admitted in any such jurisdiction with respect to the continued perfection of the security interests created by the Security Agreement in the Collateral covered thereby, we have examined the applicable provisions of Article 9 of the Relevant UCCs as currently in effect in such other Relevant Jurisdictions, in each case, as those provisions appear in standard compilations thereof, and our opinions expressed in opinion paragraph 8 above, to the extent such opinions involve conclusions as to perfection of such security interests under the laws of such other Relevant Jurisdictions, are based solely upon such review. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

To the Administrative Agent, the Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below

April 12, 2006

This opinion is rendered solely to you in connection with the execution and delivery of the Loan Documents. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other Person (other than any Eligible Transferee who becomes a Lender after the date hereof) without our express prior written consent (including, without limitation, (a) any Person (other than any Eligible Transferee who becomes a Lender after the date hereof) that acquires a loan under the Credit Agreement or any interest therein or in any other Loan Document from Lenders or (b) any Person (other than any Eligible Transferee who becomes a Lender after the date hereof) procured by the Administrative Agent or any Lender that acquires an interest in the Loan Documents); except that you may furnish a copy of this opinion for information (but not reliance): (i) to your independent auditors and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency, (iii) in connection with any legal action to which you are a party arising out of the execution, delivery and performance of the Loan Documents and (iv) any Person that acquires a loan by assignment pursuant to the terms of the Credit Agreement. This opinion is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other Person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

EXHIBIT F

FORM OF OFFICERS’ CERTIFICATE

I, the undersigned, [Chairman/Chief Executive Officer/President/Vice-President] of [Name of Credit Party], a [corporation] organized and existing under the laws of the State of [             ] (the “Company”), which corporation constitutes the general partner of             , a [general] [limited] partnership (the “Partnership”), [which corporation constitutes the managing member of             , a              limited liability company (the “Limited Liability Company”),] do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company [ as the general partner of the Partnership] [as the managing member of the Limited Liability Company] that:

1. This Certificate is furnished pursuant to the Credit Agreement, dated as of April 12, 2006, among the Company, DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., (the “Borrower”), the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2. The following named individuals are duly elected or appointed officers of the Company, and each holds the office of the Company set forth opposite [his] [her] name. The signature written opposite the name and title of each such officer is [his] [her] genuine signature.

Name[1]	Office	Signature

3. The [Certificate of Incorporation of the Company]-[Certificate of Partnership of the Partnership] [Certificate of Formation of the Limited Liability Company] filed with the SEC on                              ,             , together with all amendments thereto adopted through the date hereof is a true and correct copy.

4. The [By-Laws of the Company which were duly adopted and are in full force and effect on the date hereof], [certified copy of the [Partnership Agreement of the Partnership] [Limited Liability Company Agreement of the Limited Liability Company], as filed with the SEC on                              ,             , together with all amendments thereto adopted through the date hereof is a true and correct copy.

5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on                             ,              [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a

Exhibit F

quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company [, as the general partner of the Partnership,] [, as the managing member of the Limited Liability Company,] is a party.

[6. On the date hereof, all of the conditions set forth in Sections 6.06 through 6.09, inclusive, and 7.01 of the Credit Agreement have been satisfied (other than such conditions that are expressly subject to the satisfaction of the Administrative Agent and/or the Required Lenders).]2

[7. Attached hereto as Exhibit D are true and correct copies of all Shareholders’ Agreements of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 6.05 of the Credit Agreement.

8. Attached hereto as Exhibit E are true and correct copies of all Management Agreements of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 6.05 of the Credit Agreement.

9. Attached hereto as Exhibit F are true and correct copies of all Existing Indebtedness Agreements of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 6.05 of the Credit Agreement.

10. Attached hereto as Exhibit G are true and correct copies of all Tax Allocation Agreements of Holdings and its Subsidiaries required to be delivered to the Administrative Agent pursuant to Section 6.05 of the Credit Agreement.

12. Attached hereto as Exhibit H are true and correct copies of the financial statements referred to in Section 8.09 of the Credit Agreement (including the pro forma balance sheet and the Projections) required to be delivered to the Administrative Agent pursuant to Section 6.15 of the Credit Agreement.]3

[6.] [13] On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

[2]	To be included in the Certificate delivered on behalf of the Borrower.
[3]	Clauses 7 through 11 should be included only in the Certificate delivered on behalf of the Borrower.

Exhibit F

[7.][14.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Credit Event to occur on the date hereof or from the application of the proceeds thereof.

[8.][15.] There is no pending proceeding for the dissolution or liquidation of the Company or, to the knowledge of the undersigned, threatening its existence.

Exhibit F

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                 ,             .

[NAME OF CREDIT PARTY]

By:
Name:
Title:

Exhibit F

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company that:

1. [Name of Person making above certifications] is the duly elected and qualified [Chairman/Chief Executive Officer/President/Vice-President] of the Company and the signature above is [his] [her] genuine signature.

2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and [8] [15] above are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this          day of             ,             .

[NAME OF CREDIT PARTY]

By:
Name:
Title:

EXHIBIT G

SUBSIDIARIES GUARANTY

GUARANTY, dated as of April 12, 2006 (as amended, restated, modified and/or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, DHM Holding Company, Inc. (“Holdings”), Dole Holding Company, LLC, Dole Food Company, Inc., various financial institutions from time to time party thereto (the “Lenders”) and Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of April 12, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrower, all as contemplated therein (the Lenders, the Administrative Agent, the Lead Arranger, the Collateral Agent and each Issuing Lender are herein called the “Lender Creditors”);

WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Domestic Subsidiary of Holdings;

WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrower under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower, issue, and/or participate in Letters of Credit for the respective accounts of the Borrower;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

Exhibit G

1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety: to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Guaranteed Obligations”).

2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations of such Guarantor (whether or not due or payable by the Borrower or any other Guaranteed Party) upon the occurrence in respect of the Borrower or any such other Guaranteed Party of any of the events specified in Section 11.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

3. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation (a) any direction as to application of payment by the Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any other Guaranteed Party, (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

Exhibit G

4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

5. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party).

6. Subject to Section 18, any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof, any other guarantor of the Borrower or any other Guaranteed Party or others or otherwise act or refrain from acting;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly

Exhibit G

in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to creditors of the Borrower or such other Guaranteed Party other than the Secured Creditors;

(e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower or such other Guaranteed Party remain unpaid;

(f) consent to or waive any breach of, or any act, omission or default under the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements;

(g) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty;

(h) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower, any other Guaranteed Party or other obligors; and/or

(i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Exhibit G

9. Any indebtedness of the Borrower or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower or such other Guaranteed Party to the Secured Creditors; and such indebtedness of the Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or such other Guaranteed Party to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower or any other Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

10. (a) Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of any Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any (to the fullest extent permitted by applicable law) defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party other than payment in full in cash of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guaranteed Party or any other party or any security.

(b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for

Exhibit G

being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(c) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such Real Property by trustee sale or any other reason impairing such Guarantor’s or any Secured Creditors’ right to proceed against the Borrower, any other Guaranteed Party or any other guarantor of the Guaranteed Obligations.

(d) Each Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

(e) Until the Guaranteed Obligations have been paid in full in cash, each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Creditors and (2) any rights or defenses such Guarantor may have by reason of protection afforded to the Borrower or any other Guaranteed Party pursuant to the antideficiency or other laws of California limiting or discharging the Borrower’s or such other Guaranteed Party’s indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Guarantor’s rights of subrogation and reimbursement against the Borrower or any other Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

11. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and

Exhibit G

agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against, and shall be non-recourse with respect to, any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 11 is among and solely for the benefit of the Secured Creditors and that if the Required Lenders so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Creditor.

12. In order to induce the Lenders to make Loans to the Borrower and to issue, and/or participate in, Letters of Credit for the respective accounts of the Borrower pursuant to the Credit Agreement, each Guarantor represents, warrants and covenants that:

(a) such Guarantor (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(b) such Guarantor has the Company power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document (such term, for purposes of this Guaranty, to mean each Credit Document (as defined in the Credit Agreement) to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document;

(c) such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(d) neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any

Exhibit G

other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation, by-laws, partnership agreement or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Guarantor or any of its Subsidiaries;

(e) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as may have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party; and

(f) there are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Document to which such Guarantor is a party, (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Secured Creditors or on the ability of such Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

13. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Commitment and until such time as no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full (other than indemnities described in Section 13.13 of the Credit Agreement and analogous provisions in the Security Documents which are not then due and payable), such Guarantor will comply and will cause each of its Subsidiaries to comply with, all of the applicable provisions, covenants and agreements contained in Sections 9 and 10 of the Credit Agreement, and shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or 10 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

14. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and the protection of such Secured Creditor’s rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by any Secured Creditor).

15. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

Exhibit G

16. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time at which all Credit Document Obligations have been paid in full.

17. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to an Authorized Officer of such Guarantor and such Authorized Officer is familiar with the contents thereof.

18. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Guaranty, at any time that the Guaranteed Obligations shall be secured by any Real Property located in the State of California, no Secured Creditor shall exercise any right of set-off, lien or counterclaim or take any court or administrative action or institute any proceedings to enforce any provisions of this Guaranty without the prior consent of the Administrative Agent or the Required Lenders or, to the extent required by Section 13.12 of the Credit Agreement, all of the Lenders, if such setoff or action or proceeding would or might (pursuant to Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the liens granted to the Collateral Agent pursuant to the Security Documents or the enforceability of the Guaranteed Obligations hereunder, and any attempted exercise by any Secured Creditor or the Administrative Agent of any such right without obtaining such consent of the Required Lenders or the Administrative Agent shall be null and void. It is understood and agreed that the foregoing sentence of this Section 18 is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Lenders without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral. Each Secured Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 18 are subject to the sharing provisions set forth in Section 13.06(b) of the Credit Agreement.

19. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such

Exhibit G

notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, and (ii) in the case of any Guarantor, at its address set forth opposite its signature below; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

20. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any other Guaranteed Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, or any other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

21. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

(b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further

Exhibit G

irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

22. In the event that all of the capital stock or other Equity Interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 10.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or any of its Wholly-Owned Subsidiaries), be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 22).

23. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws (it being understood that it is the intention of the parties to this Guaranty and the parties to any guaranty of the Existing 2009 Senior Notes, Existing 2010 Senior Notes, Existing 2011 Senior Notes and the Existing 2013 Senior Notes (collectively, the “Senior Notes”) that, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of the Senior Notes shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to the Senior Notes that its guarantee of amounts owing in respect of the Senior Notes shall first be reduced) and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. Notwithstanding the provisions of the two preceding sentences, as between the Secured Creditors and the holders of the Senior Notes, it is agreed (and the provisions of the relevant indentures governing the Senior Notes so provide) that any diminution (whether pursuant to court decree or otherwise) of any Guarantor’s obligation to make any distribution or payment pursuant to this Guaranty shall have no force or effect for purposes of the subordination provisions contained in the respective indenture governing such Senior Notes, and

Exhibit G

that any payments received in respect of a Guarantor’s obligations with respect to the Senior Notes shall be turned over to the holders of the Guarantor Senior Debt (as defined in each indenture governing Senior Notes) (or obligations which would have constituted Guarantor Senior Debt if same had not been reduced or disallowed) of such Guarantor (which Guarantor Senior Debt shall be calculated as if there were no diminution thereto pursuant to this Section 23 or for any other reason other than the irrevocable payment in full in cash of the respective obligations which would otherwise have constituted Guarantor Senior Debt) until all such Guarantor Senior Debt (or obligations which would have constituted Guarantor Senior Debt if same had not been reduced or disallowed) has been irrevocably paid in full in cash.

24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

25. It is understood and agreed that any Wholly-Owned Domestic Subsidiary of the Borrower that is required to become a party to this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement shall become a Guarantor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents and actions required to be taken to be taken above to the reasonable satisfaction of the Administrative Agent.

26. (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the relevant Available Currency in which the respective Guaranteed Obligations are owing and will be made on the same basis as payments are made by the Borrower under Sections 5.03 and 5.04 of the Credit Agreement and in accordance with the following provisions of this Section 26.

(b) The Guarantors obligations hereunder to make payments in the respective Available Currency (such Available Currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty or the other Credit Documents as applicable. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent thereof, as the case may be, or, in the case of conversion into other currencies, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on

Exhibit G

which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(d) For purposes of determining the Euro Equivalent, the Dollar Equivalent or any other rate of exchange for this Section 26, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

27. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 27 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 27: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by

Exhibit G

which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or any guaranteed obligations arising under any guaranty of the Senior Notes) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 27, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

*     *     *

Exhibit G

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed and delivered by their duly authorized officers as of the date first above written.

CALAZO CORPORATION,

AG 1970, INC.,

AG 1971, INC.,

AG 1972, INC.,

ALYSSUM CORPORATION,

BARCLAY HOLLANDER CORPORATION,

BUD ANTLE, INC.,

CALICAHOMES, INC.,

CALIFORNIA POLARIS, INC.,

CB NORTH, LLC,

CB SOUTH, LLC,

DOLE ABPIK, INC.,

DOLE ARIZONA DRIED FRUIT AND NUT COMPANY,

DOLE CARROT COMPANY,

DOLE CITRUS,

DOLE DF&N, INC.,

DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP,

DOLE FARMING, INC.,

DOLE FRESH VEGETABLES, INC.,

DOLE ORLAND, INC.,

DOLE PACKAGED FOODS, LLC,

E. T. WALL COMPANY,

EARLIBEST ORANGE ASSOCIATION, INC.,

FALLBROOK CITRUS COMPANY, INC.,

LINDERO HEADQUARTERS COMPANY, INC.,

LINDERO PROPERTY, INC.,

MILAGRO RANCH, LLC,

OCEANVIEW PRODUCE COMPANY,

PRAIRIE VISTA, INC.,

RANCHO MANANA, LLC,

ROYAL PACKING CO.,

VELTMAN TERMINAL CO.,

BANANERA ANTILLANA (COLOMBIA), INC., each as a Guarantor

By:
Name:
Title:

Exhibit G

CLOVIS CITRUS ASSOCIATION,

DELPHINIUM CORPORATION,

DOLE BERRY COMPANY, LLC,

DOLE EUROPE COMPANY,

DOLE FOODS FLIGHT OPERATIONS, INC.,

DOLE FRESH FLOWERS, INC.,

DOLE NORTHWEST, INC.,

DOLE SUNFRESH EXPRESS, INC.,

STANDARD FRUIT AND STEAMSHIP COMPANY,

STANDARD FRUIT COMPANY,

SUN COUNTRY PRODUCE, INC.,

WEST FOODS, INC.,

COOL ADVANTAGE, INC.,

COOL CARE, INC.,

FLOWERNET, INC.,

SAW GRASS TRANSPORT, INC.,

BLUE ANTHURIUM, INC.,

CERULEAN, INC.,

DOLE DIVERSIFIED, INC.,

DOLE LAND COMPANY, INC.,

DOLE PACKAGED FOODS CORPORATION,

LA PETITE D’AGEN, INC.,

M K DEVELOPMENT, INC.,

MALAGA COMPANY, INC.,

MUSCAT, INC.,

OAHU TRANSPORT COMPANY, LIMITED, WAHIAWA WATER COMPANY, INC.,

ZANTE CURRANT, INC.,

DIVERSIFIED IMPORTS CO.,

DOLE ASSETS, INC.,

DOLE FRESH FRUIT COMPANY,

DOLE HOLDINGS, INC.,

DOLE LOGISTICS SERVICES, INC.,

DOLE OCEAN CARGO EXPRESS, INC.,

DOLE OCEAN LINER EXPRESS, INC., RENAISSANCE CAPITAL CORPORATION,

SUN GIANT, INC.,

DNW SERVICES COMPANY,

PACIFIC COAST TRUCK COMPANY,

PAN-ALASKA FISHERIES, INC.,
    each as a Guarantor

By:
Name:
Title:

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Lenders

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT H

INTERCOMPANY SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of April 12, 2006, made by each of the undersigned (each, a “Party” and, together with any entity that becomes a party to this Agreement pursuant to Section 9 hereof, the “Parties”) and Deutsche Bank AG New York Branch, as collateral agent (in such capacity, together with any successor agent, the “Collateral Agent”), for the benefit of the Senior Creditors (as defined below). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc. (the “Borrower”), various financial institutions from time to time party thereto (the “Lenders”), and Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent” and, together with the Lenders, each Issuing Lender and the Collateral Agent, collectively, the “Lender Creditors”) have entered into a Credit Agreement, dated as of April 12, 2006, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrower, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all Commitments and Letters of Credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);

WHEREAS, pursuant to the Credit Agreement Party Guaranty, Holdings and Intermediate Holdco have guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations;

Exhibit H

WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the Subsidiaries Guaranty);

WHEREAS, Borrower has, prior to the date hereof, issued the Existing 2009 Senior Notes in aggregate principal amount of $400,000,000 (with the holders from time to time of such Existing 2009 Senior Notes being herein called the “Existing 2009 Senior Noteholders”) pursuant to the Existing 2009 Senior Notes Indenture;

WHEREAS, certain Subsidiary Guarantors have guaranteed the repayment in full of the Existing 2009 Senior Notes pursuant to the Existing 2009 Senior Notes Documents (as supplemented by the relevant Existing Senior Notes Indenture Supplement);

WHEREAS, Borrower has, prior to the date hereof, issued the Existing 2013 Senior Notes in aggregate principal amount of $155,000,000 (with the holders from time to time of such Existing 2013 Senior Notes being herein called the “Existing 2013 Senior Noteholders” pursuant to the Existing 2013 Senior Notes Indenture;

WHEREAS, certain Subsidiary Guarantors have guaranteed the repayment in full of the Existing 2013 Senior Notes pursuant to the Existing 2013 Senior Notes Documents (as supplemented by the relevant Existing Senior Notes Indenture Supplement);

WHEREAS, pursuant to the Existing 2011 Senior Notes Indenture, Borrower has issued the Existing 2011 Senior Notes in aggregate principal amount of $475,000,000 (with the holders from time to time of such New Senior Notes being herein called the “Existing 2011 Senior Noteholders”) pursuant to the New Senior Notes Indenture;

WHEREAS, certain Subsidiary Guarantors have guaranteed the repayment in full of the Existing 2011 Senior Notes pursuant to the Existing 2011 Senior Notes Indenture;

WHEREAS, pursuant to the Existing 2010 Senior Notes Indenture, Borrower has issued the Existing 2010 Senior Notes in aggregate principal amount of $400,000,000 (with the holders from time to time of such Existing 2010 Senior Notes being herein called the “Existing 2010 Senior Noteholders” and together with the Existing 2009 Senior Noteholders, Existing 2011 Senior Noteholders and Existing 2013 Senior Noteholders, the “Existing Senior Noteholders”) pursuant to the Existing 2010 Senior Notes Indenture;

WHEREAS, certain Subsidiary Guarantors have guaranteed the repayment in full of the New 2010 Senior Notes pursuant to the New 2010 Senior Notes Indenture;

WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that this Agreement be executed and delivered by the original Parties hereto;

WHEREAS, additional Parties may from time to time become parties hereto in order to allow for certain extensions of credit in accordance with the requirements of the Credit Agreement, the Existing Senior Notes Documents;

Exhibit H

WHEREAS, each of the Parties hereto desires to execute this Agreement to satisfy the conditions described in the immediately preceding paragraphs.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Parties and the Collateral Agent (for the benefit of the Senior Creditors) hereby agree as follows:

1. The Subordinated Debt (as defined in Section 7 hereof) and all payments of principal, interest, and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Indebtedness to the extent, and in the manner set forth herein. The foregoing shall apply, notwithstanding the availability of other collateral to the Senior Creditors or the holders of Subordinated Debt or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Indebtedness or the Subordinated Debt, or the lien or priority of payment thereof, and in any instance wherein the Senior Indebtedness or any claim for the Senior Indebtedness is subordinated, avoided or disallowed, in whole or in part, under Title 11 of the United States Code (the “Bankruptcy Code”) or other applicable federal, foreign, state or local law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal, foreign, state or local law (each, a “Bankruptcy Proceeding”), the Senior Indebtedness shall include all interest accrued on the Senior Indebtedness, in accordance with and at the rates specified in the Senior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claim for such interest is not allowed pursuant to the Bankruptcy Code or other applicable law.

2. Each Party (as a lender of any Subordinated Debt) hereby agrees that until all Senior Indebtedness has been repaid in full in cash:

(a) Such Party shall not, without the prior written consent of the Required Senior Creditors (as defined in Section 7 hereof), which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, or join or participate in, any Enforcement Action (as defined in Section 7 hereof).

(b) In the event that (i) all or any portion of any Senior Indebtedness becomes due (whether at stated maturity, by acceleration or otherwise), (ii) any Event of Default under the Credit Agreement or any event of default under, and as defined in, any other Senior Indebtedness (or the documentation governing the same), then exists or would result from such payment on the Subordinated Debt (including, without limitation, pursuant to Section 10.12 of the Credit Agreement), (iii) such Party receives any payment or prepayment of principal, interest or any other amount, in whole or in part, of (or with respect to) the Subordinated Debt in violation of the terms of the Credit Agreement or any other Senior Indebtedness (or the documentation governing the same) or (iv) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, is made of all or any part of the property, assets or business of Holdings or any of its Subsidiaries or the proceeds thereof, in whatever form,

Exhibit H

to any creditor or creditors of Holdings or any of its Subsidiaries or to any holder of indebtedness of Holdings or any of its Subsidiaries or by reason of any liquidation, dissolution or other winding up of Holdings, any of its Subsidiaries or their respective businesses, or of any receivership or custodianship for Holdings or any of its Subsidiaries or of all or substantially all of their respective property, or of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against Holdings or any of its Subsidiaries for any relief under any bankruptcy, reorganization or insolvency law or laws, federal, foreign, state or local, or any law, federal, foreign, state or local relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which shall be payable or deliverable with respect to any or all of the Subordinated Debt or which has been received by any Party shall be held in trust by such Party for the benefit of the Senior Creditors and shall forthwith be paid or delivered directly to the Senior Creditors for application to the payment of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) to the extent necessary to make payment in full in cash of all sums due under the Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the Senior Creditors. In any such event, the Senior Creditors may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinated Debt. In the event of the occurrence of any event referred to in subclauses (i), (ii), (iii) or (iv) of the preceding sentence of this clause (b) above and until the Senior Indebtedness shall have been fully paid in cash and satisfied and all of the obligations of Holdings or any of its Subsidiaries to the Senior Creditors have been performed in full, no payment of any kind or character (whether in cash, property, securities or otherwise) shall be made to or accepted by any Party in respect of the Subordinated Debt. Notwithstanding anything to the contrary contained above, if one or more of the events referred to in subclauses (i) through (iv) of the first sentence of this clause (b) is in existence, the Required Senior Creditors may agree in writing that payments may be made with respect to the Subordinated Debt which would otherwise be prohibited pursuant to the provisions contained above, provided that any such waiver shall be specifically limited to the respective payment or payments which the Required Senior Creditors agree may be so paid to any Party in respect of the Subordinated Debt;

(c) If such Party shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of Holdings or any of its Subsidiaries, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and such Party hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been repaid in full in cash;

(d) Such Party shall not pledge, assign, hypothecate, transfer, convey or sell any Subordinated Debt or any interest in any Subordinated Debt to any entity (other than in accordance with the relevant requirements of the Credit Agreement to a Credit Party

Exhibit H

which is a Party hereto) without the prior written consent of the Administrative Agent (with the prior written consent of the Required Senior Creditors);

(e) After request by the Administrative Agent or the Required Senior Creditors, such Party shall within ten (10) days furnish the Senior Creditors with a statement, duly acknowledged and certified setting forth the original principal amount of the notes evidencing the indebtedness of the Subordinated Debt, the unpaid principal balance, all accrued interest but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and that, to the best knowledge of such Party, there exists no defaults under the Subordinated Debt, or if any such defaults exist, specifying the defaults and the nature thereof;

(f) In any case commenced by or against Holdings or any of its Subsidiaries or under Chapter 11 of the Bankruptcy Code or any similar provision thereof, or any similar federal, foreign, state or local statute (a “Reorganization Proceeding”), to the extent permitted by applicable law, the Required Senior Creditors shall have the exclusive right to exercise any voting rights in respect of the claims of such Party against Holdings or any of its Subsidiaries;

(g) If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by Holdings, the Borrower or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Holdings, the Borrower or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made;

(h) Such Party shall not object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code; and

(i) Such Party waives any marshalling rights with respect to the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

3. Each Party hereby represents, warrants and covenants as follows:

(a) each Party hereby agrees to deliver a schedule setting forth all Intercompany Debt to the Administrative Agent within 10 days after any request by the Administrative Agent or the Required Senior Creditors (although any failure to deliver such a supplement shall have no effect whatsoever on the subordination provisions contained herein, which shall apply to all Subordinated Debt whether or not listed on said schedule); and

(b) each Party hereby covenants and agrees that it will not lend, hold or permit to exist any Intercompany Debt owed by it or to it (in accordance with the definition

Exhibit H

thereof contained herein) unless each obligee, or obligor, as the case may be, with respect to such Intercompany Debt is (or concurrently with such extension becomes) a Party to this Agreement.

4. Any payments made to, or received by, any Party in respect of any guaranty or security in support of the Subordinated Debt shall be subject to the terms of this Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Debt. To the extent that Holdings or any of its Subsidiaries (other than the respective obligor or obligors which are already Parties hereto) provides a guaranty or any security in support of any Subordinated Debt, the Party which is the lender of the respective Subordinated Debt will cause each such Person to become a Party hereto (if such Person is not already a Party hereto) not later than the date of the execution and delivery of the respective guarantee or security documentation, provided that any failure to comply with the foregoing requirements of this Section 4 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Debt, whether or not the Person furnishings such guarantee or security is a Party hereto).

5. Each Party hereby acknowledges and agrees that no payments will be accepted by it in respect of the Subordinated Debt (unless promptly turned over to the holders of Senior Indebtedness as contemplated by Section 2 above) to the extent such payments would be prohibited under any Senior Indebtedness (or the documentation governing the same).

6. In addition to the foregoing agreements, each Party hereby acknowledges and agrees that, with respect to all Intercompany Debt (to the extent not constituting Excluded Collateral) (whether or not same constitutes Subordinated Debt), that (x) such Intercompany Debt (and any promissory notes or other instruments evidencing same) may be pledged, and delivered for pledge, by Holdings or any of its Subsidiaries pursuant to any Security Document (as used herein, the term “Security Documents” shall have the meaning provided in the Credit Agreement and shall include any security documentation executed and delivered in connection with any replacement or refinancing Credit Agreement) to which Holdings or the respective such Subsidiary is, or at any time in the future becomes, a party and (y) with respect to all Intercompany Debt so pledged, the Collateral Agent shall be entitled to exercise all rights and remedies with respect to such Intercompany Debt to the maximum extent provided in the various Security Documents (in accordance with the terms thereof and subject to the requirements of applicable law). Furthermore, with respect to all Intercompany Debt at any time owed to Holdings or any of its Subsidiaries which is a Credit Party, and notwithstanding anything to the contrary contained in the terms of such Intercompany Debt, each obligor (including any guarantor) and obligee with respect to such Intercompany Debt hereby agrees, for the benefit of the holders from time to time of the Senior Indebtedness, that the Administrative Agent or Collateral Agent may at any time, and from time to time, acting on its own or at the request of the Required Senior Creditors, accelerate the maturity of such Intercompany Debt if any obligor (including any guarantor) of such Intercompany Debt is (x) subject to any Bankruptcy Proceeding or (y) in default of any of its obligations pursuant to the Credit Agreement or any other Credit Document to which it is a party, which default pursuant to this clause (y) shall have continued unremedied for five (5) or more Business Days (in the case of any payment default) or for ten (10) or more Business Days after notice is received by the respective obligor (or

Exhibit H

guarantor) in the case of any non-payment default. Any such acceleration of the maturity of any Intercompany Debt shall be made by written notice by the Administrative Agent or Collateral Agent to the obligor on the respective Intercompany Debt; provided that no such notice shall be required (and the acceleration shall automatically occur) upon the occurrence of a Bankruptcy Proceeding with respect to the respective obligor (or any guarantor) of the respective Intercompany Debt or, in any case where a default of the type described in clause (y) has continued unremedied for the respective time period described therein, upon (or following) any acceleration of the maturity of any Loans pursuant to the Credit Agreement.

7. Definitions. As and in this Agreement, the terms set forth below shall have the respective meanings provided below:

“Credit Document Obligations Termination Date” shall mean the first date after the Initial Borrowing Date upon which all Commitments and Letters of Credit under the Credit Agreement have terminated and all Credit Document Obligations have been paid in full in cash.

“Enforcement Action” shall mean any acceleration of all or any part of the Subordinated Debt, any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of default interest, the suing on, or otherwise taking action to enforce the obligation of Holdings or any of its Subsidiaries to pay any amounts relating to any Subordinated Debt, the exercising of any banker’s lien or rights of set-off or recoupment, the institution of a Bankruptcy Proceeding against Holdings or any of its Subsidiaries, or the taking of any other enforcement action against any asset or Property of Holdings or its Subsidiaries.

“Obligation” shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations payable under the documentation governing any Indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Required Senior Creditors” shall mean (i) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Lenders) at all times prior to the Credit Document Obligations Termination Date, and (ii) the holders of at least a majority of the outstanding Senior Indebtedness at all times after the Credit Document Obligations Termination Date and prior to the repayment in full, in cash, of all outstanding Obligations with respect to Senior Indebtedness.

“Senior Creditors” shall mean all holders from time to time of any Senior Indebtedness and shall include, without limitation, the Lender Creditors and the Existing Senior Noteholders.

“Senior Indebtedness” shall mean:

(i) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities

Exhibit H

(including, without limitation, indemnities, Fees and interest thereon) of each Credit Party (whether as obligor, guarantor or otherwise) to the Lender Creditors, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and all other Credit Documents to which it is at any time a party (including, without limitation, all such obligations and liabilities of each Credit Party under the Credit Agreement (if a party thereto) and under the Guaranties (if a party thereto) or under any other guarantee by it of obligations pursuant to the Credit Agreement) and the due performance and compliance by each Credit Party with the terms of each such Credit Document (all such obligations and liabilities under this clause (i) being herein collectively called the “Credit Document Obligations”);

(ii) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Credit Party to the Existing 2009 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2009 Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each Credit Party with the terms of each such Existing 2009 Senior Notes Document (all such obligations and liabilities under this clause (ii) being herein collectively called the “Existing 2009 Senior Note Obligations”);

(iii) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Credit Party to the Existing 2013 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2013 Senior Notes Document (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each Credit Party with the terms of each such Existing 2013 Senior Notes Document (all such obligations and liabilities under this clause (iii) being herein collectively called the “Existing 2013 Senior Note Obligations”);

(iv) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Credit Party to the Existing 2011 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2011 Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each Credit Party with the terms of each such Existing 2011 Senior Notes Document (all such obligations and liabilities under this clause (iv) being herein collectively called the “Existing 2011 Senior Note Obligations”);

(v) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Credit Party to the Existing 2010 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2010 Senior Notes Documents (including, without limitation, all such obligations and

Exhibit H

liabilities under any guarantees relating thereto) and the due performance and compliance by each such Credit Party with the terms of each such Existing 2010 Senior Notes Document (all such obligations and liabilities under this clause (v) being herein collectively called the “Existing 2010 Senior Note Obligations”);

(vi) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Credit Party to the holders of Permitted Senior Notes, now existing or hereafter incurred under, arising out of or in connection with any Permitted Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each such Credit Party with the terms of each such Permitted Senior Notes Document (all such obligations and liabilities under this clause (vi) being herein collectively called the “Permitted Senior Note Obligations”); and

(vii) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Credit Party to the holders of Permitted Refinancing Senior Notes, now existing or hereafter incurred under, arising out of or in connection with any Permitted Refinancing Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each such U.S. Credit Party with the terms of each such Permitted Refinancing Senior Notes Document (all such obligations and liabilities under this clause (vii) being herein collectively called the “Permitted Refinancing Senior Note Obligations”).”

“Subordinated Debt” shall mean the principal of, interest on, and all other amounts owing from time to time in respect of all Intercompany Debt (including, without limitation, pursuant to guarantees thereof or security therefor and intercompany payables not evidenced by a note) at any time outstanding, provided that Subordinated Debt shall not include any Intercompany Debt which is (1) owed by any Person to the Borrower, (2) owed by any Person (other than the Borrower) to the Bermuda Company, (3) owed by a Bermuda Partnership Shareholder to any other Credit Party that is not a Bermuda Partnership Shareholder, (4) owed by any Person that is not a Credit Party to any Person, (5) owed by any Foreign Credit Party to any Credit Party) other than a Bermuda Partnership Shareholder) and (6) owed by any Foreign Credit Party that is not a Qualified Non U.S. Obligor (as defined in the Term Credit Agreement) to any Qualified Non U.S. Obligor.

8. Each Party agrees to be fully bound by all terms and provisions contained in this Agreement, both with respect to any Subordinated Debt (including any guarantees thereof and security therefor) owed to it, and with respect to all Subordinated Debt (including all guarantees thereof and security therefor) owing by it.

9. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the

Exhibit H

requirements of the Credit Agreement or any other Senior Indebtedness shall become a Party hereunder by executing a counterpart hereof (or an assumption agreement in form and substance satisfactory to this Collateral Agent) and delivering same to the Collateral Agent.

10. No failure or delay on the part of any party hereto or any holder of Senior Indebtedness in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

11. Each Party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event any Party fails to comply with its obligations hereunder, the Collateral Agent, the Administrative Agent or the holders of Senior Indebtedness shall have the right to obtain specific performance of the obligations of such defaulting Party, injunctive relief or such other equitable relief as may be available.

12. Any notice to be given under this Agreement shall be in writing and shall be sent in accordance with the provisions of the Credit Agreement.

13. In the event of any conflict between the provisions of this Agreement and the provisions of the Subordinated Debt, the provisions of this Agreement shall prevail.

14. No person other than the parties hereto, the Senior Creditors from time to time and their successors and assigns as holders of the Senior Indebtedness and the Subordinated Debt shall have any rights under this Agreement.

15. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party, provided that amendments hereto shall be effective as against the Senior Creditors if executed and delivered by the Required Senior Creditors at such time.

17. In case any one or more of the provisions confined in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

18. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Any legal action or proceeding with respect to this Agreement or any other Credit Document to which any Party is a party may be brought in the courts of the State of New

Exhibit H

York or of the United States of America for the Southern District of New York in each case which are located in the City of New York, and, by execution and delivery of this Agreement, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Party, and agrees not to plead or claim in any legal action or proceeding with respect to this Agreement or any other Credit Document to which such Party is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Party. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth opposite is signature below, such service to become effective 30 days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Party is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Party in any other jurisdiction.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. This Agreement shall bind and inure to the benefit of the Collateral Agent, the Senior Creditors and each Party and their respective successors, permitted transferees and assigns.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

DHM HOLDING COMPANY, INC.

DOLE HOLDING COMPANY, LLC

DOLE FOOD COMPANY, INC.

CALAZO CORPORATION

AG 1970, INC.

AG 1971, INC.

AG 1972, INC.

ALYSSUM CORPORATION

BARCLAY HOLLANDER CORPORATION

BUD ANTLE, INC.

CALICAHOMES, INC.

CALIFORNIA POLARIS, INC.

CB NORTH, LLC

CB SOUTH, LLC

DOLE ABPIK, INC.

DOLE ARIZONA DRIED FRUIT AND NUT

    COMPANY

DOLE CARROT COMPANY

DOLE CITRUS

DOLE DF&N, INC.

DOLE DRIED FRUIT AND NUT COMPANY, A

    CALIFORNIA GENERAL PARTNERSHIP

DOLE FARMING, INC.

DOLE FRESH VEGETABLES, INC.

DOLE ORLAND, INC.

DOLE PACKAGED FOODS, LLC

E. T. WALL COMPANY

EARLIBEST ORANGE ASSOCIATION, INC.

FALLBROOK CITRUS COMPANY, INC.

LINDERO HEADQUARTERS COMPANY, INC.

LINDERO PROPERTY, INC.

MILAGRO RANCH, LLC

OCEANVIEW PRODUCE COMPANY

PRAIRIE VISTA, INC.

RANCHO MANANA, LLC

ROYAL PACKING CO.

VELTMAN TERMINAL CO.

BANANERA ANTILLANA (COLOMBIA), INC.

By:
Name:
Title:

CLOVIS CITRUS ASSOCIATION

DELPHINIUM CORPORATION

DOLE BERRY COMPANY, LLC

DOLE EUROPE COMPANY

DOLE FOODS FLIGHT OPERATIONS, INC.

DOLE FRESH FLOWERS, INC.

DOLE NORTHWEST, INC.

DOLE SUNFRESH EXPRESS, INC.

STANDARD FRUIT AND STEAMSHIP

    COMPANY

STANDARD FRUIT COMPANY

SUN COUNTRY PRODUCE, INC.

WEST FOODS, INC.

COOL ADVANTAGE, INC.

COOL CARE, INC.

FLOWERNET, INC.

SAW GRASS TRANSPORT, INC.

BLUE ANTHURIUM, INC.

CERULEAN, INC.

DOLE DIVERSIFIED, INC.

DOLE LAND COMPANY, INC.

DOLE PACKAGED FOODS CORPORATION

LA PETITE D’AGEN, INC.

M K DEVELOPMENT, INC.

MALAGA COMPANY, INC.

MUSCAT, INC.

OAHU TRANSPORT COMPANY, LIMITED WAHIAWA WATER COMPANY, INC.

ZANTE CURRANT, INC.

DIVERSIFIED IMPORTS CO.

DOLE ASSETS, INC.

DOLE FRESH FRUIT COMPANY

DOLE HOLDINGS, INC.

DOLE LOGISTICS SERVICES, INC.

DOLE OCEAN CARGO EXPRESS, INC.

DOLE OCEAN LINER EXPRESS, INC. RENAISSANCE CAPITAL CORPORATION

SUN GIANT, INC.

DNW SERVICES COMPANY

PACIFIC COAST TRUCK COMPANY

PAN-ALASKA FISHERIES, INC.

By:
Name: Title:

COUNTY LINE MUTUAL WATER COMPANY

By:
Name:
Title:

MIRADERO FISHING CO., INC.

By:
Name:
Title:

APACHE GROVE LAND, 1970 LIMITED

By:
Name:
Title:

APACHE GROVE LAND, 1971 LIMITED

By:
Name:
Title:

APACHE GROVE LAND, 1972 LIMITED

By:
Name:
Title:

AGOURA LIMITED

By:
Name:
Title:

By:
Name:
Title:

ASHFORD COMPANY, LTD.

By:
Name:
Title:

By:
Name:
Title:

BALTIME LIMITED

By:
Name:
Title:

By:
Name:
Title:

CAMARILLO, LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE ASIA, LTD.

By:
Name:
Title:

By:
Name:
Title:

DOLE INTERNATIONAL, LTD.

By:
Name:
Title:

By:
Name:
Title:

DOLE NEW ZEALAND LTD.

By:
Name:
Title:

By:
Name:
Title:

INTERFRUIT COMPANY LIMITED

By:
Name:
Title:

By:
Name:
Title:

MAHELE, LIMITED

By:
Name:
Title:

By:
Name:
Title:

MENDOCINO LIMITED

By:
Name:
Title:

By:
Name:
Title:

REEFERSHIP MARINE SERVICES, LTD.

By:
Name:
Title:

By:
Name:
Title:

FLORAMERICA INVESTMENTS LTD.

By:
Name:
Title:

By:
Name:
Title:

SOLAMERICA, LTD.

By:
Name:
Title:

By:
Name:
Title:

STANDARD FRUIT COMPANY (BERMUDA) LTD.

By:
Name:
Title:

By:
Name:
Title:

VENTURA TRADING LTD.

By:
Name:
Title:

By:
Name:
Title:

DOLE FOREIGN HOLDINGS, LTD.

By:
Name:
Title:

By:
Name:
Title:

DOLE FOREIGN HOLDINGS II, LTD.

By:
Name:
Title:

By:
Name:
Title:

ARAUCARIA, LIMITED

By:
Name:
Title:

By:
Name:
Title:

HOPS LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE FOODS OF CANADA LTD.

By:
Name:
Title:

AGRICOLA CALIFORNIA LIMITADA

By:
Name:
Title:

AGRICOLA PENCAHUE LIMITADA

By:
Name:
Title:

AGRICOLA PUNITAQUI LIMITADA, as a Guarantor

By:
Name:
Title:

AGRICOLA RAUQUEN LIMITADA

By:
Name:
Title:

CARTONES SAN FERNANDO S.A.

By:
Name:
Title:

DOLE CHILE S.A.

By:
Name:
Title:

DOLE THOMSEN S.A.

By:
Name:
Title:

EMBALAJES STANDARD S.A.

By:
Name:
Title:

INVERSIONES DEL PACIFICO S.A.

By:
Name:
Title:

AGRICOLA EUFEMIA LTDA.

By:
Name:
Title:

AGROPECUARIA SAN GABRIEL LTDA.

By:
Name:
Title:

AGROPECUARIA SAN PEDRO LTDA.

By:
Name:
Title:

BANA LTDA.

By:
Name:
Title:

COMPANIA EXPORTADORA DE PRODUCTOS AGRICOLAS S.C.A.

By:
Name:
Title:

INVERSIONES ORIHUECA LTDA.

By:
Name:
Title:

SERVICIOS TECNICOS BANANEROS LTDA.

By:
Name:
Title:

C.I. AGRICOLA EL CASTILLO LTDA.

By:
Name:
Title:

AMERICAFLOR LTDA.

By:
Name:
Title:

C. I. AGRICOLA EL CASTILLO LTDA.

By:
Name:
Title:

C.I. COLOMBIAN CARNATIONS LTDA.

By:
Name:
Title:

C.I. COMERCIALIZADORA CARIBBEAN LTDA.

By:
Name:
Title:

C.I. CULTIVOS DEL CARIBE LTDA.

By:
Name:
Title:

C.I. CULTIVOS SAN NICOLAS LTDA.

By:
Name:
Title:

C.I. FLORAMERICA LTDA.

By:
Name:
Title:

C.I. FLORES ALTAMIRA LTDA.

By:
Name:
Title:

C.I. FLORES DE EXPORTACION LTDA.

By:
Name:
Title:

C.I. FLORES LA FRAGANCIA LTDA.

By:
Name:
Title:

C.I. FLORES LAS PALMAS LTDA.

By:
Name:
Title:

C.I. FLORES PRIMAVERA LTDA.

By:
Name:
Title:

FLORES SAN JOAQUIN LTDA.

By:
Name:
Title:

C.I. JARDINES DE COLOMBIA LTDA.

By:
Name:
Title:

C.I. JARDINES DEL VALLE LTDA.

By:
Name:
Title:

C.I. OLYMPIA FLOWERS LTDA.

By:
Name:
Title:

C.I. PORCELAIN FLOWERS LTDA.

By:
Name:
Title:

C.I. SANTA MONICA FLOWERS LTDA.

By:
Name:
Title:

C.I. SPLENDOR FLOWERS LTDA.

By:
Name:
Title:

TENICAS BALTIME DE COLOMBIA S.A.

By:
Name:
Title:

DISTRIBUIDORA DE FRUTA Y VEGETALES, S.A.

By:
Name:
Title:

C. I. PORCELAIN FLOWERS LTDA.

By:
Name:
Title:

AERO-FUMIGACION CENTROAMERICANA S.A.

By:
Name:
Title:

AGROPECUARIA RIO JIMENEZ S.A.

By:
Name:
Title:

ALMACENES ATALANTA S.A.

By:
Name:
Title:

ALPPHA SIDERAL S.A.

By:
Name:
Title:

BANANERA EL PORVENIR S.A.

By:
Name:
Title:

LA PERLA S.A. (MERGED WITH BANANERA LA PAZ, S.A.)

By:
Name:
Title:

COMPANIA BANANERA DEBA S.A.

By:
Name:
Title:

COMPANIA BANANERA DEL SAN RAFAEL S.A.

By:
Name:
Title:

COMPANIA BANANERA EL ENCANTO S.A.

By:
Name:
Title:

COMPANIA FINANCIERA DE COSTA RICA S.A., as a Guarantor

By:
Name:
Title:

COMPANIA FRUTOS DE LA TIERRA S.A.

By:
Name:
Title:

COMERCIALIZADORA E IMPORTADORA VINA DEL MAR S.A.

By:
Name:
Title:

DESARROLLO BANANERO LA ESPERANZA S.A.

By:
Name:
Title:

DESARROLLO MELONERO DEL GOLFO, S.A.

By:
Name:
Title:

DIVERSIFICADOS DE COSTA RICA DICORI, S.A.

By:
Name:
Title:

HACIENDA LA ROSALIA S.A.

By:
Name:
Title:

ROXANA FARMS S.A.

By:
Name:
Title:

SERVICIOS ADUANALES BANADOLE, S.A.

By:
Name:
Title:

DOLE SHARED SERVICES LIMITADA

By:
Name:
Title:

AGROINDUSTRIAL PINAS DEL BOSQUE S.A.

By:
Name:
Title:

BANANERA LA PAZ, S.A.

By:
Name:
Title:

DIVERSIFICADOS DE COSTA RICA DICORI, S.A.

By:
Name:
Title:

ESTIBADORES DEL TROPICO, S.A.

By:
Name:
Title:

ESTIBADORES GOLFITENOS, S.A.

By:
Name:
Title:

STANDARD FRUIT COMPANY DE COSTA RICA, S.A.

By:
Name:
Title:

ACTIVIDADES AGRICOLAS S.A. (AGRISA)

By:
Name:
Title:

BANANACORP S.A.

By:
Name:
Title:

BANCUBER S.A.

By:
Name:
Title:

COMPANIA NAVIERA AGMARESA, S.A.

By:
Name:
Title:

FRIOCONT S.A.

By:
Name:
Title:

FRUTBAN S.A.

By:
Name:
Title:

GRANELCONT S.A.

By:
Name:
Title:

GUAYAMI S.A.

By:
Name:
Title:

MEGABANANA S.A.

By:
Name:
Title:

MODUMOLL S.A.

By:
Name:
Title:

NAPORTEC S.A.

By:
Name:
Title:

PRODUCTOS DEL LITORAL S.A. (PROLISA)

By:
Name:
Title:

REDAMAWAL S.A.

By:
Name:
Title:

SIEMBRANUEVA S.A.

By:
Name:
Title:

FLORES MITAD DEL MUNDO LTDA.

By:
Name:
Title:

UBESAIR, S.A.

By:
Name:
Title:

UNION DE BANANEROS ECUATORIANOS, S.A.

By:
Name:
Title:

ZANPOTI, S.A.

By:
Name:
Title:

TINADI S.A.

By:
Name:
Title:

AGROVERDE S.A.

By:
Name:
Title:

SOCIEDAD AGROPECUARIA PIMOCHA C.A.

By:
Name:
Title:

BETINO S.A.

By:
Name:
Title:

PESCASEROLI S.A.

By:
Name:
Title:

BRUNETTI S.A.

By:
Name:
Title:

COMERCIAL INDUSTRIAL ECUATORIANA, S.A.

By:
Name:
Title:

PRODUCTORA CARTONERA, S.A.

By:
Name:
Title:

PRODUCTOS DEL LITORAL S.A.

By:
Name:
Title:

PROPOLISA, S.A., as a Guarantor

By:
Name:
Title:

TALLERES Y LLANTAS, S.A.

By:
Name:
Title:

TECNICOS Y ELECTRICISTAS S.A.

By:
Name:
Title:

TRANSPORTES POR MAR S.A.

By:
Name:
Title:

DOLE DEUTSCHLAND BETEILIGUNGSGESELLSCHAFT MBH

By:
Name:
Title:

DOLE DEUTSCHLAND GMBH

By:
Name:
Title:

DOLE FRESH FRUIT EUROPE OHG

By:
Name:
Title:

PAUL KEMPOWSKI GMBH & CO. KG

By:
Name:
Title:

AGROINDUSTRIA DEL CARIBE, S.A.

By:
Name:
Title:

AGROINDUSTRIAL ALMA VERDE, S.A.

By:
Name:
Title:

BANANERA RIO MAME, S.A.

By:
Name:
Title:

BIENES Y VALORES, S.A.

By:
Name:
Title:

COMPANIA AGRICOLA EL PROGRESO, S.A.

By:
Name:
Title:

COMPANIA AGRICOLA INDUSTRIAL CEIBENA, S.A.

By:
Name:
Title:

COMPANIA AGRICOLA MAZAPAN, S.A.

By:
Name:
Title:

COMPANIA AGROPECUARIA EL PORVENIR, S.A.

By:
Name:
Title:

CLINICAS MEDICAS DEL AGUAN, S.A.

By:
Name:
Title:

COORDINADORA DE SERVICIOS DE TRANSPORTE, SA

By:
Name:
Title:

DESARROLLOS URBANOS LA CEIBA, S.A.

By:
Name:
Title:

DISTRIBUIDORA DE PRODUCTOS DIVERSOS, S.A.

By:
Name:
Title:

ENERGUA S.A. SUCURSAL HONDURAS

By:
Name:
Title:

EQUIPO PESADO S.A.

By:
Name:
Title:

HOSPITAL COYOLES, S.A.

By:
Name:
Title:

INVERSIONES Y VALORES DE MONTECRISTO, S.A.

By:
Name:
Title:

LABORATORIOS Y SERVICIOS DE MERISTEMOS, S.A.

By:
Name:
Title:

MULTISERVICIOS, S.A.

By:
Name:
Title:

PINA ANTILLANA, S.A.

By:
Name:
Title:

PLASTICOS, S.A.

By:
Name:
Title:

PRODUCTORA AGRICOLA DE ATLANTIDA, S.A.

By:
Name:
Title:

SERVICIOS E INVESTIGACIONES AEREAS, SA

By:
Name:
Title:

SERVICIOS HONDURENOS DE AGRICULTURA Y RECURSOS DE INVESTIGACION PINERA, S.A.

By:
Name:
Title:

SOGAS, S.A.

By:
Name:
Title:

STANDARD FRUIT DE HONDURAS, S.A.

By:
Name:
Title:

VIGILANCIA Y SEGIRIDAD, S.A.

By:
Name:
Title:

AGRICOLA SANTA INES, S.A.

By:
Name:
Title:

BIENES Y SERVICIOS S DE R L DE CV

By:
Name:
Title:

COMPANIA INVERSIONES MEDICAS NACIONALE S.A.

By:
Name:
Title:

INDUSTRIA ACEITERA HONDURENA, S.A.

By:
Name:
Title:

MANUFACTURAS DE CARTON, S.A.

By:
Name:
Title:

CASTLE & COOKE WORLDWIDE LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE CHINA LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE HONG KONG LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE ITALIA S.P.A.

By:
Name:
Title:

FRATELLI ISELLA S.R.L.

By:
Name:
Title:

COMAFRICA

By:
Name:
Title:

DOLE TERM S.R.L.

By:
Name:
Title:

TROPICAL SHIPPING ITALIANAS.P.A.

By:
Name:
Title:

DOLE JAPAN, LTD (KK)

By:
Name:
Title:

DOLE FRESH FRUIT INTERNATIONAL LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE PHILIPPINES, INC.

By:
Name:
Title:

By:
Name:
Title:

IT & COMMUNICATIONS PHILIPPINES, INC.

By:
Name:
Title:

By:
Name:
Title:

DOLE FRESH FRUIT MED GIDA URUNLERI TICARET VE A.S.

By:
Name:
Title:

PEMATIN S.A.

By:
Name:
Title:

SABA BLOMMOR AB

By:
Name:
Title:

SABA FRESH CUTS SA

By:
Name:
Title:

SABA FRÜKT & GRÖNT AB

By:
Name:
Title:

SABA TRADING AB

By:
Name:
Title:

SABA TRADING HOLDING

By:
Name:
Title:

SKANDINAVISKA BANANIMPORTEN AB

By:
Name:
Title:

STANDARD FRUIT, S.A. (ARGENTINA)

By:
Name:
Title:

DOLE PACIFIC GENERAL SERVICES, LTD.

By:
Name:
Title:

TRANSTRADING OVERSEAS, LTD.

By:
Name:
Title:

DOLE EXPORT COMPANY, LTD.

By:
Name:
Title:

VERENIGDE BANANEN HANDELAREN N.V.

By:
Name:
Title:

DOLE BRASIL, LTDA

By:
Name:
Title:

ALTALANOS TECHNOLOGY, INC.

By:
Name:
Title:

ASPEN INTERNATIONAL, INC.

By:
Name:
Title:

BANAPLUS INCORPORATED

By:
Name:
Title:

BLUEWATER INDUSTRIES LIMITED

By:
Name:
Title:

BOGOR CAPITAL LIMITED

By:
Name:
Title:

BROOK INVESTMENT LIMITED

By:
Name:
Title:

CARDANZ TECHNOLOGIES CORP.

By:
Name:
Title:

INVERSIONES COMERTEX, S.A.

By:
Name:
Title:

JOROKO INTERTRADE LTD.

By:
Name:
Title:

LIVERPOOL INTERNATIONAL, S.A.

By:
Name:
Title:

MARSELLA INTERNATIONAL, CORP.

By:
Name:
Title:

MILANO TRADING CORPORATION

By:
Name:
Title:

MONACO INVESTMENT CORP.

By:
Name:
Title:

NEWENT TRADING INC.

By:
Name:
Title:

NOIR VENTURES CORP.

By:
Name:
Title:

NORWICK TECHNOLOGIES CORP.

By:
Name:
Title:

OPAL RESOURCES LTD.

By:
Name:
Title:

POLAR TRADING CORP.

By:
Name:
Title:

RIVERWOOD MANAGEMENT COMPANY INC.

By:
Name:
Title:

PLATANO COMUNITARIO, S.A.

By:
Name:
Title:

QINGDAO DOLE FOOD CO., LTD.

By:
Name:
Title:

SHANGHAI DOLE FOOD CO., LTD.

By:
Name:
Title:

DOLE EAST s.r.o.

By:
Name:
Title:

ENERO S.A.

By:
Name:
Title:

DOLE EUROPE SAS

By:
Name:
Title:

DOLE FRANCE, SAS

By:
Name:
Title:

DOLE PACKAGED FOODS EUROPE SAS

By:
Name:
Title:

SOLEIL HOLDING FRANCE SAS

By:
Name:
Title:

DOLE FRESH FRUIT SOUTH SAS

By:
Name:
Title:

DOLE DEUTSCHLAND BETEILIGUNGSGESELLSCHAFT MBH

IMPORTS-EXPORTS-TRADING OF FRESH FRUIT DOLE HELLAS EPE

By:
Name:
Title:

ENERGUA, S.A.

By:
Name:
Title:

LAS FRUTAS, S.A.

By:
Name:
Title:

SERVICIOS TECNICIOS PORTUARIOS, S.A.

By:
Name:
Title:

STANDARD FRUIT DE GUATEMALA, S.A.

By:
Name:
Title:

DFC FOODS, INC.

By:
Name:
Title:

DOLE KOREA, LTD.

By:
Name:
Title:

TROPICAL NAVIGATION (MALTA) LIMITED

By:
Name:
Title:

DOLE SHANGHAI CO., LIMITED

By:
Name:
Title:

COMERCIALIZACIONES SUNMEX MEXICANA, S.A. DE C.V.

By:
Name:
Title:

MEXICOTEC, S.A. DE C.V.

By:
Name:
Title:

FLORES LUCITANIA S. DE R.L. DE C.V.

By:
Name:
Title:

DOLE EUROPE BV

By:
Name:
Title:

DOLE HOLLAND BV

By:
Name:
Title:

FUMIGADORA NICARAGUENSE

By:
Name:
Title:

STANDARD FRUIT DE NICARAGUA S.A.

By:
Name:
Title:

INTEROCEAN FINANCIAL MANAGEMENT CORPORATION

By:
Name:
Title:

By:
Name:
Title:

INVERSIONISTA FORTUNA, S.A.

By:
Name:
Title:

By:
Name:
Title:

INVERSIONISTA ZARATI, S.A.

By:
Name:
Title:

By:
Name:
Title:

BENVUE INTERNATIONAL, INC.

By:
Name:
Title:

By:
Name:
Title:

BLOCK INVESTMENTS, INC.

By:
Name:
Title:

By:
Name:
Title:

COMERCIAL AGROFLOR, S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

DELTA TREE ENTERPRISES, S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

DOLE AVIATION, INC.

By:
Name:
Title:

By:
Name:
Title:

DOLE FRESH FRUIT INTERNATIONAL, INC.

By:
Name:
Title:

By:
Name:
Title:

FLOWER INTERNATIONAL, S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

GALANA INTERNACIONAL, S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

IMPORTADORA Y EXPORTADORA NOPAL, S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

IMPORTADORA Y EXPORTADORA ROVEGO, S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

INVERSIONES CROWN, S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

INVERSIONES FLORICOLA S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

NICOLLE INTERNATIONAL, S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

OPERACIONES TROPICALES, S.A.

By:
Name:
Title:

By:
Name:
Title:

PEYTON FLOWERS, S. DE R. L.

By:
Name:
Title:

By:
Name:
Title:

PRELL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

SINGLE TREE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

STANDARD FRUIT DE PANAMA, S.A.

By:
Name:
Title:

By:
Name:
Title:

TEATREE, INC.

By:
Name:
Title:

By:
Name:
Title:

TRIPLEJAY INVESTMENT CORP., S.A.

By:
Name:
Title:

By:
Name:
Title:

COPDEBAN S.A.C.

By:
Name:
Title:

DOLE POLAND SP.ZO.O.

By:
Name:
Title:

DOLE SOUTH AFRICA LTD

By:
Name:
Title:

FRUIT CARE SERVICES

By:
Name:
Title:

MALEMBO LTD

By:
Name:
Title:

DOLE FOOD ESPANA

By:
Name:
Title:

VIUDA DE SABATE

By:
Name:
Title:

AB BANAN-KOMPANIET

By:
Name:
Title:

S ATTEHOGEN OSTRA 3 KB

By:
Name:
Title:

DOLE THAILAND, LTD

By:
Name:
Title:

THAI AMERICAN FOOD CO., LTD.

By:
Name: Title:

DOLE U.K. LIMITED

By:
Name: Title:

DOLE DE VENEZUELA, S.A.

By:
Name: Title:

INVERSIONES AGRICA, S.A.

By:
Name: Title:

INVERSIONES DEL AGRO, C.A.

By:
Name: Title:

INTERVEST, INC.

By:
Name: Title:

APACHE GROVE LAND, 1970 LIMITED

By:
Name: Title:

APACHE GROVE LAND, 1971 LIMITED

By:
Name: Title:

APACHE GROVE LAND, 1972 LIMITED

By:
Name: Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name: Title:

By:
Name: Title:

EXHIBIT I

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of April 12, 2006 (as the same may be amended, restated, modified and/or supplemented from time to time, this “Agreement”) among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as collateral agent (in such capacity, together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “Borrower”), various financial institutions from time to time party thereto (the “Lenders”), DBNY, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”, and, together with the Lenders, each Issuing Lender, the Collateral Agent and the Pledgee are herein called the “Secured Creditors”) have entered into a Credit Agreement, dated as of April 12, 2006, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional Borrower or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all Commitments and Letters of Credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or, with respect to certain Letters of Credit, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);

WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the Subsidiaries Guaranty);

Exhibit I

WHEREAS, pursuant to the Credit Agreement Party Guaranty, Holdings and Intermediate Holdco have guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations;

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the Term Secured Parties in respect of the TL Priority Collateral and the ABL Priority Collateral;

WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Pledgor has obtained and will continue to obtain benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1. SECURITY FOR OBLIGATIONS. Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the Collateral Agent and the Term Collateral Agent, this Agreement is made by (A) each Pledgor for the benefit of the Secured Creditors to secure the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) and reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Pledgor owing to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the event such Pledgor is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under its Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i) being herein, collectively, the “Credit Document Obligations”);

(B) each Pledgor for the benefit of each Secured Creditor to secure:

(i) any and all sums advanced by the Pledgee in order to preserve the Collateral or preserve its security interest in the Collateral;

(ii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (A) and (B) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise

Exhibit I

disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(iii) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement; and

(iv) all amounts owing to any Agent or any of its affiliates pursuant to any of the Credit Documents in its capacity as such.

All such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (A) and (B) of this Section 1 above being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall, subject to the immediately succeeding sentence, include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

(C) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RELATIVE RIGHTS AND REMEDIES OF THE COLLATERAL AGENT AND THE SECURED CREDITORS HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“ABL Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the recitals hereto.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

Exhibit I

“Class” shall have the meaning set forth in Section 22 hereof.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Document Obligations” shall have the meaning set forth in Section 1(A) hereof.

“Credit Document Obligations Termination Date” shall mean that date upon which all Credit Document Obligations (other than indemnities for which no claim has been made) have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated.

“Credit Documents” shall have the meaning provided in the Credit Agreement and shall include any documentation executed and delivered in connection with any replacement or refinancing of the Credit Agreement.

“Discharge of Term Obligations” shall have the meaning provided in the Intercreditor Agreement.

“Domestic Corporation” shall have the meaning set forth in the definition of “Stock”.

“Event of Default” shall mean any Event of Default under, and as defined in the Credit Agreement.

“Excluded Collateral” shall have the meaning provided in the Credit Agreement.

“Excluded Proceeds” shall mean, at any time, all cash Proceeds received by any Pledgor from any sale of Collateral where the respective Collateral is released pursuant to the provisions of Section 20(b) of this Agreement and such Proceeds are applied (or required to be applied) to pay Credit Document Obligations and/or Term Obligations, in each case in accordance with the requirements of the Credit Agreement.

“Exempted Foreign Entity” shall mean any Foreign Corporation and any limited liability company organized under the laws of a jurisdiction other than the United States or any State or territory thereof that, in any such case, is treated as a corporation or an association taxable as a corporation for U.S. Federal income tax purposes.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

Exhibit I

“Foreign Corporation” shall have the meaning set forth in the definition of “Stock”.

“Holdings” shall have the meaning set forth in the recitals hereto.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company interest at any time owned by any Pledgor in any limited liability company; provided that the term “Limited Liability Company Interest” shall not include any limited liability company interest in any limited liability company that is not a Subsidiary of such Pledgor to the extent (and only to the extent) the amount invested in such limited liability company interests owned or held by such Pledgor does not exceed $1,000,000.

“Location” of any Pledgor shall mean such Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Non-Voting Equity Interests” shall mean all Equity Interests of any Person which are not Voting Equity Interests.

“Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership; provided that the term “Partnership Interest” shall not include any partnership interest in any partnership that is not a Subsidiary of such Pledgor to the extent (and only to the

Exhibit I

extent) the amount invested in such partnership interests owned or held by such Pledgor does not exceed $1,000,000.

“Pledged Limited Liability Company Interests” shall mean all Limited Liability Company Interests at any time pledged or required to be pledged hereunder.

“Pledged Notes” shall mean all Notes at any time pledged or required to be pledged hereunder.

“Pledged Partnership Interests” shall mean all Partnership Interest at any time pledged or required to be pledged hereunder.

“Pledged Securities” shall mean all Securities at any time pledged or required to be pledged hereunder.

“Pledged Stock” shall mean all Stock at any time pledged or required to be pledged hereunder.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Required Lenders” shall have the meaning given such term in the Credit Agreement.

“Required Secured Creditors” shall mean the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders).

“Secured Creditors” shall have the meaning set forth in the recitals hereto.

“Secured Debt Agreements” shall mean and include the Credit Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event include all Stock and Notes (to the extent same constitute “Securities” under Section 8-102(a)(15)).

Exhibit I

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Specified Default” shall have the meaning set forth in Section 5 hereof.

“Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof or the District of Columbia (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations not Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by any Pledgor, provided that the term “Stock” shall not include any capital stock of a corporation that is not a Subsidiary of such Pledgor to the extent (and only to the extent) the amount invested in all such capital stock owned or held by such Pledgor does not exceed $1,000,000.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“Term Collateral Agent” shall have the meaning set forth in the Intercreditor Agreement.

“Term Documents” shall have the meaning set forth in the Intercreditor Agreement.

“Term Obligations” shall have the meaning set forth in the Intercreditor Agreement.

“Term Pledge Agreement” shall have the meaning set forth in the Intercreditor Agreement.

“Term Secured Parties” shall have the meaning set forth in the Intercreditor Agreement.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“TL Credit Document Obligations Termination Date” shall mean the date on which the Discharge of Term Obligations shall have occurred.

“TL Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the Effective Date.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

Exhibit I

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

3. PLEDGE OF SECURITIES, ETC.

3.1 Pledge. (i) To secure the Obligations (other than the Intermediate Holdco Credit Document Obligations) now or hereafter owed or to be performed by such Pledgor (but subject to clause (x) of the proviso at the end of this Section 3.1 in the case of Voting Equity Interests of Exempted Foreign Entities pledged hereunder), each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a) each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b) all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

(c) all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

Exhibit I

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d) all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or

Exhibit I

operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D) all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e) all Financial Assets and Investment Property owned by such Pledgor from time to time;

(f) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(g) all Proceeds (other than Excluded Proceeds) of any and all of the foregoing;

provided that (x) no Voting Equity Interests of any Exempted Foreign Entity which represents more than 65% of the total combined voting power of all classes of Voting Equity Interests of the respective Exempted Foreign Entity shall be pledged hereunder, (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor, which Non-Voting Equity Interests shall not be subject to the limitations described in preceding clause (x) and (z) notwithstanding (i) anything to the contrary contained above in this Section 3.1, the security interest created pursuant to this Agreement shall not extend to, and the term “Collateral” shall not include (A) Excluded Collateral owned or held by any Pledgor, and (B) any Instruments received in connection with grower loans extended in accordance with Section 10.05 of the Credit Agreement to the extent local law or the relevant grower loan documents prohibit such

Exhibit I

pledge and (ii) anything to the contrary contained in this Agreement, such Pledgor shall not be required to pledge any Notes hereunder with an outstanding principal amount of $500,000 or less, provided that no more than $2,500,000 in aggregate principal amount for all such Notes for all Pledgors hereunder (including, for this purpose, any Instruments (as defined in the Security Agreement) not required to be delivered pursuant to the Security Agreement) shall be excluded from the pledge and delivery requirements under this Agreement.

(ii) Notwithstanding anything to the contrary contained in this Section 3.1 or elsewhere in this Agreement, each Pledgor and the Pledgee (on behalf of the Secured Creditors) acknowledges and agrees that:

(x) the security interest granted pursuant to this Agreement (including pursuant to this Section 3.1) to the Pledgee for the benefit of the Secured Creditors (i) in the ABL Priority Collateral, shall be a First Priority Lien and (ii) in the TL Priority Collateral, shall be a Second Priority Lien in the TL Priority Collateral fully junior, subordinated and subject to the security interest granted to the Term Collateral Agent for the benefit of the Term Secured Parties in the TL Priority Collateral on the terms and conditions set forth in the Term Documents and the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Creditors with respect to the TL Priority Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement; and

(y) the Secured Creditors’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the Term Secured Parties’ security interests in the Collateral.

3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto (but subject to the terms of the Intercreditor Agreement), such Pledgor shall (to the extent provided below and not inconsistent with the terms of the Intercreditor Agreement) take the following actions with respect to such Collateral as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Creditors:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

(ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex H hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall

Exhibit I

be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary or desirable to effect the foregoing;

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

(v) with respect to any Note, physical delivery of such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and

(vi) with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof, (i) establishment by the Pledgee, upon a Specified Default or Event of Default, of a cash account in the name of such Pledgor over which the Pledgee shall (to the extent not inconsistent with the Intercreditor Agreement) have “control” within the meaning of the UCC and from which no withdrawals or transfers may be made by any Person except with the prior written consent of the Pledgee (subject to the terms of the Intercreditor Agreement) and (ii) deposit of such cash in such cash account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions (to the extent not inconsistent with the Intercreditor Agreement) as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

Exhibit I

(ii) each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will, to the extent not inconsistent with the Intercreditor Agreement, thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will to the extent not inconsistent with the terms of the Intercreditor Agreement, promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through G hereto as are necessary to cause such Annexes to be complete and accurate at such time, provided, however, that in the event that such Collateral constitutes Stock, Limited Liability Company Interests and/or Partnership Interests of a Shell Corporation, such actions shall not be required to be taken until 60 days after formation, creation, or establishment of such Shell Corporation. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder the Equity Interests of any Exempted Foreign Entity at any time and from time to time after the date hereof acquired by such Pledgor, provided that (x) any such pledge of Voting Equity Interests of any Exempted Foreign Entity shall be subject to the provisions of clause (x) of the proviso to Section 3.1(A) hereof, (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor and (z) each Pledgor shall be required to pledge hereunder any Notes at any time and from time to time after the date hereof acquired by such Pledgor, provided that any such pledge or Note shall be subject to the provisions of clause (z)(ii) of the proviso to Section 3.1(A) hereof.

3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. Each Pledgor that was a Pledgor on the Effective Date (each, an “Initial Pledgor”) represents and warrants that as of the Effective Date: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Pledged Stock (and any warrants or options to purchase Pledged Stock) held by such Pledgor consists of the number and type of

Exhibit I

shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iii) such Pledged Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (iv) the Pledged Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (v) the Pledged Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vi) each such Pledged Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (vii) the Pledged Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (viii) each such Pledged Partnership Interest referenced in clause (vii) of this paragraph constitutes that percentage or portion of the entire partnership interest of the issuing Person as set forth in Annex F hereto; (ix) the exact address of each chief executive office of such Pledgor is listed on Annex G hereto; (x) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through F hereto; and (xi) on the date hereof, such Pledgor owns no other Pledged Securities, Pledged Stock, Pledged Notes, Pledged Limited Liability Company Interests or Pledged Partnership Interests.

3.6 Overriding Provisions with respect to TL Priority Collateral. Notwithstanding anything to the contrary contained above in this Section 3, or elsewhere in this Agreement or any other Security Document, to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, TL Priority Collateral to be granted to the Pledgee at any time prior to the TL Credit Documents Obligations Termination Date, then delivery of such TL Priority Collateral (or control with respect thereto) shall instead be granted to the Term Collateral Agent, to be held in accordance with the Term Documents and the Intercreditor Agreement. Furthermore, at all times prior to the TL Credit Document Obligations Termination Date, the Collateral Agent is authorized by the parties hereto to effect transfers of TL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to TL Priority Collateral) to the Term Collateral Agent.

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT. Unless and until there shall have occurred and be continuing any Event of Default under the Credit Agreement or a Default under Section 11.01 or 11.05 of the Credit Agreement (each such Default, a “Specified Default”), each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent in any material respect with any of the terms of the Intercreditor Agreement or Secured Debt Agreement, or which could

Exhibit I

reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral, unless expressly permitted by the terms of the Intercreditor Agreement or the Credit Documents. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Subject to the terms of the Intercreditor Agreement, unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor, provided that all cash dividends payable in respect of the Pledged Stock which are determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral. Subject to the terms of the Intercreditor Agreement, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral, subject to the other terms of this Agreement:

(i) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Except as set forth in the Intercreditor Agreement, nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. To the extent not inconsistent with the terms of the Intercreditor Agreement, all dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR A SPECIFIED DEFAULT. (a) If there shall have occurred and be continuing an Event of Default, then and in

Exhibit I

every such case, to the extent not inconsistent with the terms of the Intercreditor Agreement, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv) to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(v) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

Exhibit I

(vi) to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

(b) If there shall have occurred and be continuing a Specified Default, then and in every such case, the Pledgee shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so).

8. REMEDIES, CUMULATIVE, ETC. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement (including, without limitation, the Intercreditor Agreement) or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the Security Agreement.

9. APPLICATION OF PROCEEDS. (a) Subject to the terms of the Intercreditor Agreement, all monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 7.4 of the Security Agreement.

(b) It is understood that (i) the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations (other than the Intermediate Holdco Credit Document Obligations) and (ii) Corporate Holdco and Intermediate Holdco shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Intermediate Holdco Collateral and the aggregate amount of the Intermediate Holdco Credit Document Obligations.

Exhibit I

(c) It is understood and agreed by all parties hereto that the Pledgee shall have no liability for any determinations made by it in this Section 9 (including, without limitation, as to whether given Collateral constitutes TL Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Pledgee (as determined by a court of competent jurisdiction in a final and non-appealable decision). The parties also agree that the Pledgee may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Pledgee shall be entitled to wait for, and may conclusively rely on, any such determination

10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Credit Documents (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the full payment of all of the outstanding Intermediate Holdco Indebtedness, the termination of all Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

Exhibit I

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b) Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Secured Creditors) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

Exhibit I

(b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14. THE PLEDGEE AS COLLATERAL AGENT. Subject to the terms of the Intercreditor Agreement, the Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Annex O to the Security Agreement hereto. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Annex O to the Security Agreement, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in its entirety.

15. TRANSFER BY THE PLEDGORS. Except as permitted pursuant to the Credit Agreement, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

(i) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient ownership interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Secured Debt Agreements);

(ii) it has full Company power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency,

Exhibit I

reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v) neither the execution, delivery or performance by such Pledgor of this Agreement, or any other Secured Debt Agreement to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its material properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;

(vi) all of such Pledgor’s Collateral consisting of Securities, Limited Liability Company Interests and Partnership Interests has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii) to such Pledgor’s knowledge, each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

Exhibit I

(viii) the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than the liens and security interests permitted under the Credit Documents then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(ix) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor’s Collateral consisting of Securities (including, without limitation, Pledged Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement; provided that in the case of the Pledgee obtaining “control” over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” over such Security Entitlement.

(b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

(c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Credit Document.

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Initial Pledgor, the type of organization of such Initial Pledgor, whether or not such Initial Pledgor is a Registered Organization, the jurisdiction of organization of such Initial Pledgor, such Initial Pledgor’s Location, the organizational identification number (if any) of such Initial Pledgor, and whether or not such Initial Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Initial Pledgor as of the Effective Date. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Credit Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of

Exhibit I

organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification of the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20 hereof), including, without limitation:

(i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19. SALE OF COLLATERAL WITHOUT REGISTRATION. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or

Exhibit I

compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Creditors participating in the distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

(b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

Exhibit I

20. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will, subject to the provisions of the Intercreditor Agreement, duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2). As used in this Agreement, “Termination Date” shall mean the date upon which the Credit Document Obligations Termination Date shall have occurred.

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party), in connection with a sale or disposition permitted by Section 10.02 of the Credit Agreement, or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereof, such sub-agent) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, such Pledgor (and the Collateral at such time assigned by the respective Pledgor pursuant hereto) shall be released from this Agreement. Notwithstanding anything to the contrary contained above in this clause (b), at the time of each release of Collateral pursuant to this clause (b), the Pledgor requesting such release shall certify to the Pledgee that, at the time of such release and immediately after giving effect thereto (and to the sale of the respective Collateral), either (x) no Obligations are or will be then due and payable or (y) that all Obligations which will then be due and payable shall be paid on such date in accordance with the requirements of the respective Secured Debt Agreement(s).

(c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b), such Pledgor shall deliver to the Pledgee (and the

Exhibit I

relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof. At any time that the Borrower or the respective Pledgor desires that a Subsidiary of the Borrower which has been released from the Subsidiaries Guaranty be released hereunder as provided in the penultimate sentence of Section 20(b), it shall deliver to the Pledgee a certificate signed by an officer of the Borrower and the respective Pledgor stating that the release of the respective Pledgor (and its Collateral) is permitted pursuant to such Section 20(b). If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the respective Pledgor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.

(d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Collateral Agent believes to be in accordance with, this Section 20.

21. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Pledgor, at its address set forth opposite its signature below;

(b) if to the Pledgee, at:

60 Wall Street

New York, NY 10005

Attention: Marguerite Sutton

Telephone No.: 212-250-6150

Telecopier No.: 212-797-4645

(c) if to any Secured Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (y) at such address as such Secured Creditor shall have specified in the Credit Agreement;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly and adversely affected thereby and the Pledgee (with the consent of the Required Secured Creditors).

Exhibit I

23. SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE

Exhibit I

PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

30. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Holdings that is required to become a party to this Agreement after the date hereof pursuant to

Exhibit I

the requirements of the Credit Agreement or any other Credit Document, shall become a Pledgor hereunder by (x) executing a counterpart hereof and delivering same to the Pledgee, (y) delivering supplements to Annexes A through G hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

31. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Subsidiary Guarantor have been limited as provided in the Subsidiaries Guaranty.

32. RELEASE OF PLEDGORS. If at any time all of the Equity Interests of any Pledgor owned by the Borrower or any of its Subsidiaries are sold (to a Person other than the Borrower or any of its Wholly-Owned Subsidiaries) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, at the request and expense of the Borrower, the respective Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the Borrower desires that a Pledgor be released from this Agreement as provided in this Section 32, the Borrower shall deliver to the Pledgee a certificate signed by an officer of the Borrower stating that the release of the respective Pledgor is permitted pursuant to this Section 32. If reasonably requested by Pledgee (although the Pledgee shall have no obligation to make any such request), the Borrower shall furnish legal opinions (from counsel acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes to be in accordance with, this Section 32.

* * * *

Exhibit I

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Each assignor’s address is as listed on Annex A attached hereto

DHM HOLDING COMPANY, INC.,

DOLE HOLDING COMPANY, LLC,

DOLE FOOD COMPANY, INC.,

CALAZO CORPORATION,

AG 1970, INC.,

AG 1971, INC.,

AG 1972, INC.,

ALYSSUM CORPORATION,

BARCLAY HOLLANDER CORPORATION,

BUD ANTLE, INC.,

CALICAHOMES, INC.,

CALIFORNIA POLARIS, INC.,

CB NORTH, LLC,

CB SOUTH, LLC,

DOLE ABPIK, INC.,

DOLE ARIZONA DRIED FRUIT AND NUT

COMPANY,

DOLE CARROT COMPANY,

DOLE CITRUS,

DOLE DF&N, INC.,

DOLE DRIED FRUIT AND NUT COMPANY, A

CALIFORNIA GENERAL PARTNERSHIP,

DOLE FARMING, INC.,

DOLE FRESH VEGETABLES, INC.,

DOLE ORLAND, INC.,

DOLE PACKAGED FOODS, LLC,

E. T. WALL COMPANY,

EARLIBEST ORANGE ASSOCIATION, INC.,

FALLBROOK CITRUS COMPANY, INC.,

LINDERO HEADQUARTERS COMPANY, INC.,

LINDERO PROPERTY, INC.,

MILAGRO RANCH, LLC,

OCEANVIEW PRODUCE COMPANY,

PRAIRIE VISTA, INC.,

RANCHO MANANA, LLC,

ROYAL PACKING CO.,

VELTMAN TERMINAL CO.,

BANANERA ANTILLANA (COLOMBIA), INC.,

each as an Assignor

By:
Name:
Title:

Exhibit I

CLOVIS CITRUS ASSOCIATION,

DELPHINIUM CORPORATION,

DOLE BERRY COMPANY, LLC,

DOLE EUROPE COMPANY,

DOLE FOODS FLIGHT OPERATIONS, INC.,

DOLE FRESH FLOWERS, INC.,

DOLE NORTHWEST, INC.,

DOLE SUNFRESH EXPRESS, INC.,

STANDARD FRUIT AND STEAMSHIP
COMPANY,

STANDARD FRUIT COMPANY,

SUN COUNTRY PRODUCE, INC.,

WEST FOODS, INC.,

COOL ADVANTAGE, INC.,

COOL CARE, INC.,

FLOWERNET, INC.,

SAW GRASS TRANSPORT, INC.,

BLUE ANTHURIUM, INC.,

CERULEAN, INC.,

DOLE DIVERSIFIED, INC.,

DOLE LAND COMPANY, INC.,

DOLE PACKAGED FOODS CORPORATION,

LA PETITE D’AGEN, INC.,

M K DEVELOPMENT, INC.,

MALAGA COMPANY, INC.,

MUSCAT, INC.,

OAHU TRANSPORT COMPANY, LIMITED,

WAHIAWA WATER COMPANY, INC.,

ZANTE CURRANT, INC.,

DIVERSIFIED IMPORTS CO.,

DOLE ASSETS, INC.,

DOLE FRESH FRUIT COMPANY,

DOLE HOLDINGS, INC.,

DOLE LOGISTICS SERVICES, INC.,

DOLE OCEAN CARGO EXPRESS, INC.,

DOLE OCEAN LINER EXPRESS, INC.,

RENAISSANCE CAPITAL CORPORATION,

SUN GIANT, INC.,

DNW SERVICES COMPANY,

PACIFIC COAST TRUCK COMPANY,

PAN-ALASKA FISHERIES, INC.,

each as an Assignor

By:
Name:
Title:

Exhibit I

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Address:	60 Wall Street

New York, NY 10005

ANNEX A

to

PLEDGE AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)	Assignor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

ANNEX B

to

PLEDGE AGREEMENT

SCHEDULE OF SUBSIDIARIES

ENTITY	OWNERSHIP	JURISDICTION OF ORGANIZATION

ANNEX C

to

PLEDGE AGREEMENT

SCHEDULE OF STOCK

1.	Pledgor: Dole Holding Company LLC

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement
Dole Food Company, Inc.	common stock	1000	NY200162	100%	(i)

2. Pledgor: Dole Holdings, Inc.
Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement
Banana Products Corp.	common stock	15.4	29	14%	(i)

ANNEX D

to

PLEDGE AGREEMENT

SCHEDULE OF NOTES

1. BUD ANTLE, INC.
Amount	Maturity Date	Obligor	Sub-clause of Section 3.2(a) of Pledge Agreement
$750,000	April 7, 2004	JASCO, LLC	(v)

2. COOL CARE, INC.

Amount	Maturity Date	Obligor	Sub-clause of Section 3.2(a) of Pledge Agreement
That amount owing under the Conditional Sales Contract of September 04, 1997, as amended by the Addendum dated February 20, 1998	As set forth in such agreement	N.A. Plus S.A.	(v)

ANNEX E

to

PLEDGE AGREEMENT

SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

None.

ANNEX F

to

PLEDGE AGREEMENT

SCHEDULE OF PARTNERSHIP INTERESTS

1.

Name of Issuing Partnership	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

ANNEX G

to

PLEDGE AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX H

to

Pledge Agreement

Form of Agreement Regarding Uncertificated Securities,

Limited Liability Company Interests and Partnership Interests

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [             , 200  ], among the undersigned pledgor (the “Pledgor”), [                ], not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and [                ], as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H:

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of April 12, 2006 (as the same may be amended, modified, restated and/or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all Collateral (as defined in the Pledge Agreement) constituting [“uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)], from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

Annex H

2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.

4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

60 Wall Street

New York, NY 10005

Attention: Marguerite Sutton

Telephone No.: 212-250-6150

Telecopier No.: 212-797-4645

5. Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.

6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

Annex H

(a)	if to the Pledgor, at:

__________________

__________________

__________________

__________________

Attention:

Telephone No.:

Fax No.:

(b)	if to the Pledgee, at the address given in Section 4 hereof;

(c)	if to the Issuer, at:

__________________

__________________

__________________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

Annex H

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name: Title:

DEUTSCHE BANK AG NEW YORK BRANCH, not in its individual capacity but solely as Collateral Agent and Pledgee

By
Name: Title:

By
Name: Title:

[ ],
as the Issuer

By
Name: Title:

ANNEX I

to

Pledge Agreement

THE PLEDGEE AND

SECURED CREDITOR ACKNOWLEDGEMENTS1

1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Pledge Agreement to which this Annex I is attached (the “Pledge Agreement”) hereby irrevocably designate Deutsche Bank AG New York Branch (and any successor Pledgee) to act as specified herein, therein, in the other Security Documents and in the Intercreditor Agreement. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Pledge Agreement and the other Security Documents shall be deemed irrevocably to authorize, the Pledgee to take such action on its behalf under the provisions of the Security Documents, the Intercreditor Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Pledgee by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Pledgee may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees. The Pledgee, for itself and its successors and assigns, hereby accepts such appointment created hereby upon the terms and conditions specified herein.

2. Nature of Duties. (i) The Pledgee shall have no duties or responsibilities except those expressly set forth herein, in the respective Security Documents and in the Intercreditor Agreement. The duties of the Pledgee shall be mechanical and administrative in nature; the Pledgee shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Pledgee any obligations in respect of the Security Documents except as expressly set forth herein and therein.

(b) The Pledgee shall not be responsible for insuring the Collateral (which term, for purposes of this Annex I, shall include the “collateral” under all of the Security Documents) or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) The Pledgee shall not be required to ascertain or inquire as to the performance by any Pledgor of any of the covenants or agreements contained in any Security Document, any other Credit Document or any other Secured Debt Agreement.

[1]

Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the Pledge Agreement, are used herein as therein defined and (y) not defined in the Pledge Agreement, are used herein as defined in the Credit Agreement referenced in the Pledge Agreement.

Annex I

(d) The Pledgee shall be under no obligation or duty to take any action under, or with respect to, any Security Document or the Intercreditor Agreement if taking such action (i) would subject the Pledgee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Pledgee to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Pledgee to in personam jurisdiction in any locations where it is not then so subject.

(e) Notwithstanding any other provision of this Annex I, neither the Pledgee nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex I of, the Pledge Agreement, any other Security Document or the Intercreditor Agreement, unless caused by its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(f) Notwithstanding any other provision of any Security Document, the Intercreditor Agreement or this Annex I, the Pledgee shall not be responsible or liable for perfecting, or maintaining the priority of, the Liens created pursuant to the Security Documents.

3. Lack of Reliance on the Pledgee. Independently and without reliance upon the Pledgee, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Pledgor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Pledgor and its Subsidiaries, and the Pledgee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or Intermediate Holdco Notes or at any time or times thereafter. The Pledgee shall not be responsible or liable in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein, in the other Secured Debt Agreements or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of any Security Document or the security interests granted thereunder or the financial condition of any Pledgor or any Subsidiary of any Pledgor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Security Document or any other Secured Debt Agreement, or the financial condition of any Pledgor or any Subsidiary of any Pledgor, or the existence or possible existence of any Default or Event of Default (or similar term) under any Secured Debt Agreement. The Pledgee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Pledgor thereto or as to the security afforded by any Security Document.

4. Certain Rights of the Pledgee. (a) No Secured Creditor shall have the right to take any action with respect to (or against) any Collateral, or cause the Pledgee to take any action with respect to (or against) any Collateral, with only the Required Secured Creditors having the right to direct the Pledgee by written instruction in accordance with Section 4(d) of this Annex I

Annex I

to take any such action. Except for actions required to be taken by the Pledgee in accordance with the respective Security Documents, if the Pledgee shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with any Security Document and the Required Secured Creditors shall fail to instruct the Pledgee with respect to any act or action (including failure to act and refrain from acting) in connection with such Security Document, the Pledgee shall be entitled to refrain from such act or taking such action unless and until it shall have received express instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Pledgee shall not incur liability to any Secured Creditor or any other Person by reason of so refraining. Without limiting the foregoing, (x) no Secured Creditor shall have any right of action whatsoever against the Pledgee as a result of the Pledgee acting or refraining from acting hereunder or under the Security Documents in accordance with the instructions of the Required Secured Creditors or as expressly provided in the Security Documents and (y) without limiting preceding clause (x), the Pledgee shall not be liable to any Secured Creditor or any other Person for any action taken or omitted to be taken by it hereunder or under the Security Documents, unless caused by its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Notwithstanding anything to the contrary contained herein (and subject to Section 2(f) of this Annex I), the Pledgee is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Pledgee but have not yet been received, to take any action which the Pledgee, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Pledgee shall be governed thereby and the Pledgee shall not take any further action which would be contrary thereto.

(c) Notwithstanding anything to the contrary contained herein or in any Security Document, the Pledgee shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Pledgee may expose, the Pledgee or its officers, directors, agents, employees or representatives to personal liability, unless the Pledgee shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Pledgee may be, contrary to any Security Document, any other Secured Debt Agreement or applicable law.

(d) For purposes of each Security Document, each Secured Creditor shall appoint a Person as such Secured Creditor’s authorized representative (each, an “Authorized Representative”) for the purpose of giving or delivering any notices or instructions thereunder. Any instructions given by the Required Secured Creditors to the Pledgee pursuant to the Security Documents shall be in writing signed by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Pledgee that the Secured Creditors issuing or delivering such instructions constitute the Required Secured Creditors for purposes of this Section 4 and the instructions being delivered. The Pledgee shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the Required Secured

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Creditors with respect to such instructions, and the Pledgee shall not be required to take any action, and shall not be liable to any Secured Creditor for failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representatives of various Secured Creditors comprising the Required Secured Creditors with respect to such instructions. The parties hereto acknowledge that the Authorized Representative of each of the Secured Creditors shall be (x) the Administrative Agent, in the case of the Lender Creditors, (y) the Intermediate Holdco Collateral Agent, in the case of the Intermediate Holdco Creditors and (z) in the case of any Hedging Creditor, such representative as may be designated by such Hedging Creditor by written notice to the Pledgee from time to time.

5. Reliance; Interpretation. The Pledgee shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Security Documents and its duties thereunder and hereunder, upon advice of counsel selected by it. If, in its good faith judgment, the Pledgee reasonably believes that any instructions given or delivered pursuant to any Security Document or the Intercreditor Agreement require judicial interpretation or are invalid or otherwise contrary to the provisions of any Security Document, the Intercreditor Agreement, any other Secured Debt Agreement or applicable law, the Pledgee shall have the right to petition a court of competent jurisdiction to determine the validity of, or otherwise interpret, any such instructions. In such event, the Pledgee shall not be required to carry out such instructions unless directed to do so, or it is determined that it may do so, by such court.

6. Indemnification. To the extent the Pledgee is not reimbursed and indemnified by the Pledgors under the Security Documents or the Intercreditor Agreement, the TL Creditors will reimburse and indemnify the Pledgee, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit (without giving effect to clause (y) of the proviso in the definition of Stated Amount), the Face Amount of outstanding Bank Guaranties (without giving effect to clause (y) of the proviso in the definition of Face Amount) and any unpaid TL Primary Obligations in respect of Interest Rate Protection Agreements and Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Pledgee in performing its duties hereunder, or in any way relating to or arising out of its actions as Pledgee in respect of the Security Documents except for those resulting solely from the Pledgee’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Pledgee is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Security Documents. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Pledgee pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Pledgee to the extent the Pledgee does not receive payments pursuant to this

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Section 6 of this Annex I from the TL Creditors (although in such event, and upon the payment in full of all such amounts owing to the Pledgee by the Lenders, the Lenders shall be subrogated to any rights of the Pledgee to receive payment from the TL Creditors).

7. The Pledgee in its Individual Capacity. With respect to its obligations as a Secured Creditor under any Secured Debt Agreement to which the Pledgee is a party, and to act as agent under one or more of such Secured Debt Agreements, the Pledgee shall have the rights and powers specified therein and herein for a “Secured Creditor”, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Secured Creditors”, “Required Secured Creditors”, “TL Creditors”, “Lender Creditors”, “Lenders”, “Required Lenders”, “Requisite Lenders”, “Hedging Creditors”, “holders of Notes”, “Intermediate Holdco Creditors”, “Intermediate Holdco Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Pledgee in its individual capacity. The Pledgee and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Pledgor or any Affiliate or Subsidiary of any Pledgor as if it were not performing the duties specified herein or in the other Secured Debt Agreements, and may accept fees and other consideration from the Pledgors for services in connection with the Credit Agreement, the other Secured Debt Agreements and otherwise without having to account for the same to the Secured Creditors.

8. Holders. The Pledgee may deem and treat the payee of any Note or the registered owner of any Intermediate Holdco Note as the owner respectively thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Pledgee. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note or the registered owner of any Intermediate Holdco Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or Intermediate Holdco Note, or of any Note or Intermediate Holdco Note issued in exchange therefor.

9. Resignation and Removal of the Pledgee. (a) The Pledgee may resign from the performance of all of its functions and duties hereunder and under the other Security Documents at any time by giving 30 Business Days’ prior written notice to the Borrower and the Authorized Representatives. Such resignation shall take effect upon the appointment of a successor Pledgee pursuant to clause (b) or (c) below.

(b) Upon any such notice of resignation by the Pledgee, the Required Secured Creditors, with the consent (unless a Specified Default or an Event of Default shall exist, in which case no such consent shall be required) of Holdings (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

(c) If no successor Pledgee has been appointed pursuant to clause (b) above by the 30th Business Day after the date of such notice of resignation was given by the Pledgee, as a result of a failure by Holdings to consent to the appointment of such a successor Pledgee, (i) the Pledgee shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or

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thereunder or (ii) if the Pledgee shall have failed to appoint a successor Pledgee by the 25th Business Day after the date such notice of resignation was given by the Pledgee, the Pledgee may appoint (or petition a court of competent jurisdiction to appoint) a successor Pledgee who shall serve as Pledgee hereunder or thereunder, in either such case until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

(d) Notwithstanding anything to the contrary contained herein, after the TL Obligations Termination Date, the Required Secured Creditors may remove the Pledgee by an instrument in writing executed by the Required Secured Creditors and, thereupon, appoint a successor Pledgee designated by the Required Secured Creditors, effective as provided in Section 9(e) below.

(e) The resignation or removal of a Pledgee shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Pledgee under the Security Documents and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by the Security Documents. Copies of each such document or instrument shall be delivered to Holdings, the Administrative Agent and the Intermediate Holdco Collateral Agent. The appointment of a successor Pledgee pursuant to this Section 9 of this Annex I shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Pledgee shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Pledgee.

(f) After any resignation or removal hereunder of the Pledgee, the indemnification provisions specified in this Annex I and in the Credit Documents shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Pledgee.

10. Co-Pledgees; Separate Pledgees. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Pledgee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Pledgee or the Secured Creditors (or any class thereof), then the Pledgee shall be entitled to appoint one or more sub-Pledgees or co-Pledgees, and in such case the Pledgee, the Borrower and each of the other Pledgors having an interest in the Collateral located in the jurisdiction in which such separate or sub-Pledgee or co-Pledgee is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Pledgee, either to act as co-Pledgee or co-Pledgees jointly with the Pledgee originally named herein or any successor or successors, or to act as a separate or sub-Pledgee or agents of the Pledgee and the Secured Creditors in respect of any or all of the Collateral. If the Borrower and each of the other Pledgors having an interest in the Collateral located in the jurisdiction in which such separate or sub-Pledgee or co-Pledgee is to act shall not have joined in the execution of such instruments or agreements within 10 days after the receipt of a written request from the Pledgee so to do, or if a Default or an Event of Default shall be continuing, the Pledgee may act under the foregoing provisions of this Section 10 of this Annex I without the concurrence of the Borrower and the other Pledgors, and the Borrower and each of the other Pledgors hereby irrevocably appoint the

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Pledgee as their agent and attorney to act for them under the foregoing provisions of this Section 10 in either of such contingencies.

(b) Every separate or sub-Pledgee (and all references herein to a “separate Pledgee” shall be deemed to refer also to a “sub-Pledgee” or a “collateral sub-agent”) and every co-Pledgee, other than any Pledgee which may be appointed as successor to any Pledgee, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Pledgee in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Pledgee hereunder;

(ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Pledgee hereunder shall be conferred, reserved or imposed and exercised or performed by the Pledgee and such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees, jointly or severally, as shall be provided in the instrument appointing such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Pledgee shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees;

(iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees shall be exercised hereunder by such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Pledgee (which direction shall be made in accordance with the provisions of the Pledge Agreement);

(iv) all provisions of the respective Security Documents and the Intercreditor Agreement relating to the Pledgee or to releases of Collateral shall apply to any such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees;

(v) no Pledgee constituted under this Section 10 of this Annex I shall be personally liable by reason of any act or omission of any other separate or co-Pledgee or the Pledgee hereunder; and

(vi) the Pledgee at any time by an instrument in writing, executed by it, may accept the resignation of any such separate Pledgee or co-Pledgee and the Pledgee or the Required Secured Creditors may individually or jointly remove any such separate Pledgee or co-Pledgee, and in that case, by an instrument in writing executed by the Pledgee or the Required Secured Creditors, as the case may be, and the Pledgee or the Required Secured Creditors, as the case may be, may appoint a successor to such separate Pledgee or co-Pledgee, as the case may be, anything in this Annex I to the contrary

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notwithstanding. If the Borrower and each of the other Pledgors shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Pledgee so to do, or if a Default or an Event of Default shall be continuing, the Pledgee shall have the power to accept the resignation of or remove any such separate Pledgee or co-Pledgee and to appoint a successor to such separate Pledgee or co-Pledgee, as the case may be, and to execute any such instrument without the concurrence of the Borrower or such other Pledgors, and the Borrower and each of the other Pledgors hereby irrevocably appoint the Pledgee their agent and attorney to act for them in such connection in either of such contingencies. If the Pledgee shall have appointed a separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees as above provided, the Pledgee may at any time, by an instrument in writing, accept the resignation of or remove any such separate Pledgee or co-Pledgee, the successor to any such separate Pledgee or co-Pledgee to be appointed by the Borrower and each of the other Pledgors and the Pledgee, or by the Pledgee alone, as hereinabove provided in this Section 10.

11. Acknowledgment of Priorities of Security Interests and Liens. (a) Each of the Secured Creditors acknowledges and agrees (w) to the relative priorities as to the Intermediate Holdco Collateral (and the application of the proceeds therefrom) as provided in the Pledge Agreement (including Section 9 thereof) and acknowledges and agrees that such priorities (and the application of proceeds from the Intermediate Holdco Collateral) shall not be affected or impaired in any manner whatsoever including, without limitation, on account of (i) the invalidity, irregularity, diminution in value or unenforceability of all or any part of any Secured Debt Agreement or any of the Obligations thereunder, (ii) the actual date and time of creation, execution, delivery, recording, filing, attachment or perfection of any security interests in the Intermediate Holdco Collateral, (iii) any nonperfection of any Lien on the Intermediate Holdco Collateral purportedly securing any of the Obligations (including, without limitation, whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses), (iv) any amendment, change or modification of any Secured Debt Agreement, (v) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Pledgor, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Pledgor, (vi) any distribution of the Intermediate Holdco Collateral upon the liquidation or dissolution of the applicable Pledgor, or the winding up of the assets or business of the applicable Pledgor, (vii) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to the applicable Pledgor or (viii) the taking of possession of any of the Intermediate Holdco Collateral by the Pledgee or any of the Secured Creditors, (y) that the grants of security under the U.S. Agreement constitute two separate and distinct grants of security, one a grant of security in the Collateral in favor of the Pledgee for the benefit of the TL Creditors and the second a grant of security in the Intermediate Holdco Collateral in favor of the Pledgee for the benefit of the Intermediate Holdco Creditors and (z) that the Intermediate Holdco Creditors’ claims against the Pledgors in respect of the Intermediate Holdco Collateral constitute second priority claims separate and apart (and of a different class and claim) from the Secured Creditors’ claims against the Pledgors in respect of the Collateral.

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(b) Each Secured Creditor, by its acceptance of the benefits hereunder and of the Security Documents, hereby agrees for the benefit of the other Secured Creditors that, to the extent any additional or substitute collateral for any of the Obligations of the type covered by the Pledge Agreement delivered by a Pledgor to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of this Annex I and of the Pledge Agreement.

(c) Each of the Secured Creditors hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) with respect to the Intermediate Holdco Collateral or the validity of any Lien on the Intermediate Holdco Collateral or financing statement with respect to the Intermediate Holdco Collateral in favor of the Pledgee for the benefit of the Intermediate Holdco Creditors as provided in the respective Security Document, or the relative priority of any such Lien on the Intermediate Holdco Collateral.

(d) If any Secured Creditor shall acquire by indemnification, subrogation, contract or otherwise (including pursuant to the Pledge Agreement), any lien, estate, right or other interest in, or possession or control of, any of the assets of any Pledgor that would otherwise constitute Collateral to secure (or providing security for) the respective Obligations owed to such Secured Creditor, that lien, estate, right or other interest shall, and any such possession or control shall, be held for the benefit of the Secured Creditors under the Pledge Agreement and shall be subject to the relative priorities set forth in the Pledge Agreement.

12. Sharing Arrangements. (a) The Secured Creditors hereby agree that the provisions of the Pledge Agreement with respect to allocations, priorities and distributions of proceeds of the Intermediate Holdco Collateral shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, any Secured Creditor’s security interest in the Intermediate Holdco Collateral is avoided in whole or in part or is enforced with respect to some, but not all, of the respective Obligations then outstanding.

(b) The Secured Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the Security Documents, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the Pledge Agreement.

(c) In the event that any payment or distribution shall be received by any Secured Creditor in a manner that is inconsistent with the provisions of Section 9 of the Pledge Agreement, such payment or distribution shall be held by such Secured Creditor for the benefit of, and shall be paid over or delivered to, the respective Secured Creditors entitled thereto for application to such Secured Creditors’ Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bank-ruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation for such Obligations, whether or not a claim for post-petition interest is allowed in any such proceeding) in accordance with Section 9 of the Pledge Agreement.

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13. Provisions in the Event of Insolvency Proceedings. Without limiting the other provisions of this Annex I, upon the commencement of a case under the Bankruptcy Code by or against any Pledgor:

(a) The Security Documents shall remain in full force and effect and enforceable pursuant to their respective terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to such Pledgor shall be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.

(b) In any such case under the Bankruptcy Code, each Intermediate Holdco Creditor agrees not to take any action or vote in any way so as to contest (1) the validity or enforceability of any provisions contained in the Security Documents relating to the Intermediate Holdco Collateral or any of the Obligations thereunder, (2) the validity, priority or enforceability of the Liens, mortgages, assignments and security interests on, of, and in the Intermediate Holdco Collateral granted pursuant to the Security Documents with respect to the TL Obligations, or (3) the relative rights and duties of the holders of the TL Obligations and the Intermediate Holdco Obligations granted and/or established in Pledge Agreement with respect to such Liens, mortgages, assignments, and security interests.

(c) So long as any TL Obligations are outstanding, without the express written consent of the Required Secured Creditors, none of the Intermediate Holdco Creditors shall (i) with respect to any rights under any Secured Debt Agreement or applicable law, seek in respect of any part of the Intermediate Holdco Collateral or proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both Sections 362 and 363 of the Bankruptcy Code with respect thereto except, with respect to the Intermediate Holdco Credit Document Obligations, to the extent that their receipt of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the TL Creditors otherwise would be entitled to receive (it being understood that, in any event, (A) any such adequate protection shall only be afforded to the Intermediate Holdco Creditors if the TL Creditors are satisfied with the adequate protection afforded to the TL Creditors and (B) the Intermediate Holdco Creditors’ receipt of any such adequate protection shall be subject to the application of proceeds provisions set forth in Section 9 of the Pledge Agreement), (ii) oppose or object to any TL Creditor obtaining a Lien or grant of administrative claim in connection with a grant of adequate protection, use of cash collateral or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code, (iii) oppose or object to the use of cash collateral by a Pledgor, (iv) oppose or object to any post-petition financing (including any debtor-in-possession financing) provided by any of the TL Creditors or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including on a priming basis) on terms acceptable to the Required Secured Creditors, (v) oppose or object to or withhold consent from the disposition of assets by any Pledgor under Sections 363(b) or 363(f) of the Bankruptcy Code, (vi) oppose, object to, or vote against any plan of reorganization or disclosure statement the terms of which are consistent with the rights of the TL Creditors under the Security Documents under which the Liens, mortgages, assignments and security interests and the priority thereof are granted and established, (vii) make an election pursuant to Section 1111(b) of the Bankruptcy Code, (viii) oppose or object to the determination of the extent of any Liens held by any of the TL Creditors or the value of any claims of TL Creditors under Section

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506(a) of the Bankruptcy Code, or (ix) oppose or object to the payment of interest and expenses under Sections 506(b) and 506(c) of the Bankruptcy Code.

(d) In the event that any of the TL Obligations shall be paid in full and subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), formerly paid or satisfied TL Obligations become unpaid or unsatisfied, the terms and conditions of this Annex I shall be fully applicable thereto until all such TL Obligations are again paid in full in cash.

14. Special Releases and Waivers. (a) Each Secured Creditor agrees that neither the Pledgee nor the Required Secured Creditors (in directing the Pledgee to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to any Class of Secured Creditors holding Obligations of any type (whether Credit Document Obligations, Hedging Obligations or Intermediate Holdco Credit Document Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Class of Secured Creditors from such realization, sale, disposition or liquidation.

(b) Each of the Intermediate Holdco Creditors waives any claim which each such Intermediate Holdco Creditor may now or hereafter have against the TL Creditors (or their representatives) arising out of (i) any and all actions which the Pledgee or the TL Creditors take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on the Intermediate Holdco Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the security for the Obligations and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the respective Secured Debt Agreements or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of the security for the Obligation, (ii) the Pledgee’s or the other Secured Creditors’ election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111 (b) of the Bankruptcy Code and/or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, any Pledgor as debtor-in-possession.

15. Right to Amend, Etc. As between the TL Creditors, on the one hand, and the Intermediate Holdco Creditors, on the other hand, it is agreed that the TL Creditors may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from any Intermediate Holdco Creditor, in its capacity as such, (i) change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the TL Obligations, (ii) obtain, release, or dispose of any Collateral for the TL Obligations (subject, however, to Sections 20, 22, and 32 of the Pledge Agreement), or (iii) amend or supplement in any manner the Pledge Agreement and the other Credit Documents or any other agreements or instruments evidencing, securing or relating to the TL Obligations (subject, however, in the case of the Credit Document Obligations, to Section

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13.12 of the Credit Agreement and Section 22 of the Pledge Agreement), and the provisions of this Annex I shall continue in full force and effect with respect to all such TL Obligations.

16. Nature of Obligations; Post-Petition Interest. Each Intermediate Holdco Creditor hereby acknowledges and agrees that (i) the Intermediate Holdco Creditor’s claims against the Pledgors in respect of the Collateral constitute junior claims separate and apart (and of a different class and claim) from the senior claims of the TL Creditors’, against the Pledgors in respect of the Collateral and (ii) the TL Obligations include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective Secured Debt Agreements governing the same, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Pledgors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then each Intermediate Holdco Creditor hereby acknowledges and agrees that all distributions pursuant to Section 9 of the Pledge Agreement, or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Pledgors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Intermediate Holdco Creditors), the TL Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization or similar proceeding) before any distribution is made in respect of the claims held by the Intermediate Holdco Creditors, with the Intermediate Holdco Creditors hereby acknowledging and agreeing to turn over to the holders of the TL Obligations all amounts otherwise received or receivable by it to the extent needed to effectuate the intent of this sentence even if such turn-over of amounts has the effect of reducing the amount of the claim of the Intermediate Holdco Creditors.

17. Successors and Assigns. Each of the agreements and acknowledgments made by each Secured Creditor is made on behalf of itself and its successors and assigns and is deemed effective by virtue of such Secured Creditor’s acceptance of the benefits of the Pledge Agreement and the other Security Documents.

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1. SECURITY FOR OBLIGATIONS	2

2. DEFINITIONS	3

3. PLEDGE OF SECURITIES, ETC.	8

3.1 Pledge	8
3.2 Procedures	11
3.3 Subsequently Acquired Collateral	13
3.4 Transfer Taxes	13
3.5 Certain Representations and Warranties Regarding the Collateral	13
3.6 Overriding Provisions with respect to TL Priority Collateral	14

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.	14

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT	14

6. DIVIDENDS AND OTHER DISTRIBUTIONS	15

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR A SPECIFIED DEFAULT	15

8. REMEDIES, CUMULATIVE, ETC.	17

9. APPLICATION OF PROCEEDS	17

10. PURCHASERS OF COLLATERAL	18

11. INDEMNITY	18

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER	19

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY	19

14. THE PLEDGEE AS COLLATERAL AGENT	20

15. TRANSFER BY THE PLEDGORS	20

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS	20

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.	22

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.	23

19. SALE OF COLLATERAL WITHOUT REGISTRATION	23

(i)

TABLE OF CONTINUED

(continued)

(ii)

ANNEX A	-	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS
ANNEX B	-	SCHEDULE OF SUBSIDIARIES
ANNEX C	-	SCHEDULE OF STOCK
ANNEX D	-	SCHEDULE OF NOTES
ANNEX E	-	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
ANNEX F	-	SCHEDULE OF PARTNERSHIP INTERESTS
ANNEX G	-	SCHEDULE OF CHIEF EXECUTIVE OFFICES
ANNEX H	-	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS
ANNEX I		THE PLEDGEE AND SECURED CREDITOR ACKNOWLEDGEMENTS

(iii)

EXHIBIT J

SECURITY AGREEMENT

among

DHM HOLDING COMPANY, INC.,

DOLE HOLDING COMPANY, LLC

DOLE FOOD COMPANY, INC.,

CERTAIN SUBSIDIARIES OF DHM HOLDING COMPANY, INC.

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as COLLATERAL AGENT

Dated as of April 12, 2006

EXHIBIT J

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of April 12, 2006, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.12 hereof, the “Assignors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBNY”), as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “Borrower”), various financial institutions from time to time party thereto (the “Lenders”), DBNY, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), with the Lenders, each Issuing Lender, the Administrative Agent, and the Collateral Agent, collectively, the “Lender Creditors”) have entered into a Credit Agreement, dated as of April 12, 2006, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or, with respect to certain Letters of Credit, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);

WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the Subsidiaries Guaranty);

Exhibit J

WHEREAS, pursuant to the Credit Agreement Party Guaranty, each of Holdings and Intermediate Holdco has guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations;

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the Term Secured Parties in respect of the TL Priority Collateral and the ABL Priority Collateral;

WHEREAS, it is a condition precedent to the making of Loans to the Borrower, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by the Borrower, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower under the Credit Agreement, and, accordingly, each Assignor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1. Grant of Security Interests. (a) Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the Collateral Agent and the Term Collateral Agent, as security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i)	each and every Account;

(ii)	all cash;

(iii)	the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)	all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

Exhibit J

(v)	all Commercial Tort Claims;

(vi)	all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Domain Names and Trade Secret Rights;

(vii)	all Contracts, together with all Contract Rights arising thereunder;

(viii)	all Copyrights;

(ix)	all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(x)	all Documents;

(xi)	all Equipment;

(xii)	all General Intangibles;

(xiii)	all Goods (including, without limitation, crops grown, growing or to be grown);

(xiv)	all Instruments;

(xv)	all Inventory;

(xvi)	all Investment Property (other than Investment Property pledged pursuant to the Pledge Agreement);

(xvii)	all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii)	all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(xix)	all Patents;

(xx)	all Permits;

(xxi)	all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xii)	all Farm Products;

(xxiii)	all Supporting Obligations; and

Exhibit J

(xxiv)	all Proceeds (other than Excluded Proceeds) and products of any and all of the foregoing (all of the above, the “Collateral”).

(b) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(c) Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, Excluded Collateral owned by any Assignor.

(d) Notwithstanding anything herein to the contrary, (A) the term “Collateral” shall not include any governmental license, permit or other approval that, under the terms and conditions of such governmental license, permit or approval or under applicable law, cannot be subjected to a Lien in favor of the Secured Creditors without the consent of the relevant governmental authority which consent has not been obtained; provided, however, that (i) the right to receive payments of money in respect of such licenses, permits or approvals shall not be excluded from the “Collateral” or the security interest created hereunder and (ii) such rights and assets described above shall be excluded from the Collateral only to the extent and for so long as such license, permit or other agreement continues validly to prohibit the creation of such security interest, and upon the expiration of such prohibition (by consent or otherwise), the licenses, permits or other approvals (or interest therein) as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of any Assignor, the Collateral Agent or any other Secured Creditor, and (B) each Assignor agrees to use its commercially reasonable best efforts to obtain and maintain in full force and effect all consents contemplated pursuant to clause (i) of the preceding proviso.

(e) Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each Assignor and the Collateral Agent (on behalf of the Secured Creditors) acknowledges and agrees that:

(x) the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Collateral Agent for the benefit of the Secured Creditors (i) in the ABL Priority Collateral, shall be a First Priority Lien and (ii) in the TL Priority Collateral, shall be a Second Priority Lien, fully junior, subordinated and subject to the security interest granted to the Term Collateral Agent for the benefit of the TL Creditors in the TL Priority Collateral on the terms and conditions set forth in the TL Credit Documents and the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Creditors with respect to the TL Priority Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement; and

(y) the Term Secured Parties’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the Secured Creditors’ security interests in the Collateral.

(f) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RELATIVE RIGHTS AND REMEDIES OF THE COLLATERAL AGENT AND THE

Exhibit J

SECURED CREDITORS HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the good faith opinion of the Collateral Agent to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1. Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create and preserve the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the Effective Date in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

2.2. No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the Effective Date such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Collateral Agent in any material respect.

Exhibit J

2.3. Other Financing Statements. As of the Effective Date, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4. Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the Effective Date, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

2.5. Location of Inventory and Included Equipment. All Inventory and Included Equipment held on the Effective Date, or held at any time during the four calendar months prior to the Effective Date, by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

2.6. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. On the Effective Date, the exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Credit Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 10 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the Effective Date and later obtains one, such Assignor shall promptly thereafter notify the Collateral

Exhibit J

Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7. Trade Names; Etc. Such Assignor does not have or operate in any jurisdiction under, or in the five years preceding the Effective Date has not had or has not operated in any jurisdiction under, any material trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. Such Assignor shall not assume or operate in any jurisdiction under any material new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 10 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.8. Certain Significant Transactions. During the one year period preceding the Effective Date, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except in connection with the Foreign Assets Transfers, and except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the Effective Date with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9. Non-UCC Property. If the aggregate fair market value (as determined by the Assignors in good faith) of all property of the types described in clauses (1), (2) and (3) of Section 9-311 (a) of the UCC at any time owned by all Assignors exceeds $15,000,000, the Assignors shall provide prompt written notice thereof to the Collateral Agent and, upon the request of the Collateral Agent, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311 (a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC.

2.10. As-Extracted Collateral; Timber-to-be-Cut. On the Effective Date, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-

Exhibit J

Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail or the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.11. Collateral in the Possession of a Bailee. Subject to the provisions of the Intercreditor Agreement, if a Specified Default or an Event of Default shall occur and if any Inventory or other Goods are at any time in the possession of a bailee, such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.12. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING INCLUDED ACCOUNTS; INCLUDED

CONTRACT RIGHTS; INCLUDED INSTRUMENTS; CHATTEL PAPER AND CERTAIN

OTHER COLLATERAL

3.1. Additional Representations and Warranties. As of the time when each of its Included Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Included Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Included Accounts and Included Contracts, including, but not limited to, originals of all documentation (including each Included Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such

Exhibit J

Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise in accordance with the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Included Accounts and Included Contract Rights (including, without limitation, all documents evidencing the Included Accounts and all Included Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Included Accounts and the Included Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Included Accounts and Included Contracts with an appropriate reference to the fact that such Included Accounts and Included Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, subject to the provisions of the Intercreditor Agreement, any Assignor, such Assignor agrees (x) to cause all payments on account of the Included Accounts and Included Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Included Accounts and/or under any Included Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Included Accounts and Included Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, subject to the provisions of the Intercreditor Agreement, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 11.05 of the Credit Agreement has occurred and is continuing.

3.4. Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5, no Assignor shall rescind or cancel any indebtedness evidenced by any Included Account or under any Included Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Included Account or Included Contract, or interest therein, without the prior written consent of the Collateral Agent. No Assignor will do anything to impair the security interests of the Collateral Agent in the Included Accounts or Included Contracts.

Exhibit J

3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Included Accounts or obligor under any Included Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Included Account or Included Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Included Account or under such Included Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Included Accounts and Included Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6. Included Instruments. Subject to the terms of the Intercreditor Agreement, if any Assignor owns or acquires any Included Instrument in excess of $500,000 constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Included Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

3.7. Assignors Remain Liable Under Included Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Included Accounts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance in all material respects with the terms of any agreement giving rise to such Included Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Included Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Included Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Included Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Included Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8. Assignors Remain Liable Under Included Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Included Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance in all material respects with and pursuant to the terms and provisions of each Included Contract. Neither the Collateral Agent nor any other Secured

Exhibit J

Creditor shall have any obligation or liability under any Included Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Included Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Included Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Included Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9. Deposit Accounts; Etc. (a) No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. Annex F hereto accurately sets forth, as of the Effective Date, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account and (other than (i) the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent, (ii) Deposit Accounts with an aggregate monthly balance of less than $500,000, provided that, with respect to this clause (ii) only, the aggregate amount in all such Deposit Accounts excluded pursuant to this clause (ii) does not exceed $5,000,000 at any time, (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Assignors’ salaried employees, (iv) such other accounts used solely for disbursement purposes and (v) Deposit Accounts which constitute ABL Priority Collateral) for each such Deposit Account, the respective Assignor shall subject to the provisions of the Intercreditor Agreement and Section 3.14 hereof, cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 90 days after the Effective Date or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in the form of Annex G hereto (appropriately completed), with such changes thereto as may be acceptable to the Collateral Agent. If any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall promptly (and in any event within 90 days after the date of this Agreement or, if later, 30 days after the establishment of such account) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms reasonably satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 90 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and

Exhibit J

maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

3.10. Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $2,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent, subject to the provisions of the Intercreditor Agreement, to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement and the Intercreditor Agreement after the occurrence and during the continuance of an Event of Default.

3.11. Commercial Tort Claims. All Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in Annex H hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $2,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement and the Intercreditor Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

3.12. Chattel Paper. Upon the reasonable request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if reasonably requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent, subject to the provisions of the Intercreditor Agreement, has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any reasonable request by the Collateral Agent, subject to the provisions of the Intercreditor Agreement, deliver all of its Tangible Chattel Paper to the Collateral Agent.

3.13. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Included Accounts, Included Contracts, Included Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

Exhibit J

3.14. Overriding Provisions with respect to TL Priority Collateral. Notwithstanding anything to the contrary contained above in this Article III, or elsewhere in this Agreement or any other Security Agreement, to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, TL Priority Collateral to be granted to the Collateral Agent at any time prior to the TL Credit Documents Obligations Termination Date, then delivery of such TL Priority Collateral (or control with respect thereto) shall instead be granted to the Term Collateral Agent, to be held in accordance with the TL Credit Documents and the Intercreditor Agreement. Furthermore, at all times prior to the TL Credit Document Obligations Termination Date, the Collateral Agent is authorized by the parties hereto to effect transfers of TL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to TL Priority Collateral) to the Term Collateral Agent.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1. Additional Representations and Warranties. Each Assignor represents and warrants that, on the Effective Date, it is the true and lawful owner of or otherwise has the right to use the registered Marks and Domain Names listed in Annex I hereto for such Assignor and that said listed Marks and Domain Names include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office and all Domain Names that such Assignor owns or uses in connection with its business as of the Effective Date. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all material Marks and Domain Names that it uses. Each Assignor further warrants that no Senior Officer of such Assignor has knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications and Domain Name registrations listed in Annex I hereto and that said registrations are valid, subsisting, have not been canceled and that such Assignor is not aware of any third-party claim that any of said registrations is in valid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name absent prior written approval of the Collateral Agent.

Exhibit J

4.3. Infringements. Each Assignor agrees, promptly upon a Senior Officer learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark or Domain Name material to such Assignor’s business violates in any material respect any property right of that party. Each Assignor further agrees to prosecute diligently in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

4.4. Preservation of Marks and Domain Names. Each Assignor agrees to use its Marks and Domain Names which are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which are no longer used or useful in its business or operations).

4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer prudent to pursue).

4.6. Future Registered Marks and Domain Names. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by Assignor, within 30 days of receipt of such certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex L hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7. Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trade mark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be

Exhibit J

entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks and Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING

PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all Trade Secret Rights, (ii) the Patents listed in Annex J hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the Effective Date and (iii) the Copyrights listed in Annex K hereto for such Assignor and that said Copyrights include all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the Effective Date. Each Assignor further warrants that no Senior Officer of such Assignor has knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.

5.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

5.3. Infringements. Each Assignor agrees, promptly upon a Senior Officer of such Assignor learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of such Assignor’s rights in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could

Exhibit J

reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.4. Maintenance of Patents or Copyright. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful in its business or operations).

5.5. Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex J hereto and (ii) Copyrights listed on Annex K hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary in the conduct of the Assignor’s business), absent written consent of the Collateral Agent.

5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex M or Annex N hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.

5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the provisions of the Intercreditor Agreement, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

Exhibit J

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1. Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements and the Intercreditor Agreement, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the Collateral Agent shall, subject to the provisions of the Intercreditor Agreement, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor (except to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct).

6.2. Warehouse Receipts Non-Negotiable. If a Specified Default or an Event of Default shall occur, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3. Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

6.4. Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

Exhibit J

6.5. Financing Statements. Subject to the terms of the Intercreditor Agreement, each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and, subject to the provisions of the Intercreditor Agreement, may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Included Accounts and the Included Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or

Exhibit J

places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents and subject to the terms of the Intercreditor Agreement.

7.2. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may, subject to the provisions of the Intercreditor Agreement, be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of such Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any

Exhibit J

overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Exhibit J

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4. Application of Proceeds. (a) (I) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement or the collateral agent or mortgagee under such other Security Document) upon any sale or other disposition of the ABL Priority Collateral, together with all other moneys received by the Collateral Agent hereunder (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement or the collateral agent or mortgagee under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (ii), (iii) and (iv) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clause (v) of the definition of “Obligations”;

(iii) third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with (x) each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed, (y) the amount received by any Lender Creditor in respect of Primary Obligations consisting of Credit Document Obligations pursuant to this clause (iii) to be applied in satisfaction of the Primary Obligations owing to such Lender Creditor by the Borrower and by the other Credit Parties;

(iv) fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(v) fifth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iv), inclusive, if the TL Credit Document Obligations Termination Date has not theretofore occurred, amounts equal to the Term Obligations shall be paid to the Term Collateral Agent for application to the Term Obligations in

Exhibit J

accordance with sub-clauses third and fourth of Section 5.2(a) of the Intercreditor Agreement; and

(vi) sixth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (v), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(II) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes TL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement or the collateral agent or mortgagee under such other Security Document) upon any sale or other disposition of the TL Priority Collateral, together with all other moneys received by the Collateral Agent hereunder (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes TL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement or the collateral agent or mortgagee under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, in accordance with sub-clauses first and second of Section 5.1 (a) of the Intercreditor Agreement, to the Term Collateral Agent for application to Term Obligations until same have been repaid in full;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), as otherwise provided in Section 7.4(a)(I).

(b) For purposes of this Agreement: (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be; (y) “Primary Obligations” shall mean all principal of, premium, fees and interest on, all Loans, all Unpaid Drawings, the Stated Amount of all outstanding Letters of Credit, all Unreimbursed Payments and all Fees and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of

Exhibit J

such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all Unpaid Drawings have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

(e) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors, and (y) if to the Term Secured Parties, to the Term Collateral Agent for the account of the Term Secured Parties.

(f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon the Administrative Agent for a determination (which the Administrative Agent agrees to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations (and Dollar Equivalents thereof) owed to the Lender Creditors. Unless it has received written notice from a Lender Creditor to the contrary, the Administrative Agent, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

(g) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

(h) It is understood and agreed by all parties hereto that the Collateral Agent shall have no liability for any determinations made by it in this Section 7.4 (including, without limitation, as to whether given Collateral constitutes TL Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). The parties also agree that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

Exhibit J

7.5. Remedies Cumulative. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Credit Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other

Exhibit J

disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1 (a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 8.1 (a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 8.1 (a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by any Assignor in this Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Credit Document.

(d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit (and the full payment of all Unpaid Drawings) issued under the Credit Agreement, and the payment of all other

Exhibit J

Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“ABL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Agreement” shall mean this Security Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower” shall have the meaning provided in the recitals to this Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York. Without limiting

Exhibit J

the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean any United States or foreign copyright now or hereafter owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Credit Documents” shall have the meaning provided in the Credit Agreement and shall include any documentation executed and delivered in connection with any replacement or refinancing Credit Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Discharge of Term Obligations” shall have the meaning assigned that term in the Intercreditor Agreement.

Exhibit J

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any Event of Default under, and as defined in the Credit Agreement.

“Exempted Foreign Entity” shall have the meaning provided in the Pledge Agreement.

“Excluded Collateral” shall have the meaning provided in the Credit Agreement.

“Excluded Proceeds” means, at any time, all cash Proceeds received by any Assignor from any sale of Collateral where the respective Collateral is released pursuant to the provisions of Section 10.8(b) of this Agreement and such Proceeds are applied (or required to be applied) to pay Credit Document Obligations in accordance with the requirements of the Credit Agreement.

“Farm Products” shall mean “farm products” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on Effective Date in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Holdings” shall have the meaning provided in the recitals hereto.

Exhibit J

“Included Account” shall mean any Account other than Accounts which constitute Excluded Collateral.

“Included Contract” shall mean any Contract other than Contracts which Excluded Collateral.

“Included Contract Rights” shall mean all rights of any Assignor under each Included Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Included Contracts, (ii) any and all rights to receive and compel performance under any and all Included Contracts and (iii) any and all rights, interests and claims now existing or in the future arising in connection with any or all Included Contracts.

“Included Equipment” shall mean any Equipment other than Equipment which constitutes Excluded Collateral.

“Included Instrument” shall mean any Instrument other than Instruments which constitute Excluded Collateral.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York (provided, however, Instruments shall not include any Instruments received in connection with grower loans extended in accordance with Section 10.05 of the Credit Agreement to the extent local law or the relevant grower loan documents prohibit such pledge).

“Intermediate Holdco” shall have the meaning provided in the recitals hereto.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

Exhibit J

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date hereof in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by an Assignor and any trade dress including logos, designs, fictitious business names and other business identifiers used by any Assignor.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

“Obligations” shall mean and include, as to any Assignor, all of the following:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), being herein collectively called the “Credit Document Obligations”);

(ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing

Exhibit J

of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; and

(v) all amounts owing to any Agent or any of its affiliates pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Patents” shall mean any patent in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the Effective Date and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Required Secured Creditors” shall mean the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders).

“Secondary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secured Creditors” shall mean the Lender Creditors.

Exhibit J

“Secured Debt Agreements” shall mean and include the Credit Documents.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Collateral consisting of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Properties.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Term Agreement” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Collateral Agent” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Documents” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Obligations” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Secured Parties” shall have the meaning assigned that term in the Intercreditor Agreement.

“TL Credit Document Obligations Termination Date” shall mean that date upon which the Discharge of Term Obligations shall have occurred.

“TL Lender Secured Financing Documents” shall mean and include the Term Documents.

“TL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

Exhibit J

“TL Required Lenders” shall mean the “Required Lenders” as defined in the Term Agreement.

“Trade Secrets” shall mean any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of an Assignor worldwide whether written or not.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Voting Stock” shall have the meaning provided in the Pledge Agreement.

ARTICLE X

MISCELLANEOUS

10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)	if to any Assignor, c/o:

Dole Food Company, Inc.

One Dole Drive

Westlake Village, CA 91362

Attention: [            ]

Telephone No.: [            ]

Telecopier No.: [            ]

Copy To: Peter Tennyson

Telephone No.: (714) 668 6237

Telecopier No.: (714) 979 1921

Exhibit J

(b)	if to the Collateral Agent, at:

60 Wall Street

New York, NY 10005

Attention: Marguerite Sutton

Telephone No.: (212) 250-6150

Telecopier No.: (212) 797-4655

(c) if to any Lender Creditor other than the Collateral Agent, at such address as such Lender Creditor shall have specified in the Credit Agreement;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2. Waiver; Amendment. None of the terms and conditions of this Agreement (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) directly affected thereby and the Collateral Agent (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document) (with the written consent of the Required Secured Creditors) and subject to the terms of the Intercreditor Agreement; provided, that, subject to the provisions of the Intercreditor Agreement, (i) additional Assignors may be added as parties hereto from time to time in accordance with Section 10.12 (or the corresponding section in such other Security Document) without the consent of any other Assignor or of the Secured Creditors, and (ii) Assignors may be removed as parties hereto from time to time in accordance with Section 10.13 (or the corresponding section in such other Security Document), without the consent of any other Assignor or of the Secured Creditors.

10.3. Obligations Absolute. Subject to the terms of the Intercreditor Agreement, the obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations (in each case), whether or not such Assignor shall have notice or knowledge of any of the foregoing.

10.4. Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8, (ii) be binding upon each Assignor, its successors and assigns, provided however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the consent of the

Exhibit J

Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF

Exhibit J

ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7. Assignors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8. Termination; Release. (a) After the Termination Date, this Agreement (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document), at the request and expense of the respective Assignor (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document), will, subject to the provisions of the Intercreditor Agreement, promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, no Letter of Credit or Note (as defined in the Credit Agreement) is outstanding (and all Loans and Unpaid Drawings have been paid in full), all Letters of Credit have been terminated, and all other Obligations other than indemnities under the Credit Documents which are not then due and payable) then due and payable have been paid in full.

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party), in connection with a sale or disposition permitted by Section 10.02 of the Credit Agreement or is otherwise released at the direction of the Required

Exhibit J

Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent (or any of its sub-agents hereunder) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement. Notwithstanding anything to the contrary contained above in this clause (b), at the time of each release of Collateral pursuant to this clause (b), the Assignor requesting such release shall certify to the Collateral Agent that, at the time of such release and immediately after giving effect thereto (and to the sale of the respective Collateral), either (x) no Obligations are or will be then due and payable or (y) that all Obligations which will then be due and payable shall be paid on such date in accordance with the requirements of the respective Secured Debt Agreement(s).

(c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent (and the relevant sub- agent, if any, designated hereunder) a certificate signed by an officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b). At any time that the Borrower or the respective Assignor desires that a Subsidiary of the Borrower which has been released from the Subsidiaries Guaranty be released hereunder as provided in the penultimate sentence of Section 10.8(b), it shall deliver to the Collateral Agent a certificate signed by an officer of the Borrower and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 10.8(b). If reasonably requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the respective Assignor shall furnish appropriate legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in this Section 10.8(c).

(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Collateral Agent believes to be in accordance with, this Section 10.8.

10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any

Exhibit J

such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11. The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement (and to the extent applicable, the Intercreditor Agreement) all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Annex O hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.

10.12. Additional Assignors. It is understood and agreed that any Subsidiary Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the Effective Date pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing a joinder agreement in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through F, inclusive, and H through K, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

10.13. Release of Assignors. If at any time all of the Equity Interests of any Assignor (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) owned by the Borrower and its Subsidiaries are sold (to a person other than the Borrower or any of its Wholly-Owned Subsidiaries) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, at the request and expense of the Borrower, the respective Assignor shall be released as an Assignor pursuant to this Agreement (and the Collateral Agent (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document) is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it). At any time that the Borrower desires that an Assignor be released from this Agreement as provided in this Section 10.13, the Borrower shall deliver to the Collateral Agent a certificate signed by an officer of the Borrower stating that the release of the respective Assignor is permitted pursuant to this Section 10.13. If reasonably requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Borrower shall furnish legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Assignor by it in accordance with, or which it believes to be in accordance with, this Section 10.13.

Exhibit J

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Each assignor’s address is as listed on Annex C attached hereto

DHM HOLDING COMPANY, INC.,

DOLE HOLDING COMPANY, LLC,

DOLE FOOD COMPANY, INC.,

CALAZO CORPORATION,

AG 1970, INC.,

AG 1971, INC.,

AG 1972, INC.,

ALYSSUM CORPORATION,

BARCLAY HOLLANDER CORPORATION,

BUD ANTLE, INC.,

CALICAHOMES, INC.,

CALIFORNIA POLARIS, INC.,

CB NORTH, LLC,

CB SOUTH, LLC,

DOLE ABPIK, INC.,

DOLE ARIZONA DRIED FRUIT AND NUT COMPANY,

DOLE CARROT COMPANY,

DOLE CITRUS,

DOLE DF&N, INC.,

DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP,

DOLE FARMING, INC.,

DOLE FRESH VEGETABLES, INC.,

DOLE ORLAND, INC.,

DOLE PACKAGED FOODS, LLC,

E. T. WALL COMPANY,

EARLIBEST ORANGE ASSOCIATION, INC.,

FALLBROOK CITRUS COMPANY, INC.,

LINDERO HEADQUARTERS COMPANY, INC.,

LINDERO PROPERTY, INC.,

MILAGRO RANCH, LLC,

OCEANVIEW PRODUCE COMPANY,

PRAIRIE VISTA, INC.,

RANCHO MANANA, LLC,

ROYAL PACKING CO.,

VELTMAN TERMINAL CO.,

BANANERA ANTILLANA (COLOMBIA), INC., each as an Assignor

By:
Name:
Title:

Exhibit J

CLOVIS CITRUS ASSOCIATION,

DELPHINIUM CORPORATION,

DOLE BERRY COMPANY, LLC,

DOLE EUROPE COMPANY,

DOLE FOODS FLIGHT OPERATIONS, INC.,

DOLE FRESH FLOWERS, INC.,

DOLE NORTHWEST, INC.,

DOLE SUNFRESH EXPRESS, INC.,

STANDARD FRUIT AND STEAMSHIP COMPANY,

STANDARD FRUIT COMPANY,

SUN COUNTRY PRODUCE, INC.,

WEST FOODS, INC.,

COOL ADVANTAGE, INC.,

COOL CARE, INC.,

FLOWERNET, INC.,

SAW GRASS TRANSPORT, INC.,

BLUE ANTHURIUM, INC.,

CERULEAN, INC.,

DOLE DIVERSIFIED, INC.,

DOLE LAND COMPANY, INC.,

DOLE PACKAGED FOODS CORPORATION,

LA PETITE D’AGEN, INC.,

M K DEVELOPMENT, INC.,

MALAGA COMPANY, INC.,

MUSCAT, INC.,

OAHU TRANSPORT COMPANY, LIMITED,

WAHIAWA WATER COMPANY, INC.,

ZANTE CURRANT, INC.,

DIVERSIFIED IMPORTS CO.,

DOLE ASSETS, INC.,

DOLE FRESH FRUIT COMPANY,

DOLE HOLDINGS, INC.,

DOLE LOGISTICS SERVICES, INC.,

DOLE OCEAN CARGO EXPRESS, INC.,

DOLE OCEAN LINER EXPRESS, INC.,

RENAISSANCE CAPITAL CORPORATION,

SUN GIANT, INC.,

DNW SERVICES COMPANY,

PACIFIC COAST TRUCK COMPANY,

PAN-ALASKA FISHERIES, INC., each as an Assignor

By:
Name:
Title:

Exhibit J

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

to

SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX B

to

SECURITY AGREEMENT

SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

Assignor                                                                                                           Location

ANNEX C

to

SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)	Assignor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

ANNEX D

to

SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

Name of Assignor	Trade and/or Fictitious Names

ANNEX E

to

SECURITY AGREEMENT

DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS OCCURRING WITHIN

ONE YEAR PRIOR TO THE DATE OF THE SECURITY AGREEMENT

Name of Assignor	Description of any Transactions as required by Section 2.8 of the Security Agreement*

ANNEX F

to

SECURITY AGREEMENT

Schedule of Deposit Accounts

ACCOUNT NO.	BANK NAME	ACCOUNT TITLE	ACCT_ABRV TYPE	DIVISION/OWNER	LOCATION

ANNEX G

to

SECURITY AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                  ,         , among the undersigned assignor (the “Assignor”)                     , not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and                      (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of                      (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other Assignors and the Collateral Agent have entered into a Security Agreement, dated as of April 12, 2006 (as amended, amended and restated, modified or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Security Agreement), the Assignor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account. If the Collateral Agent

Annex G

shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2. Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled after delivery of a Notice of Exclusive Control, for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b) It is understood and agreed that after delivery of a Notice of Exclusive Control the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Credit Document (as defined in the Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3. Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, after delivery of a Notice of Exclusive Control, to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

Annex G

4. Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.1

5. Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a) The Deposit Account Bank constitutes a “bank” (as defined in Section 9- 102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b) The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which it does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c) The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of                     2 govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is                     .3 The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of

[1]	If the respective Deposit Account Bank is unwilling to agree to this paragraph, or substantially similar terms reasonably acceptable to the Collateral Agent, then the Collateral Agent may take the actions described in Section 3.9 of the Security Agreement. If the Deposit Account Bank does not agree to subordinations, its security interests in the Deposit Accounts maintained with it will have priority over the Collateral Agent’s security interests therein under Section 9-327 of Revised Article 9.

[2]	Inserted jurisdiction(s) must be consistent with requirements of preceding clause (a).

[3]	See footnote 2.

Annex G

Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent. The Borrower or the Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d) The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e) On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f) Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g) The Borrower or the Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6. Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information reasonably requested by the Collateral Agent regarding any Deposit Account.

7. Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8. Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

Annex G

9. Notices.

(a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

[31 West 52nd Street

New York, NY 10019]

Attention:

If to the Assignor, at:

____________

____________

____________

If to the Deposit Account Bank, at:

____________

____________

____________

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b) Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10. Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11. Binding Agreement. This Agreement shall bind the parties hereto and their successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter

Annex G

succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12. Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15. Notice of Exclusive Control. Notwithstanding anything to the contrary contained herein, the Collateral Agent hereby covenants and agrees (x) not to furnish to the Deposit Account Bank a Notice of Exclusive Control at any time no Default or Event of Default is then in existence and (y) to promptly revoke any Notice of Exclusive Control previously given to a Deposit Account Bank at such time as the underlying Default or Event of Default (and all other Defaults and Events of Default) are cured or waived in accordance with the terms of the Credit Agreement or the other Secured Debt Agreements, as applicable; provided that the liability of the Collateral Agent to the Assignor and any other Person for any failure to act as set forth above shall be limited as, and to the extent, provided in the Security Agreement.

[Remainder of this page intentionally left blank; signature page follows]

Annex G

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Collateral Agent:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

[NAME OF DEPOSIT ACCOUNT BANK]

By:
Name:
Title:

ANNEX H

to

SECURITY AGREEMENT

DESCRIPTION OF COMMERCIAL TORT CLAIMS

None

ANNEX I

SCHEDULE OF MARKS AND APPLICATIONS;

INTERNET DOMAIN NAME REGISTRATION

1. Marks and Applications:

Trademark Name	Country Name	Owner Name	Status	Appl. No.	Filing Date	Reg. No.	Reg. Date	Class	Goods

2. Internet Domain Name Registrations:

Domain Name	Country	Owner	Reg. Date	Exp. Date

ANNEX J

to

SECURITY AGREEMENT

SCHEDULE OF PATENTS

Patent Name	Country	Owner/Assignee	Serial No.	Filing Date	Reg no.	Reg. Date	Comments

ANNEX K

to

SECURITY AGREEMENT

SCHEDULE OF COPYRIGHTS

Copyright Title	Owner/Claimant	Reg. No.	Reg. Date

ANNEX L

to

SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                                   (the “Grantor”) with principal offices at                                         , hereby grants to Deutsche Bank AG New York Branch, as Collateral Agent, with principal offices at 60 Wall Street, New York, NY 10006, (the “Grantee”), a security interest in (i) all of the Grantor’s right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other Assignors from time to time party thereto and the Grantee, dated as of April 12, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Annex L

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of                 ,         .

[NAME OF GRANTOR], Grantor

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and Grantee

By:
Name:
Title:

By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

On this              day of             ,         , before me personally came                          who, being by me duly sworn, did state as follows: that [s]he is                  of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said                  and that [s]he did so by authority of the [Board of Directors] of said                 .

Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On this          day of             ,         , before me personally came                                  who, being by me duly sworn, did state as follows: that [s]he is                          of Deutsche Bank AG New York Branch, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX M

to

SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                                           (the “Grantor”) with principal offices at                             , hereby grants to Deutsche Bank AG New York Branch, as Collateral Agent, with principal offices at 60 Wall Street, New York, NY 10006, (the “Grantee”), a security interest in (i) all of the Grantor’s rights, title and interest in and to the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other Assignors from time to time party thereto and the Grantee, dated as of April 12, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Annex M

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of                    ,             .

[NAME OF GRANTOR], Grantor

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and Grantee

By:
Name:
Title:

By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

On this              day of                 ,             , before me personally came                  who, being by me duly sworn, did state as follows: that [s]he is                      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said                      and that [s]he did so by authority of the Board of Directors of said                 .

Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On this              day of             ,         , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is                          of Deutsche Bank AG New York Branch, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX N

to

SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

WHEREAS, [Name of Grantor], a                                               (the “Grantor”), having its chief executive office at                                  ,                                  , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, Deutsche Bank AG New York Branch, as Collateral Agent, having its principal offices at 60 Wall Street, New York, NY 10006 (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of April 12, 2006, made by the Grantor, the other Assignors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex N

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the                  day of                         ,             .

[NAME OF GRANTOR], Grantor

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

2

STATE OF	)
) ss.:
COUNTY OF	)

On this __ day of                     ,             , before me personally came                     , who being duly sworn, did depose and say that [s]he is                  of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On this             day of                 ,         , before me personally came                                               who, being by me duly sworn, did state as follows: that [s]he is                          of Deutsche Bank AG New York Branch, that [s]he is authorized to execute the foregoing Grant on behalf of said                      and that [s]he did so by authority of the Board of Directors of said                         .

Notary Public

2

ANNEX O

to

SECURITY AGREEMENT

THE COLLATERAL AGENT

1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Security Agreement to which this Annex O is attached (the “Security Agreement”) hereby irrevocably designate Deutsche Bank AG New York Branch (and any successor Collateral Agent) to act as specified herein and therein. Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the Security Agreement, are used herein as therein defined and (y) not defined in the Security Agreement, are used herein as defined in the Credit Agreement referenced in the Security Agreement. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Security Agreement shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Security Agreement by the terms thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees.

2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the Security Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Security Agreement except as expressly set forth herein and therein.

(b) The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the collateral or otherwise as to the maintenance of the Collateral.

(c) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in the Security Agreement, any other Credit Document or any other Secured Debt Agreement.

(d) The Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, the Security Agreement if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

(e) Notwithstanding any other provision of this Annex O, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance

Annex O

with, or pursuant to this Annex O or the Security Agreement except for its own gross negligence or willful misconduct (as determined in a final, non-appealable decision by a court of competent jurisdiction).

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any notes or at any time or times thereafter. The Collateral Agent shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Security Agreement or the security interests granted hereunder or the financial condition of any Assignor or any Subsidiary of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Security Agreement, or the financial condition of any Assignor or any Subsidiary of any Assignor, or the existence or possible existence of any default or event of default. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by the Security Agreement.

4. Certain Rights of the Collateral Agent. (a) No Secured Creditor shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with the Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors.

(b) Notwithstanding anything to the contrary contained herein, the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the

Annex O

Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

(c) Notwithstanding anything to the contrary contained herein or in the Security Agreement, the Collateral Agent shall not be required to take any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein, or that is, or in the good faith judgment of the Collateral Agent may be, contrary to the Security Agreement, any Secured Debt Agreement or applicable law.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Security Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it.

6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Assignors under the Security Agreement, the Secured Creditors will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Security Agreement except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct (as determined in a final, non-appealable decision by a court of competent jurisdiction). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Security Agreement. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Collateral Agent pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent by the Lenders, the Lenders shall be subrogated to any rights of the Collateral Agent to receive payment from the Secured Creditors).

7. The Collateral Agent in its Individual Capacity. With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a “Lender”, or

Annex O

an “Agent”, as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Notes,” or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Assignor or any Affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Assignors for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

8. Holders. The Collateral Agent may deem and treat the payee of any note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such note or of any note or notes issued in exchange therefor.

9. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and under the Security Agreement at any time by giving 15 Business Days’ prior or written notice to the Borrower and the Secured Creditors. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.

(b) If a successor Collateral Agent shall not have been appointed within said 15 Business Day period by the Required Secured Creditors, the Collateral Agent, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(c) If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 15th Business Day after the date of such notice of resignation was given by the Collateral Agent, as a result of a failure by the Borrower to consent to the appointment of such a successor Collateral Agent, the Required Secured Creditors shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

ARTICLE I SECURITY INTERESTS	2

1.1. Grant of Security Interests	2
1.2. Power of Attorney	5

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	5

2.1. Necessary Filings	5
2.2. No Liens	5
2.3. Other Financing Statements	6
2.4. Chief Executive Office, Record Locations	6
2.5. Location of Inventory and Included Equipment	6
2.6. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	6
2.7. Trade Names; Etc.	7
2.8. Certain Significant Transactions	7
2.9. Non-UCC Property	7
2.10. As-Extracted Collateral; Timber-to-be-Cut	7
2.11. Collateral in the Possession of a Bailee	8
2.12. Recourse	8

ARTICLE III SPECIAL PROVISIONS CONCERNING INCLUDED ACCOUNTS; INCLUDED CONTRACT RIGHTS; INCLUDED INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	8

3.1. Additional Representations and Warranties	8
3.2. Maintenance of Records	8
3.3. Direction to Account Debtors; Contracting Parties; etc.	9
3.4. Modification of Terms; etc.	9
3.5. Collection	10
3.6. Included Instruments	10
3.7. Assignors Remain Liable Under Included Accounts	10
3.8. Assignors Remain Liable Under Included Contracts	10
3.9. Deposit Accounts; Etc.	11
3.10. Letter-of-Credit Rights	12
3.11. Commercial Tort Claims	12
3.12. Chattel Paper	12
3.13. Further Actions	12
3.14. Overriding Provisions with respect to TL Priority Collateral	13

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES	13

4.1. Additional Representations and Warranties	13
4.2. Licenses and Assignments	13
4.3. Infringements	14
4.4. Preservation of Marks and Domain Names	14

4.5. Maintenance of Registration	14
4.6. Future Registered Marks and Domain Names	14
4.7. Remedies	14

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS	15

5.1. Additional Representations and Warranties	15
5.2. Licenses and Assignments	15
5.3. Infringements	15
5.4. Maintenance of Patents or Copyright	16
5.5. Prosecution of Patent or Copyright Applications	16
5.6. Other Patents and Copyrights	16
5.7. Remedies	16

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL	17

6.1. Protection of Collateral Agent’s Security	17
6.2. Warehouse Receipts Non-Negotiable	17
6.3. Additional Information	17
6.4. Further Actions	17
6.5. Financing Statements	18

ARTICLE VII REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT	18

7.1. Remedies; Obtaining the Collateral Upon Default	18
7.2. Remedies; Disposition of the Collateral	19
7.3. Waiver of Claims	20
7.4. Application of Proceeds	21
7.5. Remedies Cumulative	24
7.6. Discontinuance of Proceedings	24

ARTICLE VIII INDEMNITY	24

8.1. Indemnity	24
8.2. Indemnity Obligations Secured by Collateral; Survival	25

ARTICLE IX DEFINITIONS	26

ARTICLE X MISCELLANEOUS	33

10.1. Notices	33
10.2. Waiver; Amendment	34
10.3. Obligations Absolute	34
10.4. Successors and Assigns	34
10.5. Headings Descriptive	35
10.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	35
10.7. Assignors’ Duties	36
10.8. Termination; Release	36

10.9. Counterparts	37
10.10. Severability	37
10.11. The Collateral Agent and the other Secured Creditors	38
10.12. Additional Assignors	38
10.13. Release of Assignors	38
Name of Assignor Description of any Transactions as required by	1

ANNEX A Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B Schedule of Inventory and Equipment Locations

ANNEX C        Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers

ANNEX D Schedule of Trade and Fictitious Names
ANNEX E Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement
ANNEX F Schedule of Deposit Accounts
ANNEX G Form of Control Agreement Regarding Deposit Accounts
ANNEX H Schedule of Commercial Tort Claims
ANNEX I Schedule of Marks and Applications; Internet Domain Name Registrations
ANNEX J Schedule of Patents
ANNEX K Schedule of Copyrights
ANNEX L Grant of Security Interest in United States Trademarks
ANNEX M Grant of Security Interest in United States Patents
ANNEX N Grant of Security Interest in United States Copyrights
ANNEX O The Collateral Agent

EXHIBIT K

INTERCREDITOR AGREEMENT

dated as of April 12, 2006

among

DHM HOLDING COMPANY, INC.,

DOLE HOLDING COMPANY, LLC,

DOLE FOOD COMPANY, INC.,

the other GRANTORS from time to time party hereto,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

under the ABL Credit Agreement,

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

under the Term Credit Agreement

(i)

(continued)

(ii)

EXHIBIT K

This INTERCREDITOR AGREEMENT is dated as of April 12, 2006 and is by and among DHM HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), DOLE HOLDING COMPANY, LLC, a Delaware limited liability company (“Intermediate Holdco”), DOLE FOOD COMPANY, INC., a Delaware corporation (the “Company”), the other GRANTORS (as defined in Section 1.1) from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBAG”), as ABL Collateral Agent (as defined below), and DBAG, as Term Collateral Agent (as defined below).

RECITALS:

WHEREAS, certain of the Grantors have entered into a Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “ABL Credit Agreement”), among Holdings, Intermediate Holdco, the Company, as borrower, the lenders from time to time party thereto (the “ABL Lenders”), DBAG, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “ABL Administrative Agent”), DBAG, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “ABL Collateral Agent”), Banc of America Securities LLC (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “BAS”), as syndication agent, Deutsche Bank Securities Inc. (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBSI”), as lead arranger and DBSI and BAS, as book running managers, which provides for a $325,000,000 revolving credit facility to the Company (as such aggregate principal amount may be increased pursuant to the terms thereof);

WHEREAS, pursuant to the various ABL Credit Documents, Grantors have provided guarantees and security for the ABL Obligations;

WHEREAS, certain of the Grantors have entered into a Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Term Credit Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”), among Holdings, Intermediate Holdco, the Company, as a borrower (in such capacity, the “U.S. Term Borrower”) and Solvest, Ltd., a company organized under the laws of Bermuda, as a borrower (in such capacity the “Bermuda Term Borrower” and, together with the U.S. Term Borrower, the “Term Borrowers”), the lenders from time to time party thereto (the “Term Lenders” and, together with the ABL Lenders, the “Lenders”), DBAG, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Term Administrative Agent” and, together with the ABL Administrative Agent, the “Administrative Agents”) and as deposit bank, DBAG, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Term Collateral Agent” and, together with the ABL Collateral Agent, the “Collateral Agents” and, together with the Administrative Agents, the “Agents”), DBSI, as lead arranger and sole book runner, BAS, as syndication agent and The Bank of Nova Scotia (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “Scotia Capital”), as syndication agent, which provides for a $175,000,000 term credit facility to the U.S. Term Borrower, a $700,000,000 term credit facility to the Bermuda Term Borrower and a $100,000,000 pre-funded letter of credit and bank guaranty facility to the U.S. Term Borrower and/or the Bermuda Term Borrower (as the aggregate principal amount of such credit facilities may be increased pursuant to the terms thereof);

Exhibit K

WHEREAS, pursuant to the various ABL Credit Documents, Grantors have provided guarantees and security for the ABL Obligations;

WHEREAS, the Company and the other Grantors intend to secure the ABL Obligations under the ABL Credit Agreement and any other ABL Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the ABL Priority Collateral and a Second Priority Lien on the TL Priority Collateral; and

WHEREAS, the Company and the other Grantors intend to secure the Term Obligations under the Term Credit Agreement and any other Term Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the TL Priority Collateral and a Second Priority Lien on the ABL Priority Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Definitions.

1.1. Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“ABL Administrative Agent” shall have the meaning set forth in the recitals hereto.

“ABL Collateral Agent” shall have the meaning set forth in the recitals hereto and includes any New ABL Agent to the extent set forth in Section 3.4(f).

“ABL Credit Agreement” shall have the meaning set forth in the recitals hereto.

“ABL Documents” shall mean the ABL Credit Agreement and the Credit Documents (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any ABL Obligations (including any Permitted Refinancing of any ABL Obligations), and any other document or instrument executed or delivered at any time in connection with any ABL Obligations (including any Permitted Refinancing of any ABL Obligations), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“ABL Lenders” shall have the meaning set forth in the recitals hereto.

“ABL Obligations” shall mean all obligations (including guaranty obligation) of every nature of each Grantor from time to time owed to the ABL Secured Parties or any of them, under any ABL Document (including any ABL Document in respect of a Permitted Refinancing of any ABL Obligations), whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Holdings or any of its Subsidiaries, would have accrued on any ABL Obligation (including any Permitted Refinancing of any ABL Obligations), whether or not a claim is allowed against such Person for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit and bank guaranties, fees, expenses, indemnification or otherwise.

“ABL Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the ABL Credit Agreement as originally in effect.

Exhibit K

“ABL Priority Collateral” shall mean, subject to the relevant provisions of Sections 6.21 and 6.22, all interests of each Grantor in the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

(i) all Accounts and Receivables, but for purposes of this clause (i) excluding rights to payment for any property which specifically constitutes TL Priority Collateral (and not by virtue of clause (xi) of the definition thereof) which has been or is to be sold, leased, licensed, assigned or otherwise disposed of;

(ii) all Chattel Paper;

(iii) all Deposit Accounts and all cash, checks, other negotiable instruments, funds and other property held therein or credited thereto, and all Money (in each case, other than the Asset Sale Proceeds Account, and all cash, checks, securities, financial assets or other property held therein or credited thereto which constitute TL Priority Collateral and all identifiable proceeds of any TL Priority Collateral);

(iv) all Inventory;

(v) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (iv), all General Intangibles, Instruments (including, without limitation, Promissory Notes) and Letter of Credit Rights; provided that to the extent any of the foregoing also relates to TL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (iv) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(vi) to the extent relating to any of the items referred to in the preceding clauses (i) through (v), all Documents and Insurance; provided that to the extent any of the foregoing also relates to TL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (v) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(vii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vi), all Supporting Obligations; provided that to the extent any of the foregoing also relates to TL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (vi) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(viii) all books, Records, Receivables Records and Collateral Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, Records, Receivables Records and Collateral Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

Exhibit K

(ix) all Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including without limitation, all insurance proceeds) and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary contained above or in the definition of the TL Priority Collateral, to the extent proceeds of Collateral are identifiable proceeds received from the sale or disposition of all or substantially all of the Capital Stock of any of the Domestic Subsidiaries of Holdings which is a Grantor or all or substantially all of the assets of any such Domestic Subsidiary, such proceeds shall constitute (1) first, in an amount equal to the net book value of the Accounts (as described in clause (i) above, and excluding any Accounts to the extent excluded pursuant to said clause (i)) and Inventory owned by such Domestic Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), TL Priority Collateral.

“ABL Priority Collateral Enforcement Actions” shall have the meaning set forth in Section 4.3(a).

“ABL Priority Collateral Lien” shall have the meaning set forth in Section 3.4(a).

“ABL Priority Collateral Processing and Sale Period” shall have the meaning set forth in Section 4.3(a).

“ABL Secured Parties” shall mean the lenders (including, in any event, each letter of credit issuer and each swingline lender) and agents under the ABL Credit Agreement and shall include all former lenders and agents under the ABL Credit Agreement to the extent that any ABL Obligations owing to such Persons were incurred while such Persons were lenders or agents under the ABL Credit Agreement and such ABL Obligations have not been paid or satisfied in full and all new ABL Secured Parties to the extent set forth in Section 3.4(f).

“ABL Security Agreement” shall mean the Security Agreement (as defined in the ABL Credit Agreement).

“ABL Security Documents” shall mean the ABL Security Agreement and the other Security Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations (including any Permitted Refinancing of any ABL Obligations) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“ABL Standstill Period” shall have the meaning set forth in Section 2.2(a) (Exercise of Remedies).

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be

Exhibit K

provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agents” shall have the meaning set forth in the recitals hereto.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Holdings or any Subsidiary thereof.

“Agents” shall have the meaning set forth in the recitals hereto.

“Agreement” shall mean this Intercreditor Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Asset Sale Proceeds Account” shall mean one or more Deposit Accounts established by the TL Collateral Agent into which there shall be deposited proceeds of sales or dispositions of TL Priority Collateral (to the extent such proceeds constitute TL Priority Collateral).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code, and any similar federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

“BAS” shall have the meaning set forth in the recitals hereto.

“Bermuda Term Borrower” shall have the meaning set forth in the recitals hereto.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, person or mixed) by that Person as lessee that, in conformity with U.S. GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including without limitation, partnership interests and

Exhibit K

membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash Proceeds” shall mean all proceeds of any Collateral received by any Grantor consisting of cash and checks.

“Chattel Paper” shall mean “chattel paper” as such term is defined in Article 9 of the UCC, as in effect in the State of New York on the date hereof. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all “tangible chattel paper” and all “electronic chattel paper”, as each term is defined in Article 9 of the UCC as in effect in the State of New York.

“Collateral” shall mean all property (whether real, personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) by any Grantor pursuant to any Security Document.

“Collateral Agents” shall have the meaning set forth in the recitals hereto.

“Collateral Records” shall mean all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Commodities Accounts” shall mean all “commodity accounts” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Company” shall have the meaning set forth in the recitals hereto.

“Comparable ABL Security Document” shall mean, in relation to any Collateral subject to any Lien created under any Term Security Document, that ABL Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the Credit Agreements.

“Comparable Term Security Document” shall mean, in relation to any Collateral subject to any Lien created under any ABL Security Document, that Term Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the Credit Agreements.

Exhibit K

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyrights” shall mean any United States or foreign copyright (including community designs), now or hereafter owned by any Grantor, including, but not limited to, copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor (whether in the United States Copyright Office or any foreign equivalent office), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreements” shall have the meaning set forth in the recitals hereto.

“DBAG” shall have the meaning set forth in the recitals hereto.

“DBSI” shall have the meaning set forth in the recitals hereto.

“Defaulting ABL Secured Party” shall have the meaning set forth in Section 3.4(g).

“Defaulting Term Secured Party” shall have the meaning set forth in Section 2.4(g).

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“DIP Financing” shall have the meaning set forth in Section 2.5(a).

Exhibit K

“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in Section 3.4(f) (When Discharge of ABL Obligations Deemed to Not Have Occurred), the occurrence of all of the following:

(i) termination or expiration of all commitments to extend credit that would constitute ABL Obligations;

(ii) payment in full in cash of the principal of and interest and premium (if any) on all ABL Obligations (other than any undrawn letters of credit or bank guaranties);

(iii) discharge or cash collateralization (at 110% of the aggregate undrawn amount) of all outstanding letters of credit and bank guaranties constituting ABL Obligations; and

(iv) payment in full in cash of all other ABL Obligations that are outstanding and unpaid at the time the termination, expiration, discharge and/or cash collateralization set forth in clauses (i) through (iii) above have occurred (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Term Obligations” shall mean, except to the extent otherwise provided in Section 2.4(f) (When Discharge of Term Obligations Deemed to Not Have Occurred), the occurrence of all of the following:

(v) termination or expiration of all commitments to extend credit that would constitute Term Obligations;

(vi) payment in full in cash of the principal of and interest and premium (if any) on all Term Obligations (other than any undrawn letters of credit or bank guaranties);

(vii) discharge or cash collateralization (at 110% of the aggregate undrawn amount) of all outstanding letters of credit and bank guaranties constituting Term Obligations; and

(viii) payment in full in cash of all other Term Obligations that are outstanding and unpaid at the time the termination, expiration, discharge and/or cash collateralization set forth in clauses (i) through (iii) above have occurred (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

Notwithstanding the foregoing, with respect to Intermediate Holdco and the Intermediate Holdco Collateral, there shall not occur a Discharge of Term Obligations unless and until each of the actions required pursuant to preceding clauses (i) through (iv) have occurred, and all commitments pursuant to the Intermediate Holdco Credit Documents shall have terminated and all amounts owing pursuant thereto (other than ongoing indemnities for which no claim has been made) have been paid in full.

“Documents” shall mean all “documents” as such term is defined in Article 9 of the UCC in the State of New York on the date hereof.

Exhibit K

“Domestic Subsidiary” shall have the meaning provided in the Term Credit Agreement as originally in effect.

“Eligible ABL Purchaser” shall have the meaning set forth in Section 2.4(g).

“Eligible Term Purchaser” shall have the meaning set forth in Section 3.4(g).

“Equipment” shall mean any “equipment” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the UCC) and (y) and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“First Priority” shall mean, (i) with respect to any Lien purported to be created on any ABL Priority Collateral pursuant to any ABL Security Document, that such Lien is prior in right to any other Lien thereon, other than any ABL Permitted Liens (excluding ABL Permitted Liens as described in clause (iii) of Section 10.03 of the ABL Credit Agreement as originally in effect) applicable to such ABL Priority Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 10.03 of the ABL Credit Agreement) have priority over the respective Liens on such ABL Priority Collateral created pursuant to the relevant ABL Security Document and (ii) with respect to any Lien purported to be created on any TL Priority Collateral pursuant to any Term Security Document, that such Lien is prior in right to any other Lien thereon, other than any TL Permitted Liens (excluding TL Permitted Liens as described in clause (iii) of Section 9.03 of the Term Credit Agreement as in effect on the date hereof, after giving effect to the Restatement Effective Date as defined therein) applicable to such TL Priority Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 9.03 of the Term Credit Agreement) have priority over the respective Liens on such TL Priority Collateral created pursuant to the relevant Term Security Document.

“Fixtures” shall mean all “fixtures” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Foreign Subsidiary” shall have the meaning provided in the Term Credit Agreement as originally in effect.

“General Intangibles” shall mean “general intangibles” as defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Goods” shall mean “goods” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Grantors” shall mean Holdings, Intermediate Holdco, the Company and each of their respective Domestic Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, an ABL Security Document or a Term Security Document.

Exhibit K

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Hedge Agreement” shall mean any Interest Rate Protection Agreement and any Other Hedging Agreement.

“Holdings” shall have the meaning set forth in the recitals hereto.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) obligations arising under Synthetic Leases.

“Insolvency or Liquidation Proceeding” shall mean any of the following: (i) the filing by any Grantor of a voluntary petition in bankruptcy under any provision of any bankruptcy law (including, without limitation, the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (ii) the admission in writing by such Grantor of its inability to pay its debts generally as they become due; (iii) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Grantor or all or a material part of such Grantor’s assets; (iv) the filing of any petition against such Grantor under any bankruptcy law (including, without limitation, the Bankruptcy Code) or other receivership or insolvency law, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (v) the general assignment by such Grantor for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor; or (vi) a corporate (or similar) action taken by such Grantor to authorize any of the foregoing.

“Instrument” shall mean “instruments” as such term is defined in Article 9 of the UCC as in effect in the State of New York (provided, however, Instruments shall not include any Instruments received in connection with grower loans extended in accordance with Section 9.05 of

Exhibit K

the Term Credit Agreement and Section 10.05 of the ABL Credit Agreement to the extent local law or the relevant grower loan documents prohibit such pledge).

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the ABL Collateral Agent or the Term Collateral Agent is the loss payee or additional insured thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Intercreditor Agreement Joinder” shall mean an agreement substantially in the form of Exhibit A.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Intermediate Holdco” shall have the meaning set forth in the recitals hereto.

“Intermediate Holdco Credit Document Obligations” shall have the meaning provided in the Term Pledge Agreement as originally in effect.

“Intermediate Holdco Credit Documents” shall have the meaning provided in the Term Pledge Agreement as originally in effect.

“Intermediate Holdco Creditor” shall have the meaning provided in the Term Pledge Agreement as originally in effect.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by either of the Collateral Agents from any Grantor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Investment Accounts” shall mean all Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Property” shall mean (i) all “investment property” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Joint Venture” shall mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” shall have the meaning set forth in the recitals hereto.

Exhibit K

“Letter of Credit Rights” shall mean “letter-of-credit rights” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, charge, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute or other law, and any lease having substantially the same effect as the foregoing).

“Material Contract” shall mean any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Term Documents and ABL Documents) for which breach, nonperformance, cancellation or failure to renew could reasonable be expected to have a Material Adverse Effect (as defined in the Term Credit Agreement or the ABL Credit Agreement, as applicable).

“Money” shall mean “money” as defined in the UCC as in effect in the State of New York on the date hereof.

“New ABL Agent” shall have the meaning set forth in Section 3.4(f).

“New Term Agent” shall have the meaning set forth in Section 2.4(f).

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patents” shall mean all patents (whether United States or foreign) in or to which any Grantor now has or hereafter has any right, title or interest therein and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) all reissues, divisions, continuations (including, but not limited to, continuations-in-part and improvements thereof), extensions, renewals, and reexaminations thereof, (ii) all rights corresponding thereto throughout the world, (ii) all inventions and improvements described therein, (iii) all rights to sue for past, present and future infringements thereof, (iv) all licenses, claims, damages, and proceeds of suit arising therefrom, and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Refinancing” shall mean, as to any Indebtedness, the Refinancing of such Indebtedness (“Refinancing Indebtedness”) to refinance such existing Indebtedness; provided that, in the case of such Refinancing Indebtedness, the following conditions are satisfied:

(ix) the weighted average life to maturity of such Refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, and the first scheduled principal payment in respect of such Refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced;

Exhibit K

(x) the principal amount of such Refinancing Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced, except to the extent an increase in the principal amount thereof is permitted at such time pursuant to the ABL Documents and Term Documents which then remain in effect; and

(xi) the terms applicable to such Refinancing Indebtedness and, if applicable, the related guarantees of such Refinancing Indebtedness, shall not violate the applicable requirements contained in any Term Documents or ABL Documents which remain outstanding after giving effect to the respective Permitted Refinancing.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged ABL Priority Collateral” shall have the meaning set forth in Section 3.4(e) (Bailee for Perfection).

“Pledged Debt” shall mean all Indebtedness owed to a Grantor issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of a Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by a Grantor, and the certificates, if any, representing such shares and any interest of a Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

Exhibit K

“Pledged TL Priority Collateral” shall have the meaning set forth in Section 2.4(e) (Bailee for Perfection).

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust (whether under the laws of the State of Delaware or otherwise) and the certificates, if any, representing such trust interests and any interest of a Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC as in effect in the State of New York and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to either Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Processing and Sale Period” shall have the meaning set forth in Section 4.3(a) (Access to Property to Process and Sell Inventory).

“Promissory Note” shall mean a “promissory note” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all of a Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

Exhibit K

“Record” shall have the meaning specified in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Recovery” shall have the meaning set forth in Section 6.17 (Avoidance Issues).

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Priority” shall mean, (i) with respect to any Lien purported to be created on any TL Priority Collateral pursuant to the ABL Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens permitted pursuant to clause (y) of Section 10.03(iii) of the ABL Credit Agreement as in effect on the date hereof and (y) TL Permitted Liens permitted to be prior to the Liens on the TL Priority Collateral in accordance with clause (ii) of the definition “First Priority” contained herein; provided that in no event (except as expressly contemplated by Section 6.20(b) hereof) shall any such TL Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any ABL Permitted Liens as described in clause (x) above and senior in priority to the relevant Liens created pursuant to the ABL Security Documents and (ii) with respect to any Lien purported to be created on any ABL Priority Collateral pursuant to the Term Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens permitted pursuant to clause (y) of Section 9.03(iii) of the Term Credit Agreement as in effect on the date hereof (and after giving effect to the Restatement Effective Date as defined therein) and (y) ABL Permitted Liens permitted to be prior to the Liens on the ABL Priority Collateral in accordance with clause (i) of the definition “First Priority” contained herein; provided that in no event shall any such ABL Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any TL Permitted Liens as described in clause (x) above and senior in priority to the relevant Liens created pursuant to the Term Security Documents.

“Scotia Capital” shall have the meaning set forth in the recitals hereto.

“Secured Hedge Counterparty” shall have the meaning provided in the Term Credit Agreement as originally in effect.

“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.

“Securities” shall mean all “securities” as such term is defined in Article 8 of the UCC as in effect on the date hereof, any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” shall mean all “securities accounts” as such term is defined in Article 8 of the UCC as in effect on the date hereof.

Exhibit K

“Securities Entitlements” shall mean all “securities entitlements” as such term is defined in Article 8 of the UCC as in effect on the date hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC as in effect in the State of New York as in effect on the date hereof, now or hereafter owned by any Grantor, or in which any Grantor has any rights, and, in any event, shall include, but shall not be limited to all of such Grantor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Collateral consisting of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Properties.

“Synthetic Lease” shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed), (i) that is not a capital lease in accordance with U.S. GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Term Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Term Borrower” shall have the meaning set forth in the recitals hereto.

“Term Collateral Agent” shall have the meaning set forth in the recitals hereto and includes any New Term Agent to the extent set forth in Section 2.4(f).

“Term Collateral Priority Lien” shall have the meaning set forth in Section 2.4(a).

“Term Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Term Documents” shall mean (x) the Term Credit Agreement and the Credit Documents (as defined in the Term Credit Agreement), (y) each Interest Rate Protection Agreement or Other Hedging Agreement with one or more Secured Hedge Counterparties which is secured pursuant to one or more of the Security Documents (as defined in the Term Credit Agreement) and (z) each of the other agreements, documents and instruments providing for or evidencing any Term Obligation (including any Permitted Refinancing of any Term Obligation), and any other document or instrument executed or delivered at any time in connection with any Term Obligation (including any Permitted Refinancing of any Term Obligation), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

Exhibit K

“Term Lenders” shall have the meaning set forth in the recitals hereto.

“Term Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Term Secured Parties or any of them, under any Term Document (including any Term Document in respect of a Permitted Refinancing of any Term Obligations), whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Term Obligation (including any Permitted Refinancing of any Term Obligations), whether or not a claim is allowed against Holdings or any of its Subsidiaries for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit and bank guaranties, fees, expenses, indemnification or otherwise.

“Term Pledge Agreement” shall mean the U.S. Pledge Agreement (as defined in the Term Credit Agreement).

“Term Secured Parties” shall mean the lenders and agents under the Term Credit Agreement and the Secured Hedge Counterparties and shall include all former lenders and agents under the Term Credit Agreement and Secured Hedge Counterparties to the extent that any Term Obligations owing to such Persons were incurred while such Persons were lenders or agents under the Term Credit Agreement or Secured Hedge Counterparties and such Term Obligations have not been paid or satisfied in full and all new Term Secured Parties to the extent set forth in Section 2.4(f) hereof.

“Term Security Agreement” shall mean the U.S. Security Agreement (as defined in the Term Credit Agreement).

“Term Security Documents” shall mean the Term Security Agreement and other the Security Documents (as defined in the Term Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations (including any Permitted Refinancing of any Term Obligation) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Term Standstill Period” shall have the meaning set forth in Section 3.2(a) (Exercise of Remedies).

“TL Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the TL Credit Agreement as in effect on the Restatement Effective Date (as defined therein).

“TL Priority Collateral” shall mean, subject to the relevant provisions of Sections 6.21 and 6.22, all interests of each Grantor in the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

Exhibit K

(xii) the Asset Sale Proceeds Account;

(xiii) all Equipment;

(xiv) all Fixtures;

(xv) all General Intangibles, including, without limitation, Material Contracts (in each case other than General Intangibles evidencing or governing ABL Priority Collateral);

(xvi) all Instruments (other than Instruments evidencing or governing or attached to (to the extent so attached) ABL Priority Collateral);

(xvii) all Letter of Credit Rights (other than Letter of Credit Rights addressed in clause (v) of the definition of “ABL Priority Collateral” herein);

(xviii) without duplication, all Pledged Equity Interests, all Pledged Debt, all Securities, all Security Entitlements and all Securities Accounts (in each case, other than any Collateral specifically listed as ABL Priority Collateral and any Supporting Obligations supporting ABL Priority Collateral);

(xix) all Intellectual Property;

(xx) all Commercial Tort Claims;

(xxi) all real property (including leasehold interests) on which the Grantors are required to provide a Lien to the Term Secured Parties pursuant to the Term Credit Agreement and any title insurance with respect to such real property and the proceeds thereof;

(xxii) except to the extent constituting, or relating to, the ABL Priority Collateral, all other personal property (whether tangible or intangible) of such Grantor;

(xxiii) to the extent constituting, or relating to, any of the items referred to in the preceding clauses (i) through (xi), all Documents and Insurance; provided that to the extent any of the foregoing also relates to ABL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (xi) as being included in the TL Priority Collateral shall be included in the TL Priority Collateral;

(xxiv) to the extent relating to any of the items referred to in the preceding clauses (i) through (xii), all Supporting Obligations; provided that to the extent any of the foregoing also relates to ABL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (xii) as being included in the TL Priority Collateral shall be included in the TL Priority Collateral;

(xxv) all books, Records and Collateral Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, Records and Collateral Records, whether tangible or electronic, which contain any information relating to any of the foregoing); provided that to the extent any of such books, Records and Collateral Records also relates to ABL Priority Collateral only that portion related to the items referred

Exhibit K

to in the preceding clauses (i) through (xiii) as being included in the TL Priority Collateral shall be included in the TL Priority Collateral; and

(xxvi) all Cash Proceeds and, solely to the extent not constituting ABL Priority Collateral, non-Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral, to the extent proceeds of Collateral are identifiable proceeds received from the sale or disposition of all or substantially all of the Capital Stock of any of the Domestic Subsidiaries of Holdings which is a Grantor or all or substantially all of the assets of any such Domestic Subsidiary, such proceeds shall constitute (1) first, in an amount equal to the net book value of the Accounts (as described in clause (i) of the definition of ABL Priority Collateral, and excluding any Accounts to the extent excluded pursuant to said clause (i)) and Inventory owned by such Domestic Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), TL Priority Collateral.

“TL Priority Collateral Enforcement Action Notice” shall have the meaning set forth in Section 4.3(a).

“TL Priority Collateral Enforcement Actions” shall have the meaning set forth in Section 4.3(a).

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” shall mean (i) all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of any Grantor worldwide, (ii) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (iii) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

Exhibit K

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“U.S. Term Borrower” shall have the meaning set forth in the recitals hereto.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

Section 2. TL Priority Collateral.

2.1. Lien Priorities.

(a) Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the ABL Obligations granted on the TL Priority Collateral or of any Liens securing the Term Obligations granted on the TL Priority Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Collateral Agent or any Secured Party on the TL Priority Collateral, (iii) the date on which any ABL Obligations or Term Obligations is extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any ABL Document or any Term Document (other than this Agreement), (vi) the possession or control by any Collateral Agent or any Secured Party or any bailee of all or any part of any TL Priority Collateral as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that:

Exhibit K

(i) any Lien on the TL Priority Collateral securing any Term Obligations now or hereafter held by or on behalf of the Term Collateral Agent or any Term Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the TL Priority Collateral securing any of the ABL Obligations; and

(ii) any Lien on the TL Priority Collateral now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the TL Priority Collateral securing any Term Obligations.

All Liens on the TL Priority Collateral securing any Term Obligations shall be and remain senior in all respects and prior to all Liens on the TL Priority Collateral securing any ABL Obligations for all purposes, whether or not such Liens securing any Term Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

(b) Prohibition on Contesting Liens. Each of the ABL Collateral Agent, for itself and on behalf of each ABL Secured Party, and the Term Collateral Agent, for itself and on behalf of each Term Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity or enforceability of a Lien held by or on behalf of any of the Term Secured Parties in the TL Priority Collateral or by or on behalf of any of the ABL Secured Parties in the TL Priority Collateral, as the case may be or (ii) the validity or enforceability of any ABL Security Document (or any ABL Obligations thereunder) or any Term Security Document (or any Term Obligations thereunder); provided that nothing in this Agreement shall be construed to prevent or impair the rights of either of the Collateral Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the TL Priority Collateral securing the Term Obligations and the ABL Obligations as provided in Sections 2.1 (a) (Relative Priorities) and 2.2(a) (Exercise of Remedies).

(c) No New Liens. So long as the Discharge of Term Obligations has not occurred, the parties hereto agree that the Company or any other Grantor shall not grant or permit any additional Liens on any asset or property of any Grantor to secure any ABL Obligation unless it has granted or contemporaneously grants (i) a First Priority Lien on such asset or property to secure the Term Obligations if such asset or property constitutes TL Priority Collateral or (ii) a Second Priority Lien on such asset or property to secure the Term Obligations if such asset or property constitutes ABL Priority Collateral. To the extent that the provisions of clause (i) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Term Collateral Agent and/or the Term Secured Parties, the ABL Collateral Agent, on behalf of ABL Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the TL Priority Collateral granted in contravention of such clause (i) of this Section 2.1(c) shall be subject to Section 2.3 (Payments Over).

(d) Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the ABL Documents or the Term Documents; (ii) any amendment, change or modification of any ABL Documents or Term Documents; or (iii) any

Exhibit K

impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, Holdings or any of its Subsidiaries party to any of the ABL Documents or the Term Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

2.2. Exercise of Remedies.

(a) So long as the Discharge of Term Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Company or any other Grantor:

(i) neither the ABL Collateral Agent nor any of the ABL Secured Parties (x) will exercise or seek to exercise any rights or remedies (including, without limitation, setoff) with respect to any TL Priority Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of TL Priority Collateral to which the ABL Collateral Agent or any ABL Secured Party is a party) or institute or commence, or join with any Person (other than the Term Collateral Agent and the Term Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure), enforcement, collection or execution; provided, however, that the ABL Collateral Agent may exercise any or all such rights after the passage of a period of 180 days from the date of delivery of a notice in writing to the Term Collateral Agent of the ABL Collateral Agent’s intention to exercise its right to take such actions (the “ABL Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the ABL Collateral Agent nor any ABL Secured Party will exercise any rights or remedies with respect to any TL Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Term Collateral Agent or Term Secured Parties shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the TL Priority Collateral (prompt notice of such exercise to be given to the ABL Collateral Agent) and are pursuing the exercise thereof, (y) will contest, protest or object to any foreclosure proceeding or action brought by the Term Collateral Agent or any Term Secured Party with respect to, or any other exercise by the Term Collateral Agent or any Term Secured Party of any rights and remedies relating to, the TL Priority Collateral under the Term Documents or otherwise, and (z) subject to its rights under clause (i)(x) above, will object to the forbearance by the Term Collateral Agent or the Term Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the TL Priority Collateral, in each case so long as the respective interests of the ABL Secured Parties attach to the proceeds thereof subject to the relative priorities described in Section 2.1 (Lien Priorities); provided, however, that nothing in this Section 2.2(a) shall be construed to authorize the ABL Collateral Agent or any ABL Secured Party to sell any TL Priority Collateral free of the Lien of the Term Collateral Agent or any Term Secured Party; and

(ii) subject to Section 4 (Cooperation with respect to ABL Priority Collateral), the Term Collateral Agent and the Term Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and the right to credit bid their debt) and make determinations regarding the disposition of, or restrictions with respect to, the TL Priority Collateral without any consultation with or the consent of the ABL Collateral Agent or any ABL Secured Party; provided, that:

Exhibit K

(1) the ABL Collateral Agent may take any action (not adverse to the prior Liens on the TL Priority Collateral securing the Term Obligations, or the rights of any Term Collateral Agent or the Term Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the TL Priority Collateral;

(2) the ABL Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties, including without limitation any claims secured by the TL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(3) the ABL Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(4) the ABL Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the TL Priority Collateral; and

(5) the ABL Collateral Agent or any ABL Secured Party may exercise any of its rights or remedies with respect to the TL Priority Collateral after the termination of the ABL Standstill Period to the extent permitted by clause (i)(x) above.

Subject to Section 4 (Cooperation with respect to ABL Priority Collateral), in exercising rights and remedies with respect to the TL Priority Collateral, the Term Collateral Agent and the Term Secured Parties may enforce the provisions of the Term Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of TL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that it will not take or receive any TL Priority Collateral or any proceeds of TL Priority Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any TL Priority Collateral unless and until the Discharge of Term Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 2.2(a) (Exercise of Remedies) or in Section 4 (Cooperation with respect to ABL Priority Collateral). Without limiting the generality of the foregoing, unless and until the Discharge of Term Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 2.2(a) (Exercise of Remedies) or in Section 4 (Cooperation with respect to ABL Priority Collateral), the sole right of the ABL Collateral Agent and the ABL Secured Parties with respect to the TL Priority Collateral is to hold a Lien on the TL Priority Collateral pursuant to the ABL Documents for the period and to the extent granted therein

Exhibit K

and to receive a share of the proceeds thereof, if any, after the Discharge of the Term Obligations has occurred in accordance with the terms hereof, the Term Documents and applicable law.

(c) Subject to the proviso in clause (ii) of Section 2.2(a) (Exercise of Remedies) and Section 4 (Cooperation with respect to ABL Priority Collateral):

(i) the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, agrees that the ABL Collateral Agent and the ABL Secured Parties will not take any action that would hinder any exercise of remedies under the Term Documents with respect to the TL Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the TL Priority Collateral, whether by foreclosure or otherwise, and

(ii) the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor with respect to the TL Priority Collateral or otherwise to object to the manner in which the Term Collateral Agent or the Term Secured Parties seek to enforce or collect the Term Obligations or the Liens granted in any of the TL Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Term Collateral Agent or Term Secured Parties is adverse to the interest of the ABL Secured Parties.

(d) The ABL Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Collateral Agent or the Term Secured Parties with respect to the TL Priority Collateral as set forth in this Agreement and the Term Documents.

2.3. Payments Over.

So long as the Discharge of Term Obligations has not occurred, any TL Priority Collateral, cash proceeds thereof or non-cash proceeds not constituting ABL Priority Collateral received by the ABL Collateral Agent or any ABL Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the TL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Term Collateral Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Collateral Agent is hereby authorized to make any such endorsements as agent for the ABL Collateral Agent or any such ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

2.4. Other Agreements.

(a) Releases.

(i) If, in connection with:

(1) the exercise of any Term Collateral Agent’s remedies in respect of the TL Priority Collateral provided for in Section 2.2(a) (Exercise of Remedies), including any sale, lease, exchange, transfer or other disposition of any such TL Priority Collateral; or

Exhibit K

(2) any sale, lease, exchange, transfer or other disposition of any TL Priority Collateral permitted under the terms of the Term Documents and the ABL Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing), the Term Collateral Agent, for itself or on behalf of any of the Term Secured Parties, releases any of its Liens on any part of the TL Priority Collateral other than (A) in connection with the Discharge of Term Obligations and (B) after the occurrence and during the continuance of any event of default under the ABL Credit Agreement, then the Liens, if any, of the ABL Collateral Agent, for itself or for the benefit of the ABL Secured Parties, on such TL Priority Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the ABL Collateral Agent, for itself or on behalf of any such ABL Secured Parties, promptly shall execute and deliver to the Term Collateral Agent or such Grantor such termination statements, releases and other documents as the Term Collateral Agent or such Grantor may request to effectively confirm such release.

(ii) Until the Discharge of Term Obligations occurs, the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, hereby irrevocably constitutes and appoints the Term Collateral Agent and any officer or agent of the Term Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the ABL Collateral Agent or such holder or in the Term Collateral Agent’s own name, from time to time in the Term Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 2.4(a) with respect to TL Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.4(a) with respect to TL Priority Collateral, including any endorsements or other instruments of transfer or release.

(iii) Until the Discharge of Term Obligations occurs, to the extent that the Term Secured Parties (a) have released any Lien on TL Priority Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting TL Priority Collateral from Grantors, then the ABL Secured Parties shall be granted a Second Priority Lien on any such TL Priority Collateral.

(iv) If, prior to the Discharge of Term Obligations, a subordination of the Term Collateral Agent’s Lien on any TL Priority Collateral is permitted (or in good faith believed by the Term Collateral Agent to be permitted) under the Term Credit Agreement and the ABL Credit Agreement to another Lien permitted under the Term Credit Agreement and the ABL Credit Agreement (a “Term Collateral Priority Lien”), then the Term Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, shall promptly execute and deliver to the Term Collateral Agent an identical subordination agreement subordinating the Liens of the ABL Collateral Agent for the benefit of (and behalf of) the ABL Secured Parties to such Term Collateral Priority Lien.

(b) Insurance. Unless and until the Discharge of Term Obligations has occurred, the Term Collateral Agent and the Term Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Documents, to adjust settlement for any insurance policy covering the TL Priority Collateral in the event of any loss thereunder and to

Exhibit K

approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the TL Priority Collateral.

(c) Amendments to ABL Security Documents.

(i) Without the prior written consent of the Term Collateral Agent, no ABL Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new ABL Document, would contravene the provisions of this Agreement. Grantors agree that each ABL Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the Term Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the ABL Collateral Agent pursuant to this Agreement in any TL Priority Collateral and the exercise of any right or remedy by the ABL Collateral Agent with respect to any TL Priority Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 12, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among DHM HOLDING COMPANY, INC., a Delaware corporation, DOLE HOLDING COMPANY, LLC, a Delaware limited liability company, DOLE FOOD COMPANY, INC., a Delaware corporation (the “Company”), the other GRANTORS from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBAG”), as ABL Collateral Agent, and DBAG, as Term Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, Grantors agree that each mortgage in favor of the ABL Secured Parties covering any TL Priority Collateral shall contain such other language as the Term Collateral Agent may reasonably request to reflect the subordination of such mortgage to the mortgage in favor of the Term Secured Parties covering such TL Priority Collateral.

(ii) In the event any Term Collateral Agent or the Term Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Term Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Security Document or changing in any manner the rights of the Term Collateral Agent, such Term Secured Parties, the Company or any other Grantor thereunder, in each case with respect to or relating to the TL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable ABL Security Document without the consent of the ABL Collateral Agent or the ABL Secured Parties and without any action by the ABL Collateral Agent, the Company or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets that constitute TL Priority Collateral subject to the Lien of the ABL Security Documents, except to the extent that a release of such Lien is permitted or required by Section 2.4(a) (Releases) and provided that there is a corresponding release of such Lien securing the Term Obligations, (ii) imposing duties on the ABL Collateral Agent without its consent or (iii) permitting other liens on the

Exhibit K

TL Priority Collateral not permitted under the terms of the ABL Documents or Section 2.5 (Insolvency or Liquidation Proceedings) and (B) notice of such amendment, waiver or consent shall have been given to the ABL Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

(d) Rights As Unsecured Creditors. Except as otherwise set forth in Section 2.1 (Lien Priorities), the ABL Collateral Agent and the ABL Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed the ABL Obligations in accordance with the terms of the ABL Documents and applicable law. Except as otherwise set forth in Section 2.1 (Lien Priorities), nothing in this Agreement shall prohibit the receipt by the ABL Collateral Agent or any ABL Secured Parties of the required payments of interest, principal and other amounts in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Collateral Agent or any ABL Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the TL Priority Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them.

(e) Bailee for Perfection.

(i) The Term Collateral Agent agrees to hold that part of the TL Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such TL Priority Collateral being the “Pledged TL Priority Collateral”) as collateral agent for the Term Secured Parties and as bailee for and, with respect to any collateral that cannot be perfected in such manner, as agent for, the ABL Collateral Agent (on behalf of the ABL Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Term Documents and the ABL Documents, respectively, subject to the terms and conditions of this Section 2.4(e).

(ii) Subject to the terms of this Agreement, until the Discharge of Term Obligations has occurred, the Term Collateral Agent shall be entitled to deal with the Pledged TL Priority Collateral in accordance with the terms of the Term Documents as if the Liens of the ABL Collateral Agent under the ABL Security Documents did not exist. The rights of the ABL Collateral Agent shall at all times be subject to the terms of this Agreement and to the Term Collateral Agent’s rights under the Term Documents.

(iii) The Term Collateral Agent shall have no obligation whatsoever to any Term Secured Party, the ABL Collateral Agent or any ABL Secured Party to ensure that the Pledged TL Priority Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.4(e). The duties or responsibilities of the Term Collateral Agent under this Section 2.4(e) shall be limited solely to holding the Pledged TL Priority Collateral as bailee or agent in accordance with this Section 2.4(e).

(iv) The Term Collateral Agent acting pursuant to this Section 2.4(e) shall not have by reason of the Term Security Documents, the ABL Security Documents, this Agreement or any other document a fiduciary relationship in respect of any Term Secured Party, the ABL Collateral Agent or any ABL Secured Party.

Exhibit K

(v) Upon the Discharge of the Term Obligations under the Term Documents to which the Term Collateral Agent is a party, the Term Collateral Agent shall deliver or cause to be delivered the remaining Pledged TL Priority Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, first, to the ABL Collateral Agent to the extent ABL Obligations remain outstanding, and second, to the applicable Grantor to the extent no Term Obligations or ABL Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged TL Priority Collateral) and will cooperate with the ABL Collateral Agent in assigning (without recourse to or warranty by the Term Collateral Agent or any Term Secured Party or agent or bailee thereof) control over any other Pledged TL Priority Collateral under its control. The Term Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority interest in the Pledged TL Priority Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, any ABL Obligations remain outstanding upon the Discharge of the Term Obligations, all rights of the Term Collateral Agent hereunder and under the Term Security Documents or the ABL Security Documents (1) with respect to the delivery and control of any part of the TL Priority Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such TL Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the ABL Collateral Agent or the Term Collateral Agent, pass to the ABL Collateral Agent, who shall thereafter hold such rights for the benefit of the ABL Secured Parties. Each of the Term Collateral Agent and the Grantors agrees that it will, if any ABL Obligations remain outstanding upon the Discharge of the Term Obligations, take any other action required by any law or reasonably requested by the ABL Collateral Agent, in connection with the ABL Collateral Agent’s establishment and perfection of a First Priority security interest in the TL Priority Collateral.

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of the ABL Obligations, the Term Collateral Agent acquires possession of any Pledged ABL Priority Collateral, the Term Collateral Agent shall hold same bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged TL Priority Collateral, provided that as soon as is practicable the Term Collateral Agent shall deliver or cause to be delivered such Pledged ABL Priority Collateral to the ABL Collateral Agent in a manner otherwise consistent with the requirements of preceding clause (v).

Exhibit K

(f) When Discharge of Term Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if at any time after the Discharge of Term Obligations has occurred (or concurrently therewith) the Company or any other Grantor immediately thereafter (or concurrently therewith) enters into any Permitted Refinancing of any Term Obligations, then such Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Term Obligations), and the obligations under the Permitted Refinancing shall automatically be treated as Term Obligations (together with Interest Rate Protection Agreements and Other Hedging Agreements on the basis provided in the definition of “Term Documents” contained herein) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “Term Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the Term Collateral Agent under such Term Documents shall be a Term Collateral Agent for all purposes hereof and the new secured parties under such Term Documents (together with Secured Hedge Counterparties as provided herein) shall automatically be treated as Term Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that the Company or any other Grantor has entered into a new Term Document in respect of a Permitted Refinancing of Term Obligations (which notice shall include the identity of the new collateral agent, such agent, the “New Term Agent”), and delivery by the New Term Agent of an Intercreditor Agreement Joinder, the ABL Collateral Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Term Agent shall reasonably request in order to provide to the New Term Agent the rights contemplated hereby, in each case consistent in all material respects with the terms hereof and (ii) deliver to the New Term Agent any Pledged TL Priority Collateral held by the ABL Collateral Agent together with any necessary endorsements (or otherwise allow the New Term Agent to obtain control of such Pledged TL Priority Collateral). The New Term Agent shall agree to be bound by the terms of this Agreement. If the new Term Obligations under the new Term Documents are secured by assets of the Grantors of the type constituting TL Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the ABL Security Documents with respect to the other TL Priority Collateral. If the new Term Obligations under the new Term Documents are secured by assets of the Grantors of the type constituting ABL Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a First Priority Lien on such assets to the same extent provided in the ABL Security Documents with respect to the other ABL Priority Collateral.

(g) Option to Purchase Term Obligations. (i) Without prejudice to the enforcement of remedies by the Term Collateral Agent and the Term Secured Parties, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant Term Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the ABL Obligations under the ABL Credit Agreement as being entitled to exercise all default purchase options as to the Term Obligations then outstanding (an “Eligible ABL Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the Term Secured Parties), at any time during the exercise period described in clause (iii) below of this Section 2.4(g), all, but not less than all, of the Term Obligations (other than the Term Obligations of a Defaulting Term Secured Party (as defined below)), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Term Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this

Exhibit K

Section 2.4(g), all commitments pursuant to any then outstanding Term Credit Agreement shall have terminated and all Hedge Agreements constituting Term Documents also shall have been terminated in accordance with their terms. Any purchase pursuant to this Section 2.4(g)(i) shall be made as follows:

(1) for (x) a purchase price equal to the sum of (A) (I) in the case of all loans, advances or other similar extensions of credit that constitute Term Obligations (including unreimbursed amounts drawn in respect of letters of credit and bank guaranties, but excluding the undrawn amount of then outstanding letters of credit and bank guaranties), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs) and (II) in the case of all credit-linked deposits (or equivalents) related to the foregoing Obligations set forth in preceding clause (I) (which credit-linked deposits, for the avoidance of doubt, will continue to be held by the applicable deposit bank for application pursuant to the terms of the Term Credit Agreement and it being understood and agreed that upon any drawing under any letter of credit or any bank guaranty, such deposit bank and the Term Administrative Agent shall apply the credit-linked deposits deposited with the deposit bank to repay the respective unpaid drawing or unreimbursed payment, as the case may be, in accordance with the terms of the Term Credit Agreement), 100% of the aggregate amount of such credit-linked deposits and all accrued and unpaid interest thereon through the date of purchase, (B) in the case of any Hedge Agreement, the aggregate amount then owing to each Secured Hedge Counterparty (which is a Term Secured Party) thereunder pursuant to the terms of the respective Hedge Agreement, including without limitation all amounts owing to such Secured Hedge Counterparty (which is a Term Secured Party) as a result of the termination (or early termination) thereof (in each case, to the extent of its interest as a Term Secured Party) plus (C) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible ABL Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender and bank guaranty issuer (or, in each case, Term Secured Party required to pay same) for all amounts thereafter drawn with respect to any letters of credit and any bank guaranties constituting Term Obligations which remain outstanding after the date of any purchase pursuant to this Section 2.4 (except to the extent of the credit-linked deposits actually held at such time by the deposit bank under the Term Credit Agreement which are required, in accordance with the provisions of the Term Credit Agreement, to be applied to pay same);

(2) with the purchase price described in preceding clause (i)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible ABL Purchaser or Eligible ABL Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Term Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any Term Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the Term Credit Agreement, in which case the purchase price described in preceding clause (i)(1)(x) shall be appropriately adjusted so that the Eligible ABL Purchaser or Eligible ABL Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the Term

Exhibit K

Obligations); provided that the purchase price in respect of any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (i) first, from the credit-linked deposits which then remain on deposit in accordance with the terms of the Term Credit Agreement (as described in clause (1)(A)(II) above), until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible ABL Purchaser or Eligible ABL Purchasers;

(3) with the purchase price described in preceding clause (i)(1)(x) accompanied by a waiver by the ABL Collateral Agent (on behalf of itself and the other ABL Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 2.4(g);

(4) with all amounts payable to the various Term Secured Parties in respect of the assignments described above to be distributed to them by the Term Collateral Agent in accordance with their respective holdings of the various Term Obligations; and

(5) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Term Collateral Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible ABL Purchaser or Eligible ABL Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the Term Collateral Agent and each other Term Secured Party shall retain all rights to indemnification as provided in the relevant Term Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 2.4(g). The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the Term Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of credit-linked deposits held by the deposit bank under the terms of the Term Credit Documents is at any time less than the full amounts owing with respect to any letter of credit and/or any bank guaranty described above (including facing, fronting, facility and similar fees) then the respective Eligible ABL Purchaser or Eligible ABL Purchasers shall promptly reimburse the Term Collateral Agent (who shall pay the respective issuing lender and/or bank guaranty issuer, as the case may be) the amount of deficiency.

(ii) The right to exercise the purchase option described in Section 2.4(g)(i) above shall be exercisable and legally enforceable upon at least ten (10) Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible ABL Purchaser or Eligible ABL Purchasers) given to the Term Collateral Agent by an Eligible ABL Purchaser. Neither the Term Collateral Agent nor any Term Secured Party shall have any disclosure obligation to any Eligible Term Purchaser, the ABL Collateral Agent or any ABL Secured Party in connection with any exercise of such purchase option.

(iii) The right to purchase the Term Obligations as described in this Section 2.4(g) may be exercised (by giving the irrevocable written notice described in preceding clause (ii)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the Term

Exhibit K

Credit Agreement, (y) the occurrence of the final maturity of the loans under the Term Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Company or any other Grantor which constitutes an event of default under the Term Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within such 10 Business Day period, and so long as any unpaid amounts constituting Term Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 90th day after the start of the period described in clause (1) above.

(iv) The obligations of the Term Secured Parties to sell their respective Term Obligations under this Section 2.4(g) are several and not joint and several. To the extent any Term Secured Party breaches its obligation to sell its Term Obligations under this Section 2.4(g) (a “Defaulting Term Secured Party”), nothing in this Section 2.4(g) shall be deemed to require the Term Collateral Agent or any Term Secured Party to purchase such Defaulting Term Secured Party’s Term Obligations for resale to the holders of ABL Obligations and in all cases, the Term Collateral Agent and each Term Secured Party complying with the terms of this Section 2.4(g) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Term Secured Party; provided that nothing in this clause (iv) shall require any Eligible ABL Purchaser to purchase less than all of the Term Obligations.

(v) Each Grantor irrevocably consents to any assignment effected to one or more Eligible ABL Purchasers pursuant to this Section 2.4(g) (so long as they meet all eligibility standards contained in all relevant Term Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Term Documents) for purposes of all Term Documents and hereby agrees that no further consent from such Grantor shall be required.

2.5. Insolvency or Liquidation Proceedings.

(a) Finance and Sale Issues. Until the Discharge of Term Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Term Collateral Agent shall desire to permit the use of cash collateral constituting TL Priority Collateral on which the Term Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the Term Secured Parties or any other entity under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), then the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection to such use of cash collateral constituting TL Priority Collateral or to the fact that such DIP Financing may be granted Liens on the TL Priority Collateral and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Term Collateral Agent or to the extent permitted by Section 2.5(c)(Adequate Protection)) and, to the extent the Liens on the TL Priority Collateral securing the Term Obligations are subordinated or pari passu with the Liens on the TL Priority Collateral securing such DIP Financing, the ABL Collateral Agent will subordinate its Liens in the TL Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto). The ABL Collateral Agent, on behalf of the ABL Secured Parties, agrees that it will not raise any

Exhibit K

objection or oppose a sale or other disposition of any TL Priority Collateral free and clear of its Liens (subject to attachment of proceeds with respect to the Second Priority Lien on the TL Priority Collateral in favor of the ABL Collateral Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code if the Term Secured Parties have consented to such sale or disposition of such assets.

(b) Relief from the Automatic Stay. Until the Discharge of Term Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the TL Priority Collateral without the prior written consent of the Term Collateral Agent.

(c) Adequate Protection. The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that none of them shall contest (or support any other person contesting) (i) any request by the Term Collateral Agent or the Term Secured Parties for adequate protection with respect to any TL Priority Collateral or (ii) any objection by the Term Collateral Agent or the Term Secured Parties to any motion, relief, action or proceeding based on the Term Collateral Agent or the Term Secured Parties claiming a lack of adequate protection with respect to the TL Priority Collateral. Notwithstanding the foregoing provisions in this Section 2.5(c), in any Insolvency or Liquidation Proceeding, (A) if the Term Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting TL Priority Collateral in connection with any DIP Financing, then the ABL Collateral Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Term Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on TL Priority Collateral securing the ABL Obligations are so subordinated to the Term Obligations under this Agreement, and (B) in the event the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, seeks or requests adequate protection in respect of TL Priority Collateral securing ABL Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting TL Priority Collateral, then the ABL Collateral Agent, on behalf of itself or any of the ABL Secured Parties, agrees that the Term Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Term Obligations and for any such DIP Financing provided by the Term Secured Parties and that any Lien on such additional collateral securing the ABL Obligations shall be subordinated to the Liens on such collateral securing the Term Obligations and any such DIP Financing provided by the Term Secured Parties (and all obligations relating thereto) and to any other Liens granted to the Term Secured Parties as adequate protection on the same basis as the other Liens on TL Priority Collateral securing the ABL Obligations are so subordinated to such Term Obligations under this Agreement.

(d) No Waiver. Subject to the proviso in clause (ii) of Section 2.2(a) (Exercise of Remedies), nothing contained herein shall prohibit or in any way limit the Term Collateral Agent or any Term Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the ABL Collateral Agent or any of the ABL Secured Parties in respect of the TL Priority Collateral, including the seeking by the ABL Collateral Agent or any ABL Secured Parties of adequate protection in respect thereof or the asserting by the ABL Collateral Agent or any ABL Secured Parties of any of its rights and remedies under the ABL Documents or otherwise in respect thereof.

Exhibit K

(e) Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Term Obligations and on account of ABL Obligations, then, to the extent the debt obligations distributed on account of the Term Obligations and on account of the ABL Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(f) Post-Petition Interest.

(i) Neither the ABL Collateral Agent nor any ABL Secured Party shall oppose or seek to challenge any claim by the Term Collateral Agent or any Term Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Term Secured Party’s Lien on the TL Priority Collateral, without regard to the existence of the Lien of the ABL Collateral Agent on behalf of the ABL Secured Parties on the TL Priority Collateral.

(ii) Neither the Term Collateral Agent nor any other Term Secured Party shall oppose or seek to challenge any claim by the ABL Collateral Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the ABL Collateral Agent on behalf of the ABL Secured Parties on the TL Priority Collateral (after taking into account the Lien of the Term Secured Parties on the TL Priority Collateral).

(g) Waiver. The ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, waives any claim it may hereafter have against any Term Secured Party arising out of the election of any Term Secured Party of the application of Section 111 1(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the TL Priority Collateral in any Insolvency or Liquidation Proceeding.

2.6. Reliance; Waivers; Etc.

(a) Reliance. Other than any reliance on the terms of this Agreement, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, acknowledges that it and such ABL Secured Parties have, independently and without reliance on the Term Collateral Agent or any Term Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Credit Agreement or this Agreement.

(b) No Warranties or Liability. The ABL Collateral Agent, on behalf of itself and the ABL Obligations, acknowledges and agrees that the Term Collateral Agent and the Term Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Term Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective Term Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Collateral Agent and the Term Secured Parties

Exhibit K

shall have no duty to the ABL Collateral Agent or any of the ABL Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Guarantor (including the Term Documents and the ABL Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities.

(i) No right of the Term Secured Parties, the Term Collateral Agent or any of them to enforce any provision of this Agreement or any Term Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Term Secured Party or the Term Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Documents or any of the ABL Documents, regardless of any knowledge thereof which the Term Collateral Agent or the Term Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Term Documents and subject to the provisions of Section 2.4(c) (Amendments)), the Term Secured Parties, the Term Collateral Agent and any of them may, at any time and from time to time in accordance with the Term Documents and/or applicable law, without the consent of, or notice to, the ABL Collateral Agent or any ABL Secured Party, without incurring any liabilities to the ABL Collateral Agent or any ABL Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the ABL Collateral Agent or any ABL Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(2) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the TL Priority Collateral or any liability of the Company or any other Grantor to the Term Secured Parties or the Term Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Term Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(4) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any TL Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Term Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii) The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, also agrees that the Term Secured Parties and the Term Collateral Agent shall have no liability to the ABL Collateral Agent or any ABL Secured Party, and the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby waives any claim against any Term Secured Party or the Term Collateral Agent, arising out of any and all actions which

Exhibit K

the Term Secured Parties or the Term Collateral Agent may take or permit or omit to take with respect to:

(5) the Term Documents (other than this Agreement);

(6) the collection of the Term Obligations; or

(7) the foreclosure upon, or sale, liquidation or other disposition of, any TL Priority Collateral.

The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that the Term Secured Parties and the Term Collateral Agent have no duty to the ABL Collateral Agent or the ABL Secured Parties in respect of the maintenance or preservation of the TL Priority Collateral, the Term Obligations or otherwise.

(iv) The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the TL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d) Obligations Unconditional. All rights, interests, agreements and obligations of the Term Collateral Agent and the Term Secured Parties and the ABL Collateral Agent and the ABL Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Term Document or any ABL Document;

(ii) except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the Term Obligations or ABL Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any Term Document or any ABL Document;

(iii) any exchange of any security interest in any TL Priority Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the Term Obligations or ABL Obligations;

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Term Obligations, or of the ABL Collateral Agent or any ABL Secured Party in respect of this Agreement.

Section 3. ABL Priority Collateral.

3.1. Lien Priorities.

Exhibit K

(a) Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the Term Obligations granted on the ABL Priority Collateral or of any Liens securing the ABL Obligations granted on the ABL Priority Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Collateral Agent or any Secured Party on the ABL Priority Collateral, (iii) the date on which any ABL Obligations or Term Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any ABL Document or any Term Document (other than this Agreement), (vi) or the possession or control by any Collateral Agent or any Secured Party or any bailee of all or any part of any ABL Priority Collateral as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, the Term Collateral Agent, on behalf of itself and the Term Secured Parties, hereby agrees that:

(i) any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any of the Term Obligations; and

(ii) any Lien on the ABL Priority Collateral now or hereafter held by or on behalf of the Term Collateral Agent or any Term Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Obligations.

All Liens on the ABL Priority Collateral securing any ABL Obligations shall be and remain senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Term Obligations for all purposes, whether or not such Liens securing any ABL Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

(b) Prohibition on Contesting Liens. Each of the Term Collateral Agent, for itself and on behalf of each Term Secured Party, and the ABL Collateral Agent, for itself and on behalf of each ABL Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Secured Parties in the ABL Priority Collateral or by or on behalf of any of the Term Secured Parties in the Collateral, as the case may be or (ii) the validity or enforceability of any Term Security Document (or any Term Obligations thereunder) or any ABL Security Document (or any ABL Obligations thereunder); provided that nothing in this Agreement shall be construed to prevent or impair the rights of either of the Collateral Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the ABL Priority Collateral securing the ABL Obligations and the Term Obligations as provided in Sections 3.1 (a) (Relative Priorities) and 3.2 (Exercise of Remedies).

(c) No New Liens. So long as the Discharge of ABL Obligations has not occurred, the parties hereto agree that the Company or any other Grantor shall not grant or permit any additional Liens on any asset or property of any Grantor to secure any Term Obligation unless it has granted or contemporaneously grants (i) a First Priority Lien on such asset or property to secure

Exhibit K

the ABL Obligations if such asset or property constitutes ABL Priority Collateral or (ii) a Second Priority Lien on such asset or property to secure the ABL Obligations if such asset or property constitutes TL Priority Collateral. To the extent that the provisions of clause (i) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the ABL Collateral Agent and/or the ABL Secured Parties, the Term Collateral Agent, on behalf of Term Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the ABL Priority Collateral granted in contravention of such clause (i) of this Section 3.1(c) shall be subject to Section 3.3 (Payments Over).

(d) Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the ABL Documents or the Term Documents; (ii) any amendment, change or modification of any ABL Documents or Term Documents; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, Holdings or any of its Subsidiaries party to any of the ABL Documents or Term Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

3.2. Exercise of Remedies.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Company or any other Grantor:

(i) neither the Term Collateral Agent nor any of the Term Secured Parties (x) will exercise or seek to exercise any rights or remedies (including, without limitation, set-off) with respect to any ABL Priority Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of ABL Priority Collateral to which the Term Collateral Agent or any Term Secured Party is a party) or institute or commence or join with any Person (other than the ABL Collateral Agent and the ABL Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that the Term Collateral Agent may exercise any or all such rights after the passage of a period of 180 days from the date of delivery of a notice in writing to the ABL Collateral Agent of the Term Collateral Agent’s intention to exercise its right to take such actions (the “Term Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the Term Collateral Agent nor any Term Secured Party will exercise any rights or remedies with respect to any ABL Priority Collateral if, notwithstanding the expiration of the Term Standstill Period, the ABL Collateral Agent or ABL Secured Parties shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the ABL Priority Collateral (prompt notice of such exercise to be given to the Term Collateral Agent) and are pursuing the exercise thereof, (y) will contest, protest or object to any foreclosure proceeding or action brought by the ABL Collateral Agent or any ABL Secured Party with respect to, or any other exercise by the ABL Collateral Agent or any ABL Secured Party of any rights and remedies relating to, the ABL Priority Collateral under the ABL Documents or otherwise, and (z) subject to its rights under

Exhibit K

clause (i)(x) above, will object to the forbearance by the ABL Collateral Agent or the ABL Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the ABL Priority Collateral, in each case so long as the respective interests of the Term Secured Parties attach to the proceeds thereof subject to the relative priorities described in Section 3.1 (Lien Priorities); provided, however, that nothing in this Section 3.2(a) shall be construed to authorize the Term Collateral Agent or any Term Secured Party to sell any ABL Priority Collateral free of the Lien of the ABL Collateral Agent or any ABL Secured Party; and

(ii) the ABL Collateral Agent and the ABL Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and the right to credit bid their debt) and make determinations regarding the disposition of, or restrictions with respect to, the ABL Priority Collateral without any consultation with or the consent of the Term Collateral Agent or any Term Secured Party; provided, that:

(1) the Term Collateral Agent may take any action (not adverse to the prior Liens on the ABL Priority Collateral securing the ABL Obligations, or the rights of any ABL Collateral Agent or the ABL Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the ABL Priority Collateral;

(2) the Term Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Term Secured Parties, including without limitation any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(3) the Term Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(4) the Term Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Priority Collateral; and

(5) the Term Collateral Agent or any Term Secured Party may exercise any of its rights or remedies with respect to the ABL Priority Collateral after the termination of the Term Standstill Period to the extent permitted by clause (i)(x) above.

In exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Collateral Agent and the ABL Secured Parties may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the

Exhibit K

rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) The Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any ABL Priority Collateral unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.2(a) (Exercise of Remedies). Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.2(a) (Exercise of Remedies), the sole right of the Term Collateral Agent and the Term Secured Parties with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the ABL Obligations has occurred in accordance with the terms hereof, the Term Documents and applicable law.

(c) Subject to the proviso in clause (ii) of Section 3.2(a) (Exercise of Remedies):

(i) the Term Collateral Agent, for itself and on behalf of the Term Secured Parties, agrees that the Term Collateral Agent and the Term Secured Parties will not take any action that would hinder any exercise of remedies under the ABL Documents with respect to the ABL Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise, and

(ii) the Term Collateral Agent, for itself and on behalf of the Term Secured Parties, hereby waives any and all rights it or the Term Secured Parties may have as a junior lien creditor with respect to the ABL Priority Collateral or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens granted in any of the ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Secured Parties is adverse to the interest of the Term Secured Parties.

(d) The Term Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Secured Parties with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Documents.

3.3. Payments Over.

So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral, cash proceeds thereof or non-cash proceeds not constituting TL Priority Collateral received by the Term Collateral Agent or any Term Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Collateral Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized to make any such endorsements as agent for the Term Collateral Agent or

Exhibit K

any such Term Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

3.4. Other Agreements.

(a) Releases.

(i) If, in connection with:

(1) the exercise of any ABL Collateral Agent’s remedies in respect of the ABL Priority Collateral provided for in Section 3.2(a) (Exercise of Remedies), including any sale, lease, exchange, transfer or other disposition of any such ABL Priority Collateral; or

(2) any sale, lease, exchange, transfer or other disposition of any ABL Priority Collateral permitted under the terms of the ABL Documents and the Term Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing), the ABL Collateral Agent, for itself or on behalf of any of the ABL Secured Parties, releases any of its Liens on any part of the ABL Priority Collateral other than (A) in connection with the Discharge of ABL Obligations and (B) after the occurrence and during the continuance of any event of default under the Term Credit Agreement, then the Liens, if any, of the Term Collateral Agent, for itself or for the benefit of the Term Secured Parties, on such ABL Priority Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the Term Collateral Agent, for itself or on behalf of any such Term Secured Parties, promptly shall execute and deliver to the ABL Collateral Agent or such Grantor such termination statements, releases and other documents as the ABL Collateral Agent or such Grantor may request to effectively confirm such release.

(ii) Until the Discharge of ABL Obligations occurs, the Term Collateral Agent, for itself and on behalf of the Term Secured Parties, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any officer or agent of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Term Collateral Agent or such holder or in the ABL Collateral Agent’s own name, from time to time in the ABL Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 3.4(a) with respect to ABL Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.4(a) with respect to ABL Priority Collateral, including any endorsements or other instruments of transfer or release.

(iii) Until the Discharge of ABL Obligations occurs, to the extent that the ABL Secured Parties (a) have released any Lien on ABL Priority Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting ABL Priority Collateral from Grantors, then the Term Secured Parties shall be granted a Second Priority Lien on any such ABL Priority Collateral.

(iv) If, prior to the Discharge of ABL Obligations, a subordination of the ABL Collateral Agent’s Lien on any ABL Priority Collateral is permitted (or in good faith believed

Exhibit K

by the ABL Collateral Agent to be permitted) under the ABL Credit Agreement and the Term Credit Agreement to another Lien permitted under the ABL Credit Agreement and the Term Credit Agreement (an “ABL Collateral Priority Lien”), then the ABL Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Term Collateral Agent, for itself and on behalf of the Term Secured Parties, shall promptly execute and deliver to the ABL Collateral Agent an identical subordination agreement subordinating the Liens of the Term Collateral Agent for the benefit of (and behalf of) the Term Secured Parties to such ABL Collateral Priority Lien.

(b) Insurance. Unless and until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent and the ABL Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the ABL Priority Collateral.

(c) Amendments to Term Security Documents.

(i) Without the prior written consent of the ABL Collateral Agent, no Term Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Term Document, would contravene the provisions of this Agreement. Grantors agree that each Term Security Document (other than (x) any mortgage, deed of trust or similar security document relating to real property and fixtures thereon and (y) any Term Security Document where the party or parties granting security interests thereunder are not parties hereto, as contemplated by Section 6.19) shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the ABL Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Term Collateral Agent pursuant to this Agreement in any ABL Priority Collateral and the exercise of any right or remedy by the Term Collateral Agent with respect to any ABL Priority Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 12, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among DHM HOLDING COMPANY, INC., a Delaware corporation, DOLE HOLDING COMPANY, LLC, a Delaware limited liability company, DOLE FOOD COMPANY, INC., a Delaware corporation (the “Company”), the other GRANTORS from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBAG”), as ABL Collateral Agent, and DBAG, as Term Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(ii) In the event any ABL Collateral Agent or the ABL Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Security Document or changing in any

Exhibit K

manner the rights of the ABL Collateral Agent, such ABL Secured Parties, the Company or any other Grantor thereunder, in each case with respect to or relating to the ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Term Security Document without the consent of the Term Collateral Agent or the Term Secured Parties and without any action by the Term Collateral Agent, the Company or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets that constitute ABL Priority Collateral subject to the Lien of the Term Security Documents, except to the extent that a release of such Lien is permitted or required by Section 3.4(a)(Releases) and provided that there is a corresponding release of such Lien securing the ABL Obligations, (ii) imposing duties on the Term Collateral Agent without its consent or (iii) permitting other liens on the ABL Priority Collateral not permitted under the terms of the Term Documents or Section 3.5 (Insolvency or Liquidation Proceedings) and (B) notice of such amendment, waiver or consent shall have been given to the Term Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

(d) Rights As Unsecured Creditors. Except as otherwise set forth in Section 3.1 (Lien Priorities), the Term Collateral Agent and the Term Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed the Term Obligations in accordance with the terms of the Term Documents and applicable law. Except as otherwise set forth in Section 3.1 (Lien Priorities), nothing in this Agreement shall prohibit the receipt by the Term Collateral Agent or any Term Secured Parties of the required payments of interest, principal and other amounts in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Collateral Agent or any Term Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.

(e) Bailee for Perfection.

(i) The ABL Collateral Agent agrees to hold that part of the ABL Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such ABL Priority Collateral being the “Pledged ABL Priority Collateral”) as collateral agent for the ABL Secured Parties and as bailee for and, with respect to any collateral that cannot be perfected in such manner, as agent for, the Term Collateral Agent (on behalf of the Term Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the ABL Credit Documents and the Term Documents, respectively, subject to the terms and conditions of this Section 3.4(e).

(ii) Subject to the terms of this Agreement, until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent shall be entitled to deal with the Pledged ABL Priority Collateral in accordance with the terms of the ABL Documents as if the Liens of the Term Collateral Agent under the Term Security Documents did not exist. The rights of the Term Collateral Agent shall at all times be subject to the terms of this Agreement and to the ABL Collateral Agent’s rights under the ABL Documents.

(iii) The ABL Collateral Agent shall have no obligation whatsoever to any ABL Secured Party, the Term Collateral Agent or any Term Secured Party to ensure that the Pledged ABL Priority Collateral is genuine or owned by any of the Grantors or to preserve

Exhibit K

rights or benefits of any Person except as expressly set forth in this Section 3.4(e). The duties or responsibilities of the ABL Collateral Agent under this Section 3.4(e) shall be limited solely to holding the Pledged ABL Priority Collateral as bailee or agent in accordance with this Section 3.4(e).

(iv) The ABL Collateral Agent acting pursuant to this Section 3.4(e) shall not have by reason of the ABL Security Documents, the Term Security Documents, this Agreement or any other document a fiduciary relationship in respect of any ABL Secured Party, the Term Collateral Agent or any Term Secured Party.

(v) Upon the Discharge of the ABL Obligations under the ABL Documents to which the ABL Collateral Agent is a party, the ABL Collateral Agent shall deliver or cause to be delivered the remaining Pledged ABL Priority Collateral (if any) in its possession or in possession of its agents or bailees, together with any necessary endorsements, first, to the Term Collateral Agent to the extent Term Obligations remain outstanding, and second, to the applicable Grantor to the extent no ABL Obligations or Term Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged ABL Priority Collateral) and will cooperate with the Term Collateral Agent in assigning (without recourse to or warranty by the ABL Collateral Agent or any ABL Secured Party or agent or bailee thereof) control over any other Pledged ABL Priority Collateral under its control. The ABL Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority interest in the Pledged ABL Priority Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, any Term Obligations remain outstanding upon the Discharge of the ABL Obligations, all rights of the ABL Collateral Agent hereunder and under the Term Security Documents or the ABL Security Documents (1) with respect to the delivery and control of any part of the ABL Priority Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such ABL Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Term Collateral Agent or the ABL Collateral Agent, pass to the Term Collateral Agent, who shall thereafter hold such rights for the benefit of the Term Secured Parties. Each of the ABL Collateral Agent and the Grantors agrees that it will, if any Term Obligations remain outstanding upon the Discharge of the ABL Obligations, take any other action required by any law or reasonably requested by the Term Collateral Agent, in connection with the Term Collateral Agent’s establishment and perfection of a First Priority security interest in the ABL Priority Collateral.

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of the Term Obligations, the ABL Collateral Agent acquires possession of any Pledged Term Priority Collateral, the ABL Collateral Agent shall hold same bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged ABL Priority Collateral, provided that as soon as is practicable the ABL Collateral Agent shall deliver or cause to be delivered such Pledged Term Priority Collateral to the Term Collateral Agent in a manner otherwise consistent with the requirements of preceding clause (v).

Exhibit K

(f) When Discharge of ABL Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if at any time after the Discharge of ABL Obligations has occurred (or concurrently therewith) the Company and/or any Grantor immediately thereafter (or concurrently therewith) enters into any Permitted Refinancing of any ABL Obligations, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of ABL Obligations), and the obligations under the Permitted Refinancing shall automatically be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “ABL Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the ABL Collateral Agent under such ABL Documents shall be a ABL Collateral Agent for all purposes hereof and the new secured parties under such ABL Documents shall automatically be treated as ABL Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that the Company and/or any Grantor has entered into a new ABL Document in respect of a Permitted Refinancing of ABL Obligations (which notice shall include the identity of the new collateral agent, such agent, the “New ABL Agent”), and delivery by the New ABL Agent of an Intercreditor Agreement Joinder, the Term Collateral Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company and/or any Grantor or such New ABL Agent shall reasonably request in order to provide to the New ABL Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) deliver to the New ABL Agent any Pledged ABL Priority Collateral held by the Term Collateral Agent together with any necessary endorsements (or otherwise allow the New ABL Agent to obtain control of such Pledged ABL Priority Collateral). The New ABL Agent shall agree to be bound by the terms of this Agreement. If the new ABL Obligations under the new ABL Documents are secured by assets of the Grantors of the type constituting ABL Priority Collateral that do not also secure the Term Obligations, then the Term Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the Term Security Documents with respect to the other ABL Priority Collateral. If the new ABL Obligations under the new ABL Documents are secured by assets of the Grantors of the type constituting TL Priority Collateral that do not also secure the Term Obligations, then the Term Obligations shall be secured at such time by a First Priority Lien on such assets to the same extent provided in the Term Security Documents with respect to the other TL Priority Collateral.

(g) Option to Purchase ABL Obligations.

(i) Without prejudice to the enforcement of remedies by the ABL Collateral Agent and the ABL Secured Parties, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant ABL Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Term Obligations under the Term Credit Agreement as being entitled to exercise all default purchase options as to the Term Obligations then outstanding (an “Eligible Term Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the Term Secured Parties), at any time during the exercise period described in clause (iii) below of this Section 3.4(g), all, but not less than all, of the ABL Obligations (other than the ABL Obligations of a Defaulting ABL Secured Party (as defined below)), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all ABL Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any

Exhibit K

purchase pursuant to this Section 3.4(g), all commitments pursuant to any then outstanding ABL Credit Agreement shall have terminated in accordance with their terms. Any purchase pursuant to this Section 3.4(g)(i) shall be made as follows:

(1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute ABL Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration or other prepayment penalties or premiums other than customary breakage costs), plus (B) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible Term Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender and bank guaranty issuer (or any ABL Secured Party required to pay same) for all amounts thereafter drawn with respect to any letters of credit and any bank guaranties constituting ABL Obligations which remain outstanding after the date of any purchase pursuant to this Section 3.4, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender or bank guaranty issues with respect to such letters of credit and bank guaranties;

(2) with the purchase price described in preceding clause (i)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Term Purchaser or Eligible Term Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any ABL Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any ABL Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the ABL Credit Agreement, in which case the purchase price described in preceding clause (i)(1)(x) shall be appropriately adjusted so that the Eligible Term Purchaser or Eligible Term Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the ABL Obligations); provided that the purchase price in respect of any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Term Purchaser or Eligible Term Purchasers;

(3) with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the ABL Collateral Agent or its designee in an amount equal to 110% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and bank guaranties pursuant to the ABL Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the letters of credit and bank guaranties (assuming no drawings thereon before stated maturity), as security for the respective Eligible Term Purchaser’s or Eligible Term Purchasers’ obligation to pay amounts as provided in preceding clause (i)(1)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any letter of credit, the ABL Collateral Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any letter of credit, the ABL Collateral Agent shall apply

Exhibit K

amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the ABL Collateral Agent as described in this clause (3) which exceed 110% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and bank guaranties and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding letters of credit and bank guaranties (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Term Purchaser or Eligible Term Purchasers (as their interests appear). Furthermore, at such time as all letters of credit and bank guaranties have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Term Purchaser or Eligible Term Purchasers, as their interests appear;

(4) with the purchase price described in preceding clause (i)(1)(x) accompanied by a waiver by the Term Collateral Agent (on behalf of itself and the other Term Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 3.4(g);

(5) with all amounts payable to the various ABL Secured Parties in respect of the assignments described above to be distributed to them by the ABL Collateral Agent in accordance with their respective holdings of the various ABL Obligations; and

(6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the ABL Collateral Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Term Purchaser or Eligible Term Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the ABL Collateral Agent and each other ABL Secured Party shall retain all rights to indemnification as provided in the relevant ABL Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 3.4(g). The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the ABL Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of cash collateral held by the ABL Collateral Agent or its designee pursuant to preceding clause (a)(3) is at any time less than the full amounts owing with respect to any letter of credit described above (including facing and similar fees) then the respective Eligible Term Purchaser or Eligible Term Purchasers shall promptly reimburse the ABL Collateral Agent (who shall pay the respective issuing bank) the amount of deficiency.

(ii) The right to exercise the purchase option described in Section 3.4(g)(i) above shall be exercisable and legally enforceable upon at least ten (10) Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Term Purchaser or Eligible Term Purchasers) given to the ABL Collateral Agent by an Eligible Term Purchaser. Neither the ABL Collateral Agent nor any ABL Secured Party shall have any disclosure obligation to any Eligible Term Purchaser, the Term Collateral Agent or any Term Secured Party in connection with any exercise of such purchase option.

Exhibit K

(iii) The right to purchase the ABL Obligations as described in this Section 3.4(g) may be exercised (by giving the irrevocable written notice described in preceding clause (ii)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the ABL Credit Agreement, (y) the occurrence of the final maturity of the loans under the ABL Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Company or any Grantor which constitutes an event of default under the ABL Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within such 10 Business Day period, and so long as any unpaid amounts constituting ABL Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 90th day after the start of the period described in clause (1) above.

(iv) The obligations of the ABL Secured Parties to sell their respective ABL Obligations under this Section 3.4(g) are several and not joint and several. To the extent any ABL Secured Party breaches its obligation to sell its ABL Obligations under this Section 3.4(g) (a “Defaulting ABL Secured Party”), nothing in this Section 3.4(g) shall be deemed to require the ABL Collateral Agent or any other ABL Secured Party to purchase such Defaulting ABL Secured Party’s ABL Obligations for resale to the holders of Term Obligations and in all cases, the ABL Collateral Agent and each ABL Secured Party complying with the terms of this Section 3.4(g) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting ABL Secured Party; provided that nothing in this clause (iv) shall require any Eligible Term Purchaser to purchase less than all of the ABL Obligations.

(v) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Term Purchasers pursuant to this Section 3.4(g) (so long as they meet all eligibility standards contained in all relevant Term Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such ABL Documents) for purposes of all Term Documents and hereby agrees that no further consent from such Grantor shall be required.

3.5. Insolvency or Liquidation Proceedings.

(a) Finance and Sale Issues. Until the Discharge of ABL Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Collateral Agent shall desire to permit the use of cash collateral constituting ABL Priority Collateral on which the ABL Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain a DIP Financing, then the Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that it will raise no objection to such use of cash collateral constituting ABL Priority Collateral or to the fact that such DIP Financing may be granted Liens on the ABL Priority Collateral and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Collateral Agent or to the extent permitted by Section 3.5(c)(Adequate Protection)) and, to the extent the Liens on the ABL Priority Collateral securing the ABL Obligations are subordinated or pari passu with the Liens on the ABL Priority Collateral securing such DIP Financing, the Term Collateral Agent will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all obligations

Exhibit K

relating thereto). The Term Collateral Agent, on behalf of the Term Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any ABL Priority Collateral free and clear of its Liens (subject to attachment of proceeds with respect to the Second Priority Lien on the ABL Priority Collateral in favor of the Term Collateral Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code if the ABL Secured Parties have consented to such sale or disposition of such assets.

(b) Relief from the Automatic Stay. Until the Discharge of ABL Obligations has occurred, the Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Collateral Agent.

(c) Adequate Protection. The Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that none of them shall contest (or support any other person contesting) (i) any request by the ABL Collateral Agent or the ABL Secured Parties for adequate protection with respect to any ABL Priority Collateral or (ii) any objection by the ABL Collateral Agent or the ABL Secured Parties to any motion, relief, action or proceeding based on the ABL Collateral Agent or the ABL Secured Parties claiming a lack of adequate protection with respect to the ABL Priority Collateral. Notwithstanding the foregoing provisions in this Section 3.5(c), in any Insolvency or Liquidation Proceeding, (A) if the ABL Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting ABL Priority Collateral in connection with any DIP Financing, then the Term Collateral Agent, on behalf of itself or any of the Term Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on ABL Priority Collateral securing the Term Obligations are so subordinated to the ABL Obligations under this Agreement, and (B) in the event the Term Collateral Agent, on behalf of itself and the Term Secured Parties, seeks or requests adequate protection in respect of ABL Priority Collateral securing Term Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting ABL Priority Collateral, then the Term Collateral Agent, on behalf of itself or any of the Term Secured Parties, agrees that the ABL Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the ABL Obligations and for any such DIP Financing provided by the ABL Secured Parties and that any Lien on such additional collateral securing the Term Obligations shall be subordinated to the Liens on such collateral securing the ABL Obligations and any such DIP Financing provided by the ABL Secured Parties (and all obligations relating thereto) and to any other Liens granted to the ABL Secured Parties as adequate protection on the same basis as the other Liens on ABL Priority Collateral securing the Term Obligations are so subordinated to such ABL Obligations under this Agreement.

(d) No Waiver. Subject to the proviso in clause (ii) of Section 3.2(a) (Exercise of Remedies), nothing contained herein shall prohibit or in any way limit the ABL Collateral Agent or any ABL Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Term Collateral Agent or any of the Term Secured Parties in respect of the ABL Priority Collateral, including the seeking by the Term Collateral Agent or any Term Secured Parties of adequate protection in respect thereof or the asserting by the Term Collateral Agent or any Term Secured Parties of any of its rights and remedies under the Term Documents or otherwise in respect thereof.

Exhibit K

(e) Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(f) Post-Petition Interest.

(i) Neither the Term Collateral Agent nor any Term Secured Party shall oppose or seek to challenge any claim by the ABL Collateral Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the ABL Secured Party’s Lien on the ABL Priority Collateral, without regard to the existence of the Lien of the Term Collateral Agent on behalf of the Term Secured Parties on the ABL Priority Collateral.

(ii) Neither the ABL Collateral Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by the Term Collateral Agent or any Term Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Term Collateral Agent on behalf of the Term Secured Parties on the ABL Priority Collateral (after taking into account the Lien of the ABL Secured Parties on the ABL Priority Collateral).

(g) Waiver. The Term Collateral Agent, for itself and on behalf of the Term Secured Parties, waives any claim it may hereafter have against any ABL Secured Party arising out of the election of any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the ABL Priority Collateral in any Insolvency or Liquidation Proceeding.

3.6. Reliance; Waivers; Etc.

(a) Reliance. Other than any reliance on the terms of this Agreement, the Term Collateral Agent, on behalf of itself and the Term Secured Parties under its Term Documents, acknowledges that it and such Term Secured Parties have, independently and without reliance on the ABL Collateral Agent or any ABL Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Term Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Credit Agreement or this Agreement.

(b) No Warranties or Liability. The Term Collateral Agent, on behalf of itself and the Term Obligations, acknowledges and agrees that the ABL Collateral Agent and the ABL Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The ABL Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Documents in accordance with law and as they may otherwise,

Exhibit K

in their sole discretion, deem appropriate. The ABL Collateral Agent and the ABL Secured Parties shall have no duty to the Term Collateral Agent or any of the Term Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the ABL Documents and the Term Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities.

(i) No right of the ABL Secured Parties, the ABL Collateral Agent or any of them to enforce any provision of this Agreement or any ABL Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any ABL Secured Party or the ABL Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Documents or any of the Term Documents, regardless of any knowledge thereof which the ABL Collateral Agent or the ABL Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the ABL Documents and subject to the provisions of Section 3.4(c) (Amendments)), the ABL Secured Parties, the ABL Collateral Agent and any of them may, at any time and from time to time in accordance with the ABL Documents and/or applicable law, without the consent of, or notice to, the Term Collateral Agent or any Term Secured Party, without incurring any liabilities to the Term Collateral Agent or any Term Secured Parties and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Collateral Agent or any Term Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(1) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the ABL Priority Collateral or any liability of the Company or any other Grantor to the ABL Secured Parties or the ABL Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(2) settle or compromise any ABL Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(3) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any ABL Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the ABL Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii) The Term Collateral Agent, on behalf of itself and the Term Secured Parties, also agrees that the ABL Secured Parties and the ABL Collateral Agent shall have no liability to the Term Collateral Agent or any Term Secured Party, and the Term Collateral Agent, on behalf of itself and the Term Secured Parties, hereby waives any claim against any ABL Secured Party or the ABL Collateral Agent, arising out of any and all actions which the ABL

Exhibit K

Secured Parties or the ABL Collateral Agent may take or permit or omit to take with respect to:

(4) the ABL Documents (other than this Agreement);

(5) the collection of the ABL Obligations; or

(6) the foreclosure upon, or sale, liquidation or other disposition of, any ABL Priority Collateral.

The Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that the ABL Secured Parties and the ABL Collateral Agent have no duty to the Term Collateral Agent or the Term Secured Parties in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Obligations or otherwise.

(iv) The Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d) Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties and the Term Collateral Agent and the Term Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any ABL Document or any Term Document;

(ii) except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any ABL Document or any Term Document;

(iii) any exchange of any security interest in any ABL Priority Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Obligations;

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the ABL Obligations, or of the Term Collateral Agent or any Term Secured Party in respect of this Agreement.

Section 4. Cooperation With Respect To ABL Priority Collateral.

Exhibit K

4.1. Consent to License to Use Intellectual Property. The Term Collateral Agent (and any purchaser, assignee or transferee of assets as provided in Section 4.3) (a) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the ABL Collateral Agent of a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with the initiation of any enforcement of Liens by either the Term Collateral Agent (provided that the ABL Collateral Agent has received notice thereof) or the ABL Collateral Agent) any Patent, Trademark or proprietary information of such Grantor that is subject to a Lien held by the Term Collateral Agent (or any Patent, Trademark or proprietary information acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (b) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to the ABL Collateral Agent a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with (x) the initiation of any enforcement of Liens by either the Term Collateral Agent (provided that the ABL Collateral Agent has received notice thereof) or the ABL Collateral Agent or (y) the purchase, assignment or transfer, as the case may be) any Patent, Trademark or proprietary information that is subject to a Lien held by the Term Collateral Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case in connection with the enforcement of any Lien held by the ABL Collateral Agent upon any Inventory or other ABL Priority Collateral of any Grantor and to the extent the use of such Patent, Trademark or proprietary information is necessary or appropriate, in the good faith opinion of the ABL Collateral Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such inventory in any lawful manner.

4.2. Access to Information. If the Term Collateral Agent takes actual possession of any documentation of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Term Collateral Agent), then upon request of the ABL Collateral Agent and reasonable advance notice, the Term Collateral Agent will permit the ABL Collateral Agent or its representative to inspect and copy such documentation if and to the extent the ABL Collateral Agent certifies to the Term Collateral Agent that:

(a) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the ABL Collateral Agent, to the enforcement of the ABL Collateral Agent’s Liens upon any ABL Priority Collateral; and

(b) the ABL Collateral Agent and the ABL Secured Parties are entitled to receive and use such information under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

4.3. Access to Property to Process and Sell Inventory. (a) (i) If the ABL Collateral Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure), enforcement, collection or execution with respect to the ABL Priority Collateral (“ABL Priority Collateral Enforcement Actions”) or if the Term Collateral Agent commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the TL Priority Collateral and the Term Collateral Agent (or a purchaser at a foreclosure sale conducted in foreclosure of any Term Collateral Agent’s Liens) takes actual or constructive possession of TL Priority Collateral of any Grantor (“TL Priority Collateral Enforcement Actions”), then the Term Secured Parties and the Term Collateral Agent shall (subject to, in the case of any TL Priority Collateral Enforcement Action, a prior written request by the ABL Collateral Agent to the Term Collateral Agent (the “TL Priority Collateral Enforcement Action Notice”)) (x) cooperate with

Exhibit K

the ABL Collateral Agent (and with its officers, employees, representatives and agents) in its efforts to conduct ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the ABL Priority Collateral, (y) not hinder or restrict in any respect the ABL Collateral Agent from conducting ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral or from finishing any work-in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, and (z) permit the ABL Collateral Agent, its employees, agents, advisers and representatives, at the cost and expense of the ABL Secured Parties (but with the Grantors’ reimbursement and indemnity obligation with respect thereto, which shall not be limited), to enter upon and use the TL Priority Collateral (including, without limitation, equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and intellectual property), for a period commencing on (I) the date of the initial ABL Priority Collateral Enforcement Action or the date of delivery of the TL Priority Collateral Enforcement Action Notice, as the case may be, and (II) ending on the earlier of the date occurring 180 days thereafter and the date on which all ABL Priority Collateral (other than ABL Priority Collateral abandoned by the ABL Collateral Agent in writing) has been removed from the TL Priority Collateral (such period, the “ABL Priority Collateral Processing and Sale Period”), for purposes of:

(B) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods any ABL Priority Collateral consisting of work-in-process;

(C) selling any or all of the ABL Priority Collateral located in or on such TL Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise;

(D) removing and transporting any or all of the ABL Priority Collateral located in or on such TL Priority Collateral;

(E) otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral; and/or

(F) taking reasonable actions to protect, secure, and otherwise enforce the rights or remedies of the ABL Secured Parties and/or the ABL Collateral Agent (including with respect to any ABL Priority Collateral Enforcement Actions) in and to the ABL Priority Collateral;

provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Collateral Agent from selling, assigning or otherwise transferring any TL Priority Collateral prior to the expiration of such ABL Priority Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the ABL Collateral Agent and the ABL Secured Parties) to be bound by the provisions of this Section 4.3 and Section 4.1. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such ABL Priority Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order.

Exhibit K

(ii) During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Collateral Agent (or their respective employees, agents, advisers and representatives) of any TL Priority Collateral, the ABL Secured Parties and the ABL Collateral Agent shall be obligated to repair at their expense any physical damage to such TL Priority Collateral resulting from such occupancy, use or control, and to leave such TL Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Collateral Agent have any liability to the Term Secured Parties and/or to the Term Collateral Agent pursuant to this Section 4.3(a) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the TL Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Collateral Agent, as the case may be) of their rights under this Section 4.3(a) and the ABL Secured Parties shall have no duty or liability to maintain the TL Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the TL Priority Collateral that results from ordinary wear and tear resulting from the use of the TL Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 4.3(a). Without limiting the rights granted in this Section 4.3(a), the ABL Secured Parties and the ABL Collateral Agent shall cooperate with the Term Secured Parties and/or the Term Collateral Agent in connection with any efforts made by the Term Secured Parties and/or the Term Collateral Agent to sell the TL Priority Collateral.

(b) the Term Collateral Agent shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

(i) will be permitted, lawful and enforceable under applicable law and will be conducted in accordance with prudent manufacturing practices; and

(ii) will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Collateral Agent and the holders of the Term Obligations, at no cost to the Term Collateral Agent or such holders.

The Term Collateral Agent (x) shall provide reasonable cooperation to the ABL Collateral Agent in connection with the manufacture, production, completion, handling, removal and sale of any ABL Priority Collateral by the ABL Collateral Agent as provided above and (y) shall be entitled to receive, from the ABL Collateral Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the ABL Collateral Agent. The Term Collateral Agent and/or any such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any First Priority Lien held by the ABL Collateral Agent or to provide any support, assistance or cooperation to the ABL Collateral Agent in respect thereof.

4.4. Term Collateral Agent Assurances. The Term Collateral Agent may condition its performance of any obligation set forth in this Article 4 upon its prior receipt (without cost to it) of:

Exhibit K

(a) such assurances as it may reasonably request to confirm that the performance of such obligation and all activities of the ABL Collateral Agent or its officers, employees and agents in connection therewith or incidental thereto:

(i) will be permitted, lawful and enforceable under applicable law; and

(ii) will not impose upon the Term Collateral Agent (or any Term Secured Party) any legal duty, legal liability or risk of uninsured loss; and

(b) such indemnity or insurance as the Term Collateral Agent may reasonably request in connection therewith.

4.5. Grantor Consent. The Company and the other Grantors consent to the performance by the Term Collateral Agent of the obligations set forth in this Article 4 and acknowledge and agree that neither the Term Collateral Agent (nor any holder of Term Obligations) shall ever be accountable or liable for any action taken or omitted by the ABL Collateral Agent or any ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the ABL Collateral Agent or any ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the ABL Collateral Agent or its officers, employees, agents, successors or assigns.

Section 5. Application Of Proceeds.

5.1. Application of Proceeds in Distributions by the Term Collateral Agent.

(a) The Term Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any TL Priority Collateral and, after the Discharge of ABL Obligations, the proceeds of any collection, sale, foreclosure or other realization of any ABL Priority Collateral by Term Collateral Agent as expressly permitted hereunder, and, in each case the proceeds of any title insurance policy required under any Term Document or ABL Document, in the following order of application:

First, to the payment of all amounts payable under the Term Documents on account of the Term Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Term Collateral Agent or any co-trustee or agent of the Term Collateral Agent in connection with any Term Document;

Second, to the Term Administrative Agent for application to the payment of all outstanding Term Obligations that are then due and payable in such order as may be provided in the Term Documents in an amount sufficient to pay in full in cash all outstanding Term Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the Term Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge or cash collateralization (at 110% of the aggregate undrawn amount (as determined by the Term Administrative Agent)) of all outstanding letters of credit and bank guaranties, if any, constituting Term Obligations);

Exhibit K

Third, prior to the repayment in full of the Intermediate Holdco Credit Document Obligations (as defined in the Term Pledge Agreement), and to the extent the respective TL Priority Collateral constitutes collateral provided under the Term Pledge Agreement by Intermediate Holdco, to repay Intermediate Holdco Credit Document Obligations in accordance with the relevant provisions of the Term Security Documents;

Fourth, to the payment of all amounts payable under the ABL Documents on account of the ABL Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the ABL Collateral Agent or any co-trustee or agent of the ABL Collateral Agent in connection with any ABL Document;

Fifth, to the ABL Administrative Agent for application to the payment of all outstanding ABL Obligations that are then due and payable in such order as may be provided in the ABL Documents in an amount sufficient to pay in full in cash all outstanding ABL Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the ABL Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 110% of the aggregate undrawn amount) of all outstanding letters of credit and bank guaranties, if any, constituting ABL Obligations); and

Sixth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of proceeds pursuant to Section 5.1(a), except as otherwise directed by the Required Lenders under (and as defined in) the Term Documents, the Term Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(c) If the Term Collateral Agent or any Term Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the ABL Obligations in accordance with Section 5.2(a) below, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Term Secured Party will forthwith deliver the same to the ABL Collateral Agent, for the account of the holders of the ABL Obligations, to be applied in accordance with Section 5.2(a). Until so delivered, such proceeds will be held by that Term Secured Party for the benefit of the holders of the ABL Obligations.

5.2. Application of Proceeds in Distributions by the ABL Collateral Agent.

(a) The ABL Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any ABL Priority Collateral and, after the Discharge of ABL Obligations, the proceeds of any collection, sale, foreclosure or other realization of any TL Priority Collateral by the ABL Collateral Agent as expressly permitted hereunder, and the proceeds of any title insurance policy required under any Term Document or ABL Document permitted to be received by it, in the following order of application:

First, to the payment of all amounts payable under the ABL Documents on account of the ABL Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other

Exhibit K

liabilities of any kind incurred by the ABL Collateral Agent or any co-trustee or agent of the ABL Collateral Agent in connection with any ABL Document;

Second, to the ABL Administrative Agent for application to the payment of all outstanding ABL Obligations that are then due and payable in such order as may be provided in the ABL Documents in an amount sufficient to pay in full in cash all outstanding ABL Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the ABL Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge or cash collateralization (at 110% of the aggregate undrawn amount) of all outstanding letters of credit and bank guaranties, if any, constituting ABL Obligations);

Third, to the payment of all amounts payable under the Term Documents on account of the Term Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Term Collateral Agent or any co-trustee or agent of the Term Collateral Agent in connection with any Term Document;

Fourth, to the Term Administrative Agent for application to the payment of all outstanding Term Obligations that are then due and payable in such order as may be provided in the Term Documents in an amount sufficient to pay in full in cash all outstanding Term Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the Term Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge or cash collateralization (at 110% of the aggregate undrawn amount (as determined by the Term Administrative Agent)) of all outstanding letters of credit and bank guaranties, if any, constituting Term Obligations);

Fifth, prior to the repayment in full of the Intermediate Holdco Credit Document Obligations (as defined in the Term Pledge Agreement), and to the extent the respective ABL Priority Collateral constitutes collateral provided under the Term Pledge Agreement by Intermediate Holdco, to repay Intermediate Holdco Credit Document Obligations in accordance with the relevant provisions of the Term Security Documents; and

Sixth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the other applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of proceeds pursuant to Section 5.2(a), except as otherwise directed by the Required Lenders under (and as defined in) the ABL Documents, the ABL Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(c) If the ABL Collateral Agent or any ABL Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Term Obligations in accordance with Section 5.1 (a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such ABL Secured Party

Exhibit K

will forthwith deliver the same to the Term Collateral Agent, for the account of the holders of the Term Obligations, to be applied in accordance with Section 5.1(a). Until so delivered, such proceeds will be held by that ABL Secured Party for the benefit of the holders of the Term Obligations.

Section 6. Miscellaneous.

6.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Term Documents or the ABL Documents, the provisions of this Agreement shall govern and control. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Term Document or ABL Document.

6.2. Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by the parties hereto. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor in possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to the ABL Collateral Agent, the ABL Secured Parties and the ABL Obligations, upon the Discharge of ABL Obligations, subject to the rights of the ABL Secured Parties under Section 6.17 (Avoidance Issues); and

(ii) with respect to the Term Collateral Agent, the Term Secured Parties and the Term Obligations, upon the Discharge of Term Obligations, subject to the rights of the Term Secured Parties under Section 6.17 (Avoidance Issues).

6.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Term Collateral Agent or the ABL Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company or any other Grantor shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes any amendment to the Grantors’ ability to cause additional obligations to constitute Term Obligations or ABL Obligations as the Company and/or any other Grantor may designate).

6.4. Information Concerning Financial Condition of Holdings and its Subsidiaries. The Term Collateral Agent and the Term Secured Parties, on the one hand, and the ABL Collateral Agent and the ABL Secured Parties, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the Term Obligations or the ABL Obligations and (b) all other circumstances

Exhibit K

bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The Term Collateral Agent and Term Secured Parties shall have no duty to advise the ABL Collateral Agent or any ABL Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. The ABL Collateral Agent and ABL Secured Parties shall have no duty to advise the Term Collateral Agent or any Term Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Term Collateral Agent or any of the Term Secured Parties, on the one hand or the ABL Collateral Agent or any of the ABL Secured Parties, on the other hand, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party hereto, it or they shall be under no obligation (w) to make, and such informing arty shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

6.5. Submission to Jurisdiction; Waivers. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.6; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.5(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND

Exhibit K

THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.6. Notices. All notices to the ABL Secured Parties and the Term Secured Parties permitted or required under this Agreement shall also be sent to the ABL Collateral Agent and the Term Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

6.7. Further Assurances. The Term Collateral Agent, on behalf of itself and the Term Secured Parties, and the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, and each Grantor, agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as the Term Collateral Agent or the ABL Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. The parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the Term Collateral Agent or the ABL Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the TL Priority Collateral and the ABL Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Term Documents and the ABL Documents; and

(b) that the Term Security Documents and the ABL Security Documents creating Liens on the TL Priority Collateral and the ABL Priority Collateral shall be in all material respects the same forms of documents other than with respect to the First Priority and the Second Priority nature of the Liens created thereunder in such Collateral.

6.8. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

6.9. Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto, the Term Secured Parties, the ABL Secured Parties and their respective successors and assigns.

6.10. Specific Performance. Each of the Term Collateral Agent and the ABL Collateral Agent may demand specific performance of this Agreement. The Term Collateral Agent, on behalf of itself and the Term Secured Parties, and the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby irrevocably waives any defense based on the adequacy of a

Exhibit K

remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Term Collateral Agent or the ABL Collateral Agent, as the case may be.

6.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

6.13. Authorization; No Conflict. Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

6.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the Term Secured Parties, the ABL Secured Parties and each of their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

6.15. Provisions Solely to Define Relative Rights. (a) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Term Secured Parties on the one hand and the ABL Secured Parties on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Term Obligations and the ABL Obligations as and when the same shall become due and payable in accordance with their terms.

(b) Nothing in this Agreement shall relieve the Company or any Grantor from the performance of any term, covenant, condition or agreement on the Company’s or such Grantor’s part to be performed or observed under or in respect of any of the Collateral pledged by it or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on any Collateral Agent to perform or observe any such term, covenant, condition or agreement on the Company’s or such Grantor’s part to be so performed or observed or impose any liability on any Collateral Agent for any act or omission on the part of the Company’s or such any Grantor relative thereto or for any breach of any representation or warranty on the part of the Company or such Grantor contained in this Agreement or any ABL Document or any Term Document, or in respect of the Collateral pledged by it. The obligations of the Company and each Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of the Company’s or such Grantor’s other obligations hereunder.

Exhibit K

(c) Each of the Collateral Agents and the Administrative Agents acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, each of the Collateral Agents and the Administrative Agents will be entitled to manage and supervise their respective extensions of credit to Holdings or any of its Subsidiaries in accordance with law and their usual practices, modified from time to time as they deem appropriate.

6.16. Additional Grantors. Holdings and the Company will cause each Person that becomes a Grantor or is a Domestic Subsidiary required by any Term Document or ABL Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Holdings and the Company shall promptly provide each Collateral Agent with a copy of each Intercreditor Agreement Joinder executed and delivered pursuant to this Section 6.16.

6.17. Avoidance Issues. If any ABL Secured Party or Term Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a “Recovery”), then such ABL Secured Party or Term Secured Party, as applicable, shall be entitled to a reinstatement of ABL Obligations or Term Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.18. Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Credit Agreement and the Term Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the right of any ABL Secured Party to receive payment to the right of any Term Secured Party to receive payment or of any Term Secured Party to receive payment to the right of any ABL Secured Party to receive payment (whether before or after the occurrence of an Insolvency or Liquidation Proceeding), it being the intent of the parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

6.19. Foreign Collateral. For avoidance of doubt, it is understood and agreed that the Bermuda Term Borrower and various Foreign Subsidiaries of Holdings, the Company and/or the Bermuda Term Borrower have granted security interests in certain of their property, securing their Term Obligations, and that as of the date of this Agreement, no such security interests have been provided by the Bermuda Term Borrower or any other Foreign Subsidiary to secure any ABL Obligations. It is understood and agreed by all parties hereto that this Agreement does not apply to any security interests granted by the Bermuda Term Borrower or any other Foreign Subsidiary, and that any assets or property pledged by the Bermuda Term Borrower or any other Foreign Subsidiary to secure (or which are subject to a Lien to secure) any Term Obligations or ABL Obligations shall not be subject to the terms or provisions of this Agreement. Neither the Bermuda Term Borrower nor any Foreign Subsidiary shall constitute a Grantor hereunder or be bound by the provisions hereof.

6.20. Intermediate Holdco Indebtedness; Intermediate Holdco Collateral. (a) The parties hereto acknowledge and agree that, as contemplated by Sections 5.08 and 8.21 of the Term

Exhibit K

Credit Agreement, certain proceeds deposited on the Restatement Effective Date (as defined therein) with the Intermediate Holdco Paying Agent (as defined in the Term Credit Agreement) are intended to be applied to repay such Intermediate Holdco Indebtedness after the date hereof. The parties hereto agree to the Intermediate Holdco Paying Agent’s application of funds held by it for such purpose, and agree that the funds so deposited with the Intermediate Holdco Paying Agent on the Restatement Effective Date pursuant to Section 5.08 of the Term Loan Agreement shall constitute neither ABL Priority Collateral nor TL Priority Collateral for purposes of this Agreement (and shall not constitute security for the Term Obligations or ABL Obligations), unless an Event of Default of the type described in Section 10.05 of the Term Credit Agreement has occurred and is continuing.

(b) The security interest granted pursuant to the Term Pledge Agreement (including pursuant to Section 3.1 thereof) to the Pledgee (as defined therein) in the Intermediate Holdco Collateral (as defined therein) shall: (I) to the extent such Intermediate Holdco Collateral constitutes TL Priority Collateral, (x) in the case of the Intermediate Holdco Creditors, be a “second” priority senior security interest in the Intermediate Holdco Collateral fully junior, subordinated and subject to the “first” priority senior security interest granted to such Pledgee for the benefit of the Term Secured Creditors in the Intermediate Holdco Collateral on the terms and conditions set forth in the Term Security Documents and this Agreement and (y) be senior in priority to any security interest granted pursuant to the ABL Security Documents for the benefit of the ABL Secured Creditors, who shall, until the repayment in full of all obligations with respect to the Intermediate Holdco Indebtedness, have a “third” priority senior security interest in the Intermediate Holdco Collateral fully junior, subordinated and subject to the security interest granted to the Pledgee (as defined in the Term Pledge Agreement), for the benefit of the Intermediate Holdco Creditors, specified in preceding clause (I)(x); and (II) to the extent such Intermediate Holdco Collateral constitutes ABL Priority Collateral, in the case of the Intermediate Holdco Creditors, be a “third” priority senior security interest in the Intermediate Holdco Collateral fully junior, subordinated and subject to (x) the “first” priority senior security interest granted to such Pledgee for the benefit of the ABL Secured Creditors in the Intermediate Holdco Collateral on the terms and conditions set forth in the ABL Security Documents and this Agreement and (y) the “second” priority senior security interest granted to the Pledgee for the benefit of the Term Secured Creditors in the Intermediate Holdco Collateral on the terms and conditions set forth in the Term Security Documents and this Agreement.

6.21. Cash Collateral (Term Credit Agreement). The parties hereto acknowledge and agree that, all cash and Cash Equivalents (as defined in the Term Credit Agreement as in effect on the date hereof, after giving effect to the Restatement Effective Date as defined therein) actually delivered to the Term Administrative Agent or Term Collateral Agent pursuant to Sections 2B.07 and/or 4.02(a) of the Term Credit Agreement, but in each case only to the extent of the aggregate stated amounts and/or face amounts of letters of credit and bank guarantees (calculated in accordance with the Term Credit Agreement) exceed the sum of (x) the relevant commitments thereunder plus (y) any required cushion or over-collateralization thereof, then such cash and Cash Equivalents may be held as collateral as provided in the Term Credit Agreement and shall constitute TL Priority Collateral rather than ABL Priority Collateral.

6.22 Credit-Linked Deposits. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary contained herein, the Credit-Linked Deposits (as defined in the Term Credit Agreement) shall remain property of the respective Term Lenders as provided in the Term Credit Agreement and shall not constitute Collateral hereunder; provided, that, without limiting the foregoing, if, notwithstanding the foregoing, such Credit-Linked Deposits (or any portion thereof)

Exhibit K

are deemed to be Collateral (whether as a matter of applicable law or otherwise) then such Credit-Linked Deposits or the applicable portion thereof, as the case may be, shall be deemed to constitute TL Priority Collateral, rather than ABL Priority Collateral, for all purposes hereunder.

* * *

Exhibit K

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

Address:	DHM HOLDING COMPANY, INC.

By:
Name:
Title:

Address:	DOLE HOLDING COMPANY, LLC

By:
Name:
Title:

Address:	DOLE FOOD COMPANY, INC.

By:
Name:
Title:

Exhibit K

Address:	DEUTSCHE BANK AG NEW YORK BRANCH, as ABL Collateral Agent
60 Wall Street New York, NY 10005 Attention: Marguerite Sutton Telecopier: 212-797-4655

By:
Name:
Title:

By:
Name:
Title:

Exhibit K

Address:	DEUTSCHE BANK AG NEW YORK BRANCH, as Term Collateral Agent
60 Wall Street New York, NY 10005 Attention: Marguerite Sutton Telecopier: 212-797-4655

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

to Intercreditor Agreement

FORM OF

INTERCREDITOR AGREEMENT JOINDER

The undersigned,                                              , a                             , hereby agrees to become party as [a Grantor] [a ABL Collateral Agent] [a Term Collateral Agent] under the Intercreditor Agreement dated as of April 12, 2006 (the “Intercreditor Agreement”) among DHM HOLDING COMPANY, INC., a Delaware corporation, DOLE HOLDING COMPANY, LLC, a Delaware limited liability company , DOLE FOOD COMPANY, INC., a Delaware corporation (the “Company”), the other GRANTORS from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBAG”), as ABL Collateral Agent, and DBAG, as Term Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 6 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                                     , 20        .

[__________________________________________]

By:
Name:
Title:

EXHIBIT L

FORM OF SOLVENCY CERTIFICATE

To:	The Agents, the Collateral Agent and each
of the Lenders party to the Credit
Agreement referred to below:

I, the undersigned, the Chief Financial Officer of DHM Holding Company, Inc., a Delaware corporation (“Holdings”), in that capacity only and not in my individual capacity, do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof:

1. This Certificate is furnished to each of the Agents, the Collateral Agent and each of the Lenders pursuant to Section 6.16 of the Credit Agreement, dated as of April 12, 2006, among DHM Holding Company, Inc. (“Holdings”), Dole Holding Company, LLC, Dole Food Company, Inc. (the “Borrower”), various financial institutions from time to time party thereto (the “Lenders”) and Deutsche Bank AG New York Branch, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2. For purposes of this Certificate, I have made such inquiries of such other officers of Holdings and/or its Subsidiaries who have responsibility for financial and accounting matters as I have deemed appropriate for purposes of the opinion provided in Section 3.

3. Based on and subject to the foregoing, I hereby certify on behalf of Holdings that, after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), it is my opinion that (i) the fair value of the assets of the Borrower individually, the Borrower and its Subsidiaries taken as a whole, and Holdings and its Subsidiaries taken as a whole, as the case may be, exceed its or their respective debts; (ii) each of the Borrower individually, the Borrower and its Subsidiaries taken as a whole, and Holdings and its Subsidiaries taken as a whole, as the case may be, does not or do not have unreasonably small capital; and (iii) each of the Borrower individually, the Borrower and its Subsidiaries taken as a whole, and Holdings and its Subsidiaries taken as a whole, as the case may be, has not incurred debts beyond its or their ability to pay such debts as such debts mature. For purposes of this paragraph 3, “debts” has the meaning set forth in Section 8.09(a) of the Credit Agreement). For purposes of this paragraph 3 and the following paragraph 4, “New Financing” means the Indebtedness incurred or to be incurred by Holdings and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Commitments under the Credit Agreement) and all other financings contemplated by the Credit Documents, in each case after giving effect to the Transaction and the incurrence of all financings in connection therewith.

Exhibit L

4. Holdings and the Borrower do not intend, in consummating the transactions contemplated by the New Financing, to delay, hinder, or defraud either present or future creditors.

IN WITNESS WHEREOF, I have hereto set my hand this        day of April, 2006.

DHM HOLDING COMPANY, INC.

By:
Name:
Title: Chief Financial Officer

Exhibit L

By accepting this certificate, the Administrative Agent acknowledges, on behalf of the Lenders from time to time party to the Credit Agreement, that the foregoing certification is rendered solely in the executing party’s capacity as an officer of Holdings, and not in such person’s individual capacity, and agrees that no claim shall be asserted against the executing party in his personal capacity arising out of or in connection with the matters covered by this certificate.

ACKNOWLEDGED:

DEUTSCHE BANK AG NEW YORK BRANCH,

    as Administrative Agent on behalf of the Lenders

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT M

FORM OF BORROWING BASE CERTIFICATE

The undersigned hereby certifies that:

(1) I am the duly elected                  of Dole Food Company, Inc., a Delaware corporation (the “Company”).

(2) In accordance with subsection 9.01 (o) of that certain Credit Agreement dated as of April 12, 2006, as amended, restated, modified and/or supplemented to the date hereof (said Credit Agreement, as it may be amended, restated, modified and/or supplemented, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among DHM Holding Company, Inc., Dole Holding Company, LLC, the Company, the Lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as of                     , 200    , determined in accordance with the requirements of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of                      , 200    .

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

Annex 1 to

EXHIBIT M

ANNEX 1 TO

BORROWING BASE CERTIFICATE

Dole Food Company, Inc.

Borrowing Base as of

($millions)	Dole Packaged Foods, LLC	Dole Fresh Vegetables, Inc	Dole Fresh Fruit Company	Dole Fresh Flowers	Total
Total Accounts
Receivable
Ineligibles
Aged accounts receivable
Unapplied cash
AR-related accruals
Aged credits
Freight accrual
Backlogged credit
memos
Bankrupt obligors
Inter-company accounts
Non-trade AR
Other

Total ineligibles
Eligible receivables
Advance rate	85%	85%	85%	85%	85%

A/R Availability
Total Inventory
Ineligibles
Deferred crop costs
Packaging materials
Freight accrual
Capitalized variances
Unsupported in-transit
Locations <$100,000
Maintenance parts
LOCM reserve
Other

Annex 1

Total ineligibles
Eligible inventory
Advance rate	72%	57%	70%	70%	Various

Inventory Availability

Total Availability
Less: Reserves

Total Net Availability

EXHIBIT N

FORM OF INTERCOMPANY NOTE

[Date]

FOR VALUE RECEIVED, [NAME OF PAYOR], a [            ] [TYPE OF ENTITY] (the “Payor”), hereby promises to pay on demand to the order of [                    ] or its assigns (the “Payee”), in [lawful money of the United States of America] [Euros] [Sterling] in immediately available funds, at such location as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor or (y) any exercise of remedies (including any acceleration of loans or the termination of the commitments) pursuant to Section 10 of the Credit Agreement referred to below, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of April 12, 2006, among [DHM Holding Company, Inc. (“Holdings”)], [Dole Holding Company, LLC], [the Payor,] [the Payee,] [Dole Food Company, Inc.] the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, and Deutsche Bank Securities Inc., (as the same may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), and is subject to the terms thereof[, and shall, except to the extent constituting Excluded Collateral (as defined in the Credit Agreement), be pledged by the Payee pursuant to the relevant Security Document (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the pledgee or collateral agent under the relevant Security Document may exercise all rights with respect to this Note on the terms provided in such Security Document as in effect from time to time].1

The Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

This Note, and all of obligations of the Payor hereunder, shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Intercompany Subordination Agreement referred to in the Credit Agreement) as, and to the extent required by, the Intercompany Subordination Agreement.

[1]

Insert in each Intercompany Note in which the Payee is a Credit Party (as defined in the Credit Agreement), unless such Intercompany Note constitutes Excluded Collateral (as defined in the Credit Agreement).

Exhibit N

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NAME OF PAYOR]

By:
Name:
Title:

Pay to the order of

[NAME OF PAYEE]

By:
Name:
Title:

EXHIBIT P

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Section 9.01(e) of the Credit Agreement, dated as of April 12, 2006 (as amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among DHM Holding Company, Inc. (the “Company”), Dole Holding Company, LLC, Dole Food Company, Inc., the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1. I am the duly elected, qualified and acting Chief Financial Officer of the Company.

2. I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of the Company. The matters set forth herein are true to the best of my knowledge after diligent inquiry.

3. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). The Financial Statements have been prepared in accordance with the requirements of the Credit Agreement.

4. Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with Section 10.08 (as if a Compliance Period is then in effect) specified therein. All such computations are true and correct.

5. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

[6. On the date hereof, no Default, Event of Default, Borrowing Availability Limitation or Compliance Period has occurred and is continuing.]1

[1]	If any Default, Event of Default, Borrowing Availability Limitation or Compliance Period exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

Exhibit P

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company this             day of             .

DHM HOLDING COMPANY, INC.

By
Name: Title:

ANNEX 1 to

Compliance Certificate

CONSOLIDATED FINANCIAL STATEMENTS

ANNEX 2 to

Compliance Certificate

COMPLIANCE WORKSHEET

The calculations described herein is as of                          ,          (the “Computation Date”) and pertains to the period from                          ,          to                          ,          (the “Test Period”).

Part A. Fixed Charge Coverage Ratio

1.	Consolidated EBITDA for the twelve-month period ending on the Computation Date.	$
2.	Consolidated Fixed Charges (the sum of (i) Consolidated Interest Expense paid in cash; (ii) scheduled payments of principal on Consolidated Total Debt; (iii) Consolidated Capital Expenditures; and (iv) the portion of taxes based on income actually paid in cash (net of any cash refunds reached during such period and including any repatriation taxes) and provisions for cash income taxes for the four-Fiscal Quarter Period.	$

3.	Fixed Charge Coverage Ratio (Item 1: Item 2)		:

EXHIBIT Q

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees] [and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the][each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit and Swingline Loans) ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [any] Assignor.

[1. Assignor:

2. Assignee:	][2]

[1][3].Credit Agreement:	Credit Agreement, dated as of April 12, 2006, among DHM Holding Company, Inc. (“Holdings”), Dole Holding Company, LLC, Dole Food Company, Inc. (the “Borrower”), the lenders from

[1]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.
[2]

If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and the Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignee(s) should be listed in the table under bracketed item 2 below.

Exhibit Q

time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent.

4.	Assigned Interest:

Tranche Assigned	Aggregate Amount of Commitment/Loans under Relevant Tranche for all Lenders	Amount of Commitment/ Loans under Relevant Tranche Assigned
Revolving Loan Commitment/ Revolving Loans	$	$

Effective Date             ,             ,             .

Assignor [s] Information		Assignee [s] Information

Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][3]

[3]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

Exhibit Q

By:		By:
	Name:		Name:
	Title:		Title:

Exhibit Q

[Consented to and][4] Accepted: [DEUTSCHE BANK AG NEW YORK BRANCH], as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[DOLE FOOD COMPANY, INC.

By:
Name:
Title:][5]

[4]

Insert only if assignment is being made to an Eligible Transferee pursuant to Section 13.04(b)(y) of the Credit Agreement. Consent of the Administrative Agent shall not be unreasonably withheld or delayed.

[5]

Insert only if (i) no Event of Default or Default under Section 11.01 or 11.05 of the Credit Agreement is then in existence, (ii) the assignment is being made to an Eligible Transferee pursuant to [13.04(b)(y)] of the Credit Agreement and (iii) assignment is being made after the Syndication Date. Consent of the Borrower shall not be unreasonably withheld or delayed.

ANNEX I

TO

EXHIBIT Q

DOLE FOOD COMPANY, INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of [Holdings] [the Borrower], any of its Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by [Holdings] [the Borrower], any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it is (A) a Lender, (B) a parent company and/or an affiliate of [the] [each] Assignor which is at least 50% owned by [the] [each] Assignor or its parent company, (C) a fund that invests in bank loans and is managed by the same investment advisor as a Lender, by an affiliate of such investment advisor or by a Lender or (D) an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of [the] [its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the] [its] Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; (b) agrees that it will, independently and without reliance upon the Administrative Agent, [the] [each] Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of the Administrative Agent, and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in

Annex I

to Exhibit Q

accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the] [each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the] [each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) [the] [each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW).

*    *    *

EXHIBIT R

FORM OF INCREMENTAL COMMITMENT AGREEMENT

[Names(s) of Lenders(s)]

___________,_____

Dole Food Company, Inc.

____________________

____________________

____________________

re	Incremental Commitment

Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of April 12, 2006 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each an “Incremental Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “Incremental Commitment”). Each Incremental Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.14 thereof.

Each Incremental Lender acknowledges and agrees that the Incremental Commitments provided pursuant to this Agreement, in the aggregate amount for each Tranche of Incremental Commitments as set forth on Annex I hereto, shall constitute Revolving Loan Commitments (as set forth in said Annex I) under, and as defined in, the Credit Agreement. Each Incremental Lender further agrees that, with respect to the Incremental Commitments provided by it pursuant to this Agreement, such Incremental Lender shall receive an upfront fee equal to that amount set forth opposite its name on Annex I hereto.

Exhibit R

Each Incremental Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the Administrative Agent and the Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof and the payment of any fees (including, without limitation, the upfront fees payable pursuant to the immediately preceding paragraph) required in connection herewith, each Incremental Lender party hereto shall become a Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on             ,            . If you do not so accept this Agreement by such time, your Incremental Commitments set forth in this Agreement shall be deemed cancelled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

2

Exhibit R

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF LENDER]

By
Name:
Title:

Agreed and Accepted this day of , :

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

3

ANNEX I TO EXHIBIT R

Name of Lender Amount of Revolving Loan Commitment Upfront Fee

Total	_______________	_________

EXHIBIT S

FORM OF LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS

AGREEMENT

This LANDLORD PROPERTY COLLATERAL ACCESS AGREEMENT (this “Agreement”) is dated as of [                     , 20__] and entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent for the Lenders.

RECITALS:

WHEREAS, [NAME OF TENANT], a [                                    ] (the “Tenant”), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement (the “Lease”) more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, reference is made to that certain Credit Agreement, dated as of April __, 2006 (as it may be amended, restated, modified and/or supplemented, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc. (the “Borrower”), the Lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as Collateral Agent and Administrative Agent (together with its permitted successors in such capacity, “Collateral Agent”), pursuant to which Tenant has executed a security agreement, mortgages, deeds of trust, deeds to secure debt and assignments of rents and leases, and other collateral documents in relation to the Credit Agreement;

WHEREAS, Tenant’s repayment of the extensions of credit made by Lenders under the Credit Agreement will be secured, in part, by all Farm Products (as defined in the UCC as in effect on the date hereof in the State of New York), all Inventory of Tenant (including all Inventory of Tenant now or hereafter located on the Premises (the “Subject Inventory”)) and all Equipment (as defined in the UCC as in effect on the date hereof in the State of New York) used in Tenant’s business (including all Equipment of Tenant now or hereafter located on the Premises (the “Subject Equipment”; and, together with the Subject Inventory, the “Collateral”)); and

WHEREAS, Collateral Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby represents and warrants to, and covenants and agrees with, Collateral Agent as follows:

1. Landlord hereby (a) waives and releases unto Collateral Agent and its successors

Exhibit S

and assigns any and all rights granted by or under any present or future laws, pursuant to the Lease, common law or otherwise, to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Collateral Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises. Landlord acknowledges Collateral Agent has the right to and will file a UCC-1 Financing Statement against the Collateral.

2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Collateral Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to Collateral Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Collateral Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by Collateral Agent’s entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any physical damage to the Premises made by Collateral Agent in severing and/or removing the Collateral therefrom. Collateral Agent shall not be liable for any diminution of the value of the Premises caused by the absence of the Collateral actually removed or by the need to replace the Collateral after such removal.

4. Landlord agrees that it will not prevent Collateral Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the “Landlord’s Notice”) to Collateral Agent to that effect. Within the 120 day period after Collateral Agent receives the Landlord’s Notice, Collateral Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 120 day period, Landlord will not remove the Collateral from the Premises nor interfere with Collateral Agent’s actions in removing the Collateral from the Premises or Collateral Agent’s actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises.

Exhibit S

5. Landlord shall send to Collateral Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to Collateral Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord’s rights in, or possession of, the Premises.

6. Should Collateral Agent acquire Tenant’s interest in the Lease by reason of Collateral Agent’s exercise of its security interest in the stock of Tenant, or Tenant’s parent or affiliated company, or otherwise, Landlord prospectively consents thereto. Any subsequent assignment of the Lease by Collateral Agent shall release Collateral Agent from liability as Tenant under the Lease from and after the date of such assignment.

7. Collateral Agent may, without in any way affecting or limiting this Agreement, and without notice to Landlord, modify, supplement, restate (in whole or in part) or refinance the Credit Agreement.

8. In the event of a default by Tenant under the Lease, Landlord shall accept any curative acts undertaken by or at the instigation of Collateral Agent in accordance with the terms of this Agreement as if they had been undertaken by Tenant.

9. If Landlord shall elect to terminate the Lease by reason of any default of Tenant, Lender shall have the following rights (exercisable in Collateral Agent’s sole discretion):

(a) to nullify any notice of termination by curing such default prior to the effective date of termination; and

(b) to postpone and extend the specified date for such termination as fixed by Landlord in its notice of termination, for a period of not more than sixty (60) days, provided that Collateral Agent shall agree with Landlord (by giving a notice to that effect to Landlord) before the effective date of termination, to accomplish the following within the times hereinafter provided and shall, in fact, accomplish the following in a timely manner.

(i) cure or cause to be cured within thirty (30) days of such notice any then-existing monetary defaults of which Collateral Agent has knowledge;

(ii) pay or cause to be paid during such 60-day period any rent and other monetary obligations of Tenant under the Lease, as the same fall due;

(iii) promptly cure or cause to be cured any other defaults that Collateral Agent can cure and of which Lender has knowledge;

(iv) take steps to acquire or sell Tenant’s interest in the Lease provided that the time period for commencement of such steps shall be extended on day for each day that Collateral Agent is under any statutory or judicial restraint precluding the taking of such steps; and

(v) prosecute to completion with reasonable diligence the steps

Exhibit S

commenced pursuant to the preceding clause.

If, at the end of such 60-day period, as it may be extended as aforesaid, Collateral Agent shall be actively engaged in steps to acquire or sell Tenant’s interest in the Lease and is in compliance with the other conditions set forth in clauses (i) through (iii) above, the time for completion of such steps shall be further extended upon the same conditions for such period not to exceed thirty (30) days as shall be reasonably necessary to complete such steps with reasonable diligence. If Tenant’s interest is acquired or sold by foreclosure of the Mortgage or otherwise during such 60-day period, as it may be extended as aforesaid, the intended termination of the Lease by Landlord under the aforesaid notice will be automatically nullified, and the Lease will continue as if said notice of termination had never been given.

10. If Tenant fails to exercise an option, if any, to extend the term of the Lease within time period set forth therein for such exercise, then such extension option shall not expire until: (a) Landlord has given Collateral Agent written notice of such failure to exercise; and (b) Collateral Agent has failed for a period of fifteen (15) days following its receipt of such notice to exercise the extension option. Landlord agrees to accept the exercise of an extension option by Collateral Agent within such period.

11. If the Lease, without the consent of Collateral Agent, is terminated for any reason before the end of its stated term, as such stated term may be extended, then Landlord shall, upon written request from Lender made within forty five (45) days after such termination, enter into a new lease of the Premises with Collateral Agent. The new lease shall be on the same terms and conditions as the Lease (including without limitation any rights or options to extend the terms of the lease or acquire the Premises) and shall have the same priority as the Lease. Landlord’s obligation to enter into such a new lease shall be conditioned upon the following: (a) Collateral Agent shall have cured all monetary defaults and commenced, and diligently prosecuted, the cure for all reasonably curable non-monetary defaults; and (b) Collateral Agent shall reimburse Landlord for all reasonable costs and expenses incurred in entering into such new lease.

12. The cancellation, surrender or amendment of the Lease by Tenant shall not be effective as against Lender without the written consent of Collateral Agent.

13. Within fifteen (15) days after written request therefore from Lender, Landlord shall deliver to Lender (and any other party identified by Lender) an estoppel certificate signed by Landlord in form reasonably designated by Collateral Agent that certifies as to: (a) the rent payable under the Lease; (b) the term of the Lease and the rights of Tenant, if any, to extend the Term of the Lease; (c) the nature of any defaults by Tenant alleged by Landlord; and (d) any other matters reasonably requested by Collateral Agent.

14. This Agreement may not be changed or terminated orally and is binding upon, and inures to the benefit of, the parties hereto and each of their respective successors and assigns. Landlord will disclose the terms and provisions of this Agreement to any purchaser or successor to Landlord’s interest in the Premises.

15. All notices to Collateral Agent under this Agreement shall be in writing and sent

Exhibit S

to Collateral Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

16. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent’s written certification that all amounts advanced under the Credit Agreement have been paid in full.

17. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

[Remainder of page intentionally left blank]

Exhibit S

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By:
Name:
Title:

[Address]

[CREDIT PARTY]

By:
Name:
Title:

Exhibit S

By its acceptance hereof, as of the day and year first set forth above, Collateral Agent agrees to be bound by the provisions hereof.

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name: Title:

By:
Name: Title:

Exhibit A to
Exhibit S

EXHIBIT A TO

LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

Legal Description of Premises:

[Landlord to provide]

Exhibit B to
Exhibit S

EXHIBIT B TO

LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

Description of Lease: